                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-53012

Information contained in this prospectus supplememt and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the final prospectus supplement and prospectus are delivered. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED AUGUST 6, 2001
       PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 5, 2001

                                 $1,039,867,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    Depositor

                             COLUMN FINANCIAL, INC.

                                       and

                         PNC BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                            -----------------------

     The trust fund will issue twenty-three classes of certificates, seven of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly commencing in September, 2001. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in Credit Suisse First Boston Mortgage Securities Corp. or any of its affiliates.

     The underwriters have agreed to purchase the offered certificates from the depositor at a price of % of the initial principal balance of the offered certificates plus accrued interest from August 1, 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT.

                          INITIAL                                             RATED FINAL
                        CERTIFICATE      INITIAL PASS-     ASSUMED FINAL     DISTRIBUTION       EXPECTED RATING
       CLASS              BALANCE        THROUGH RATE    DISTRIBUTION DATE       DATE              S&P/FITCH
       -----            ------------     ------------    -----------------   ------------       ---------------
Class A-1.........     $ 102,000,000           %           December 2007     December 2035          AAA/AAA
Class A-2.........     $  86,900,000           %           December 2007     December 2035          AAA/AAA
Class A-3.........     $ 110,000,000           %           October 2010      December 2035          AAA/AAA
Class A-4.........     $ 611,353,000           %             May 2011        December 2035          AAA/AAA
Class B...........     $  61,862,000           %             June 2011       December 2035           AA/AA
Class C...........     $  45,660,000           %             July 2011       December 2035            A/A
Class D...........     $  22,092,000           %             July 2011       December 2035           A-/A-

     Delivery of the offered certificates, in book-entry form only, will be made on or about August , 2001.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston Corporation will act as lead and book running manager. PNC Capital Markets, Inc., Lehman Brothers Inc. and Salomon Smith Barney, Inc., will act as co-managers.

CREDIT SUISSE FIRST BOSTON CORPORATION

                  PNC CAPITAL MARKETS

                                    LEHMAN BROTHERS

                                                     SALOMON SMITH BARNEY

            The date of this prospectus supplement is August , 2001.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
              ----------------------------------------------------
         Commercial Mortgage Pass-Through Certificates, Series 2001-CP4


IDAHO              KANSAS              MISSOURI              MINNESOTA
1 property         9 properties        6 properties          1 property
$3,148,263         $31,251,955         $48,818,634           $4,515,772
0.3% of total      2.7% of total       4.1% of total         0.4% of total


ILLINOIS           WISCONSIN           MICHIGAN              INDIANA
3 properties       1 property          5 properties          1 property
$33,416,768        $1,795,095          $57,054,868           $2,433,501
2.8% of total      0.2% of total       4.8% of total         0.2% of total


OHIO               PENNSYLVANIA        NEW HAMPSHIRE         MASSACHUSETTS
2 properties       2 properties        1 property            2 properties
$5,577,072         $24,057,715         $2,454,690            $1,320,428
0.5% of total      2.0% of total       0.2% of total         0.1% of total


CONNECTICUT        NEW YORK            NEW JERSEY            DELAWARE
2 properties       9 properties        5 properties          2 properties
$18,596,933        $91,289,469         $35,623,591           $5,761,455
1.6% of total      7.7% of total       3.0% of total         0.5% of total


MARYLAND           NORTH CAROLINA      VIRGINIA              GEORGIA
5 properties       5 properties        2 properties          5 properties
$45,625,539        $45,371,781         $11,641,294           $23,519,374
3.9% of total      3.9% of total       1.0% of total         2.0% of total


SOUTH CAROLINA     FLORIDA             KENTUCKY              TENNESSEE
1 property         14 properties       1 property            1 property
$15,749,027        $126,266,852        $7,120,518            $2,894,762
1.3% of total      10.7% of total      0.6% of total         0.2% of total


MISSISSIPPI        TEXAS               OKLAHOMA              COLORADO
1 property         19 properties       2 properties          1 property
$9,456,681         $135,977,662        $14,085,918           $4,394,791
0.8% of total      11.5% of total      1.2% of total         0.4% of total


ARIZONA            NEVADA              SOUTHERN CALIFORNIA   NORTHERN CALIFORNIA
3 properties       3 properties        18 properties         2 properties
$6,558,372         $33,736,624         $195,933,786          $94,827,990
0.6% of total      2.9% of total       16.6% of total        8.0% of total


OREGON             WASHINGTON
2 properties       2 properties
$27,780,879        $10,263,292
2.4% of total      0.9% of total



                  [PIE CHART]


LESS THAN 1%                         RETAIL 18.4%
Mixed Use 0.5%
Manufactured Housing 0.4%            MULTIFAMILY 30.9%
Self Storage 0.1%
                                     OFFICE 44.8%
INDUSTRIAL 1.2%

HOTEL 3.6%



   (Less than)1.00% of Cut-Off Date Allocated Loan Amount [   ]

       1.00 - 5.99% of Cut-Off Date Allocated Loan Amount [   ]

       6.00 - 9.99% of Cut-Off Date Allocated Loan Amount [   ]

(Greater than)9.99% of Cut-Off Date Allocated Loan Amount [   ]

                                TABLE OF CONTENTS

                              Prospectus Supplement


SUMMARY OF PROSPECTUS SUPPLEMENT..............................................1
RISK FACTORS.................................................................16
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT......................   38
FORWARD-LOOKING STATEMENTS...................................................38
DESCRIPTION OF THE MORTGAGE LOANS............................................38
     General.................................................................38
     Security for the Mortgage Loans.........................................40
     The Mortgage Loan Sellers...............................................40
     Originator Underwriting Standards.......................................41
     Column Underwriting Standards...........................................41
     PNC Underwriting Standards..............................................44
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS................................45
     Multiple Note Loans.....................................................45
     The Landmark Pooled and Non-Pooled Portions.............................45
     Significant Mortgage Loans..............................................48
         Landmark Loan.......................................................49
         Crystal Pavilion/Petry Building Loan................................52
         Parfinco Loan.......................................................55
         Port Charlotte Mall Loan............................................57
         The Belcrest Realty GT7 Portfolio Loan..............................59
         The Glendale Fashion Center Loan....................................61
         Somerset Loans......................................................63
         The SBC Communications Building Loan................................65
         Northeast Corporate Center and Plaza................................67
         Golf Terrace Phases I & II Loan.....................................69
     Certain Terms and Conditions of the Mortgage Loans .....................71
     Additional Mortgage Loan Information....................................79
     Changes in Mortgage Loan Characteristics................................84
DESCRIPTION OF THE OFFERED CERTIFICATES......................................85
     General.................................................................85
     Book-Entry Registration and Definitive Certificates ....................86
     Distributions...........................................................89
     Assumed Final Distribution Date; Rated Final Distribution Date .........96
     Subordination; Allocation of Collateral Support Deficits ...............97
PREPAYMENT AND YIELD CONSIDERATIONS..........................................98
     Yield...................................................................98
     Modeling Assumptions...................................................100
     Rated Final Distribution Date..........................................101
     Weighted Average Life of Offered Certificates..........................101
THE POOLING AND SERVICING AGREEMENT.........................................103
     General................................................................103
     Assignment of the Mortgage Loans.......................................103
     Representations and Warranties; Repurchase.............................104
     Servicing of the Mortgage Loans; Collection of Payments ...............107
     Advances...............................................................107
     Appraisal Reductions...................................................109
     Accounts...............................................................111
     Withdrawals from the Collection Account........ .......................112
     Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses .........114
     Inspections; Collection of Operating Information ......................115
     Insurance Policies.....................................................115
     Evidence as to Compliance..............................................116
     Certain Matters Regarding the Depositor, the Trustee, the Servicer
       and the Special Servicer ............................................117
     Events of Default......................................................118
     Rights Upon Event of Default...........................................119
     Amendment..............................................................119
     Voting Rights..........................................................121
     Realization Upon Mortgage Loans........................................121
     Modifications..........................................................126
     Optional Termination...................................................127
     The Trustee............................................................128
     Trustee Fee and Payment of Expenses....................................128
     Duties of the Trustee..................................................128
     The Servicer...........................................................128
     Servicing Compensation and Payment of Expenses ........................129
     The Special Servicer....................... ...........................131
     The Servicer and the Special Servicer Permitted to Buy Certificates ...132
     Reports to Certificateholders; Available Information .............. ...132
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED
   IN CALIFORNIA, TEXAS, FLORIDA AND NEW YORK ..............................135
     California.............................................................135
     Texas..................................................................136
     Florida................................................................136
     New York...............................................................136
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................136

ERISA CONSIDERATIONS........................................................138
     Senior Certificates....................................................138
LEGAL INVESTMENT............................................................140
USE OF PROCEEDS.............................................................140
UNDERWRITING................................................................140
LEGAL MATTERS...............................................................141
RATING......................................................................142
GLOSSARY....................................................................143


                        Exhibits to Prospectus Supplement

Exhibit A-1.......Characteristics of the Underlying Mortgage Loans and the Related Mortgaged Properties
Exhibit A-2.......Mortgage Pool Information
Exhibit B.........Form of Trustee Report
Exhibit C.........Form of Servicer Reports
Exhibit D.........Global Clearance, Settlement and Tax Documentation Procedures

                                   Prospectus



IMPORTANT NOTICE ABOUT THE
   INFORMATION PRESENTED IN THIS
   PROSPECTUS ....................................3
AVAILABLE INFORMATION; INCORPORATION
   BY REFERENCE. .................................3
SUMMARY OF PROSPECTUS.............................4
RISK FACTORS.....................................11
CAPITALIZED TERMS USED IN THIS
   PROSPECTUS....................................27
CREDIT SUISSE FIRST BOSTON MORTGAGE
   SECURITIES CORP. .............................27
USE OF PROCEEDS..................................28
DESCRIPTION OF THE TRUST ASSETS..................28
YIELD AND MATURITY CONSIDERATIONS................51
DESCRIPTION OF THE CERTIFICATES..................56
DESCRIPTION OF THE GOVERNING
   DOCUMENTS.....................................65
DESCRIPTION OF CREDIT SUPPORT....................74
LEGAL ASPECTS OF MORTGAGE LOANS..................76
FEDERAL INCOME TAX CONSEQUENCES..................87
STATE AND OTHER TAX CONSEQUENCES................119
ERISA CONSIDERATIONS............................119
LEGAL INVESTMENT................................122
PLAN OF DISTRIBUTION............................124
LEGAL MATTERS...................................125
FINANCIAL INFORMATION...........................125
RATING..........................................125
GLOSSARY........................................127

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                             ----------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL NOVEMBER , 2001 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO A DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail-


o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

o this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates. You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

     This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

     The photographs of the mortgaged properties included in this prospectus supplement are not representative of all the mortgaged properties or of any particular type of mortgaged property.

     This prospectus supplement begins with several introductory sections describing the Series 2001-CP4 certificates and the trust fund in abbreviated form:

     Executive Summary, commencing on page v of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Prospectus Supplement, commencing on page S-1 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2001-CP4 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-16 of this prospectus supplement, which describes risks that apply to the Series 2001-CP4 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust fund generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Glossary" beginning on page 127 in the prospectus.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Credit Suisse First Boston Mortgage Securities Corp.

     The principal executive office of the depositor is Eleven Madison Avenue, New York, New York 10010.

                                EXECUTIVE SUMMARY

                                        APPROXIMATE
                           INITIAL         % OF
                          CERTIFICATE    AGGREGATE                               INITIAL
              EXPECTED    BALANCE OR      INITIAL   APPROXIMATE  PASS-THROUGH     PASS-
             RATINGS(A)    NOTIONAL     CERTIFICATE   CREDIT        RATE         THROUGH
  CLASS      S&P/FITCH    BALANCE(B)(C) (BALANCE(D)  SUPPORT(D)  DESCRIPTION (E)   RATE
----------- -----------  -------------  -----------  ----------  --------------- --------
A-1           AAA/AAA     $102,000,000     8.66%        22.75%                       %
A-2           AAA/AAA     $86,900,000      7.37%        22.75%                       %
A-3           AAA/AAA     $110,000,000     9.34%        22.75%                       %
A-4           AAA/AAA     $611,353,000    51.88%        22.75%                       %
B             AA/AA       $61,862,000      5.25%        17.50%                       %
C             A/A         $45,660,000      3.88%        13.63%                       %
D             A-/A-       $22,092,000      1.87%        11.75%                       %
Private Certificates(i)

A-X (j)       AAA/AAA     $1,178,321,350  100.00%         NA      Variable I/O       %
A-CP(k)       AAA/AAA     $666,858,000    56.59%          NA      Variable I/O       %
E             BBB+/BBB+   $16,202,000      1.38%        10.38%                       %
F             BBB/BBB     $16,202,000      1.38%         9.00%                       %
G             BBB-/BBB-   $11,784,000      1.00%         8.00%                       %
H             BB+/BB+     $22,094,000      1.88%         6.13%                       %
J             BB/BB       $19,147,000      1.62%         4.50%                       %
K             BB-/BB-     $10,311,000      0.88%         3.63%                       %
L             B+/B+       $8,837,000       0.75%         2.88%                       %
M             B/B         $7,365,000       0.63%         2.25%                       %
N             B-/B-       $5,891,000       0.50%         1.75%                       %
O             NR/NR       $20,621,350      1.75%         0.00%                       %
LM(l)         NR/NR       $33,071,665(m)    NA             NA          NMPT          %



              ASSUMED
              WEIGHTED                   ASSUMED            RATED
              AVERAGE       ASSUMED        FINAL            FINAL
               LIFE        PRINCIPAL    DISTRIBUTION    DISTRIBUTION
  CLASS       (YEARS)(F)    WINDOW         DATE(G)         DATE(H)
---------     -----------   --------    -----------    --------------
A-1               3.7       09/01-12/07  December 2007   December 2035
A-2               6.3       12/07-12-07  December 2007   December 2035
A-3               7.5       12/07-10/10  October 2010    December 2035
A-4               9.6       10/10-05/11    May 2011      December 2035
B                 9.8       05/11-06/11    June 2011     December 2035
C                 9.9       06/11-07/11    July 2011     December 2035
D                 9.9       07/11-07/11    July 2011     December 2035
Private Certificates(i)

A-X (j)           N/A         N/A            N/A              N/A
A-CP(k)           N/A         N/A            N/A              N/A
E                 N/A         N/A            N/A              N/A
F                 N/A         N/A            N/A              N/A
G                 N/A         N/A            N/A              N/A
H                 N/A         N/A            N/A              N/A
J                 N/A         N/A            N/A              N/A
K                 N/A         N/A            N/A              N/A
L                 N/A         N/A            N/A              N/A
M                 N/A         N/A            N/A              N/A
N                 N/A         N/A            N/A              N/A
O                 N/A         N/A            N/A              N/A
LM(l)             N/A         N/A            N/A              N/A


---------------------------------------

(a) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and/or Fitch, Inc., respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(b) The total initial principal balance or notional amount of any class shown in the foregoing table may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

(c) All of the classes shown in the foregoing table, except the A-X and A-CP classes, have principal balances. Solely for the calculation of interest:

     1. the Class A-X certificates will have a notional balance equal to the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time;

     2. prior to the Distribution Date occurring in September 2007, the Class A-CP certificates will have a total notional balance equal to the sum of--

          (a) the lesser of $504,840,000 and the total principal balance of the Class A-4 certificates outstanding from time to time; and

          (b) the total principal balance of the Class B, C, D, E and F certificates outstanding from time to time.

               After the Distribution Date occurring in September 2007, the notional balance for the Class A-CP certificates will be zero.

(d) Based on initial certificate balances (excluding the class LM participation certificates).

(e) Each class identified in the foregoing table as having a "Fixed" pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class, except that the Class __, Class __ and Class __ Certificates will have pass-through rates which are the lesser of a fixed rate and the weighted average net mortgage rate. Each class identified in the foregoing table as having a "WAC" pass-through rate has a variable rate equal to the weighted average net mortgage rate.

(f) This is the average amount of time in years between the assumed settlement date of August , 2001 and the payment of each dollar of principal. The Class A-X and Class A-CP certificates do not have a principal balance and do not receive principal distributions; the weighted average life of each of these classes is based on its respective notional amount, which will decrease as the principal balances of the other classes (other than the Class LM participation certificates) in the case of the Class A-X Certificates and the Class A-4, B, C, D, E and F Certificates in the case of the Class A-CP Certificates.

(g) This date was calculated assuming, among other things, that there are no voluntary or involuntary prepayments, except that all of the ARD Loans are assumed to repay on their assumed repayment dates. There may be some voluntary and/or involuntary prepayments.

(h) This date was set at the distribution date in the first month following two years after the latest maturity date of any mortgage loan which is not a balloon loan or, for any balloon loan, the date upon which it would be deemed to mature in accordance with its original amortization schedule absent its balloon payment.

(i)  Not offered hereby.

(j) The pass-through rate for the Class A-X certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which the Class A-X certificates accrue interest on the respective components of their total notional amount. Those interest strip rates, which are referred to in this prospectus supplement as Class A-X strip rates, are as follows:

     1. for purposes of accruing interest on those components of the related total notional amount consisting of the respective total principal balances of the Class A-1, A-2, A-3, G, H, J, K, L, M, N and O certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over the particular pass-through rate for the corresponding class of principal and interest certificates;

     2. for purposes of accruing interest during the period from and including the August 2001 interest accrual period through and including the interest accrual period preceding the distribution date occurring in September 2007 on those components of the related total notional amount consisting of the respective total principal balances of the Class B, C, D, E and F certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over 7.35% per annum;

     3. for purposes of accruing interest during the period after the interest accrual period preceding the distribution date occurring in September 2007 on those components of the related total notional amount consisting of the respective total principal balances of the Class B, C, D, E and F certificates, the applicable Class A-X strip rate for each such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over the particular pass-through rate for the corresponding class of regular certificates;

     4. for purposes of accruing interest during the period from and including the August 2001 interest accrual period through and including the interest accrual period preceding the distribution date occurring in September 2007 on the component of the related total notional amount consisting of an amount equal to the lesser of $504,840,000 and the total principal balance of the Class A-4 certificates, the applicable Class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans over 7.35% per annum;

     5. for purposes of accruing interest during the period from and including the August 2001 interest accrual period through and including the interest accrual period preceding the distribution date occurring in September 2007 on the component of the related total notional amount consisting of an amount equal to the excess, if any, of the total principal balance of the Class A-4 certificates over $504,840,000, the applicable Class A-X strip rate for that component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the Class A-4 certificates; and

     6. for purposes of accruing interest during the period after the interest accrual period preceding the distribution date occurring in September 2007 on the component of the related total notional amount consisting of the total principal balance of the Class A-4 certificates, the applicable Class A-X strip rate for such component will equal the excess, if any, of a weighted average coupon derived from net interest rates on the underlying mortgage loans, over the pass-through rate for the Class A-4 certificates.

(k) The pass-through rate for the Class A-CP certificates will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective components of their total notional balance. Those interest strip rates, which are referred to in this prospectus supplement as Class A-CP strip rates, are, for purposes of accruing interest during the period from and including the August 2001 interest accrual period through and including the interest accrual period preceding the distribution date occurring in September 2007, as follows:

     1. for purposes of accruing interest on those components of the total notional amount of the Class A-CP certificates consisting of the total principal balances of the Class B, C, D, E and F certificates, the applicable Class A-CP strip rate for each such component will equal the excess, if any, of--

          (A) the lesser of (i) 7.35% per annum and (ii) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (B) the particular pass-through rate for the corresponding class of principal and interest certificates; and
                                      -vi-

     2. for purposes of accruing interest on the component of the total notional amount of the Class A-CP certificates consisting of an amount equal to the lesser of $504,840,000 and the total principal balance of the Class A-4 certificates, the applicable Class A-CP strip rate for that component will equal the excess, if any, of--

         (A) the lesser of (i) 7.35% per annum and (ii) a weighted average coupon derived from net interest rates on the underlying mortgage, over

         (B) the pass-through rate for the Class A-4 certificates.

     The last interest accrual period for the Class A-CP certificates is the interest accrual period preceding the distribution date in September 2007, and the notional balance of the Class A-CP certificates will be zero following the distribution date related to such Interest Accrual Period.

(l) References to certificates, classes of certificates or certificateholders in this prospectus supplement include the Class LM participation certificates and the holders thereof, except as provided herein.

(m) The pass-through rate for the class LM participation certificates will be the net mortgage pass-through rate of the Landmark non-pooled portion.

The Class V, Class R and Class LR certificates are not represented in this table.

                         MORTGAGE LOAN EXECUTIVE SUMMARY

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)(1)

Initial pool balance(2)........................................................................        $1,178,321,351
Number of mortgage loans.......................................................................                   130
Mortgage Loan Seller
    Column Financial, Inc......................................................................                 71.0%
    PNC Bank, National Association.............................................................                 29.0%
Number of mortgaged properties.................................................................                   139
Average mortgage loan principal balance........................................................            $9,064,010
Highest mortgage loan principal balance........................................................           $91,600,000
Lowest mortgage loan principal balance.........................................................              $486,222
Weighted average mortgage rate.................................................................               7.6376%
Range of mortgage rates........................................................................       6.4200%-9.3100%
Weighted average remaining term to the earlier of maturity or anticipated repayment date (months)                 112
Range of remaining terms to the earlier of maturity or anticipated repayment date (months).....                26-238
Weighted average remaining amortization term (months)..........................................                   347
Range of remaining amortization terms (months).................................................               130-360
Weighted average debt service coverage ratio...................................................                 1.43x
Range of debt service coverage ratios..........................................................           1.20x-3.08x
Weighted average loan-to-value ratio...........................................................                 70.3%
Range of loan-to-value ratios..................................................................           28.2%-85.0%
Weighted average loan-to-value ratio at the earlier of anticipated repayment date or maturity(3)                62.0%
Percentage of initial pool balance made up of:
    Anticipated repayment date loans...........................................................                 36.5%
    Fully amortizing loans (other than anticipated repayment date loans).......................                  1.1%
    Balloon loans..............................................................................                 62.4%
Percentage of initial pool balance made up of:
    Multi-property loans.......................................................................                 12.8%
    Crossed loans..............................................................................                  2.6%

---------------------------------------

(1) The Landmark mortgage loan will be deemed to consist of two portions: the Landmark pooled portion and the Landmark non-pooled portion. The initial pool balance and mortgage pool includes only the Landmark pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the Landmark pooled portion but excluding the Landmark non-pooled portion).

(2)  The aggregate balance may be changed by up to 5%.

(3) Excluding fully amortizing loans other than anticipated repayment date loans.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

o To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

o Unless otherwise stated, all percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance.

o References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount of the related mortgage loan allocated to each individual property.

o All numerical information concerning the mortgage loans is provided on an approximate basis.

                                   THE PARTIES

DEPOSITOR      Credit Suisse First Boston Mortgage Securities Corp., a
               Delaware corporation and an affiliate of certain of the originators, one of the mortgage loan sellers and of one of the underwriters.

SERVICER Midland Loan Services, Inc., a Delaware corporation, will act as servicer of the mortgage loans. The servicer's principal offices are located at 210 West 10th Street, 6th Floor, Kansas City, MO 64108. As of June 30, 2001, Midland Loan Services, Inc. had a total commercial and multifamily mortgage loan servicing portfolio of approximately $62.2 billion. See "The Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

               Notwithstanding the foregoing, the mortgage loan secured by the mortgaged properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building, which mortgage loan represents 4.9% of the initial pool balance, consists of two of four pari passu notes secured by those properties. A co-lender agreement governs the relationship of the holders of those four notes and designates the holder of one of those four notes, but not the one to be included in the trust fund, as the lead lender. That lead lender is responsible for the servicing and administration of all four pari passu notes secured by the mortgaged properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building. The lead lender's loan has already been securitized. The trustee for that other securitization is the lead lender. The servicer for that other securitization is CapMark Services, L.P. The special servicer for that other securitization is Lennar Partners, Inc. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

               References in this prospectus supplement to the servicer will mean the master servicer under the series 2001-CP4 pooling and servicing agreement unless the context clearly indicates otherwise.

SPECIAL SERVICER  Lennar Partners, Inc. will act as the special servicer with respect to the mortgage loans. The special servicer will be responsible for servicing and administering:

                  o mortgage loans that, in general, are in default or as to which default is imminent; and

                  o any real estate acquired by the trust fund upon foreclosure of a related mortgage loan.

TRUSTEE Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee's address is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

MORTGAGE LOAN
  SELLERS Column Financial, Inc., a Delaware corporation, and PNC Bank, National Association, a national banking association and its affiliates. Column Financial, Inc. will sell to the depositor 73 mortgage loans, collectively representing 71% of the initial pool balance. Column Financial, Inc.'s address is 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326. The mortgage loans sold to the depositor by Column Financial, Inc. were originated or acquired by Column Financial, Inc. or one of its affiliates.

                  PNC Bank, National Association and its affiliates will sell 57 mortgage loans, collectively representing 29% of the initial pool balance. PNC Bank, National Association's corporate headquarters are located at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222. The mortgage loans sold by PNC Bank and its affiliates were originated by PNC Bank, National Association or one of its affiliates. Representations and warranties covering a portion of the Mortgage Loans sold by PNC Bank, National Association (collectively representing 9.3% of the initial pool balance) will be made by Midland Loan Services, Inc.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE      The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in August 2001.
                  All payments and collections received on each of the underlying mortgage loans after its due date in August 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund.
                  The respective due dates for the underlying mortgage loans in August 2001 are individually and collectively considered the cut-off date for the trust fund.

CLOSING DATE      On or about August    , 2001.

DUE DATES           The dates on which monthly installments of principal and
                    interest are due on the mortgage loans are the following:

                    NUMBER OF MORTGAGE LOANS      % OF INITIAL POOL BALANCE    DUE DATE
                    ------------------------      -------------------------    --------
                             59                           34.8%                   1st
                             71                           65.2                   11th
                    ------------------------      -------------------------
                            130                          100.0%
                    ------------------------      -------------------------

DETERMINATION DATE  The close of business on the 11th day of the month in which the distribution date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.


DISTRIBUTION DATE   The later of the 15th calendar day of the month and the 4th business day following the determination date in each month, commencing on September 17, 2001. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the states where the collection account, distribution account, trustee, servicer or special servicer are located are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE         The close of business on the last business day of the
                    month immediately preceding the month in which the distribution date occurs.

INTEREST ACCRUAL
  PERIOD The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Each interest accrual period is deemed to consist of 30 days.

ASSUMED FINAL
 DISTRIBUTION DATE  For each class of certificates, the date set forth on the cover page.

RATED FINAL
  DISTRIBUTION DATE The distribution date occurring in December 2035.

DUE PERIOD          The period beginning on the day following the determination date in the month immediately preceding the month in which the distribution date occurs and ending at the close of business on the determination date of the month in which the distribution date occurs.

                                THE CERTIFICATES

THE OFFERED
  CERTIFICATES      Each class of offered certificates will have the initial
                    certificate balance and the initial pass-through rate set forth below.

                                                  INITIAL CERTIFICATE
                              CLASS                     BALANCE            PASS-THROUGH RATE
                     --------------------         ---------------------   -------------------
                     Class A-1                      $   102,000,000                %
                     Class A-2                      $    86,900,000                %
                     Class A-3                      $   110,000,000                %
                     Class A-4                      $   611,353,000                %
                     Class B                        $    61,862,000                %
                     Class C                        $    45,660,000                %
                     Class D                        $    22,092,000                %

                                  DISTRIBUTIONS

DISTRIBUTIONS       Funds available for distribution from the mortgage loans
                    will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

INTEREST
  DISTRIBUTIONS     Interest on the certificates will accrue on a monthly basis and on the basis of a 360-day year consisting of twelve
                    30-day months. Prepayments and defaults may reduce interest distributions. However, the last interest accrual period for the Class A-CP certificates is the interest accrual period preceding the distribution date occurring in September 2007.

PRINCIPAL
  DISTRIBUTIONS     The amount of principal required to be distributed to the
                    classes entitled to principal (other than the Class LM participation certificates) on a particular distribution date will, in general, be equal to:

                    (i) the principal portion of all scheduled payments other than with respect to the Landmark non-pooled portion and other than balloon payments, which are received or advanced during the related due period;

                    (ii) all principal prepayments and the principal portion of balloon payments received during the related due period other than with respect to the Landmark non-pooled portion;

                    (iii) the principal portion of other collections on the mortgage loans received during the related due period (to the extent not used to reimburse the servicer for prior principal advances) including liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property other than with respect to the Landmark non-pooled portion; and

                    (iv) the principal portion of proceeds of mortgage loan repurchases or purchases received during the related due period other than with respect to the Landmark non-pooled portion.

                    Collections and other amounts allocable to the Landmark non-pooled portion are held separately for distribution to the Class LM participation certificateholders. See "Certain Characteristics of the Mortgage Loans--The Landmark Loan" in this prospectus supplement.

PRIORITY OF
  DISTRIBUTIONS     Distributions will be made on each distribution date.
                    Distributions of interest and principal and allocations of losses are set forth in the chart below. The priority of each class of certificates (other than the Class LM participation certificates) for the payment of interest and principal is illustrated in descending order. Losses on the mortgage loans other than with respect to the Landmark non-pooled portion will be applied to each class of certificates in ascending order.

                         --------------------------------
                         Class A-1, Class A-2,
                         Class A-3, Class A-4,
                         Class A-X(1) and Class A-CP(1)
                         --------------------------------
 Distributions of                                                 Losses on the
     Interest and             -------------------                 Mortgage
        Principal             Class B                             Loans
                              -------------------

                              -------------------
                              Class C
                              -------------------

                              -------------------
                              Class D
                              -------------------

                         --------------------------------
                         Private Certificates
                         (other than Class A-X and
                         Class A-CP)
                          --------------------------------

-------------

(1)  Receives only interest distributions.


YIELD MAINTENANCE
  CHARGES The manner in which any yield maintenance charges received during a particular due period will be allocated to the Class A-X certificates, on the one hand, and the class or classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

OTHER DISTRIBUTIONS Distributions on the Class V certificates, Class LR certificates and Class R certificates are limited to the following:

                    o the Class V certificateholders will only receive distributions of excess interest (i.e., interest accrued at a rate higher than the related initial mortgage rate of the mortgage loan, but excluding default interest) on the mortgage loans that have specified anticipated repayment dates and which are not paid in full as of such date; and

                    o the Class R and Class LR certificateholders will only receive a distribution after the other certificateholders have received all amounts payable to them and all trust fund expenses have been paid.

                    The holders of 100% of the Class V certificates may purchase any loan with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein (generally equal to the unpaid principal balance thereof, all accrued and unpaid interest on such loan, unreimbursed servicing advances, interest on all advances and any unpaid special servicing fees due with respect thereto) and under the circumstances described in this prospectus supplement. The Class V certificates may not be sold to an entity that owns an interest in a borrower under any of the mortgage loans with an anticipated repayment date except that Column Financial, Inc. or an affiliate thereof may own or purchase the Class V certificates.

ADVANCES The servicer is required to advance delinquent principal and interest on the mortgage loans (including the Landmark non-pooled portion and the Crystal Pavilion/Petry Building loan). The servicer will only be required to make this advance for so long as it determines that the advance is recoverable from the related mortgaged property. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement. These advances generally will equal the delinquent portion of the monthly payment of the related mortgage loan, less


                    o    the servicing fee and primary servicing fee, and

                    o    if applicable, the related workout fee.

                    If a borrower fails to pay amounts due on the maturity date of the mortgage loan, the servicer will only advance the amount it would have advanced on a delinquent monthly payment due prior to the maturity date.

                    In addition to advances of delinquent principal and interest, the servicer will also be obligated to make advances in connection with the servicing and administration of any mortgage loan or in connection with the servicing and administration of any mortgaged property or foreclosure property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and to cover other similar costs and expenses that are or may become a lien thereon. The servicer will only be required to make this advance for so long as it determines that the advance is recoverable from the related mortgaged property. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

                    The servicer will not be required to make advances for penalty charges, yield maintenance premiums or balloon payments. In addition, in connection with mortgage loans with anticipated repayment dates, the servicer will not be required to make any advance in respect of excess interest. Any appraisal reduction amount will reduce the interest portion of the advance that will be made by the servicer. If the servicer fails to make a required advance, the trustee is required to make the advance, subject to a determination of recoverability.

OPTIONAL
  TERMINATION       The following parties will each in turn, according to the
                    order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 1.00% of the initial pool balance:


                    o    the holders of a majority of the controlling class;

                    o    the special servicer or any successor special servicer;
                         and

                    o    the servicer.

                    In the event that any party above exercises this option, the trust fund will terminate and all outstanding certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS       The offered certificates will be issuable in registered
                    form, in the following denominations:

                                                                           MULTIPLES IN
                                                                             EXCESS OF
                                                           INITIAL            INITIAL
                                                           BALANCE            BALANCE
                    --------------------------------------------------------------------
                    Offered certificates (certificate
                    balance)...........................  $ 10,000              $ 1

CLEARANCE AND
  SETTLEMENT        The offered certificates will be issued in book-entry form and will be evidenced by one or more certificates registered in the name of Cede & Co., as nominee of The Depository
                    Trust Company. The depositor may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.


CERTAIN FEDERAL
  INCOME TAX
  CONSIDERATIONS    Real estate mortgage investment conduit ("REMIC") elections will be made with respect to four segregated pools of assets of the trust fund, referred to as the "TRUST FUND REMICs."
                    Two individual mortgage loans will constitute the sole asset of a separate REMIC, referred to as a "LOAN REMIC," and the regular interests of the Loan REMICs will be assets of a REMIC that also holds the other mortgage loans, referred to as the "LOWER-TIER REMIC." Interests in the Lower-Tier REMIC will be held by the issuing REMIC, referred to as the "UPPER-TIER REMIC." All classes of the certificates, other than the Class V, Class R and Class LR Certificates, will be regular interests in the Upper-Tier REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                    o Each class of offered certificates will be REMIC regular interests.

                    o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                    o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                    o One or more classes of offered certificates may be issued with original issue discount.

                    o Yield maintenance charges on the mortgage loans may be ordinary income to the related certificateholders as these amounts accrue.

ERISA
  CONSIDERATIONS    Subject to important considerations described under "ERISA
                    Considerations" in this prospectus supplement and "ERISA
                    Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from the following rating agencies:

                                      STANDARD & POOR'S
                                      RATINGS SERVICES       FITCH, INC.
                   ---------------   --------------------    -----------
                    Class A-1                 AAA                 AAA
                    Class A-2                 AAA                 AAA
                    Class A-3                 AAA                 AAA
                    Class A-4                 AAA                 AAA
                    Class B                    AA                  AA
                    Class C                     A                   A
                    Class D                     A-                  A-

                    The rated final distribution date for each class of offered certificates is the distribution date occurring in December 2035. For a description of the limitations of the ratings of the offered certificates, see "Rating."


                    You should consider the following about a security rating:

                    o it is not a recommendation to buy, sell or hold securities;

                    o it may be subject to revision or withdrawal at any time by the assigning rating organization;

                    o it only addresses the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date;

                    o it does not address the frequency of voluntary and involuntary prepayments or the possibility that certificateholders might suffer a lower than anticipated yield; and

                    o it does not address the likelihood of receipt of yield maintenance charges.

LEGAL INVESTMENT    The Class A-1, Class A-2, Class A-3, Class A-4 and Class B
                    certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                    Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by one of the rating agencies. None of the other offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                               THE MORTGAGE LOANS

GENERAL The trust fund will consist of 130 commercial and multifamily mortgage loans having the following general characteristics:

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)(1)

Initial pool balance(2)........................................................................        $1,178,321,351
Number of mortgage loans.......................................................................                   130
Mortgage Loan Seller(3)
    Column Financial, Inc......................................................................                 71.0%
    PNC Bank, National Association.............................................................                 29.0%
Number of mortgaged properties.................................................................                   139
Average mortgage loan principal balance........................................................            $9,064,010
Highest mortgage loan principal balance........................................................           $91,600,000
Lowest mortgage loan principal balance.........................................................              $486,222
Weighted average mortgage rate.................................................................               7.6376%
Range of mortgage rates........................................................................       6.4200%-9.3100%
Weighted average remaining term to the earlier of maturity or anticipated repayment date (months)                 112
Range of remaining terms to the earlier of maturity or anticipated repayment date (months).....                26-238
Weighted average remaining amortization term (months)..........................................                   347
Range of remaining amortization terms (months).................................................               130-360
Weighted average debt service coverage ratio...................................................                 1.43x
Range of debt service coverage ratios..........................................................           1.20x-3.08x
Weighted average loan-to-value ratio...........................................................                 70.3%
Range of loan-to-value ratios..................................................................           28.2%-85.0%
Weighted average loan-to-value ratio at the earlier of anticipated repayment date or maturity(4)                62.0%
Percentage of initial pool balance made up of:
    Anticipated repayment date loans...........................................................                 36.5%
    Fully amortizing loans other than anticipated repayment date loans.........................                  1.1%
    Balloon loans..............................................................................                 62.4%
Percentage of initial pool balance made up of:
    Multi-property loans.......................................................................                 12.8%
    Crossed loans..............................................................................                  2.6%

------------------

(1) The Landmark mortgage loan will be deemed to consist of two portions: the Landmark pooled portion and the Landmark non-pooled portion. The initial pool balance and mortgage pool include only the Landmark pooled portion. Accordingly, unless otherwise indicated, all numerical and statistical information provided herein with respect to the initial mortgage pool and initial pool balance is presented solely with respect to the mortgage loans (including the Landmark pooled portion but excluding the Landmark non-pooled portion).

(2)  The aggregate balance may be changed by up to 5%.

(3) Shown as a percentage of initial pool balance. The loans sold by PNC Bank, National Association include the loans originated by PNC Bank, National Association or its affiliates which were acquired by Column Financial, Inc. pursuant to the sale of certain Delaware trust certificates as described herein.

(4) Excluding fully amortizing loans (other than anticipated repayment date loans).

SECURITY FOR THE
  MORTGAGE LOANS    Each mortgage loan is secured primarily by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's fee or leasehold interest in real property as set forth in the table below.
                    The mortgaged properties are used for commercial or multifamily residential purposes.

                           INTEREST OF                NUMBER OF             % OF INITIAL
                      BORROWER ENCUMBERED(1)     MORTGAGED PROPERTIES      POOL BALANCE(2)
                    ------------------------     ---------------------     ---------------
                    Fee                                  137                      97.8%
                    Leasehold                              2                       2.2
                                                 ---------------------     ---------------
                    TOTAL                                139                     100.0%
                                                 =====================     ===============

---------------

                    (1) For any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                    (2) Based on the principal balance of the mortgage loan or, for any multi-property loan, the loan amount allocated to each individual property.

LOANS WITH ANTICIPATED
   REPAYMENT DATES  Sixteen mortgage loans, representing 36.5% of the initial pool balance, specify an anticipated repayment date. These mortgage loans generally have the following terms:

                    o a substantial amount of principal will be outstanding at the anticipated repayment date;

                    o the loan can be prepaid on or after the anticipated repayment date without payment of any yield maintenance charge or prepayment premium; and

                    o a lockbox must be established on or prior to the anticipated repayment date.

                    In addition, loans that are not repaid on the anticipated repayment date:

                    o accrue interest at a higher rate after the anticipated repayment date;

                    o apply all cash flow in excess of certain specified expenses, including principal and interest, calculated at the initial interest rate on the amortized principal balance and the initial amortization schedule and operating expenses, to amortize the mortgage loan until paid in full; and

                    o apply all cash flow to pay accrued excess interest after principal is paid in full.

LOANS REPRESENTED
  BY MULTIPLE NOTES One mortgage loan, representing 4.9% of the initial pool balance, is secured by a mortgage on properties which also secure other loans not included in this trust fund. The Crystal Pavilion/Petry Building property secures four pari passu notes. Two of such notes were included in the depositor's prior rated securitizations and the remaining two notes are included in this trust fund. The trustee will be a party to a co-lender agreement pursuant to which the Crystal Pavilion/Petry

                    Building notes will be primarily serviced by CapMark Services, L.P. and specially serviced by the special servicer under the terms of the pooling and servicing agreement for one of those prior securitizations.

                     CROSSED LOANS AND MULTI-PROPERTY LOANS

                                                                                                             % OF
                                                                                                            INITIAL
                                                                                            NUMBER OF        POOL
                                 TYPE OF MORTGAGE LOAN                                   MORTGAGE LOANS     BALANCE
---------------------------------------------------------------------------------------  --------------     --------
All multi-property loans                                                                        5             12.8
All crossed loans                                                                               2              2.6
Crossed loans and multi-property loans which prohibit release of any related mortgaged
property                                                                                        2              2.1
Crossed loans and multi-property loans which permit release of an individual mortgaged
property(1)                                                                                     5             13.3

---------------------------------------
(1) Generally, these mortgage loans require (a) a defeasance or prepayment (in an amount equal to a percentage of the related property release amount, as described in the succeeding tables entitled "Crossed Loans" and "Mortgage Loans Secured by More than One Mortgaged Property") and (b) that the debt service coverage ratio with respect to the remaining properties is not less than the greater of (i) a specified debt service coverage ratio and/or (ii) in most cases, the debt service coverage ratio immediately prior to defeasance or prepayment.

                                  CROSSED LOANS

                                                CUT-OFF DATE
  LOAN                                            PRINCIPAL    % OF INITIAL
   NO.                 LOAN NAME                   BALANCE     POOL BALANCE   RELEASE PRICE(1)
---------  ----------------------------------   -------------  ------------   ----------------
    7      Somerset Park                         $15,472,157        1.3%            110%
    8      Somerset Center & Somerset Place       15,472,157        1.3             110%
           TOTAL......................           $30,994,314        2.6%

-------------------
(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

           MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                                             CUT-OFF DATE
  LOAN                                      NUMBER OF          PRINCIPAL         % OF INITIAL
   NO.               LOAN NAME              PROPERTIES          BALANCE          POOL BALANCE     RELEASE PRICE(1)
--------   ------------------------------   ----------       -------------       ------------     ----------------
    2      Crystal Pavilion/Petry                 2          $58,256,876             4.9%                125%
           Building
    5      Belcrest Realty GT7 Portfolio          4           46,938,913             4.0%                125%
   14      Belcrest Realty GT1 Portfolio          3           21,302,057             1.8%                125%
   22      Windsor Wichita Portfolio(2)           3           17,118,591             1.5%                None
   43      Prospect Studios/Mission               2            7,660,000             0.7%                None
           TOTAL......................           14         $151,276,436            12.8%

-------------------
(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.

(2) The mortgage loan prohibits the release of an individual mortgaged property.

LOCKBOX TERMS       Forty-eight mortgage loans, representing 68.4% of the
                    initial pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged properties will be paid into one of the following four types of lockboxes, each of which is described below:


                    HARD LOCKBOX. Income is paid directly to a lockbox account controlled by the servicer on behalf of the trust fund, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

                    MODIFIED LOCKBOX. Income is paid to the manager of the mortgaged properties, other than multifamily properties, which will deposit all sums collected into a lockbox account on a regular basis;

                    SPRINGING HARD LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a hard lockbox (as described above) is put in place; or

                    SPRINGING MODIFIED LOCKBOX. Income is collected by the borrower until the occurrence of a triggering event, following which a modified lockbox (as described above) is put in place.

                    Examples of triggering events include:

                    o a failure to pay the related mortgage loan in full on or before the related anticipated repayment date; or

                    o a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

                    o a failure to meet a specified debt service coverage ratio; or

                    o         an event of default under the mortgage.

                    Each mortgage loan that has a lockbox is identified on Exhibit A-1. Lockbox accounts will not be assets of the trust fund. The mortgage loans provide for lockbox accounts as follows:

                                                                       % OF
                                                INITIAL POOL        NUMBER OF
                           TYPE OF LOCKBOX         BALANCE       MORTGAGE LOANS
                   --------------------------   -------------    --------------
                   Hard                             47.0%               29
                   Modified                         11.1%                6
                   Springing Hard                   10.3%               13
                   None                             31.6%               82


PREPAYMENT
   CHARACTERISTICS OF
   THE MORTGAGE
   LOANS Each mortgage loan restricts voluntary prepayments in one or more of the following ways:


                    o by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated;

                    o by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge; and/or

                    o by imposing fees or premiums in connection with full or partial voluntary principal prepayments for a specified period of time.

                    The mortgage loans generally provide that principal prepayments may only be made:

                    o on a due date or on or before another specified date (generally the 5th day of a month); or

                    o         accompanied by interest through the next due date.

                    Additional collateral loans may also require partial principal prepayments during the related lockout period or defeasance period.

                    In addition, the holders of the Class LM participation certificates have the right to purchase the Landmark mortgage loan (both the pooled portion and the non-pooled portion) upon a default of the Landmark mortgage loan and under certain circumstances, which would be equivalent to the prepayment of such loan. See "Certain Characteristics of the Mortgage Loans--The Landmark Loan" in this prospectus supplement.

                    As of the cut-off date, all of the mortgage loans by initial pool balance were within their respective lockout periods and/or defeasance periods, and the weighted average of the lockout and/or defeasance periods was 104 months. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DEFEASANCE          117 mortgage loans, representing 94.8% of the initial pool balance, permit the borrower to obtain the release of the related mortgaged property, or, in the case of any crossed loan and most of the multi-property loans, one or more of the related mortgaged properties, from the lien of the related mortgage(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. The U.S.
                    government obligations must provide for payments which equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL
  COLLATERAL LOANS  One mortgage loan, representing 0.3% of the initial pool balance, is also secured by additional collateral in the form of cash reserves or irrevocable letters of credit that will be released to the borrower if the borrower satisfies certain conditions that include meeting a target debt service coverage ratio level. If these conditions are not satisfied, the related reserve or credit enhancement amount may be applied to partially prepay the related mortgage loan. For additional information regarding additional collateral loan, see the table titled "Additional Collateral Loans" under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Mortgage Loans which May Require Principal Paydowns" in this prospectus supplement.

                    The loan documents relating to this mortgage loan also require the payment of a yield maintenance charge in connection with any partial prepayment. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Mortgage Loans which May Require Principal Paydowns" in this prospectus supplement.

RISK FACTORS        See "Risk Factors" immediately following this "Summary of
                    Prospectus Supplement" for a discussion of the material risks in connection with the purchase of the offered certificates.

REPORTING
  REQUIREMENTS      On each distribution date, the trustee will make available a statement to holders of the certificates and, upon request, forward it to the following parties:

                    o         each certificateholder;

                    o         the depositor;

                    o         the servicer;

                    o         the special servicer;

                    o         the underwriters;

                    o         each rating agency;

                    o         Bloomberg, L.P.;

                    o         Trepp Group;

                    o         Charter Research Corporation;

                    o         Intex Solutions, Inc.;

                    o any other party upon the written direction of the depositor; and

                    o         if requested in writing, any potential investor.

                    Prior to each distribution date commencing in November 2001 (except for certain limited reports, which will commence in September 2001), the servicer will deliver to the trustee the servicer reports with respect to the mortgage loans, which are in the form of the standard information package of the Commercial Mortgage Securities Association. On each distribution date, the trustee will make available or, upon request, forward these reports to the following parties:

                    o         each certificateholder;

                    o         the depositor;

                    o         the underwriters;

                    o         each rating agency;

                    o         the servicer;

                    o         the special servicer; and

                    o         if requested in writing, any potential investor.

                    In addition, upon request, the servicer will also make available to the trustee in hard copy or via electronic means the following items to the extent it has received them at the requesting party's expense:

                    o         mortgaged property operating statements;

                    o         rent rolls;

                    o         retail sales information; and

                    o         mortgaged property inspection reports.

                    The trustee shall make these items available to certificateholders upon request (at the requesting party's expense). In addition, the trustee will make copies of all modifications, waivers and amendments of each mortgage loan available at its offices, upon reasonable advance written notice and during normal business hours.

                    A current report on Form 8-K will be filed by the depositor, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from the trust fund after the date hereof but prior to the initial issuance of the certificates, the removal will be reflected in the Form 8-K. The Form 8-K will be available to purchasers and potential purchasers of the offered certificates. You can obtain a copy of the statement to certificateholders and certain other information from the trustee through its home page on the World Wide Web. The website will initially be located at www.ctslink.com/cmbs. Certain property level information relating to the mortgage loans may be available at the servicer's website, initially located at www.midlandls.com.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

                       RISKS RELATED TO THE MORTGAGE LOANS

COMMERCIAL AND MULTIFAMILY
  LENDING SUBJECTS YOUR
  INVESTMENT TO SPECIAL
  RISKS Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

                    The mortgage loans are secured by the following income-producing property types:

                    o         office properties;

                    o         anchored and unanchored retail properties;

                    o         multifamily properties;

                    o         hospitality properties;

                    o         industrial properties;

                    o         manufactured housing communities;

                    o         self storage properties; and

                    o         mixed use properties.


                    There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the mortgaged properties. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from the mortgaged properties that is required to ensure timely payment on your certificates.

YOUR SOURCE OF REPAYMENT ON
  YOUR CERTIFICATES IS
  LIMITED TO PAYMENTS
  UNDER THE COMMERCIAL
  AND MULTIFAMILY
  MORTGAGE LOANS    Repayment of loans secured by commercial and multifamily
                    properties typically depends on the cash flow produced by the properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

                    Payment on each mortgage loan is dependent primarily on:

                    o the net operating income of the related mortgaged property; and

                    o with respect to balloon loans or mortgage loans with anticipated repayment dates, the sale proceeds of the related mortgaged property, taking into account any adverse effect of a foreclosure proceeding on the sales proceeds, or refinance proceeds of the mortgage loan, whether at scheduled maturity or on the anticipated repayment date or, in the event of a default under the mortgage loan, upon the acceleration of its maturity.

                    In general, if a mortgage loan has a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

YOUR INVESTMENT IS
  NOT INSURED OR
  GUARANTEED        The mortgage loans will not be an obligation of, or be
                    insured or guaranteed by:

                    o         any governmental entity;

                    o         any private mortgage insurer;

                    o         the depositor;

                    o         either mortgage loan seller;

                    o         the servicer;

                    o         the special servicer;

                    o         the trustee; or

                    o         any of their respective affiliates.

                    With respect to certain of the mortgage loans, the trust fund will have the benefit of environmental insurance policies. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement. Investors should consider each mortgage loan to be a nonrecourse loan. If there is a default, other than a default resulting from voluntary bankruptcy, fraud or willful misconduct, there will generally only be recourse against the specific properties and other assets that have been pledged to secure the mortgage loan. Even if a mortgage loan provides for recourse to a borrower or its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the mortgaged property.

THE REPAYMENT OF A
  COMMERCIAL OR
  MULTIFAMILY MORTGAGE
  LOAN IS DEPENDENT ON
  THE CASH FLOW PRODUCED
  BY THE PROPERTY WHICH
  CAN BE VOLATILE AND
  INSUFFICIENT TO
  ALLOW TIMELY
  PAYMENT ON YOUR
  CERTIFICATES      Commercial and multifamily cash flows are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time which may cause the value of a property to decline. Cash flows and property values generally affect:

                    o         the ability to cover debt service;

                    o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

                    o         the amount of proceeds recovered upon foreclosure.


                    Cash flows and property values depend upon a number of factors, including:

                    o         national, regional and local economic conditions;

                    o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                    o changes or continued weakness in a specific industry segment;

                    o         the nature of expenses:

                              o         as a percentage of revenue;

                              o whether expenses are fixed or vary with revenue; and

                              o         the level of required capital
                                        expenditures for proper maintenance and
                                        improvements demanded by tenants;

                    o         demographic factors;

                    o changes required by retroactive building or similar codes;

                    o         capable management and adequate maintenance;

                    o         location;

                    o with respect to mortgaged properties with uses subject to significant regulation, changes in applicable laws;

                    o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                    o the age, construction quality and design of a particular property; and

                    o whether the mortgaged property is readily convertible to alternative uses.

PROPERTY MANAGEMENT IS
  IMPORTANT TO THE SUCCESSFUL
  OPERATION OF THE MORTGAGED
  PROPERTY The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:


                    o operating the property and providing building services;

                    o establishing and implementing the rental structure;

                    o         managing operating expenses;

                    o         responding to changes in the local market; and

                    o advising the borrower with respect to maintenance and capital improvements.

                    Properties deriving revenues primarily from short-term sources, such as hotels and assisted living facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

                    A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the properties, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

                    Neither the depositor nor either mortgage loan seller makes any representation or warranty as to the skills of any present or future property managers. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the underlying property and may adversely affect cash flow.

                    The mortgage loans generally permit the lender to remove the property manager upon the occurrence of one or more of the following:

                    o         an event of default;

                    o         a decline in cash flow below a specified level;

                    o the failure to satisfy some other specified performance trigger; or

                    o a determination by the lender, in its reasonable judgment, that the continued management of the mortgaged property by the manager may have an adverse effect on the value of the mortgaged property or on the ability of the borrower to perform its obligations under the related mortgage.

RISKS ASSOCIATED WITH
  OFFICE PROPERTIES Thirty-seven office properties secure 44.8% of the initial pool balance. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

                    o the strength, stability, number and quality of the tenants;

                    o the physical condition and amenities of the building in relation to competing buildings, including the condition of the HVAC system and the building's compatibility with current business wiring requirements;

                    o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues such as schools and cultural amenities; and

                    o         the financial condition of the owner.

RISKS ASSOCIATED
  WITH RETAIL
  PROPERTIES        Twenty-two retail properties secure 18.4% of the initial
                    pool balance. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

                    o the strength, stability, number and quality of the tenants;

                    o whether the mortgaged property is in a desirable location;

                    o the physical condition and amenities of the building in relation to competing buildings;

                    o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

                    o whether a retail property is "anchored" or "unanchored"; if "anchored," the strength, stability, quality and continuous occupancy of the "anchor" tenant are particularly important factors.

                    Retail properties that are "anchored" have traditionally been perceived as less risky than unanchored properties. While there is no strict definition of an "anchor," it is generally understood that a retail "anchor" tenant is a tenant that is proportionately larger in size and is vital in attracting customers to the property. As used herein, an "anchored property" means a mortgaged property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the mortgaged property or property adjacent to the mortgaged property, or in which any tenant occupies more than 20,000 square feet. The presence or absence of an "anchor store" in a shopping center is important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants.

                    The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give other tenants on the property the right to terminate or reduce rents under their leases.

                    The following table describes the mortgaged properties and whether or not such mortgaged property is anchored:


                       ANCHOR STATUS OF            NUMBER OF            PERCENTAGE OF
                        RETAIL PROPERTY      MORTGAGED PROPERTIES   INITIAL POOL BALANCE
                    ---------------------   ----------------------  --------------------
                    Anchored                            14                     16.4%
                    Unanchored                           8                      2.0%
                                            ----------------------  --------------------
                    TOTAL                               22                     18.4%
                                            ----------------------  --------------------

RISKS ASSOCIATED
  WITH MULTIFAMILY
  PROPERTIES AND
  MANUFACTURED HOUSING
  COMMUNITIES       Sixty-two multifamily properties secure 30.9% of the initial pool balance. Three manufactured housing communities secure
                    0.4% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a multifamily property or a manufactured housing community.
                    Some of these factors include:

                    o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

                    o the physical condition and amenities of the building in relation to competing buildings;

                    o         the property's reputation;

                    o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

                    o         local factory or other large employer closings;

                    o the level of mortgage interest rates to the extent it encourages tenants to purchase housing; and

                    o compliance and continuance of government housing rental subsidy programs to which a few of the mortgaged properties are subject.

RISKS ASSOCIATED WITH
  HOSPITALITY
  PROPERTIES        Eight hospitality properties secure 3.6% of the initial pool balance. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

                    o local, regional and national economic conditions which may limit the amount that can be charged for a room and reduce occupancy levels;

                    o the physical condition and amenities of the hotel in relation to competing hotels;

                    o the financial strength and capabilities of the owner and operator of the hotel;

                    o travel patterns, which may be affected by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors;

                    o         seasonal nature of occupancy;

                    o financial strength and public perception of the franchise service mark, if any, and the continued existence of the franchise license agreement;

                    o         competition from other hotels; and

                    o the continued existence of a liquor license, if applicable.


                    Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                    In the event of a foreclosure of a hospitality property, there are additional risks which could have an effect on the continuing operations and profitability of the property. For example, it is unlikely that the trustee, the servicer, the special servicer or any purchaser in a foreclosure sale would be entitled to the rights under the liquor license for the hospitality property. The party purchasing the property would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly. In addition, there can be no assurance that, in the event of a foreclosure of a mortgage loan secured by a hospitality property, the rights under any related franchise agreement would be transferable to the trustee, the servicer, the special servicer or purchaser of such property.

RISKS ASSOCIATED WITH
  INDUSTRIAL AND WAREHOUSE
  PROPERTIES        Four industrial or warehouse properties secure 1.2% of the initial pool balance. A number of factors may adversely affect the value and successful operation of an industrial or warehouse property. Some of these factors include:

                    o the quality of major tenants, especially if the property is occupied by a single tenant;

                    o aspects of building site design such as clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functions and accessibility;

                    o proximity to supply sources, labor and customers and accessibility to rail lines, major roadways and other distribution channels;

                    o the ability to adapt the mortgaged property as an industry segment develops or declines;

                    o physical condition and amenities of competing buildings;

                    o         the ability to quickly replace a tenant; and

                    o the expense of converting a previously adapted space to general use.

RISKS ASSOCIATED WITH
  SELF STORAGE
  PROPERTIES        One self-storage property secures 0.1% of the initial pool balance. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures, Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

                    o         decreased demand;

                    o         competition;

                    o lack of proximity to apartment complexes or commercial users;

                    o apartment tenants moving to single-family homes; o decline in services rendered, including security;


                    o dependence on business activity ancillary to renting units;

                    o         age of improvements; or

                    o         other factors
                    so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

                    Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

RELIANCE ON A SINGLE
  TENANT OR THE BORROWER
  AS TENANT MAY INCREASE
  THE RISK THAT CASH
  FLOW WILL BE
  INTERRUPTED       Nineteen mortgaged properties securing 12.5% of the initial pool balance are leased by a single tenant or occupied by the related borrower. Reliance on a single tenant, or on the Borrower as the sole tenant, may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay the mortgage loan.

LOSSES ON LARGER
  LOANS MAY ADVERSELY
  AFFECT PAYMENT
  ON YOUR
  CERTIFICATES      Certain of the mortgage loans or groups of
                    cross-collateralized mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the aggregate balance of these mortgage loans were more evenly distributed among the mortgage loans in the pool. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

                           TEN LARGEST MORTGAGE LOANS


                                                                         % OF
                                                        CUT-OFF DATE    INITIAL
                                                          PRINCIPAL      POOL
                                    LOAN NAME              BALANCE      BALANCE
                   ----------------------------------  --------------- ---------
                    Landmark                             $91,600,000      7.8%
                    Crystal Pavilion /Petry Building     $58,256,876      4.9%
                    Parfinco Office Bldg.                $54,900,377      4.7%
                    Port Charlotte                       $53,250,000      4.5%
                    Belcrest GT7 Portfolio               $46,938,913      4.0%
                    Glendale Fashion Center              $44,499,514      3.8%
                    Somerset-Crossed Pool                $30,944,314      2.6%
                    SBC Communications Bldg.             $29,628,591      2.5%
                    Northeast Corporate Center           $28,482,663      2.4%
                    Golf Terrace Apartments              $26,186,014      2.2%


RISKS ASSOCIATED WITH NEWLY
  CONSTRUCTED MORTGAGED
  PROPERTIES        Forty-five of the mortgaged properties, representing 39.8%
                    of the initial pool balance, contain improvements that have been constructed since January 1, 1999. As a result, such mortgaged properties do not have a significant operating history, which may make it more difficult to predict the economic performance of such mortgaged properties.

MORTGAGE LOANS TO RELATED
  BORROWERS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES      Fifteen of the mortgage loans, representing 14.5% of the
                    initial pool balance, were made to borrowers under common ownership and are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Some of these risks include:

                    o financial difficulty at one mortgaged property could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; and

                    o the owner could attempt to avert foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                             RELATED BORROWER LOANS

                                                              CUT-OFF DATE
                                                                PRINCIPAL       % OF INITIAL
 LOAN NO.                    PROPERTY NAME                       BALANCE        POOL BALANCE
---------   ---------------------------------------------    ---------------   ---------------
    5        Belcrest Realty GT7 Portfolio                    $46,938,913           4.0%
   14        Belcrest Realty GT1 Portfolio                     21,322,057           1.8
                                                              $68,240,970           5.8%

   21        Northlake Terrace & Northwest Terrace            $17,333,720           1.5%
   38        Easton Terrace I & II Apartments                   8,868,995           0.8
                                                              $26,202,716           2.2%

   48        The Indian Run Apartments                         $6,985,985           0.6%
   57        Summertree Park Apartments                         5,601,712           0.5
   67        The Dovetree Apartments                            4,493,601           0.4
   70        Willowbrook Point Apartments                       4,222,141           0.4
                                                              $21,303,440           1.8%

   44        IRT--Pine Ridge Square                             $7,524,379           0.6%
   46        IRT--Heritage Walk Shopping Center                  7,185,964           0.6
   56        IRT--Macland Pointe Shopping Center                 5,988,303           0.5
                                                              $20,698,646           1.8%

   29        The Lakes Apartments                             $11,195,975           1.0%
   35        Post Pointe Apartments                             9,456,681           0.8
                                                              $20,652,656           1.8%

   88        The Villages Phase 5                              $2,864,000           0.2%
   30        The Villages Apartments                           11,040,000           0.9
                                                              $13,904,000           1.2%

ENFORCEABILITY OF CROSS-COLLATERALIZED
  AND CROSS-DEFAULTED MORTGAGE
   LOANS MAY BE
   CHALLENGED       Two of the mortgage loans, representing 2.6% of the initial pool balance, are cross-collateralized and cross-defaulted with other mortgage loans in the mortgage pool. These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service.

                    Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance if:

                    o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                    o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged property to be encumbered; and

                    o at the time the lien was granted, the borrower was:

                              o         insolvent;

                              o         inadequately capitalized; or

                              o         unable to pay its debts.

A BORROWER'S OTHER LOANS MAY
  REDUCE THE CASH FLOW
  AVAILABLE TO OPERATE
  AND MAINTAIN THE
  MORTGAGED PROPERTY OR
  INTERFERE WITH LENDER'S
  RIGHTS UNDER THE
  MORTGAGE LOANS
  WHICH MAY ADVERSELY
  AFFECT PAYMENTS
  ON YOUR
  CERTIFICATES      Other than as described in the succeeding paragraphs, the
                    mortgage loans generally prohibit borrowers from incurring any additional debt that is secured by the related mortgaged property. However, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged property. With respect to one mortgage loan, representing
                    0.9% of the initial pool balance, the related mortgaged property also secures a subordinate loan with an initial outstanding principal balance of approximately $100,000, which does not require current debt service payments and which gives the holder thereof no rights to realize thereon prior to the payment in full of the related mortgage loan.
                    Additionally, for one mortgage loan, representing 0.4% of the initial pool balance, the related borrower is permitted to incur additional indebtedness secured by other real property owned by it. The existence of other debt (secured or unsecured) could:

                    o adversely affect the financial viability of the borrowers by reducing the cash flow available to the borrowers to operate and maintain the mortgaged property;

                    o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

                    o         complicate bankruptcy proceedings; and

                    o         delay foreclosure on the mortgaged property.

BORROWERS THAT ARE
  ORGANIZED AS SPECIAL
  PURPOSE  ENTITIES
  ARE SUBJECT TO THE
  RISK OF SUBSTANTIVE
  CONSOLIDATION     Some of the borrowers are organized as special purpose
                    entities with an independent director whose consent is required if the borrower were to file a voluntary bankruptcy petition. In the event of the bankruptcy of their parent, these borrowers have been organized so as to minimize the risk of a substantive consolidation into their parent's bankruptcy estate. However, despite this organizational structure, there is nevertheless the risk that a bankruptcy court could consolidate the borrower into its parent's bankruptcy, especially if the separateness criteria put in place at the borrower's formation are not observed.

BORROWERS THAT ARE
  NOT SPECIAL PURPOSE
  ENTITIES MAY BE MORE
  LIKELY TO PURSUE A
  BANKRUPTCY        The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective mortgaged properties. Additionally, as described below, certain of the borrowers have the ability to incur debt other than the related mortgage loan. Most of the borrowers (and any special purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower.

A MEZZANINE LOAN TO
  A BORROWER OR
  BORROWER'S PARENT
  MAY ADVERSELY AFFECT
  PAYMENTS ON YOUR
  CERTIFICATES      The borrowers under four mortgage loans, representing 9.7%
                    of the initial pool balance (the mortgage loans known as Crystal Pavilion/Petry Building, RiverWorks, Windsor Wichita
                    Portfolio and West-X Office Building) have informed the related mortgage loan seller that substantially all of the equity in the related borrowers has been pledged to secure mezzanine loans from lenders not affiliated with the related mortgage loan seller. Substantially all of the mortgage loans prohibit the future pledge of such equity to secure mezzanine loans.

                    Each mezzanine loan lender executed a subordination and standstill or intercreditor agreement in which it covenanted not to seek any enforcement action against the mezzanine borrowers unless the related mortgage loan has been paid in full or defeased or, in the case of the Crystal Pavilion/Petry Building Loan, unless it delivered a confirmation from the rating agencies that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned to any class of the certificates. These mezzanine loans are subordinate loans where the mezzanine lenders receive payments only to the extent that cash flow is available after paying all debt service payments under the related first mortgage loans and after payment of operating costs of the mortgaged property. If the mezzanine loan lender attempts to foreclose upon the pledged equity (in violation of the related subordination and standstill or intercreditor agreement), the obligor may file for bankruptcy.

                    No mezzanine loan lender has a lien on, or has the power to foreclose on, any of the mortgaged properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loans.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE
  MORTGAGE LOAN MAY
  AFFECT THE TAX STATUS
  OF THE TRUST FUND AND
  ADVERSELY AFFECT THE
  CERTIFICATES      If the trust fund were to acquire a mortgaged property
                    pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless that construction generally was at least 10% complete at the time default on the mortgage loan became imminent. In addition, any net income from the property other than qualifying "rents from real property" would subject the Loan REMICs or the Lower-Tier REMIC to federal and possibly state or local tax on this income at the highest marginal federal corporate tax rate currently 35%.
                    This would reduce net proceeds available for distribution to certificateholders. Rents from real property does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

GEOGRAPHIC CONCENTRATION
  OF THE MORTGAGED
  PROPERTIES MAY
  ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES      The concentration of mortgaged properties in a specific
                    state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged properties are concentrated:

                    o economic conditions, including real estate market conditions;

                    o         changes in governmental rules and fiscal policies;

                    o         acts of God, which may result in uninsured losses;
                              and

                    o other factors which are beyond the control of the borrowers.

                    The mortgaged properties are located in 33 states. The table below sets forth the states in which a significant percentage of the mortgaged properties are located. Except as set forth below, no state contains more than 5.0%, by cut-off date principal balance of allocated loan amount, of the mortgaged properties.

          SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED PROPERTIES


                                                              NUMBER OF
                                           % OF INITIAL       MORTGAGED
                           STATE           POOL BALANCE      PROPERTIES
               -------------------------- --------------     -----------
                California                      24.7%             20
                Texas                           11.5%             19
                Florida                         10.7%             14
                New York                         7.7%              9


SOME REMEDIES MAY
  NOT BE AVAILABLE
  FOLLOWING A
  MORTGAGE LOAN
  DEFAULT The mortgage loans contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage. All of the mortgage loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

                    The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse to allow the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

                    Each of the mortgage loans is secured by an assignment of leases and rents from the borrower, which assignment may be contained within the mortgage document. However, in many cases, the borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:


                    o the trust fund may not have a perfected security interest in the rent payments until the servicer collects them;

                    o the servicer may not be entitled to collect the rent payments without court action; and

                    o the bankruptcy of the related borrower could limit the servicer's ability to collect the rents.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT MORTGAGED
  PROPERTY CASH
  FLOW Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at, or emanating from the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

                    Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when the asbestos containing materials are in poor condition or when a property with asbestos containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings, and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead, radon, and polychlorinated biphenyl compounds.

                    One hundred seven mortgaged properties, representing 95.9% of the initial pool balance, have been subject to environmental site assessments. As described in this prospectus supplement under "Description of the Mortgage Loans --Column Underwriting Standards--Environmental Assessments," and "--PNC Bank Underwriting Standards--Environmental Assessments," no assessment, study or updated database search revealed any environmental condition or circumstance that the depositor believes will have a material adverse impact on the value of the related mortgaged property or the related borrower's ability to pay its debt. It is possible that the environmental site assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which neither the mortgage loan seller nor the depositor are aware. It is also possible that the environmental condition of the mortgaged properties in the future could be affected by tenants, occupants, or by third parties unrelated to the borrowers.

                    With respect to all of the mortgage loans as to which no environmental site assessments were performed, the lender obtained a secured creditor insurance policy against losses and expenses relating to certain environmental contamination or potential contamination in lieu of performing an environmental assessment. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement.

                    The borrowers generally agreed to establish and maintain operations and maintenance programs, abatement programs and/or environmental reserves in cases where the environmental assessments revealed:

                    o the existence of material amounts of friable and/or non-friable asbestos;

                    o underground storage tanks that needed to be replaced or removed;

                    o lead-based paint at certain of the multifamily residential properties; or

                    o other adverse environmental conditions, including polychlorinated biphenyl compounds in equipment, elevated radon levels or contamination of soil and/or groundwater.

                    There can be no assurance that any of these environmental conditions will not have a material adverse effect on the value or cash flow of the related mortgaged property.

                    The mortgaged properties securing 34 mortgage loans, which represent 12.0% of the initial pool balance, are covered by environmental insurance policies even though an environmental site assessment may have been performed. These policies were generally obtained to insure against losses and expenses relating to certain environmental contamination or potential contamination which may have been identified on the related mortgaged property or in lieu of performing a Phase II environmental assessment where one was recommended. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this prospectus supplement.

ONE ACTION RULES MAY
   LIMIT REMEDIES   Several states, including California, have laws that
                    prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term
                    "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property loan, which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

APPRAISALS AND MARKET
  STUDIES MAY INACCURATELY
  REFLECT THE VALUE OF THE
  MORTGAGED
  PROPERTIES        In connection with the origination of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser.

                    In general, appraisals are not guarantees, and may not be indicative, of present or future value because:


                    o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

                    o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged property; and

                    o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

PROPERTY MANAGERS AND
  BORROWERS MAY EACH
  EXPERIENCE CONFLICTS
  OF INTEREST IN
  MANAGING MULTIPLE
  PROPERTIES        Each of the managers of the mortgaged properties and the
                    borrowers may experience conflicts of interest in the management and/or ownership of these properties because:

                    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

                    o these property managers also may manage additional properties, including properties that may compete with the mortgaged properties; and

                    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SERVICER AND SPECIAL
  SERVICER MAY
  EXPERIENCE CONFLICTS
  OF INTEREST       The servicer and special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These loans may include mortgage loans similar to the mortgage loans in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as the mortgaged properties. They may also have owners, obligors and/or property managers in common with certain of the mortgage loans and the mortgaged properties.

                    In these cases, the interests of the servicer or special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans. Under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans in accordance with the servicing standard.

LEASEHOLD INTERESTS
  ARE SUBJECT TO TERMS
  OF THE GROUND
  LEASE Two of the mortgage loans, representing 2.2% of the initial pool balance, are primarily secured by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, for any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.

                    Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

                    The ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt in two of the mortgage loans, representing 2.2% of the initial pool balance, may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

CHANGES IN ZONING
  LAWS MAY AFFECT
  ABILITY TO REPAIR OR
  RESTORE MORTGAGED
  PROPERTY
                    Due to changes in applicable building and zoning ordinances and codes affecting certain of the mortgaged properties which have come into effect after the construction of these properties, certain mortgaged properties may not comply fully with current zoning laws because of:

                    o         density;

                    o         use;

                    o         parking;

                    o         set-back requirements; or

                    o         other building related conditions.

                    These changes will not interfere with the current use of the mortgaged property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss, which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all mortgaged properties which no longer conform to current zoning ordinances and codes require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

ENGINEERING REPORTS
  MAY NOT DISCOVER
  ALL REQUIRED
  REPAIRS AND
  REPLACEMENTS      Substantially all of the mortgaged properties, by aggregate principal balance, were inspected by engineering firms at the time the mortgage loans were originated or acquired to evaluate:

                    o         structure;

                    o         exterior walls;

                    o         roofing;

                    o         interior construction;

                    o         mechanical and electrical systems;

                    o         general condition of the site; and

                    o buildings and other improvements located on the mortgaged properties.

                    There can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

COMPLIANCE WITH
  AMERICANS WITH
  DISABILITIES ACT MAY
  RESULT IN ADDITIONAL
  COSTS Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY AFFECT
  THE TIMING AND/OR
  PAYMENT ON YOUR
  CERTIFICATES      There may be legal proceedings pending and, from time to
                    time, threatened against a borrower or its affiliates arising out of the ordinary course of business of the borrower and its affiliates. There can be no assurance that this litigation will not have a material adverse effect on the distributions to certificateholders.

POTENTIAL DEFAULTS
  UNDER CERTAIN
  MORTGAGE LOANS MAY
  AFFECT THE TIMING
  AND/OR PAYMENT ON
  YOUR CERTIFICATES Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to certificateholders.

CERTAIN LOANS MAY REQUIRE
  PRINCIPAL PAYDOWNS WHICH MAY
   REDUCE THE YIELD ON YOUR
   CERTIFICATES     One of the mortgage loans, representing 0.3% of the initial pool balance, may require the related borrower to make partial prepayments if certain conditions, including, in certain cases, meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lockout period or defeasance period. With respect to prepayments on these mortgage loans, the holders of any class of offered certificates receiving the required prepayment will be entitled to receive, only from amounts actually paid by the borrower to the servicer and not from assets of the trust fund, any yield maintenance charge payments required by the loan documents. See "Certain Characteristics of the Mortgage
                    Loans--Certain Terms and Conditions of the Mortgage
                    Loans--Mortgage Loans which May Require Principal Paydowns" in this prospectus supplement.

                    RISKS RELATED TO THE OFFERED CERTIFICATES


THE TRUST FUND'S
  ASSETS MAY BE
  INSUFFICIENT TO
  ALLOW FOR REPAYMENT
  IN FULL ON YOUR
  CERTIFICATES      If the assets of the trust fund are insufficient to make
                    payments on the offered certificates, no other assets will be available for payment of the deficiency.

PREPAYMENTS AND DEFAULTS
  MAY REDUCE THE
  YIELD ON YOUR
   CERTIFICATES     The yield to maturity on each class of certificates will
                    depend in part on the following:

                    o         the purchase price for the certificates;

                    o the rate and timing of voluntary and involuntary principal prepayments, including repurchases by either mortgage loan seller for breaches of representations and warranties;

                    o whether mortgage loans with anticipated repayment dates repay on those dates;

                    o         the rate and timing of delinquencies and losses;

                    o         interest shortfalls resulting from prepayments;
                              and

                    o the receipt and allocation of yield maintenance charges.

                    The investment performance of the offered certificates may be materially different from what you expected if the assumptions you make with respect to the factors listed above are incorrect.

                    If you purchase an offered certificate at a premium and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate faster than you anticipated at the time of purchase, and even if yield maintenance charges are collected, your actual yield to maturity may be lower than the yield you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on the certificate, including voluntary and involuntary prepayments, occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than the yield you assumed at the time of purchase.

                    Generally speaking, borrowers are less likely to prepay if prevailing interest rates are at or above the rates borne by the mortgage loans. On the other hand, borrowers are more likely to prepay if prevailing rates fall significantly below the interest rates of the mortgage loans. Borrowers are less likely to prepay mortgage loans with lockout periods, defeasance periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lockout periods or defeasance periods or with lower yield maintenance charges. The servicer will not be required to advance any yield maintenance charges.

                    Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the mortgage loans are allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of other classes of certificates. Losses on the mortgage loans, to the extent not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by these certificates than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

                    Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

THE SERVICER'S RIGHT
  TO RECEIVE INTEREST
  ON ADVANCES MAY
  RESULT IN ADDITIONAL
  LOSSES TO THE
  TRUST FUND        The servicer (or in certain circumstances, the special
                    servicer) or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. The right to receive these payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

IF THE SERVICER OR SPECIAL
  SERVICER PURCHASES CERTIFICATES,
  A CONFLICT OF INTEREST COULD ARISE
  BETWEEN THEIR DUTIES AND THEIR
  INTERESTS IN THE
  CERTIFICATES      The servicer or special servicer or an affiliate thereof may purchase any class of certificates. It is anticipated that the special servicer may purchase all or a portion of the Class J, Class K, Class L, Class M, Class N and Class O
                    Certificates. However, there can be no assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of certificates by the servicer or special servicer could cause a conflict between its duties pursuant to the pooling and servicing agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. However, under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans, other than the Crystal Pavilion/Petry Building Loan, in accordance with the servicing standard.

SERVICER MAY HAVE
  CONFLICTS OF
  INTEREST Each seller is obligated to repurchase or substitute for a loan if:


                    o there is a defect with respect to the documents relating to the loan, or

                    o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,

                    provided that such defect or breach materially and adversely affects the value of the loan or the interests of the trustee or the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans in its capacity as a seller of loans. In addition, since the pooling and servicing agreement requires the servicer or the special servicer, as applicable, to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland or PNC is obligated to repurchase or substitute a loan as a seller.

THE SERIES 2001-CP4
  CERTIFICATEHOLDERS
  WILL HAVE NO ABILITY
  TO CONTROL THE
  SERVICING OF THE
  CRYSTAL PAVILION/PETRY
  BUILDING LOAN      The underlying mortgage loan secured by the mortgaged
                     properties identified on Exhibit A-1 as Crystal
                     Pavilion/Petry Building consists of two of four pari passu notes secured by those properties. A co-lender agreement governs the relationship between the holders of those four notes and designates the holder of one of those four notes, but not those to be included in the trust fund, as the lead lender. That lead lender will be responsible for the servicing and administration of those four notes. Neither the series 2001-CP4 certificateholders (in that capacity) nor the trustee on their behalf will have any right to seek damages from the lead lender for any failure to perform any obligations, including servicing obligations, under the related co-lender agreement or with respect to the related loan documents, except as related to the trust fund's rights to receive payments of principal and interest on the pooled notes secured by the mortgaged properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building. Furthermore, that lead lender owes no fiduciary duty to the series 2001-CP4 certificateholders or the trustee on their behalf with respect to any action taken under the related loan documents and need not consult any series 2001-CP4 certificateholder, the series 2001-CP4 controlling class representative or the trustee with respect to any action taken by that lead lender in connection with the pooled mortgage notes secured by the mortgaged properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building.

                     The series 2001-CP4 certificateholders will not have any ability to replace any party servicing the pooled mortgage notes secured by the mortgaged properties identified on Exhibit A-1 as Crystal Pavilion/Petry Building, even in a default scenario. Furthermore, any such party will be subject to removal and replacement in circumstances over which the series 2001-CP4 certificateholders will have no control.

BOOK-ENTRY REGISTRATION
  OF THE CERTIFICATES MAY
  REQUIRE YOU TO EXERCISE
  YOUR RIGHTS THROUGH THE
  DEPOSITORY TRUST
  COMPANY Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, generally referred to as DTC, and will not be registered in the names of the related beneficial owners of certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company, and its participating organizations.

                     As a beneficial owner holding a certificate through the book-entry system, you will be entitled to receive the reports described under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" and notices only through the facilities of DTC and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

YOU MAY BE BOUND BY
  THE ACTIONS OF OTHER
  CERTIFICATEHOLDERS In some circumstances, the consent or approval of the holders of a specified percentage of the certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of certificates.

LACK OF A SECONDARY
  MARKET FOR THE
  CERTIFICATES MAY
  MAKE IT DIFFICULT FOR
  YOU TO RESELL YOUR
  CERTIFICATES      There currently is no secondary market for the offered
                    certificates. Although the underwriters have advised the depositor that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this Prospectus Supplement. A capitalized term used throughout this Prospectus Supplement will have the meaning assigned to it either in the "Glossary" attached to this Prospectus Supplement or on the page of this Prospectus Supplement indicated in the Glossary.


                           FORWARD-LOOKING STATEMENTS

     This Prospectus Supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements in this Prospectus Supplement are made as of the date stated on the cover of this Prospectus Supplement. We have no obligation to update or revise any forward-looking statement.


                        DESCRIPTION OF THE MORTGAGE LOANS


GENERAL

     The Trust Fund will consist primarily of 130 fixed rate loans, secured by 139 multifamily and commercial properties (the "MORTGAGE LOANS"). The Mortgage Loans will have an aggregate principal balance of approximately $1,178,321,351 (the "INITIAL POOL BALANCE") as of the Cut-off Date, subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any multi-property loan is considered to be one Mortgage Loan. Any loans made to affiliated borrowers are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties, allocated loan amounts, as shown in the tables included in Exhibit A-1 to this Prospectus Supplement, are used for Multi-Property Loans. All numerical information provided in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to in this Prospectus Supplement without further description are approximate percentages by aggregate Cut-off Date Principal Balance. The Landmark Loan will be deemed to consist of two portions: the "LANDMARK POOLED PORTION" and the "LANDMARK NON-POOLED PORTION." The term "Mortgage Loan" does not include the Landmark Non-Pooled Portion and the Initial Pool Balance excludes the principal balance of the Landmark Non-Pooled Portion. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the Landmark Non-Pooled Portion). Descriptions of the terms and provisions of the Mortgage Loans are generalized in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more notes (each, a "MORTGAGE NOTE"), and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE"). Each of the Mortgages creates a first lien on the interests of the related borrower in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "MORTGAGED PROPERTIES"), as set forth in the following table:

                         SECURITY FOR THE MORTGAGE LOANS


                                                                     NUMBER OF
                   INTEREST OF                % OF INITIAL POOL      MORTGAGED
               BORROWER ENCUMBERED               BALANCE(1)         PROPERTIES
    --------------------------------------    -----------------     -----------
    Fee Simple Estate(2)..................          97.8%                137
    Leasehold.............................           2.2                   2
    TOTAL                                          100.0%                139

----------------

(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

          Each Mortgaged Property consists of land improved by -

          o an office building (an "OFFICE PROPERTY" and any Mortgage Loan secured thereby, an "OFFICE LOAN");

          o a retail property (a "RETAIL PROPERTY" and any Mortgage Loan secured thereby, a "RETAIL LOAN");

          o an apartment building or complex consisting of five or more rental units (a "MULTIFAMILY PROPERTY" and any Mortgage Loan secured thereby, a "MULTIFAMILY LOAN");

          o a full or limited service or extended stay hotel/motel property (a "HOSPITALITY PROPERTY" or a "LODGING PROPERTY" and any Mortgage Loan secured thereby, a "HOSPITALITY LOAN" or a "LODGING LOAN");

          o an industrial property (an "INDUSTRIAL PROPERTY" and any Mortgage Loan secured thereby, an "INDUSTRIAL LOAN");

          o a self storage property (a "SELF STORAGE PROPERTY" and any Mortgage Loan secured thereby, a "SELF STORAGE LOAN");

          o mixed use properties (a "MIXED USE PROPERTY" and any Mortgage Loan secured thereby, a "MIXED USE LOAN"); or

          o certain other properties, including but not limited to, manufactured housing communities (0.4% of the Initial Pool Balance) (each, an "OTHER PROPERTY" and any Mortgage Loan secured thereby, an "OTHER LOAN").

     Certain statistical information relating to the various types of Mortgaged Properties is set forth in Exhibit A-2 hereto in the table under "Certain Characteristics of the Mortgage Loans--Additional Mortgage Loan
Information--Mortgaged Properties by Property Type."

     Two Mortgage Loans, representing approximately 2.6% of the Initial Pool Balance, are evidenced by two or more Mortgage Notes which are secured and cross-collateralized by two or more Mortgaged Properties.

     Five Mortgage Loans, representing approximately 12.8% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, under a single Mortgage Note by a single borrower.

     Fifteen Mortgage Loans, representing approximately 14.5% of the Initial Pool Balance, which are not cross-collateralized, are loans to borrowers which are under common ownership. See "Risk Factors--Risks Related to the Mortgage Loans--Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Certificates" in this Prospectus Supplement.

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the depositor, either Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee or any of their respective affiliates except that, with respect to certain of the Mortgage Loans, the Trust Fund will have the benefit of environmental insurance policies. See "Certain Characteristics of the

Mortgage Loans--Environmental Matters" in this Prospectus Supplement. The Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

     Credit Suisse First Boston Mortgage Securities Corp. will purchase the Mortgage Loans to be included in the Trust Fund on or before the date on which the Certificates are issued from Column Financial, Inc. and PNC Bank, National Association (each, a Mortgage Loan Seller and collectively together the "MORTGAGE LOAN SELLERS"). The Mortgage Loan Sellers are selling the Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by the Mortgage Loan Sellers to the depositor and assigned by the depositor to the Trustee for the benefit of the Certificateholders. See "Description of the Governing Documents--Representations and Warranties with respect to Mortgage Assets" in the accompanying prospectus.

     Midland Loan Services, Inc. will service the Mortgage Loans, other than the Crystal Pavilion/Petry Building Loan, pursuant to the Pooling and Servicing Agreement.

SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. The Mortgage Loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances not identified in the related environmental site assessments affecting the Mortgaged Property. In addition, 34 Mortgaged Properties securing Mortgage Loans representing 12.0% of the Initial Pool Balance, are covered by insurance policies insuring against certain environmental-related losses. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement.

     Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to--

     o liens for real estate and other taxes and special assessments not yet due and payable;

     o covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the Mortgage, such exceptions having been acceptable to the Mortgage Loan Sellers, as applicable, in connection with the purchase or origination of such Mortgage Loan; and

     o such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

     See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Escrows" in this Prospectus Supplement.

THE MORTGAGE LOAN SELLERS

     Column Financial. Column Financial, Inc. ("COLUMN") is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily and commercial Mortgage Loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated or purchased approximately 2,100 commercial and multifamily Mortgage Loans totaling

$11.0 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and is an affiliate of us and CSFBC, one of the Underwriters.

     Column acquired 73 of the Mortgage Loans that will be included in the Trust Fund, representing 71% of the Initial Pool Balance, from Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC"), which originated or purchased each of the Mortgage Loans that it sold to the Column Financial, Inc. Column Financial, Inc. or one of its affiliates originated each of the other Mortgage Loans that will be sold by Column to the depositor.

     PNC Bank and Affiliates. PNC Bank, National Association ("PNC BANK") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC FINANCIAL"), and is PNC Financial's principal bank subsidiary. At December 31, 2000, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc. Midland is a wholly owned subsidiary of PNC Bank.

     PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographical presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, providing community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain products and services internationally.

     PNC Bank or its affiliates originated 57 of the Mortgage Loans, representing 29% of the Initial Pool Balance. 39 Mortgage Loans, representing 19.7% of the Initial Pool Balance, will be sold directly by PNC Bank to the depositor. The remaining 18 Mortgage Loans, representing 9.3% of the Initial Pool Balance, were sold to a Delaware owner trust established by PNC Bank. Midland and Anthracite Capital, Inc. (another affiliate of PNC Bank) own certificates representing 100% of the beneficial ownership interest in the owner trusts. Midland, Anthracite and the other holders of the certificates for the owner trusts will sell their certificates to Column Financial, Inc. on the Closing Date. On the Closing Date, Column Financial, Inc. intends to terminate the owner trusts and transfer to the depositor the Mortgage Loans that were in the owner trusts. Midland will make the representations and warranties regarding the owner trust mortgage loans and will be the only person responsible to the trust fund for breaches of the representations and warranties that relate to the owner trust Mortgage Loans and for defects in documentation related to the owner trust Mortgage Loans.

     The information set forth in this Prospectus Supplement regarding the Mortgage Loan Sellers has been provided by the Mortgage Loan Sellers. Neither we nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

ORIGINATOR UNDERWRITING STANDARDS

     General. In connection with the origination or acquisition of each of the Mortgage Loans that we intend to include in the Trust Fund, the related originator or acquirer of the Mortgage Loan evaluated the corresponding Mortgaged Property or properties in a manner generally consistent with the standards described in this "--Originator Underwriting Standards" section.

COLUMN UNDERWRITING STANDARDS

     Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property, other than the Mortgaged Properties securing the Small Balance Loans, generally within the twelve-month period preceding the origination of the related Mortgage Loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the Mortgaged Property. In substantially all cases in which material environmental risks were identified, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property, abate or remediate the condition and/or provide additional security such as letters of credit, guarantees, indemnities, environmental damage insurance or reserves. As described below, with respect to 26 Mortgage Loans sold by Column, representing 10.5% of the Initial Pool Balance, Column purchased Secured Creditor Impaired Property Policies which, upon an event of default and the occurrence of an environmental condition at the Mortgaged Properties, provide for the payment of such Mortgage Loans in full. See "Certain Characteristics of the Mortgage Loans--Environmental Matters" in this Prospectus Supplement. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties. See "Risk Factors--Risks Related to The Mortgage Loans--Environmental Laws May Adversely Affect Mortgaged Property Cash Flow" in this Prospectus Supplement.

     Property Condition Assessments. Third-party engineering firms inspected all of the Mortgaged Properties securing the Mortgage Loans we intend to include in the Trust Fund, or updated previously conducted inspections, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the Mortgaged Properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-2 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of the Mortgaged Properties securing the Mortgage Loans we intend to include in the Trust Fund in order to establish the approximate value of the Mortgaged Property. Those appraisals are the basis for the Most Recent Appraised Values for the respective Mortgaged Properties set forth on Exhibit A-1 to this Prospectus Supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying Mortgage Loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject Mortgaged Property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor the Underwriters have confirmed the values of the respective Mortgaged Properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular Mortgaged Property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on the tables in Exhibit A-1 to this Prospectus Supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:


     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;


     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a Mortgaged Property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the sales comparison approach, the income approach and/or the cost approach.

     In the case of those Mortgage Loans that are acquisition financing, the related borrower may have acquired the Mortgaged Property at a price less than the appraised value on which the Mortgage Loan was underwritten.

     Seismic Review Process. In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and other areas thought to be prone to earthquake risk obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would be conditioned on receipt of satisfactory earthquake insurance. With respect to all of the Mortgage Loans sold to the depositor by Column that had original principal balances of more than $20,000,000 and that have a PML in excess of 20%, the borrowers obtained earthquake insurance.

     Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan that we intend to include in the Trust Fund, the related originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the Mortgaged Property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--


          1.   to satisfy the entire Mortgage Loan, or

          2. taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Small Balance Loans. When originating Mortgage Loans under its "small balance loan" program (the "SMALL BALANCE LOANS"), Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related Mortgaged Property are abbreviated and contain less information than the third party reports on which Column relies for its standard conduit loans;

     o other than an appraisal of the related Mortgaged Property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the Mortgaged Property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the Mortgaged Property and a blanket environmental insurance policy was obtained to cover each of the Mortgaged Properties securing the Small Balance Loans; and

     o the loan committee write-up for each Mortgage Loan is abbreviated and contains less information than those for standard conduit loans.

PNC UNDERWRITING STANDARDS

     Environmental Assessments. An environmental site assessment was performed with respect to each Mortgaged Property, other than as described below, generally within the twelve-month period preceding the origination of the related Mortgage Loan. All of the environmental site assessments obtained were "Phase I" environmental assessments, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the related Mortgage Loan. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions. In substantially all cases in which material environmental risks were identified, then at least one of the following would apply : (A) funds reasonably estimated to be sufficient to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed by the related borrower; (B) an operations or maintenance plan has been implemented by the borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the closing date; (D) a no further action or closure letter was obtained from the applicable government regulatory authority, or the environmental issue affecting the Mortgaged Property was otherwise listed by such government authority as "closed"; or (E) a Secured Creditor's Impaired Property insurance policy was obtained and is part of the related mortgage file. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties.

     Environmental Insurance Program. For Mortgage Loans of $3 million and under, PNC may have purchased Secured Creditor Impaired Property Policies in lieu of obtaining any environmental site assessment. Upon an event of default and the occurrence of a qualifying environmental condition at the Mortgaged Properties, these policies provide for the payment in full of the outstanding principal balance.

     Property Condition Assessments. Third-party engineering firms inspected all of the Mortgaged Properties securing the Mortgage Loans PNC intends to include in the Trust Fund in order to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the Mortgaged Properties.

     The inspection reports identified any deferred maintenance items and necessary capital improvements noted at the Mortgaged Properties. The reports generally included an estimate of costs for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 110% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-2 to this Prospectus Supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared a FIRREA compliant appraisal on all of the Mortgaged Properties securing the Mortgage Loans PNC intends to include in the Trust Fund in order to establish the approximate value of the Mortgaged Property.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying Mortgage Loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject Mortgaged Property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither PNC nor the Underwriters have confirmed the values of the respective Mortgaged Properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular Mortgaged Property under a distress or liquidation sale. Implied in the appraised values is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under industry standard assumptions.

     Each appraisal of a Mortgaged Property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the sales comparison approach, the income approach and/or the cost approach.

     In the case of those Mortgage Loans that are acquisition financing, the related borrower may have acquired the Mortgaged Property at a price less than or greater than the appraised value on which the Mortgage Loan was underwritten.

     Seismic Review Process. In general, PNC's underwriting guidelines required that prospective borrowers seeking loans secured by properties located in California and other areas thought to be prone to earthquake risk (Seismic Zone 3 or greater) obtain a seismic engineering report of the building and the applicable estimate of the loss that the property would sustain in a "worst case" earthquake scenario (a "PROBABLE MAXIMUM LOSS" or "PML"). With respect to the Mortgage Loans sold to the depositor by PNC that had a PML in excess of 20%, the borrower obtained earthquake insurance.

     Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan that PNC intends to include in the Trust Fund, PNC examined whether the use and operation of the related Mortgaged Property was in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the Mortgaged Property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted non-conforming use and/or structure, an analysis was conducted as to the potential risks associated with any such non-compliance with structured mitigants added and/or addressed.


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MULTIPLE NOTE LOANS

     The Crystal Pavilion/Petry Building Mortgage Loan (the "CRYSTAL PAVILION/PETRY BUILDING LOAN"), which represents 4.9% of the Initial Pool Balance, is represented by two notes which are two of four notes issued by the related borrower, each secured by a first lien on the related Mortgaged Property. The four notes together are referred to herein as the "CRYSTAL PAVILION/PETRY BUILDING WHOLE LOAN." The two notes which are assets of the Trust Fund are referred to herein as the "CRYSTAL PAVILION/PETRY BUILDING TRUST FUND NOTES." The two notes in which the Trust Fund owns no interest are referred to herein as the "CRYSTAL PAVILION/PETRY BUILDING OTHER NOTES." One of the Crystal Pavilion/Petry Building Other Notes has been deposited in a securitization sponsored by the depositor known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "CSFB 2000-C1 SECURITIZATION"). The other Crystal Pavilion/Petry Building Other Note has been deposited in a securitization sponsored by the depositor known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1. The Trustee will be a party to a co-lender agreement with the holder of the Crystal Pavilion/Petry Building Other Notes in which the trustee on behalf of the CSFB 2000-C1 Securitization is named as lead lender. Pursuant to such co-lender agreement, CapMark Services, L.P., as servicer of the CSFB 2000-C1 Securitization, will make all servicing decisions with respect to the Crystal Pavilion/Petry Building Loan and Lennar Partners, Inc, as special servicer of the CSFB 2000-C1 Securitization, will specially service the Crystal Pavilion/Petry Building Loan in the event that it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the holders of the Crystal Pavilion/Petry Building Trust Fund Notes and the Crystal Pavilion/Petry Building Other Notes, as a collective whole. For additional important information relating to the Crystal Pavilion/Petry Building Whole Loan, including the servicing of the Crystal Pavilion/Petry Building Loan, see "Risk Factors-- Risks Related to the Offered Certificates-- The Series 2001-CP4 Certificateholders Will Have No Ability To Control the Servicing of the Crystal Pavilion/Petry Building Loan;" "--Significant Mortgage Loans--The Crystal Pavilion/Petry Building Loan" and "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans" in this Prospectus Supplement.

THE LANDMARK POOLED AND NON-POOLED PORTIONS

     The Landmark Pooled Portion has a principal balance as of the Cut-off Date of $91,600,000 and the Landmark Non-Pooled Portion has a principal balance as of the Cut-off Date of $33,071,665.90. The holders of the Regular Certificates will be entitled to receive all amounts received in respect of the Landmark Pooled Portion and the holders of the Class LM Participation Certificates will be entitled to receive all amounts received in respect of the Landmark Non-Pooled Portion and will have certain other rights with respect to the Landmark Loan.

     The following describes certain provisions of the Pooling and Servicing Agreement that relate to the Landmark Pooled Portion and Landmark Non-Pooled Portion. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the provisions of the Pooling and Servicing Agreement.

     Allocation of Payments Between the Landmark Pooled Portion and the Landmark Non-Pooled Portion. Pursuant to the Pooling and Servicing Agreement, to the extent described below, the right of the holders of the Class LM Participation Certificates to receive payments with respect to the Landmark Non-Pooled Portion is subordinated to the rights of the holders of the Regular Certificates to receive payments with respect to the Landmark Pooled Portion. On or prior to each Distribution Date, amounts received during the related Due Period on the Landmark Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against Column as the Mortgage Loan Seller with respect to the Landmark Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:


     o first, in respect of interest accrued on the Landmark Pooled Portion during the current mortgage interest accrual period;

     o second, in respect of accrued and unpaid interest on the Landmark Pooled Portion from prior mortgage interest accrual periods to the extent not previously advanced;

     o third, in reduction of the Stated Principal Balance of the Landmark Pooled Portion, up to an amount equal to a pro rata portion (based on the Stated Principal Balances of the Landmark Pooled Portion and the Landmark Non-Pooled Portion) of (x) any principal prepayments received on the Landmark Loan; (y) all principal due (including the Balloon Payment, if then due); and (z) after an event of default on the Landmark Loan or if the Landmark Loan becomes Specially Serviced, the entire principal balance of such Mortgage Loan, in any case until the Stated Principal Balance thereof has been reduced to zero;


     o fourth, to reimburse the Landmark Pooled Portion for any prior Landmark Collateral Support Deficit previously allocated thereto;

     o fifth, in respect of interest accrued on the Landmark Non-Pooled Portion during the current mortgage interest accrual period;

     o sixth, in respect of accrued and unpaid interest on the Landmark Non-Pooled Portion from prior mortgage interest accrual periods;

     o seventh, in reduction of the Stated Principal Balance of the Landmark Non-Pooled Portion, up to an amount equal to a pro rata portion (based on the Stated Principal Balances of the Landmark Pooled Portion and the Landmark Non-Pooled Portion) of (x) any principal prepayments received on the Landmark Loan; (y) all principal due (including the Balloon Payment, if then due); and (z) after an event of default on the Landmark Loan or if the Landmark Loan becomes Specially Serviced, the entire principal balance of such Mortgage Loan, in any case until the Stated Principal Balance thereof has been reduced to zero;

     o eighth, to reimburse the Landmark Non-Pooled Portion in the amount of any prior Landmark Collateral Support Deficits previously allocated to the Class LM Participation Certificates; and

     o ninth, to reimburse the Directing Certificateholder of the Class LM Participation Certificates for any unreimbursed Cure Payments previously made.

     Consultation Rights of Holders of Class LM Participation Certificates. The Special Servicer is required to consult with a holder of the Class LM Participation Certificates appointed by the holders of more than 50% of the Class LM Participation Certificates (the "CLASS LM DIRECTING CERTIFICATEHOLDER") prior to the taking by the Special Servicer of the following actions (but may, in its sole discretion, reject any advice or direction of the Class LM Directing Certificateholder)--

     o any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the property securing the Specially Serviced Mortgage Loan as come into and continue in default;

     o any modification of a monetary term other than an extension of the original maturity date for two years or less of the Landmark Loan;

     o any proposed sale of the defaulted Landmark Loan or REO Property (other than in connection with the termination of the trust fund as described under "The Pooling and Servicing Agreement--Optional Termination" in this Prospectus Supplement) for less than the applicable Purchase Price;

     o    any acceptance of a discounted payoff;

     o any determination to bring the Mortgaged Property securing the Landmark Loan into compliance with applicable environmental laws;

     o any release of collateral for the Landmark Loan (other than in accordance with the terms of, or upon satisfaction of, the Landmark
          Loan);

     o any acceptance of substitute or additional collateral for the Landmark Loan (other than in accordance with the terms of the Landmark Loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     o any acceptance of an assumption agreement releasing the related borrower from liability under the Landmark Loan.

     The Special Servicer is required to provide all information which the Special Servicer considers to be material (in its sole discretion) in connection with evaluating such action to the Class LM Directing Certificateholder, who will then have ten days (to the extent such period does not delay the Special Servicer from taking any action that is in the best interests of the Certificateholders to take prior to the expiration of such period) within which to respond after notice of any proposed action; provided, that if the Class LM Directing Certificateholder has not responded within such period, it will be deemed to have approved such action. Notwithstanding the foregoing, the Special Servicer is under no obligation to comply with any advice or consultation provided by the Class LM Directing Certificateholder and nothing contemplated by the foregoing may (i) require or cause the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Special Servicer to violate the provisions of the Pooling and Servicing Agreement relating to the status of any of the Loan REMICs, Lower-Tier REMIC or Upper-Tier REMIC as a REMIC or subject any such REMIC to federal income tax, (iv) require or cause the Special Servicer to violate any other provisions of the Pooling and Servicing Agreement, (v) require or cause the Special Servicer to violate the terms of the Landmark Loan, (vi) expose the Servicer, the Special Servicer, the depositor, the Mortgage Loan Sellers, the Trust Fund, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement; and the Special Servicer will neither follow any such direction if given by the Class LM Directing Certificateholder nor initiate any such actions.

     Right to Purchase the Landmark Loan. Pursuant to the Pooling and Servicing Agreement, the Class LM Directing Certificateholder will have the right, by written notice to the Servicer and Special Servicer delivered (i) during any Cure Period for which the Class LM Directing Certificateholder is entitled to make a Cure Payment or (ii) at any time the Landmark Loan is a Specially Serviced Mortgage Loan, to purchase the Landmark Loan in whole but not in part at the Purchase Price. Such right will terminate upon the purchase of the Landmark Loan pursuant to a Purchase Option described herein under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans," but, prior to any such purchase, the Class LM Directing Certificateholder's right to purchase the Landmark Loan, if it is a Specially Serviced Loan, at the Purchase Price shall be prior to the Purchase Option. Upon the delivery of such notice to the Servicer and Special Servicer, the Servicer or Special Servicer, as applicable, is required to cause the Trust Fund to sell (and the Class LM Directing Certificateholder is required to purchase) the Landmark Loan at the Purchase Price, on a date not less than five Business Days nor more than ten Business Days after the date of the required notice, which will be established by the Servicer or Special Servicer, as applicable. The Purchase Price will be calculated by the Servicer or Special Servicer, as applicable, three Business Days prior to the required purchase date and will, absent manifest error, be binding upon the Class LM Directing

Certificateholder. The right of the Class LM Directing Certificateholder to purchase the Landmark Loan under clause (i) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Cure Period. The right of the Class LM Directing Certificateholder to purchase the Landmark Loan under clause (ii) of the first sentence of this paragraph will terminate as described herein under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans." The Class LM Participation Certificateholders will be entitled to receive a distribution in respect of the portion of such Purchase Price attributable to the Landmark Non-Pooled Portion in accordance with the provisions under "--Allocation of Payments between the Landmark Pooled Portion and the Landmark Non-Pooled Portion" above.

     Cure Rights of the Class LM Participation Certificateholders. The Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to deliver to the Class LM Directing Certificateholder notice of any monetary or, to the extent the Servicer or Special Servicer, as applicable, is aware of any non-monetary default with respect to the Landmark Loan. Upon receipt of such notice, the Class LM Directing Certificateholder will have the right to cure defaults with respect to the Landmark Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default (the "CURE PERIOD"); provided, however, that no single Cure Event can continue for a period of more than 90 consecutive days. In the event that the Class LM Directing Certificateholder elects to cure a default that can be cured by making a Cure Payment, the Class LM Directing Certificateholder is required to make such Cure Payment to the Servicer. The Servicer is required to apply such funds to reimburse itself for any Advances, together with interest thereon, made in respect of the default so cured and any related Trust Fund expenses. The right of the Class LM Directing Certificateholder to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by the Servicer or the Trustee) will be subordinate to the payment of all other amounts due with respect to the Landmark Loan.

     Modifications of the Landmark Loan. Subject to the foregoing and the other terms and conditions of the Pooling and Servicing Agreement, if the Servicer or Special Servicer, as applicable, in connection with a workout or proposed workout of the Landmark Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments to the Landmark Pooled Portion will be made as though such workout did not occur, with the payment terms of the Landmark Pooled Portion remaining the same as they are on the Closing Date, and the Landmark Non-Pooled Portion will bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Mortgage Loan attributable to such workout, before the Landmark Pooled Portion is exposed to such economic effect.

     Prior to entering into any modification of the Landmark Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the Servicer or Special Servicer, as applicable, is required to provide the Class LM Directing Certificateholder with notice thereof and with all information that the Servicer or Special Servicer, as applicable, considers material (in its sole discretion), but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class LM Directing Certificateholder will have the right to purchase the Landmark Loan at a price equal to the Purchase Price therefor by delivering notice to the Servicer or Special Servicer, within five Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. In the event that it elects to exercise such purchase option, the Class LM Directing Certificateholder is required to deliver such Purchase Price to the Trustee within three Business Days of its exercise of such purchase option.

SIGNIFICANT MORTGAGE LOANS

     Set forth below is a description of certain of the 10 largest Mortgage Loans and the related Mortgaged Property or Mortgaged Properties.

                                  LANDMARK LOAN


                        LOAN INFORMATION                                                   PROPERTY INFORMATION
----------------------------------------------------------------       ------------------------------------------------------------
PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE           SINGLE ASSET/PORTFOLIO:        Single Asset
                            ----------         --------------
WHOLE LOAN:                $125,250,000         $124,671,665.90        PROPERTY TYPE:                 Office
POOLED PORTION:              92,024,919           91,600,000.00
NON-POOLED PORTION:          33,225,081           33,071,665390

ORIGINATION DATE:       November 30, 2000                              LOCATION:                      San Francisco, CA

INTEREST RATE ON
WHOLE LOAN              8.17%                                          YEAR                           1917/2000

INTEREST RATE ON        8.17
POOLED PORTION:

INTEREST RATE ON
NON-POOLED PORTION      8.17
AMORTIZATION:           360 months                                     OCCUPANCY(6):         99.3%

ARD:(1)                 December 11, 2007                              THE COLLATERAL:       One 11-story office building with
                                                                                             retail(7)
ARD BALANCE(1):         $86,374,033
                                                                       FEE OR LEASEHOLD:     Fee and Leasehold(8)
HYPERAMORTIZATION:      After the ARD, the interest rate                                                      % OF         LEASE
                        increases by 2% to 10.17% and all              MAJOR TENANTS             NRSF          NRA      EXPIRATION
                        excess cash flow is used to reduce the         -------------             ----          ---      ----------
                        outstanding principal balance; the             Del Monte Corporation   104,729        23.9      12/31/2010
                        additional 2% interest accrues until           Scient Corporation       96,338        22.0      12/31/2010
                        the principal balance is reduced to            Epicentric, Inc.         74,716        17.0       6/30/2006
                        zero.

MATURITY DATE:          December 11, 2030                              SQUARE FOOTAGE:       438,677

BORROWER (SPECIAL       TMG/One Market, L.P., a special purpose
PURPOSE ENTITY):        whose general partner's managing member        PROPERTY MANAGEMENT:  The Martin Group of Companies, Inc.
                        is a special purpose entity with one
                        independent director; a non-consolidation      UNDERWRITTEN NET CASH
                        opinion was obtained in connection with        FLOW:                $15,129,450
                        origination of the Landmark Loan.
                                                                       APPRAISED VALUE:     $167,000,000

                        One Market Street LLC, a special purpose       CUT-OFF DATE LTV(1):  54.9%
                        entity, the manageing member of which is
                        TMG/One Market, L.P., a special purpose
                        entity whose general partner's managing        ARD LTV(1):           51.7%
                        member is a special purpose entity with
                        one independent director; a non-consolidation  U/W DSCR(1):          1.84x
                        opinion was obtained in connection with
                        origination of the Landmark Loan.


INTEREST CALCULATIONS:  Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S. Treasury
                        defeasance thereafter until four months
                        prior to the ARD.

CUT-OFF DATE LOAN PER
SQUARE FOOT(1):         $209

UP-FRONT RESERVES(2):   TI & LC:                  $15,014,020.00
                        Required Repair Fund:      $2,067,983.00
                        Annex Space Lease Escrow:     $84,280.00
                        Master Sublease Escrow:       $16,019.00

ONGOING RESERVES:       Real Estate Taxes & Insurance
                          Reserve(3)                         Yes
                        Replacement Reserve(4)               Yes
                        TI&LC(5)                             Yes

LOCKBOX:                Hard                                 Yes

MEZZANINE:              No

-----------------------------------------------------------------      -------------------------------------------------------------

-----------

(1)  Based on the Landmark Pooled Portion only.

(2) At origination, the Landmark Borrower deposited $15,014,020.00 into the Leasing Escrow Fund, of which $5,403,096 is remaining as of August 2, 2001. The initial deposit represents 100% of the tenant improvements and leasing commissions expected to be incurred in connection with the initial lease-up of the Landmark Property. The Lender also held back: approximately 125% of the engineering estimate for completion of renovation costs and certain environmental remediation work; and approximately $5,750,000 to cover potential shortfalls in cash flow (to be released to the borrower when the DSCR reaches 1.15x). The Landmark Borrower also created a one month reserve for lease payments with respect to the Annex Space.

(3) The Landmark Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(4) The Landmark Borrower is required to escrow $8,217.85 on a monthly basis into a replacement reserve escrow fund for ongoing repairs and replacements.

(5) The Landmark Borrower is required to escrow $20,833.33 on a monthly basis into a leasing commission/tenant improvement reserve escrow fund from the closing of the Landmark Loan through December 10, 2004, said sum then increasing to $83,333.33 per month until November 10, 2007.

(6)  Occupancy is based on the June 1, 2001 rent roll.

(7) TMG/One Market, L.P. is the tenant of several floors in a building known as the "Annex" which it leases from EOP-One Market, L.L.C., a subsidiary of Equity Office Partners Trust. The Annex is contiguous to the building known as Landmark at One Market.

(8) The Landmark Borrower owns a fee interest in all of the Landmark Property other than the Annex Space, in which it is a tenant under the Annex lease.

THE LANDMARK LOAN

     The Loan. The largest Mortgage Loan (the "LANDMARK LOAN") was originated on November 30, 2000. The Landmark Loan is secured by a first priority deed of trust encumbering an office building with ground floor retail in San Francisco, California (the "LANDMARK PROPERTY").

     The Borrower. The Landmark Loan was made, jointly and severally, to TMG/One Market, L.P., a Delaware limited partnership, and One Market Street, LLC, a Delaware limited liability company (collectively, the "LANDMARK BORROWER"). The Martin Group of Companies, Inc., a California corporation (the "LANDMARK MANAGER"), has an equity interest in the Landmark Borrower and is the property manager of the Landmark Property and is an affiliate of the Landmark Borrower. The Landmark Manager and its affiliates have 80 years of combined real estate experience and operate over 9 million square feet of commercial and multifamily properties in the Bay area and west coast. Farallon One Market Investors, LLC, a Delaware limited liability company, an affiliate of Farallon Capital Management, L.L.C., has an equity ownership interest in TMG/One Market, L.P. Farallon Capital Management, L.L.C. is a $7 billion hedge fund which specializes in mergers, derivatives and real estate. First Union Affordable Housing Community Development Corp. ("INVESTOR MEMBER") has a 99.99% interest in One Market Street, LLC.

     Certain additional information regarding the Landmark Loan and the Landmark Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Landmark Property contains an 11-story office building with ground floor retail located at One Landmark Square, San Francisco, California, which was constructed in 1917 and renovated in 2000. The Landmark Property has an aggregate net rentable area of approximately 438,677 square feet. The Landmark Property is 99.3% occupied with 7 tenants.

     Property Management. The Landmark Property is managed by The Martin Group of Companies, Inc. (the "LANDMARK MANAGER"), pursuant to a management agreement with the Landmark Borrower. If, within 45 days of the end of each calendar quarter, the Landmark Borrower does not provide evidence that the Landmark Property achieved a debt service coverage ratio of 1.05x or greater on a trailing 12 month basis, then the Landmark Borrower must either make a cash collateral or letter of credit deposit or suspend the Landmark Manager's property management fee and/or replace the Landmark Manager with a new property manager meeting certain requirements regarding subordination of management fees and other termination events.

     Purchase Option. TMG/One Market, L.P. has the right pursuant to a Purchase Option Agreement, dated as of October 26, 2000 between One Market Street, LLC, TMG/One Market, L.P. and Investor Member, to purchase the entire interest of the Investor Member in One Market Street, LLC for a 36-month period beginning after the sixty-first calendar month following the date on which the Landmark Property was placed in service (as determined in accordance with the Internal Revenue
Code).


                      CRYSTAL PAVILION/PETRY BUILDING LOAN

-----------------------------------------------------------------       -----------------------------------------------------------
                        LOAN INFORMATION                                                    PROPERTY INFORMATION
-----------------------------------------------------------------       -----------------------------------------------------------

PRINCIPAL BALANCE(1)(2):  ORIGINAL           CUT-OFF DATE               SINGLE ASSET/PORTFOLIO:  Portfolio of 2 Assets
WHOLE LOAN:               $119,120,086       $117,380,819
POOLED PORTION:            $59,120,086        $58,256,876               PROPERTY TYPE:           Office
NON-POOLED PORTION:        $60,000,000        $59,123,943

ORIGINATION DATE:       June 15, 1998                                   LOCATION:                New York, NY

INTEREST RATE:          7.325%                                          YEAR BUILT/RENOVATED     Crystal Pavilion      1983/1995
                                                                                                 Petry Building        1959/1986
AMORTIZATION:           328 months
                                                                        OCCUPANCY(6)             Crystal Pavilion      98%
ARD:                    July 11, 2008                                                            Petry Building       100%

ARD BALANCE:            $52,207,883                                     THE COLLATERAL:          Two office buildings

HYPERAMORTIZATION:      After the ARD, the interest rate                FEE OR LEASEHOLD:        Fee
                        increases by 2.00% to 9.325% and a pro
                        rata portion of all excess cash flow is
                        used to reduce the outstanding
                        principal balance; the additional 2%            CRYSTAL PAVILION:
                        interest is deferred until the                  -----------------                                   LEASE
                        principal balance is reduced to zero.           MAJOR TENANTS             NRSF       % OF NRA    EXPIRATION
                                                                        -------------             ----       --------    ----------
MATURITY DATE:          July 11, 2028                                   Bozell Inc.               235,021       39.6%       6/30/07
                                                                        Baker & MacKenzie          77,700       13.1%       6/30/08
BORROWER (SPECIAL       Madison Third Building Companies LLC, the       Informix Software, Inc.    23,500        4.0%       9/30/01
PURPOSE ENTITY):        managing memeber of which is a special
                        purpose entity, the board of which contains
                        an independent director; a non-consolidation    PETRY BUILDING:
                        opinion was obtained in connection with         -----------------                                   LEASE
                        origination.                                    MAJOR TENANTS             NRSF       % OF NRA    EXPIRATION
                                                                        -------------             ----       --------    ----------
INTEREST CALCULATION:   Actual/360                                      Petry T.V.                 89,761       31.7%      12/31/15
                                                                        The Gap Inc.               65,896       23.3%      12/31/06
                                                                        Square Alpha               61,200       21.6%       6/30/08
CALL PROTECTION:        Nineteen-month prepayment lockout from the
                        date of securitization with U.S. Treasury
                        defeasance thereafter until six months
                        prior to the ARD.                               SQUARE FOOTAGE(7):     Crystal Pavilion  593,293
                                                                                               Petry Building    283,332
                                                                        PROPERTY MANAGEMENT    Cohen Brothers
                                                                                               Realty Corporation
CUT-OFF DATE LOAN PER                                                   UNDERWRITTEN NET
SQUARE FOOT:            $134(3)                                         CASH FLOW(7):          $18,098,136

                                                                        APPRAISED VALUE(7)     $270,000,000

UP-FRONT RESERVES:      CapEx:                          $135,063        CUT-OFF DATE LTV(3):  43.2%

ONGOING RESERVES:       Replacement Reserve(4):              Yes        ARD LTV(3) (7):       38.7%
                        TI & LC(4):                          Yes
                        Real Estate Taxes & Insurance                   DSCR(3)(7):           1.81x
                        Reserve(5):                          Yes

LOCKBOX:                Hard

PARTIAL DEFEASANCE:     Yes; Release Price of 125% of Property
                        Release Amount

MEZZANINE               Yes

-----------------------------------------------------------------        -----------------------------------------------------------

---------------

(1)  For the Crystal Pavilion/Petry Building Notes C and D only.

(2) Existing notes in the aggregate original principal amount of $119,120,086 were consolidated on June 15, 1998. The consolidated note was split into the Crystal Pavilion/Petry Building Note A, Crystal Pavilion/Petry Building Note B, Crystal Pavilion/Petry Building Note C and Crystal Pavilion/Petry Building Note D as of April 11, 2000.

(3)  Calculated based on the entire Crystal Pavilion/Petry Building Whole Loan.

(4) The Crystal Pavilion/Petry Building Borrower is required to escrow $193,741.09 on a monthly basis ($2.65/SF annually) into a tenant improvement and leasing commission reserve and $14,587.27 on a monthly basis ($0.20/SF annually) into a CapEx reserve.

(5) The Crystal Pavilion/Petry Building Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due dates and (ii) insurance premiums prior to the expiration thereof.

(6)  Occupancy is based on the January 2001 rent roll.

(7)  Aggregate of Crystal Pavilion and Petry Building.

THE CRYSTAL PAVILION/PETRY BUILDING LOAN

     The Loan. The second largest loan concentration (the "CRYSTAL PAVILION/PETRY BUILDING LOAN") was originated CSFBMC on June 15, 1998. The Crystal Pavilion/Petry Building Loan is evidenced by two notes (the "CRYSTAL PAVILION/PETRY BUILDING NOTES C AND D"), which are two of four notes issued by the Crystal Pavilion/Petry Building Borrower and secured by the Crystal Pavilion/Petry Building Properties. The other notes (the "CRYSTAL PAVILION/PETRY BUILDING OTHER NOTES") are not included in the Trust Fund and have been deposited in prior securitizations sponsored by the depositor. The Crystal Pavilion/Petry Building Notes C and D and the Crystal Pavilion/Petry Building Other Notes are collectively referred to herein as the "CRYSTAL PAVILION/PETRY BUILDING WHOLE LOAN." The Crystal Pavilion/Petry Building Other Notes have an aggregate principal balance as of the Cut-off Date of $59,123,943.

     All amounts received in respect to the Crystal Pavilion/Petry Building Whole Loan will be paid pro rata to the holders of the Crystal Pavilion/Petry Building Notes C and D and the Crystal Pavilion/Petry Building Other Notes. The Crystal Pavilion/Petry Building Whole Loan will be serviced by CapMark Services L.P. in accordance with the provisions of the Pooling and Servicing Agreement for another securitization.

     Pursuant to a co-lender agreement, CapMark Services, L.P., as servicer of a prior securitization, will make all servicing decisions with respect to the Crystal Pavilion/Petry Building Whole Loan and Lennar Partners, Inc, as special servicer of such prior securitization, will specially service the Crystal Pavilion/Petry Building Loan in the event that it becomes a specially serviced loan, in each case with a view toward maximizing recovery to the holders of the Crystal Pavilion/Petry Building Trust Fund Notes and the Crystal Pavilion/Petry Building Other Notes, as a collective whole.

     The Crystal Pavilion/Petry Building Whole Loan is secured by a first priority lien encumbering two office buildings located in New York, New York (the "CRYSTAL PAVILION/PETRY BUILDING PROPERTY").

     The Borrower. The Crystal Pavilion/Petry Building Loan was made to Madison Third Building Companies LLC (the "CRYSTAL PAVILION/PETRY BUILDING BORROWER"), a New York limited liability company. The principals of the Crystal Pavilion/Petry Building Borrower are Charles Stephen Cohen and Sherman Cohen (collectively, the "CRYSTAL PAVILION/PETRY BUILDING PRINCIPALS"). The Crystal Pavilion/Petry Building Principals are also the principals of Cohen Brothers Real Estate, a large office developer and owner in New York City.

     Certain additional information regarding the Crystal Pavilion/Petry Building Loan and the Crystal Pavilion/Petry Building Property is set forth in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Crystal Pavilion/Petry Building Property consists of two office buildings, a 31-story office building located at 805 Third Avenue, New York, New York which was constructed in 1983 and renovated in 1995 (the "CRYSTAL PAVILION") and a 19-story office building located at 3 East 54th Street, New York, New York, which was constructed in 1959 and renovated in 1986 (the "PETRY BUILDING"). The Crystal Pavilion has a net rentable area of approximately 593,292 square feet of office space. In addition the Crystal Pavilion has approximately 33,350 square feet of retail space. The Petry Building has a net rentable area of approximately 283,332 square feet of office space. In addition, it has approximately 15,273 square feet of retail space and a 13-level garage structure with attended parking for 350 cars.

     Property Management. The Crystal Pavilion/Petry Building Property is managed by Cohen Brothers Realty Corporation (the "CRYSTAL PAVILION/PETRY BUILDING MANAGER") pursuant to a management agreement. The management agreement provides for the payment to the Crystal Pavilion/Petry Building Manager of management fees of 4.0% of gross revenues, which are subordinated to payments under the Crystal Pavilion/Petry Building Loan.

     Mezzanine Loan and Preferred Equity Interest. Madison Third Building Companies Mezz LLC is the borrower under a loan with an aggregate principal balance as of the Cut-off Date of $50,000,000 (the "CRYSTAL PAVILION/PETRY BUILDING MEZZANINE LOAN"), made by Capital Trust (the "CRYSTAL PAVILION/PETRY BUILDING MEZZANINE LENDER"). As of the Cut-off Date, the aggregate LTV of the Crystal Pavilion/Petry Building Whole Loan and the Crystal Pavilion/Petry Building Mezzanine Loan was 62.0%. The Crystal Pavilion/Petry Building Mezzanine Lender has agreed not to transfer its interest in the Crystal Pavilion/Petry Building Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

     The Crystal Pavilion/Petry Building Mezzanine Lender owns a preferred equity interest (as such holder, the "CRYSTAL PAVILION/PETRY BUILDING SPECIAL LIMITED PARTNER") in the Crystal Pavilion/Petry Building Borrower having an initial equity investment in the amount of $1,000 (the "CRYSTAL PAVILION/PETRY BUILDING PREFERRED EQUITY INTEREST"). The Crystal Pavilion/Petry Building Special Limited Partner has agreed not to transfer the Crystal Pavilion/Petry Building Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

     The Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest require monthly payments of interest and yield, respectively, plus principal and capital payments, respectively, sufficient to amortize the Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest over a term of 28 years, however, the Crystal Pavilion/Petry Building Mezzanine Loan and the Crystal Pavilion/Petry Building Preferred Equity Interest mature in July 2009.

     Additional Indebtedness. The Crystal Pavilion/Petry Building Other Notes are secured by the Crystal Pavilion/Petry Building Properties and rank pari passu with the Crystal Pavilion/Petry Building Notes C and D. See "--The Loan" above.

                                  PARFINCO LOAN


-------------------------------------------------------------        -----------------------------------------------------------
                        LOAN INFORMATION                                           PROPERTY INFORMATION
                             ORIGINAL           CUT-OFF DATE
PRINCIPAL BALANCE:      $55,000,000             $54,900,377          SINGLE ASSET/PORTFOLIO:      Single Asset

ORIGINATION DATE:       April 12, 2001                               PROPERTY TYPE:               Office

LOAN PURPOSE:           Refinance                                    LOCATION:                    Pasedena, CA

INTEREST RATE:          7.52%                                        YEAR BUILT/RENOVATED:        East Annex:       1978/NA
                                                                                                  West Annex:       1982/NA
AMORTIZATION:           360 months
                                                                     OCCUPANCY(5):                100%
ADR:                    May 11, 2011
                                                                     THE COLLATERAL:              Two office buildings (East and
ADR BALANCE:            $48,699,345                                                               West Annex)


HYPERAMORTIZATION:      After the ARD, the interest rate             FEE OR LEASEHOLD:            Fee
                        increases  by 2% to 9.52% and all excess                                                           LEASE
                        cash flow is used to reduce the              MAJOR TENANTS               NRSF           %OF NRA  EXPIRATION
                        outstanding principal balance; the           -------------               ----           -------  ----------
                        additional 2% interest is deferred           Kaiser Foundation          276,339          54.1%   East Annex:
                        until the principal balance is reduced       Health Plan, Inc.                                   -----------
                        to zero.                                                                                          12/31/05,
                                                                                                                           9/30/06,
MATURITY DATE:          May 11, 2031                                                                                      12/31/05

                                                                                                                         West Annex:
BORROWER (SPECIAL       Parfinco EWA, LLC, a special purpose                                                             ----------
PURPOSE ENTITY):        entity, with a sole member, Parfinco                                                              7/31/03,
                        EWA, Inc., which contains and independent                                                         9/30/03,
                        director; a nonconsolidation opinion was                                                         12/31/03,
                        obtained in connection with the Parfinco                                                         10/31/06
                        Loan.

                                                                     United States of America
INTEREST CALCULATION:   Actual/360                                   (FEMA)                      61,434          12.0%   12/31/03(8)
                                                                     Atlantic Richfield
CALL PROTECTION:        Two-year prepayment lockout from the         Company                     60,427          11.8%    9/14/03
                        date of securitization with U.S.
                        Treasury defeasance thereafter until         SQUARE FOOTAGE:            510,550
                        three months prior ARD.
                                                                     PROPERTY MANAGEMENT:  Dacam Management Corporation
CUT-OFF DATE LOAN PER   $108
SQUARE FOOT:                                                         APPRAISED VALUE:          $98,500,000

UP-FRONT RESERVES:      Repair Reserve(1)            $76,520.00      UNDERWRITTEN NET CASH
                        Additional TI Reserve(2)    $250,000.00      FLOW:                     $8,493,615

                                                                     APPRAISAL DATE:           June 7, 2001
ONGOING RESERVES:       Real Estate Taxes +
                        Insurance Reserve (3):              Yes
                        Replacement Reserve (4):            Yes

LOCKBOX                 Hard
                                                                     U/W DSCR:                 1.84x
MEZZANINE:              No
                                                                     CUT-OFF DATE LTV:         55.7%

                                                                     MATURITY LTV:             49.4%
-----------------------------------------------------------------    -------------------------------------------------------------

----------------------

(1) Parfinco Borrower escrowed $76,520 for certain immediate repairs to the Parfinco Property identified in an engineering report. Disbursement will be made from such account only after the Parfinco Borrower provides evidence satisfactory to Lender that all renovation and upgrade work currently being performed on the East Annex of the Parfinco Property has been completed in accordance with the budget previously delivered to Lender.

(2) Parfinco Borrower is required to escrow $250,000.00 at closing to be held until Lender is provided with evidence of the payment in full by Parfinco Borrower of the tenant improvement allowances outstanding for 4th floor and basement space occupied by Kaiser Health Plan in the West Annex.

(3) As opposed to making monthly deposits into the tax and insurance escrow fund, the Parfinco Borrower obtained a $385,000.00 letter of credit (equal to six (6) months of taxes and insurance). Parfinco Borrower shall not be obligated to make deposits to the Impound Account until such time as there is a failure of Parfinco Borrower to comply with the insurance and tax provisions of the Parfinco Deed of Trust or if there is an event of default that occurs under the Loan Documents governing the Parfinco Loan.

(4) The Parfinco Borrower is required to escrow $8,516.67 on a monthly basis into a capital improvement escrow fund for ongoing capital improvements to the Parfinco Property. No disbursement will be made from the reserve for capital improvements until the Parfinco Borrower provides evidence that the renovation and upgrade work (described in footnote 1 above) has been completed.

(5)  Occupancy is based on the June 30, 2001 rent roll.

(6) Subject to early termination right on December 31, 2002 with notice by June 1, 2002.

THE PARFINCO LOAN

     The Loan. The Parfinco Loan was originated on April 12, 2001. The Parfinco Loan is secured by a first priority lien encumbering the fee interest of the Parfinco Borrower in certain land located in Pasadena, California (the "PARFINCO PROPERTY").

     The Borrower and the Sponsor. The Parfinco Loan was made to Parfinco, LLC, a Delaware limited liability company (the "PARFINCO BORROWER"), which was formed as a single purpose/bankruptcy remote entity and whose sole member is Parfinco EWA, Inc., a Delaware corporation. Parfinco EWA, Inc. is wholly owned by Parfinco, Inc. which is a holding company for the privately-held Parsons Corporation. Parfinco, Inc. has an estimated net worth of $35 million.

     Certain additional information regarding the Parfinco Loan and the Parfinco Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Parfinco Property consists of two 8-story office buildings located at 75 North Fair Oaks Avenue ("EAST ANNEX") and 74 North Pasadena Avenue ("WEST ANNEX") in Pasadena, California. The East Annex was constructed by Ralph M. Parsons Company in 1978, and has a net rentable area of approximately 255,404 square feet including a four level parking structure. The West Annex was constructed by Ralph M. Parsons Company in 1982, and has a net rentable area of approximately 255,146 square feet including a five level parking structure. The Parfinco Property was owner-occupied by Parsons through the late 1990s and is now 100.0% occupied by seven tenants with an additional tenant that occupies rooftop space and three others that occupy solely parking spaces on the Parfinco Property.

     Property Management. The Parfinco Property is managed by Dacam Management Corporation, a California corporation (the "PARFINCO MANAGER"), which is not an affiliate of the Parfinco Borrower, pursuant to a management agreement. Dacam Management manages over 1 million square feet of office space in Pasadena, CA. The management agreement generally provides for a management fee of 4.0% of the Gross Monthly Collections (as defined in the Management Agreement), the payment of which is subordinated to payment of the Parfinco Loan. The Parfinco Manager may be terminated by the Lender under certain conditions, including a default under the Parfinco Loan. In the event the Parfinco Borrower terminates the Parfinco Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.


                            PORT CHARLOTTE MALL LOAN


-----------------------------------------------------------------        -----------------------------------------------------------
                        LOAN INFORMATION                                                    PROPERTY INFORMATION

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE                   SINGLE ASSET/PORTFOLIO:    Single Asset
                           -----------         --------------
                           $53,250,000          $53,250,000                    PROPERTY TYPE:             Retail

ORIGINATION DATE:          November 20, 2000                                   LOCATION:                  Port Charlotte, FL

INTEREST RATE:             7.98%                                               YEAR BUILT/RENOVATED:      1989/NA

AMORTIZATION:              360 months commencing on January 11, 2004           OCCUPANCY(4):              91%

ARD:                       December 11, 2010                                   THE COLLATERAL:            Anchored Regional
                                                                                                          Shopping Center
ARD BALANCE:               $49,858,344
                                                                               FEE OR LEASEHOLD:          Fee
HYPERAMORTIZATION:         After the ARD, the interest rate increase by                                                      LEASE
                           2.00% to 9.98% and all excess cash flow is used     MAJOR TENANTS        NRSF     % OF NRA     EXPIRATION
                           to reduce the outstanding principal balance; the    -------------        ----     --------     ----------
                           additional 2% interest is deferred until the        Dillard's(5)       105,650     13.5%         8/2004
                           principal balance is reduced to zero.               Montgomery
                                                                                Ward(5),(6)        96,314     12.5%         8/2004
                                                                               Sears(5)            89,712     11.5%         8/2004
MATURITY DATE:             December 11, 2033

BORROWER (SPECIAL          Port Charlotte Mall, LLC. which is a special        SQUARE FOOTAGE:            782,895
PURPOSE ENTITY):           purpose entity managed by a board of managers
                           that contains two independent managers; a           PROPERTY MANAGEMENT        Simon Property Group, L.P.
                           non-consolidation opinion was obtained in
                           connection with the origination. The Mortgage       UNDERWRITTEN NET CASH
                           also cover the fee interest of Port Charlotte Land, FLOW:                      $6,105,246
                           LLC, a special purpose entity.
                                                                               APPRAISED VALUE:           $76,900,000
INTEREST CALCULATION:      Actual/360

CALL PROTECTION:           Two-year prepayment lockout from the date of
                           securitization with U.S. Treasury defeasance
                           thereafter until three months prior to the ARD.     CUT-OFF DATE LTV:         69.2%

CUT-OFF DATE LOAN          $68                                                 ARD LTV:                  64.8%
PER SQUARE FOOT:
                                                                               DSCR:                     1.30x
UP-FRONT RESERVES:         Regal Cinema re-leasing(1)          $1,000,000

ONGOING RESERVES:          CapEx(2):                                  Yes
                           TI&LC(2):                                  Yes
                           Real Estate Taxes & Insurance Reserve(3):  Yes

LOCKBOX:                   Springing Hard

MEZZANINE:                 No
-----------------------------------------------------------------        -----------------------------------------------------------


---------------------------------------

(1) This $1,000,000 reserve is security for the re-leasing of the Regal Cinema Lease.

(2) The Port Charlotte Mall Borrower is required to escrow $20,833.33 on a monthly basis ($0.32/SF annually) into a tenant improvement and leasing commission reserve, with a cap of $500,000, and $8,000 on a monthly basis ($0.12/SF annually) into a CapEx reserve.

(3) The Port Charlotte Mall Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration thereof.

(4)  Occupancy is based on the March 31, 2001 rent roll.

(5)  Anchor Owned.

(6) Kimko Realty and Simon Property Group, Inc. are marketing the dark Montgomery Ward space. CAM obligations are current.

THE PORT CHARLOTTE MALL LOAN

     The Loan. The fourth largest loan concentration (the "PORT CHARLOTTE MALL LOAN") was originated by CSFBMC on November 20, 2000. The Port Charlotte Mall Loan is secured by a first priority lien encumbering a fee and leasehold interest in certain land located in Port Charlotte, Florida (the "PORT CHARLOTTE MALL PROPERTY").

     The Borrower. The Port Charlotte Mall Loan was made to Port Charlotte Mall LLC (the "PORT CHARLOTTE MALL BORROWER"), a Delaware limited liability company. The sole member of the Port Charlotte Mall Borrower is Port Charlotte-JCP Associates, Ltd., the general partner of which is Simon Property Group, L.P. (the "PORT CHARLOTTE MALL PRINCIPAL") and the limited partner of which is JCP Realty, Inc. The Port Charlotte Mall Principal and its affiliates own and/or manage a diversified portfolio of 252 income producing properties including 165 regional malls, 73 community shopping centers, five specialty retail centers, four office and mixed-use properties and five value-oriented super-regional malls in 36 states, and five additional retail real estate properties in Europe.

     Certain additional information regarding the Port Charlotte Mall Loan and the Port Charlotte Mall Property is set forth in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Port Charlotte Mall Property consists of a regional shopping center located at the intersection of Veterans Blvd. (SR776) and US Hwy. 41 in Port Charlotte, Florida. The shopping center, which was constructed in 1989, has a net rentable area of approximately 782,895 square feet. The Property is 91% occupied by 73 tenants and 3 anchor-owned tenants. The Port Charlotte Mall Borrower holds a leasehold estate in the Port Charlotte Mall Property. The owner of the fee interest in the Port Charlotte Mall Property, an affiliate of the Port Charlotte Mall Borrower, has mortgaged its fee interest as security for the Port Charlotte Mall Loan.

     Property Management. The Port Charlotte Mall Property is managed by Simon Property Group, L.P., a Delaware limited partnership (the "PORT CHARLOTTE MALL MANAGER"), an affiliate of the Port Charlotte Mall Borrower, pursuant to a management agreement. The management agreement generally provides for the payment to the Port Charlotte Mall Manager of management fees of 4% of gross revenues. The Port Charlotte Mall Manager may be terminated (i) upon an event of default under the Port Charlotte Mall Loan or (ii) in the event of a default by the Port Charlotte Mall Manager under the management agreement.

     Guaranty. The loan is structured with a $2,000,000 guaranty to cover costs associated with bringing in a new tenant, Designer Shoe Warehouse.

--------------------------------------------------------------------------------
                     THE BELCREST REALTY GT7 PORTFOLIO LOAN
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------
                            $46,957,667          $46,938,913

ORIGINATION DATE:       July 1, 2001

                        8.55%
INTEREST RATE:

AMORTIZATION:           353 months


ARD:                    NA

HYPERAMORTIZATION:      NA


MATURITY DATE:          October 1, 2010

BALANCE AT MATURITY:    $42,790,289


BORROWER (SPECIAL       Alliance GT7 Limited Partnership, a
PURPOSE ENTITY):        special purpose entity, the special
                        purpose general partner of which
                        contains one independent director; a
                        non-consolidation opinion was obtained
                        in connection with origination.

INTEREST CALCULATION:   Actual/360


CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        after the date six months prior to the
                        Maturity Date.

CUT-OFF DATE LOAN PER
UNIT:                   $29,318

UP-FRONT RESERVES:      Engineering Reserve:          $1,991,113


ONGOING RESERVES:       Real Estate Taxes &
                        Insurance Reserve(1):                Yes
                        CapEx(2):                            Yes
                        TI & LC:                              No

LOCKBOX:                Hard

MEZZANINE:              No

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE                Portfolio
 ASSET/PORTFOLIO:

 PROPERTY TYPE:        Multifamily

 LOCATION:             Crossroads          Columbia, SC
                       Pinnacle West       Albany, GA
                       Knollwood           St. Louis, MO
                       Wellston Ridge      Warner Robins, GA


 YEAR                  Crossroads          1979/1999
 BUILT/RENOVATED:      Pinnacle West       1993/2000
                       Knollwood           1985/2001
                       Wellston Ridge      1984/2000

 UNITS:                Crossroads          621
                       Pinnacle West       252
                       Knollwood           608
                       Wellston Ridge      120

 OCCUPANCY(3):         Crossroads          91.8%
                       Pinnacle West       94.4%
                       Knollwood           86.8%
                       Wellston Ridge      97.5%

 THE COLLATERAL:       Four apartment complexes

 FEE OR LEASEHOLD:     Fee

 UNITS:                1,601


 PROPERTY MANAGEMENT:  Alliance Residential Management,
                       L.L.C.

 UNDERWRITTEN NET
 CASH FLOW:            $5,358,445

 APPRAISED VALUE:      $62,350,000


 CUT-OFF DATE LTV:     75.3%



 LTV AT MATURITY:      68.6%

 U/W DSCR:             1.23x

------------------

(1) The Belcrest Realty Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(2) The Belcrest Realty Borrower is required to escrow $33,375 on a monthly basis ($250/unit annually) into a CapEx escrow fund for ongoing repairs and replacements.

(3)  Occupancy is based on the rent rolls dated May 21, 2001.

(4) Represents aggregate NOI for all Belcrest Realty Properties. For Crossroads, most recent NOI is based on annualized trailing 9 months as of 5/31/01. For Pinnacle West, most recent NOI is based on trailing 12 months as of 5/31/01. For

     Knollwood, most recent NOI is based on annualized trailing 9 months as of 5/31/01. For Wellston Ridge, most recent NOI is based on trailing 12 months as of 5/31/01.

THE BELCREST REALTY GT7 PORTFOLIO LOAN

     The Loan. The fifth largest Mortgage Loan (the "BELCREST REALTY LOAN") was originated on July 1, 2001. The Belcrest Realty Loan is secured by a mortgage encumbering four multifamily rental properties in three different states (collectively, the "BELCREST REALTY PROPERTY").

     The Borrower. The Belcrest Realty Loan was made to Alliance GT7 Limited Partnership, a Delaware limited partnership (the "BELCREST REALTY BORROWER"). The Belcrest Realty Borrower is owned by an affiliate of Alliance Holdings, LLC and Eaton Vance Corp. Alliance Holdings, LLC, a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida. Eaton Vance Corp. manages over $49.2 billion in assets in over 70 mutual funds as well as managing individual and institutional accounts for retirement plans, pension funds and endowments.

     Certain additional information regarding the Belcrest Realty Loan and the Belcrest Realty Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. Certain information regarding the Belcrest Realty Property is set forth in the following table:

-------------------------- ------------- ------------- ---------------- ------------ -------------- ------------- --------
                                          ALLOCATED                      OWNERSHIP    YEAR BUILT/
        PROPERTY             LOCATION    LOAN AMOUNT    PROPERTY TYPE    INTEREST      RENOVATED    OCCUPANCY      UNITS
-------------------------- ------------- ------------- ---------------- ------------ -------------- ------------- --------
Crossroads                 Columbia, SC   $15,749,027    Multifamily        Fee        1979/1999      91.8%         621
Pinnacle West               Albany, GA      5,416,984    Multifamily        Fee        1993/2000      94.4%         252
 Knollwood                  St. Louis,     22,135,842    Multifamily        Fee        1985/2001      86.8%         608
                                MO
 Wellston Ridge               Warner        3,637,060    Multifamily        Fee        1984/2000      97.5%         120
                           Robbins, GA
-------------------------- ------------- ------------- ---------------- ------------ -------------- ------------- --------
TOTAL/WTD. AVG.                           $46,938,913                                                  90.2%       1,601
-------------------------- ------------- ------------- ---------------- ------------ -------------- ------------- --------

     Property Management. The Belcrest Realty Properties are each subject to a property management agreement between the Belcrest Realty Borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower (the "BELCREST REALTY MANAGER"). If there is an operating shortfall for 6 months, the manager can be replaced.

--------------------------------------------------------------------------------
                        THE GLENDALE FASHION CENTER LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------

                            $44,521,050          $44,499,514

ORIGINATION DATE:       June 29, 2001

INTEREST RATE:          7.79%


AMORTIZATION:           360 months

ARD:                    N/A


HYPERAMORTIZATION:      N/A

MATURITY DATE:          July 11, 2011

----------------------

EXPECTED MATURITY       $39,681,092
BALANCE:

BORROWER (SPECIAL       2 borrowers (tenants-in-common), Rancho
PURPOSE ENTITY):        Palisades, LLC, a California limited
                        liability company, and Glendale Fashion
                        Associates LLC, a Delaware limited
                        liability company, each of which is a
                        special purpose entity with an
                        independent director.

INTEREST CALCULATION:   Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the Maturity Date.

CUT-OFF DATE LOAN PER   $168
SQUARE FOOT:

UP-FRONT RESERVES:      Repair Reserve(1):              $100,000
                        MCI Reserve(2):                  $40,000

ONGOING RESERVES:       Real Estate Taxes & Insurance Reserve(3):  Yes
                        TI & LC(4):                                Yes
                        Ground Lease                               Yes

LOCKBOX:                Modified

MEZZANINE:              No


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Retail

LOCATION:             Glendale, CA

YEAR                  2000/NA
BUILT/RENOVATED:

OCCUPANCY:            100%

THE COLLATERAL:       Retail shopping center and parking
                      garage

FEE OR LEASEHOLD(5):  Fee and Leasehold
                                                    LEASE
MAJOR TENANTS             NRSF       % OF NRA    EXPIRATION
-------------             ----       --------    ----------
Ralph's                  50,000        18.9%       2/28/25
Nordstrom Rack           37,140        14.0%       5/31/10
Ross                     32,580        12.3%       1/31/11


SQUARE FOOTAGE:       264,474

PROPERTY MANAGEMENT:  Vestar Properties, Inc.

UNDERWRITTEN NET
CASH FLOW:            $4,986,357


APPRAISED VALUE:      $59,500,000

CUT-OFF DATE LTV:     74.8%

LTV AT MATURITY:      66.7%


U/W DSCR:             1.30x


------------------

(1) A Repair Reserve in the amount of $100,000.00 was established at closing for certain repair work to the parking garage.

(2) An MCI Reserve in the amount of $40,000.00 was established at closing for certain repair work to the parking garage, tenant finish and allowance obligations for the space leased to MCI WorldCom.

(3) The Glendale Fashion Center Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) the semi-annual installment of real estate taxes and assessments at least one month prior to delinquency and (ii) annual insurance premiums at least one month prior to the due date thereof.

(4) Beginning on the 61st payment date, the Glendale Fashion Center Borrower is required to escrow $15,000 on a monthly basis into a tenant improvement and leasing commission reserve.

(5) The Glendale Fashion Center Borrower owns a fee simple interest in Glendale Shopping Center and leases the parking garage pursuant to a parking facility operating lease with the City of Glendale.

THE GLENDALE FASHION CENTER LOAN

     The Loan. The sixth largest Mortgage Loan (the "GLENDALE FASHION CENTER LOAN") was originated on June 29, 2001. The Glendale Fashion Center Loan is secured by a first priority lien encumbering a fee and leasehold interest in certain land located in Glendale, California (the "GLENDALE FASHION CENTER PROPERTY").

     The Borrower. The Glendale Fashion Center Loan was made to two borrowers as tenants in common (collectively, the "GLENDALE FASHION CENTER BORROWER"), comprised of two limited liability companies, Rancho Palisades, LLC, a California limited liability company, and Glendale Fashion Associates LLC, a Delaware limited liability company. Marrianne J. May, the Sponsor, has a reported net worth of $90 million and owns approximately 839 multifamily units throughout Southern California.

     Certain additional information regarding the Glendale Fashion Center Loan and the Glendale Fashion Center Property is set forth in the tables includes in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Glendale Fashion Center Property consists of one single story building and one building that includes both one and two story structures, each of which is located at 209-255 Glendale Avenue in Glendale, California. The retail center, which was constructed in 2000, has a net rentable area of approximately 264,474 square feet. The Glendale Fashion Center Property is 100% occupied with 17 tenants.

     Property Management. The Glendale Fashion Center Property is managed by Vestar Properties, Inc., an Arizona corporation (the "GLENDALE FASHION CENTER MANAGER"), pursuant to a management agreement. The Glendale Fashion Center Manager is not an affiliate of the Glendale Fashion Center Borrower. The Glendale Fashion Center Manager may be terminated (i) in the event of a default by the Glendale Fashion Center Manager under the management agreement, (ii) bankruptcy of Glendale Fashion Center Manager, or (iii) in the event the Lender acquires title to the Glendale Fashion Center Property by foreclosure or otherwise.

--------------------------------------------------------------------------------
                                 SOMERSET LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------

Somerset Park               $15,500,000          $15,472,157
Somerset                    $15,500,000          $15,472,157
Center/Somerset Place

ORIGINATION DATE:       May 8, 2001

INTEREST RATE:          7.55%

AMORTIZATION:           360 months
ARD:                    N/A

HYPERAMORTIZATION:      N/A
MATURITY DATE:          May 11, 2011
BORROWER (SPECIAL       Somerset Office  Partners,  LLC, a North
PURPOSE ENTITY):        Carolina limited liability company, a
                        special purpose entity, the managers of
                        which contain one independent manager;
                        a non-consolidation opinion was
                        obtained in connection with the
                        origination.

INTEREST CALCULATION:   Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the Maturity Date.

CUT-OFF DATE LOAN PER
SQUARE FOOT:
Somerset Park           $75
Somerset
Center/Somerset Place   $93

UP-FRONT RESERVES(1):   TI & LC Escrow:
                        Somerset Park                   $900,000
                        Somerset Center/Somerset Place  $900,000

ONGOING RESERVES:       Real Estate Taxes & Insurance
                        Reserve(2):                          Yes
                        Replacement Reserve(3):              Yes
                        TI & LC(4):                          Yes
LOCKBOX:                Modified

MEZZANINE:              No


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                Portfolio of two cross-collateralized
ASSET/PORTFOLIO:      and cross-defaulted loans

PROPERTY TYPE:        Office

LOCATION:             Raleigh, NC

YEAR
BUILT/RENOVATED:
Somerset Park
Somerset Center/      1987
Somerset Place        1984/1998

OCCUPANCY(5):
Somerset Park         100%
Somerset Center/
Somerset Place        91.0%

THE COLLATERAL:       Six(6) office buildings

FEE OR LEASEHOLD:     Fee

MAJOR TENANTS-                                      LEASE
SOMERSET PARK             NRSF       % OF NRA    EXPIRATION
-------------             ----       --------    ----------
GSA                      97,067        47.3%       6/30/03
Carolina Holdings,       52,845        25.7%      12/31/05
Inc.
Deere & Company          51,353        25.0%      10/31/01


MAJOR TENANTS-                                                LEASE
SOMERSET CENTER/SOMERSET PLACE      NRSF       % OF NRA    EXPIRATION
------------------------------      ----       --------    ----------

Productivity Point, Int'l           28,317        17.0%       5/31/06
Medical Mutual Insurance            19,026        11.4%       4/30/02
SouthTrust Bank of North Carolina   17,263        19.4%      11/30/07

SQUARE FOOTAGE:
Somerset Park          205,287
Somerset Center
Somerset Place         166,594

PROPERTY MANAGEMENT:  Pinellas Corporation

UNDERWRITTEN NET
CASH FLOW(6):         $3,567,410

APPRAISED VALUE(6):   $40,200,000

CUT-OFF DATE LTV:     77.0%

LTV MATURITY DATE:    68.3%

U/W DSCR:             1.36x

------------------

(1) At origination, the Somerset Borrower escrowed funds for leasing costs associated with space at the Somerset Park Property and the Somerset Center/Somerset Place Property.

(2) The Somerset Borrower is required to make monthly payments into a separate tax and insurance escrow fund for each loan in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration thereof, with respect to the Somerset Park Property and the Somerset Center/Somerset Place Property.

(3) The Somerset Borrower is required to escrow $3,000 on a monthly basis ($0.10/SF annually) into a separate replacement reserve escrow fund for both loans for ongoing repairs and replacements at the Somerset Park Property and the Somerset Center/Somerset Place Property.

(4) The Somerset Borrower is required to make monthly deposits of $9,000 into a separate TI&LC Reserve for each loan commencing at such time as the balance in the TI&LC Reserve for such loan falls below $500,000 and continuing until the balance in the TI&LC Reserve for such loan reaches $650,000.00.

(5)  Occupancy is based on the March 1, 2001 Rent Roll.

(6) Aggregate for the Somerset Park Property and the Somerset Center/Somerset Place Property, based on trailing 12 months as of February 28, 2001.

SOMERSET LOANS

     The Loan. The seventh largest loan concentration in the Mortgage Pool consists of two cross-collateralized and cross-defaulted loans (collectively the "SOMERSET LOANS"), each in the amount of $15,500,000 and originated on May 8, 2001. One of the loans (the "SOMERSET PARK LOAN") is secured by a first priority lien encumbering a fee interest in certain land located in Raleigh, North Carolina known as Somerset Park (the "SOMERSET PARK PROPERTY"). The other loan (the "SOMERSET CENTER/SOMERSET PLACE LOAN") is secured by a first priority lien encumbering a fee interest in certain land located in Raleigh, North Carolina known as Somerset Center and Somerset Place (the "SOMERSET CENTER/SOMERSET PLACE PROPERTY").

     The Borrower. Each of the loans constituting the Somerset Loans was made to Somerset Office Partners, LLC (the "SOMERSET BORROWER"), a special purpose, bankruptcy remote North Carolina limited liability company. The Somerset Borrower is managed by three managers, one of whom is an independent manager. The principals of the Somerset Borrower are Joseph C. Lassiter and Ronald M. Barbee (the "SOMERSET PRINCIPALS"). Mr. Lassiter has more than 15 years of property management experience and Mr. Barbee, a former partner at KPMG, owns several office and retail properties in the North Raleigh market.

     Certain additional information regarding the Somerset Loans and the Somerset Park Property and the Somerset Center/Somerset Place Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Somerset Park Property consists of four two story office buildings located on 17.5 acres located in Raleigh, North Carolina. The office park, which was constructed in 1987 has a net rentable area of approximately 205,287 square feet.

     The Somerset Center/Somerset Place Property consists of two office buildings on 5.5 acres located in Raleigh, North Carolina. Constructed in 1984 and 1988, the two properties have a combined net rentable area of approximately 166,594 square feet.

     Property Management. The Somerset Park Property and the Somerset Center/Somerset Place Property are each managed by Pinellas Corporation, an affiliate of the Somerset Borrower (the "SOMERSET MANAGER"), pursuant to a management agreement. The Somerset Manager was formed by Mr. Lassiter in 1987 and manages 200,000 square feet of space in the Raleigh area.

     The management agreement has a term from May 15, 2001 to May 31, 2002, and continuing thereafter from year to year unless there is a termination for cause, and unless on or before 60 days prior to the end of the original or any renewal term either party gives notice of termination of the management agreement. Upon any default under the Somerset Loans or the management agreement, or upon a change in control of the Somerset Manager, the mortgage provides that the lender has the right to terminate or cause the Somerset Borrower to terminate the management agreement. The rights of the Somerset Manager under the management agreement are fully subordinated to the rights of the lender under the mortgages and other loan documents.

--------------------------------------------------------------------------------
                      THE SBC COMMUNICATIONS BUILDING LOAN
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------


                            $29,720,000          $29,628,591

ORIGINATION DATE:       March 2, 2001

INTEREST RATE:          7.56%


AMORTIZATION:           360 months

ARD:                    March 11, 2011

HYPERAMORTIZATION:      After the ARD the interest rate
                        increases by 2%. This additional
                        interest shall be paid out of cash
                        flow, as available, or otherwise added
                        to the outstanding principal balance of
                        the Loan.

MATURITY DATE:          March 11, 2031


BORROWER (SPECIAL       Central Expressway Partners, L.P., a
PURPOSE ENTITY):        California limited partnership which is
                        a special purpose entity with an
                        independent director.

INTEREST CALCULATION:   Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        six months prior to the ARD.

CUT-OFF DATE LOAN PER   $131
SQUARE FOOT:

UP-FRONT RESERVES:      None

ONGOING RESERVES:       Real Estate Taxes & Insurance
                        Reserve(1):                          Yes
                        TI & LC(2):                          Yes

LOCKBOX:                Hard

MEZZANINE:              No


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Office

LOCATION:             Richardson, Texas

YEAR                  1999
BUILT/RENOVATED:

OCCUPANCY:            100%

THE COLLATERAL:       Office building

FEE OR LEASEHOLD:     Fee





                                                    LEASE
MAJOR TENANTS             NRSF       % OF NRA    EXPIRATION
-------------             ----       --------    ----------
SBC Asset Management    226,448        100%        5/31/10





SQUARE FOOTAGE:       226,448

PROPERTY MANAGEMENT:  Century Park Partners, LLC




UNDERWRITTEN NET
CASH FLOW:            $3,200,601

APPRAISED VALUE:      $38,000,000

CUT-OFF DATE LTV:     78.0%



LTV AT ARD:           69.4%

U/W DSCR:             1.28x


------------------

(1) In the event that SBC Asset Management fails to perform any obligations (including the obligations to pay taxes and insurance) under its lease, the SBC Communications Building Borrower will be required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) the annual installment of real estate taxes and assessments at least one month prior to delinquency and (ii) annual insurance premiums at least one month prior to the due date thereof.

(2) The SBC Communications Building Borrower is required to deposit all excess cash flow on a monthly basis into a tenant improvement and leasing commission reserve.

THE SBC COMMUNICATIONS BUILDING LOAN

     The Loan. The eighth largest Mortgage Loan (the "SBC COMMUNICATIONS BUILDING LOAN") was originated on March 2, 2001. The SBC Communications Building Loan is secured by a first priority lien encumbering a fee interest in an office building located in Richardson, Texas (the "SBC COMMUNICATIONS BUILDING PROPERTY").

     The Borrower. The SBC Communications Building Loan was made to Central Expressway Partners, L.P., a California limited partnership (the "SBC COMMUNICATIONS BUILDING BORROWER"). The Sponsors, Todd Katz and J. Patrick Gregoire, co-founded Century Park Partners and have over 35 years of combined commercial real estate experience. Century Park Partners specializes in high quality, single tenant, triple-net leased properties.

     Certain additional information regarding the SBC Communications Building Loan and the SBC Communications Building Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The SBC Communications Building Property consists of a nine-story office building located at 2510 North Central Expressway in Richardson, Texas. The office building, which was constructed in 1999, has a net rentable area of approximately 226,448 square feet, a three-level parking garage and additional surface parking. The property is 100% occupied by SBC Asset Management, Inc. on a ten year triple-net lease guaranteed by SBC Communications, Inc. As of June 1, 2001, SBC Communications, Inc. was rated AA and AA- by Fitch and S&P, respectively.

     Property Management. The SBC Communications Building Property is managed by Century Park Partners, LLC, a California limited liability company (the "SBC COMMUNICATIONS BUILDING MANAGER"), pursuant to a management agreement. The SBC Communications Building Manager is an affiliate of the SBC Communications Building Borrower. The SBC Communications Building Manager may be required to be terminated (i) in the event of a default by the SBC Communications Building Manager under the management agreement, (ii) change in control of SBC Communications Building Manager, or (iii) in the event the Lender acquires title to the SBC Communications Building Property by foreclosure or otherwise.

--------------------------------------------------------------------------------
                      NORTHEAST CORPORATE CENTER AND PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------

                            $28,500,000          $28,482,663

ORIGINATION DATE:       June 5, 2001

INTEREST RATE:          7.09%

AMORTIZATION:           360

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          July 1, 2011

                        $24,959,714
BALANCE AT MATURITY:
                        2500 Green Road Associates, LLC, a
BORROWER (SPECIAL       single purpose, single asset Delaware
PURPOSE ENTITY):        limited liability company with Kojaian
                        Green Road, Inc., its managing member,
                        has an independent director. A
                        non-consolidation opinion was obtained
                        at origination.

INTEREST CALCULATION:   Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        seven months prior to the Maturity Date.

CUT-OFF DATE            $128
LOAN PER SQUARE
FOOT:

UP-FRONT RESERVES:      No reserves were required up-front.

ONGOING RESERVES:       Real Estate Taxes(1):                Yes
                        Insurance Reserve:                   Yes
                        Replacement Reserve(2):              Yes
                        TI & LC(3):                          Yes

LOCKBOX:                Hard

MEZZANINE:              No



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------


 SINGLE                Single Asset
 ASSET/PORTFOLIO:

 PROPERTY TYPE:        Office

 LOCATION:             Ann Arbor, MI

 YEAR                  1988
 BUILT/RENOVATED:

 OCCUPANCY(4):         100%

 THE COLLATERAL:       Office building

 FEE OR LEASEHOLD:     Fee
                                                     LEASE
 MAJOR TENANTS             NRSF       % OF NRA    EXPIRATION
 -------------             ----       --------    ----------
 Parke-Davis and
 Company                  70,493        31.6%      10/31/06
 AT&T Corp.               59,076        25.1%      12/31/04
 Regent of University of  48,097        21.9%       5/30/10
   Michigan


 SQUARE FOOTAGE:       223,114


 UNDERWRITTEN NET
 CASH FLOW:            $2,909,506

 APPRAISED VALUE:      $37,000,000

 CUT-OFF DATE LTV:     77.0%

 LTV AT MATURITY:      67.5%

 U/W DSCR:             1.27x

------------

(1) The Northeast Corporate Center and Plaza Loan is required to make monthly payments into a tax escrow fund in an amount sufficient to accumulate funds needed to pay all taxes prior to their respective due date.

(2) The Northeast Corporate Center and Plaza Loan is required to escrow $2,788.92 on a monthly basis ($0.15/SF annually) into a replacement reserve escrow fund for ongoing repairs and replacements.

(3) The Northeast Corporate Center and Plaza Property Borrower is required to escrow $16,667 on a monthly basis ($0.90/SF annually) into a tenant improvement and leasing commission reserve.

(4)  Occupancy is based on the April l9, 2001 rent roll.

THE NORTHEAST CORPORATE CENTER AND PLAZA LOAN

     The Loan. The ninth largest Mortgage Loan (the "NORTHEAST CORPORATE CENTER AND PLAZA LOAN") was originated on June 5, 2001. The Northeast Corporate Center Loan is secured by a first priority lean encumbering a fee simple interest in a suburban office building located in Ann Arbor, Michigan (the "NORTHEAST CORPORATE CENTER AND PLAZA PROPERTY").

     The Borrower. The Northeast Corporate Center and Plaza Loan was made to 2500 Green Road Associates, LLC, a Delaware limited liability company (the "NORTHEAST CORPORATE CENTER AND PLAZA BORROWER"). The principals of the Northeast Corporate Center Borrower are Kojaian Green Road, Inc. (1%) and Northeast Plaza Mezzanine Associates, LLC, the non-managing member (99%). The Kojaian Companies are a full-service commercial real estate and development organization started in the 1950s when Mike Kojaian, president and founding principal, began investing in real estate. In 1977, C. Michael Kojaian and Kojaian Management Corp. sold its property management business to Grubb & Ellis. Mike Kojaian, now a director of Grubb & Ellis, is the firm's largest individual stockholder with 2.5 million shares. The Kojaian Companies have developed and/or acquired more than 25 million square feet of commercial properties in markets throughout the United States.

     Certain additional information regarding the Northeast Corporate Center Loan and the Northeast Corporate Center and Plaza Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Northeast Corporate Center and Plaza Property consists of three single-story suburban office buildings totaling 223,114 square feet. The Northeast Plaza (2350 Green Road) was constructed in 1988 and 1991 and is in good condition. This building has three wings connected by an atrium lobby. It features nicely landscaped courtyards, solid oak entrances and porcelain ceramic tile flooring in the atrium. All tenant spaces are accessed via the atrium lobby. Northeast Corporate Center and Plaza (2500 & 2600 Green Road) was constructed in 1999-2000.

     Property Management. The Northeast Corporate Center and Plaza Property is managed by Grubb & Ellis. Grubb & Ellis is a leading commercial real estate services firm. Through its offices and affiliates and global strategic alliance with Knight Frank, a leading property consulting firm based in London, it has the collective resources of approximately 8,000 people in over 200 offices throughout 29 countries, including the United States, Europe, Africa and Asia Pacific. Grubb & Ellis provides a full range of real estate services, including advisory service, management and consultive services to users and investors across 90 markets. Grubb & Ellis Management Services manages approximately 152 million square feet of commercial real estate.

--------------------------------------------------------------------------------
                         GOLF TERRACE PHASES I & II LOAN
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE:           ORIGINAL           CUT-OFF DATE
                        ------------------    -----------------

                            $26,200,000          $26,184,014

ORIGINATION DATE:       June 21, 2001

INTEREST RATE:          7.5%

AMORTIZATION:           360 months

ARD:                    NA

HYPERAMORTIZATION:      NA

MATURITY DATE:          July 11, 2011


BALANCE AT MATURITY:    $23,186,195

BORROWER (SPECIAL       Golf Terrace, Ltd., a special purpose
PURPOSE ENTITY):        entity, the special purpose general
                        partner of which contains an
                        independent director; a non-
                        consolidation opinion was obtained
                        in connection with the origination of
                        the Golf Terrace Phases I &II Loan.

INTEREST CALCULATION:   Actual/360

CALL PROTECTION:        Two-year prepayment lockout from the
                        date of securitization with U.S.
                        Treasury defeasance thereafter until
                        three months prior to the Maturity Date.

CUT-OFF DATE
LOAN PER UNIT:          $47,435

UP-FRONT RESERVES:      Engineering Reserve             $399,625

ONGOING RESERVES:       Real Estate Taxes & Insurance
                        Reserve(1):                          Yes
                        Replacement Reserve(2):              Yes
                        TI & LC:                              No

LOCKBOX:                None

MEZZANINE:              No



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE                Single Asset
ASSET/PORTFOLIO:

PROPERTY TYPE:        Multi-family

LOCATION:             Winter Springs, FL

YEAR                  1986/2000
BUILT/RENOVATED:

OCCUPANCY(3):         95%

THE COLLATERAL:       Apartment Complex

FEE OR LEASEHOLD:     Fee

UNITS:                552

PROPERTY MANAGEMENT:  Golf Terrace General Partner, Inc. and
                      KRB Management, Inc.


UNDERWRITTEN NET      $2,743,963
CASH FLOW:




APPRAISED VALUE:      $33,400,000

CUT-OFF DATE LTV:     78.4%

LTV AT MATURITY:      69.4%


U/W DSCR:             1.25x


------------

(1) The Golf Terrace Borrower is required to make monthly payments into a tax and insurance escrow fund in an amount sufficient to accumulate funds needed to pay (i) all taxes prior to their respective due date and (ii) insurance premiums prior to the expiration of the related insurance policies.

(2) The Golf Terrace Borrower is required to escrow $10,097.50 on a monthly basis ($220/unit annually) into a replacement reserve escrow fund for ongoing repairs and replacements.

(3)  Occupancy is based on the May 17, 2001 rent roll.

THE GOLF TERRACE LOAN

     The Loan. The tenth largest Mortgage Loan (the "GOLF TERRACE LOAN") was originated on June 21, 2001. The Golf Terrace Loan is secured by a first priority lien encumbering a fee interest in a multi-family property located in Winter Springs, Florida (the "GOLF TERRACE PROPERTY").

     The Borrower. The Golf Terrace Loan was made to Golf Terrace, Ltd., a Florida limited partnership (the "GOLF TERRACE BORROWER"). The principals of the Golf Terrace Borrower are William Myers and Fabrizio Lucchese, principals of Jaymor Group, a development and syndication firm. Jaymor was formed in 1994 and controls 14 multifamily complexes containing 2,543 units located in Florida.

     Certain additional information regarding the Golf Terrace Loan and the Golf Terrace Property is set forth in the tables included in Exhibit A-1 of this Prospectus Supplement.

     The Property. The Golf Terrace Property consists of 552 apartment units located on 35 acres at 1 Laurel Oaks Drive in Winter Springs, Florida, a northwestern suburb of Orlando. 302 units were built as part of Phase I in 1986 and the remaining units were built as Phase II in 2000. Located next to a golf course and with a lake on the premises, amenities also include pools, a spa and two tennis courts. The Golf Terrace Property is 95% occupied.

     Property Management. The Golf Terrace Property is managed by KRB Management, Inc. (the "GOLF TERRACE Manager"), which is an affiliate of the Golf Terrace Borrower, pursuant to a management agreement. The Golf Terrace Manager has entered into a leasing and management agreement with KRB Management, Inc., a non-affiliate of the Golf Terrace Borrower. The Golf Terrace Manager may be terminated by the Lender should Lender acquire title to the Golf Terrace Property. In the event the Golf Terrace Borrower terminates the Golf Terrace Manager, it is required to select a replacement manager subject to the reasonable approval of the Lender.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     General. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Exhibit A-1 hereto.

     Due Dates. The Mortgage Loans will pay on a Due Date. With respect to 59 Mortgage Loans (representing approximately 34.8% of the Initial Pool Balance), the Due Date is the 1st day of each month, and with respect to 71 Mortgage Loans (representing 65.2% of the Initial Pool Balance), the Due Date is the 11th day of each month. In the event that the Servicer makes a P&I Advance in respect of any such Mortgage Loan, no interest will accrue on such P&I Advance until after the applicable grace period expires.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans accrue interest on an Actual/360 basis. Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. The ARD Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan generally requires the related borrower to make a constant Monthly Payment that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis.

     Excess Interest. Sixteen of the Mortgage Loans, representing 36.5% of the Initial Pool Balance, are ARD Loans which bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, the ARD Loans will bear interest at a fixed rate (the "REVISED RATE") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this Prospectus Supplement as Excess Interest).

     The date on which such Mortgage Loan begins accruing Excess Interest is referred to in this Prospectus Supplement as the "ANTICIPATED REPAYMENT DATE" or "ARD". Except where limited by applicable law, Excess Interest will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account controlled by the Servicer following the Anticipated Repayment Date.

         From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority--


(1) required payments to the tax and insurance escrow fund and any ground lease escrow fund;

(2) payment of monthly debt service (at the initial Mortgage Loan rate and amortization);

(3)  payments to any other required escrow funds;

(4) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer;

(5) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund;

(6)  principal on the Mortgage Loan until such principal is paid in full; and


(7)  Excess Interest, until paid in full.

     The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (1) through (5) above is referred to in this Prospectus Supplement as "EXCESS CASH FLOW." As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in the tables included in Exhibit A-1 to this Prospectus Supplement.

     The holder of 100% of the Class V Certificates will have the option for up to two months after the Anticipated Repayment Date for any Column Mortgage Loan which is an ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, any unreimbursed Advances with interest thereon and special servicing fees, with respect to any ARD Loan that is a Specially Serviced Mortgage Loan, due with respect thereto. As a condition to such purchase, such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) any Trust Fund REMIC to fail to qualify as a REMIC under the Internal Revenue Code of 1986 (the "CODE") at any time that any Certificate is outstanding and (b) would not cause the arrangement between the Trust Fund and the Class V Certificateholders as applicable to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Section 860F(a)(1) of the Code or otherwise result in the imposition of any other tax on any Trust Fund REMIC under the REMIC provisions of the Internal Revenue Code of 1986 or
(ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to any Trust Fund REMIC.

     Amortization of Principal. Balloon loans provide for monthly payments of principal based on amortization schedules at least 39 months longer than their original terms, thereby resulting in substantial principal amounts due and payable, a balloon payment, on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans are either (a) fully amortizing Mortgage Loans that fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans or (b) ARD Loans.

               AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS


                                                       % OF
                                                      INITIAL       NUMBER OF
                  TYPE OF LOAN                     POOL BALANCE  MORTGAGE LOANS
---------------------------------------------      ------------  --------------
ARD Loans                                             36.5%            16
Fully Amortizing Loans (other than ARD Loans)          1.1%             3
Balloon Loans                                         62.4%           111

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways-

     o by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "LOCKOUT PERIOD") and/or by allowing a borrower to obtain the release of the related Mortgaged Property only by exercise of a Defeasance Option for a specified period of time (a "DEFEASANCE PERIOD"); and/or

     o by requiring that any voluntary principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "YIELD MAINTENANCE PERIOD") be accompanied by a Yield Maintenance Charge (as defined below).

     The Mortgage Loans generally permit prepayments to be made either (1) on a Due Date or on or before another specified date (but generally the 5th day of the month) or (2) provided that such prepayment is accompanied by interest through the next Due Date, on any date. All of the Mortgage Loans specify a period of time (generally one to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments on any Due Date.

     For the purposes of this Prospectus Supplement and the statistical information presented in this Prospectus Supplement -

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth in the tables included in Exhibit A-1 of this Prospectus Supplement, notwithstanding the fact that Required Prepayments could occur under such Additional Collateral Loans during such Lockout Period; and

     o it is assumed that each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     See "Risk Factors--Risks Related to the Mortgage Loans--Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Certificates" and "--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates" in this Prospectus Supplement.

     The "YIELD MAINTENANCE CHARGE" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (i) a specified prepayment premium and (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.

     The "YIELD RATE" generally is defined as a rate equal to the monthly equivalent of a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15
- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid. Generally, if Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate with respect to the Mortgage Loans.

     Yield Maintenance Charges are distributable as described under "Description of the Offered Certificates--Distributions--Allocation of Yield Maintenance Charges" in this Prospectus Supplement.

     Unless a Mortgage Loan is relatively near its stated maturity date or Anticipated Repayment Date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. Even if a borrower does elect to pay a Yield Maintenance Charge, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges.

     The Mortgage Loans generally provide that in the event of any prepayment made after an event of default has occurred, a Yield Maintenance Charge which would otherwise be payable will be due. The enforceability of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge or a is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither the depositor nor any Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments And Defaults May Reduce The Yield On Your Certificates" in this Prospectus Supplement.

     Casualty and Condemnation. In the event of a condemnation or casualty, the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any prepayment premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of the Mortgaged Property and if in the reasonable judgment of the Servicer or Special Servicer as the case may be--


     o the Mortgaged Property can be restored within the time period specified in the related loan documents to a state no less valuable or useful than it was prior to the condemnation or casualty, or would meet a debt service coverage test;

     o after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note; and

     o no event of default under such Mortgage Loan has occurred or is continuing,

the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan without prepayment premium or Yield Maintenance Charge. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced based on the remaining amortization period, the Mortgage Rate and the outstanding Mortgage Loan balance. In such event, no Yield Maintenance Charge would be required to be paid.

     Defeasance Loans. One hundred seventeen of the Mortgage Loans that we intend to include in the Trust Fund, representing 94.8% of the Initial Pool Balance, permit the borrower to deliver U.S. government securities as substitute collateral.

     Each of these Mortgage Loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the Mortgage Loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the Mortgaged Property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and


     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that Mortgage Loan will be treated as if a balloon payment is due on its Anticipated Repayment Date.

     If fewer than all of the real properties securing any particular Mortgage Loans or group of cross-collateralized Mortgage Loans are to be released in connection with any defeasance, the requisite defeasance collateral will generally be 125% of the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust Fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the Mortgage Loans that we intend to include in the Trust Fund may be defeased prior to the second anniversary of the date of initial issuance of the Certificates.

     The depositor and the Mortgage Loan Sellers make no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to the Offered Certificates--Prepayments and Defaults May Reduce the Yield on Your Certificates" in this Prospectus Supplement.

     Property Releases. Two of the Multi-Property Loans, representing approximately 2.1% of the Initial Pool Balance, do not provide for the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. Three of the Multi-Property Loans representing approximately 10.7% of the Initial Pool Balance and two of the Crossed Loans, representing 2.6% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan or Crossed Loan, as applicable, prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable property release amount or outstanding principal balance, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (i) a specified DSCR (generally the DSCR at origination), (ii) the DSCR immediately prior to such defeasance or prepayment, as applicable, and (iii) a specified LTV (generally the LTV at origination). Additionally, certain mortgage loans permit the related borrower to obtain the release of certain undeveloped parcels included in the Mortgaged Property. No release price is required, but the borrower must satisfy all legal requirements and pay all costs and expenses incurred by the lender in connection with the release.

     Subordinate Mortgages. In connection with one Mortgage Loan, representing 0.4% of the Initial Pool Balance, a recorded agreement affecting the Mortgaged Property contained a variety of use and development restrictions. It also granted the developer of the surrounding business park certain enforcement rights over the Mortgaged Property, including a lien and purchase option in the event of a breach of the restrictions. In connection with the origination of this Mortgage Loan, the developer subordinated its rights under this agreement in return for a right to pay off the Mortgage Loan upon a loan default by the borrower or, upon the delivery of an acceptable legal opinion that the same would not adversely affect the trust, to purchase the Mortgage Loan for a purchase price equal to all amounts owed by the borrower. The borrower also granted the developer a subordinate mortgage over the Mortgaged Property to secure any funds to advanced by it.

     Lockboxes. Forty-eight of the Mortgage Loans, representing approximately 68.4% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be-


     o paid directly into an account (or, in the case of Multifamily Properties, such income will be collected and deposited into an account by the manager and, in the case of Hospitality Properties, cash paid "over-the-counter" will be deposited into an account by the manager) (such account, a "LOCKBOX ACCOUNT") controlled by the Servicer (or over which the Servicer is permitted to take control upon the occurrence of a trigger event) or, with respect to the Multiple Note Loans, the holder or Servicer of the related Other Note (a "HARD LOCKBOX");

     o paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "MODIFIED LOCKBOX");


     o collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date, a specified tenant either terminates its lease, discontinues operations at the Mortgaged Property or fails to exercise a lease renewal option by a specified date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "SPRINGING HARD LOCKBOX"), which will generally be administered thereafter on the same terms as a Hard Lockbox; or

     o collected by the borrower and after a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR) occurs, at which time all rents derived from the related Mortgaged Property generally will be paid to the manager of the Mortgaged Properties, other than multifamily properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "SPRINGING MODIFIED Lockbox"), which will generally be administered thereafter on the same terms as a Modified Lockbox.

     Each such Mortgage Loan is identified in the tables included in Exhibit A-1 of this Prospectus Supplement as having a "Hard," "Modified," "Springing Hard" or "Springing Modified" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                               % OF INITIAL        NUMBER OF
      TYPE OF LOCKBOX:         POOL BALANCE     MORTGAGE LOANS
---------------------------    ------------     --------------
Hard                                47.0%              29
Modified                            11.1%               6
Springing Hard                      10.3%              13
None                                31.6%              82

     Escrows. One hundred twenty-two Mortgage Loans, representing approximately 97.5% of the Initial Pool Balance, provide for monthly escrows to cover property taxes and one hundred twenty Mortgage Loans, representing approximately 96.0% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. The Mortgage Loans secured by leasehold interests, except for those for which the fee owner has joined the mortgage, generally also provide for escrows to make ground lease payments. Most of the Mortgage Loans, by aggregate Cut-off Date Principal Balance, require up front and/or monthly funding of escrows for one or more of the following: ongoing repair and maintenance; tenant improvement and leasing commission expenses; replacement of furniture, fixtures and equipment; and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise. In addition, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any material deficiencies identified by the engineering report issued in connection with origination or in certain cases, the related borrower was required to repair or remediate the deficiency. Certain of the escrow funds are described in the following table:

     Engineering Escrows. The tables in Exhibit A-1 describes various engineering escrows for the Mortgaged Properties. The following paragraphs describe certain of the material escrows.

     The engineering reports for the Mortgaged Properties that comprise the security for the Belcrest GT7 Portfolio Loan identified $1,571,175 in immediate repairs relating to roof replacement, paving repairs, balcony repairs, and other renovations. Prior to the closing of the Belcrest GT7 Portfolio loan, $931,722 in renovations was completed. At the closing of the Belcrest GT7 Portfolio Loan, the lender reserved $1,071,792.65 (representing 125% of the identified amount) to ensure completion of the remaining renovations.

     The engineering report for the Mortgaged Property known as Comfort Suites Hotel identified $513,767.26 in immediate repairs required to replace and caulk the windows at the through-wall HVAC units. At the closing of this loan, $642,308.75 (representing 125% of the identified amount) was reserved to ensure completion of such repairs.

     The engineering report for the Mortgaged Property known as the Golf Terrace Apartments identified $319,700 in immediate repairs relating to roof replacement, replacement of exterior stairs and wood enclosures, and other renovations. At the closing of the Golf Terrace Apartments, the lender reserved $399,625 (representing 125% of the identified amount) to ensure completion of such renovations.

     The engineering report for the Mortgaged Property known as the Holley Garden Apartments identified $256,800 in immediate repairs relating to parking lot resurfacing, upgrading of piping, repair of the exterior, and other renovations. At the closing of the Holley Garden Apartments, the lender reserved $300,000 (representing 117% of the identified amount) to ensure completion of such renovations.

     The engineering report for the Mortgaged Property known as the Princeton Park Corporate Center identified immediate repairs relating to roof replacement. At the closing of the Princeton Park Corporate Center Loan, the lender reserved $255,500 in a roof replacement escrow fund. The engineering report also identified $22,451 in immediate repairs related to other renovations. At the closing of the Princeton Park Corporate Center Loan, the lender reserved $29,689 (representing 132% of the identified amount for such immediate repairs) to ensure completion of such renovations.

     The engineering reports for the Mortgaged Property known as Summertree Park Apartments identified $9,800 in immediate repairs to the swimming pool, fences, wood fascia, gutters and downspouts. However, the borrower identified $250,000 as needed for exterior renovations over the next three years. At the closing of this loan, $250,000 (representing 100% of the borrower's identified amount) was reserved to ensure completion of such repairs.

     "Due-on-Sale" and "Due-on-Encumbrance". The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described in this Prospectus Supplement, the Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the Special Servicer may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the Special Servicer may condition an assumption of the loan on the receipt of an assumption fee and an assumption application fee (neither of which will be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note or, in some cases, a smaller fee set forth in the related Mortgage Loan, in addition to the payment of all costs and expenses incurred in connection with such assumption. A substantial number of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that some or all of the conditions below are satisfied--

     o    no event of default has occurred under the related Mortgage Loan;

     o the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

     o the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates;

     o the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

     o    the assumption fee, if any, has been received.

     See "Legal Aspects of Mortgage Loans" in the accompanying prospectus and "Risk Factors--Risks Related to the Mortgage Loans--Some Remedies May Not Be Available Following a Mortgage Loan Default" and "The Pooling and Servicing Agreement--Enforcement of `Due-on-Sale' and `Due-on-Encumbrance' Clauses" in this Prospectus Supplement.

     The depositor and the Mortgage Loan Sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to the Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the Mortgage Loans may provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special

Servicer. The Mortgage Loans generally allow the Special Servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. Five of the Mortgage Loans (the "MULTI-PROPERTY LOANS"), representing 12.8% of the Initial Pool Balance, are evidenced by one Mortgage Note and secured by more than one Mortgaged Property. Two of the Mortgage Loans are Crossed Loans, representing 2.6% of the Initial Pool Balance, and are evidenced by more than one Mortgage Note and are cross-collateralized with multiple Mortgaged Properties. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the individual Mortgages recorded with respect to certain Crossed Loans with properties in such states may secure an amount less than the aggregate of the applicable initial principal balance of the applicable Crossed Loans. For the same reason, the Mortgages with respect to certain Multi-Property Loans may secure only a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors--Risks Related to the Mortgage Loans--Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May Be Challenged" in this Prospectus Supplement.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the greatest of--


     o    the principal balance of the related Mortgage Loan;

     o 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation; and

     o such amount necessary to avoid the operation of co-insurance provisions that would otherwise reduce the amount that the insurer is required to pay, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the improvements located on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards, including estimated exposure.

     Certain of the Mortgaged Properties located in earthquake risk areas and subject to material earthquake risk have been either subject to seismic upgrade (or appropriate reserves or a letter of credit established for retrofitting), are subject to a lower loan-to-value limit or are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance may be required. The hazard insurance policy is generally required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard "All Risks" insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

         The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan--

     o comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage;

     o rent loss and/or business interruption insurance in an amount generally equal to -

          1.   the greater of -

               (a) the projected gross revenue from operations of the Mortgaged Property; and

               (b) the projected operating expense (including debt service) for the maintenance and operation of the Mortgaged Property; and

               (c) in an amount satisfying other similar standards, in any such case, for a period of 6 months or more or a specified longer period; or

          2. the operating income from the operation of the Mortgaged Property for a period specified in the Mortgage (generally 12 months);

     o insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels;

     o    worker's compensation insurance; and

     o such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     As described under "Description of the Mortgage Loans--Originator Underwriting Standards," certain of the Mortgaged Properties are covered by an individual secured creditor impaired property policy.

     Mortgage Loans which May Require Principal Paydowns. One Mortgage Loan (the "ADDITIONAL COLLATERAL LOANS") representing approximately 0.3% of the Initial Pool Balance, and is additionally secured by cash reserves or irrevocable letters of credit that will be released to the related borrower upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain debt service coverage ratios and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "REQUIRED PREPAYMENT") to partially prepay the related Mortgage Loan.

                           ADDITIONAL COLLATERAL LOAN

                                                     AMOUNT OF                                       BORROWER REQUIRED
                               TYPE OF ADDITIONAL    ADDITIONAL                                      TO PAY PREPAYMENT
       PROPERTY NAME               COLLATERAL        COLLATERAL          RELEASE CONDITIONS            CONSIDERATION
-----------------------      ---------------------  ------------  ---------------------------        ------------------
500-508 North Clark           Earnout Reserve          $450,000   By November 30, 2001 the           Yield Maintenance
                                                                  property has achieved a
                                                                  DSCR of 1.30x based on the
                                                                  preceding twelve months,
                                                                  vacancy is not greater than
                                                                  7% and there has been no
                                                                  adverse change or event of
                                                                  default.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the depositor by the Mortgage Loan Sellers, which information may have been obtained from the borrowers without independent verification.

     For purposes of this Prospectus Supplement, including the tables herein:

          (1) "% OF TOTAL SQUARE FEET" or "% OF TOTAL SF" means the square feet leased to a tenant as a percentage of the gross square feet of the Mortgaged Property.

          (2) "ALLOCATED LOAN AMOUNT" means, for each Mortgaged Property relating to a Multi-Property Loan, the portion of the principal amount of the related Multi-Property Loan actually allocated to such Mortgaged Property in the related Mortgage Loan documents, or allocated solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was determined in the Mortgage or, if not stated in the Mortgage, based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan.

          (3) "ANCHOR TENANT" means, a Mortgaged Property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the Mortgaged Property or property adjacent to the Mortgaged Property, or in which any tenant occupies more than 20,000 square feet.

          (4) "ANNUAL DEBT SERVICE" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.


          (5) "ANTICIPATED REMAINING TERM" means the term of the Mortgage Loan from the Cut-off Date to the Anticipated Repayment Date, if applicable, or the maturity date.

          (6) "ANTICIPATED REPAYMENT DATE" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or Excess Cash Flow is retained pursuant to the related lockbox agreements for application to payment of principal and Excess Interest.

          (7) "CONTRACTUAL RECURRING LC & TI" means the dollars required to be escrowed annually into a tenant improvement and leasing commission escrow fund, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to reletting costs.

          (8) "CONTRACTUAL RECURRING REPLACEMENT RESERVE" means the dollars required to be escrowed annually into a replacement reserve escrow fund for ongoing repairs and replacements, in certain cases, until a maximum reserve balance is achieved, under the related Mortgage Loan with respect to capital expenditures.

          (9) "CUT-OFF DATE PRINCIPAL BALANCE/UNIT" means the principal balance per unit, room or pad for multifamily, hotels and manufactured housing communities or per square foot for substantially all other property types as of the Cut-off Date.

          (10) "CUT-OFF DATE PRINCIPAL BALANCE" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

          (11) "DEFEASANCE OPTION" means that defeasance is permitted notwithstanding the Lockout Period.

          (12) "DSCR" or "DEBT SERVICE COVERAGE RATIO" means, with respect to any Mortgage Loan (a) the U/W Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group. The DSCR for the Landmark Loan is calculated only with respect to the Landmark Pooled Portion.

          (13) "INITIAL INTEREST ONLY PERIOD" means with respect to any Mortgage Loan that pays only interest on the Cut-Off Date, the number of months before the Interest- only period ends.

          (14) "INTEREST CALCULATION" means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Actual/360" means interest is calculated on the basis of a 360-day year and the actual number of days elapsed in each interest accrual period.

          (15) "LC & TI RESERVE AT ORIGINATION" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover certain anticipated leasing commission and/or tenant improvement costs which might be associated with the re-leasing of the space occupied by tenants whose leases expire within the term of such Mortgage Loan, and, in certain cases, until a maximum reserve balance is achieved. The reserves may be in the form of cash or letters of credit from investment grade entities.

          (16) "LEASE EXPIRATION DATE" or "LEASE EXP." means the year in which a Tenant's lease is scheduled to expire.

          (17) "LOAN TO VALUE RATIO," "LTV" or "CUT-OFF DATE LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties. The LTV for the Landmark Loan is calculated only with respect to the Landmark Pooled Portion.

          (18) "MAJOR TENANT" means, with respect to the Office, Retail, Industrial and Mixed Use Properties, a tenant that occupies at least 10% of such Mortgaged Property.

          (19) "MANAGER" means, with respect to any Mortgaged Property, the property manager or, when no management agreement is in place, it is referred to as "Owner Managed."

          (20) "MATURITY DATE" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

          (21) "MATURITY DATE LTV" or "Maturity/ARD LTV Ratio" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

          (22) "MONTHLY PAYMENT" means the constant monthly payment set forth in the related Mortgage Note as being due in August 2001 and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends. With respect to the Mortgage Loans that are interest only for the life of such loans, the Monthly Payment is calculated as the current payment due annualized on an Actual/360 basis and then divided by 12.

          (23) "MOST RECENT DSCR" means, with respect to any Mortgage Loan (a) the Most Recent NOI divided by the Annual Debt Service.

          (24) "MOST RECENT EXPENSES" means, with respect to any Mortgage Loan, the expenses based on operations as of the Most Recent Operating Statement Date.

          (25) "MOST RECENT NOI" means, with respect to any Mortgage Loan, the NOI based on operations as of the Most Recent Operating Statement Date.

          (26) "MOST RECENT OPERATING STATEMENT DATE" means, with respect to any Mortgage Loan, the date stated on the most recent historic borrower certified operating statement or agreed upon procedures report. For Mortgage Loans that do not have operating history, the appraisal date and values are used.

          (27) "MOST RECENT REVENUE" means, with respect to any Mortgage Loan, the revenue based on operations as of the Most Recent Operating Statement Date.

          (28) "NAP" means Most Recent DSCR is not applicable because it does not reflect current operations of the related Mortgaged Property due to substantial recent leasing activity.

          (29) "NET CASH FLOW" or "U/W NET CASH FLOW" or "U/W NCF" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based on borrower-supplied information or an appraisal for a recent period that is generally the most recent twelve-month period preceding the origination date, or upon the most recent rent roll multiplied by 12. Net Cash Flow, U/W Net Cash Flow and U/W NCF does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of certain of the Hospitality Properties, assuming the occupancy rate was generally the lesser of the actual occupancy rate and an occupancy rate of 75% to account for a high occupancy rate or to reflect new construction in the market, (iv) assuming a minimum vacancy rate generally equal to the greater of (a) actual vacancy and (b) 5% to 10%, depending upon property type,
               (v) in the case of the Retail Properties, excluding certain percentage rent, (vi) excluding certain non-recurring income and/or expenses, (vii) assuming a management fee of 4% to 5% of revenue for a Hospitality Property, 4% of revenue for multi-tenant commercial and multifamily Mortgage Loans, and 2% to 3% of revenue for single-tenant net leased Mortgage Loans, (viii) making a 4% to 5% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties), (ix) where such information was made available to the related Mortgage Loan Seller taking into account new tax assessments and insurance contracts, (x) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xi) subtracting from net operating income reserves for U/W Replacement Reserves and
               (xii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions.

               (a) Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Net Cash Flow and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for ongoing capital improvements and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts for such purposes.

               (b) Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans. No representation is made as to the future net cash flow of the Mortgaged Properties, and the Net Cash Flow set forth herein is not intended to represent such future net cash flow.

          (30) "NET OPERATING INCOME" or "NOI" or "U/W NET OPERATING INCOME" or "U/W NOI" means Net Cash Flow before deducting for capital improvements, tenant improvements and leasing commissions; provided, however, for Multifamily Properties securing Mortgage Loans sold by PNC Bank and its affiliates, it means Net Operating Income after deducting for capital improvements.

          (31) "OCCUPANCY" or "OCCUPANCY RATE AT U/W" means the percentage of gross leasable area, rooms, units, pads, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Date of Occupancy Rate" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. Occupancy may be based on the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date. Hotel properties do not show Occupancy.

          (32) "ORIGINAL AMORTIZATION TERM" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce

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               the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note were calculated based on twelve 30-day months and a 360-day year.

          (33) "ORIGINAL PREPAYMENT PENALTY TERMS" means the number of payments from the first full Due Date under the related Mortgage Loan during which such Mortgage Loan may (a) not be voluntarily prepaid and (b) be prepaid with the payment of a Yield Maintenance Charge. As described in the exhibits to this Prospectus Supplement, "Lock/48_YM1/48_0%/12" means the Mortgage Loan may not be voluntarily prepaid for 48 Due Dates, followed by 48 months of the greater of 1% or the Yield Maintenance Charge, followed by 12 months of an open period where the Mortgage Loan can prepay without penalty.

          (34) "ORIGINAL PRINCIPAL BALANCE" means the principal balance of the Mortgage Loan as of the date of origination.

          (35) "OWNERSHIP INTEREST" means the real property interest which is encumbered by the related Mortgage and is described as "Fee" or "Leasehold."

          (36) "PROPERTY RELEASE AMOUNT" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

          (37) "REAL ESTATE TAXES ESCROWED" indicates whether a reserve was established at closing or during the term of such Mortgage Loan to cover property taxes.

          (38) "REMAINING AMORTIZATION TERM" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.

          (39) "REMAINING LOCKOUT" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid, including the period, if any, during which the Mortgage Loan may be defeased. The entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Exhibit A-1 hereto.

          (40) "REMAINING LOCKOUT AND YM" means the period ending on the later of the last day of the Remaining Lockout and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

          (41) "REMAINING TERM TO MATURITY" means with respect the Mortgage Loans, the number of months to maturity. In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date the purposes of this definition.

          (42) "SEASONING" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.

          (43) "TAX AND INSURANCE ESCROWS" indicates, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the real estate tax payable thereon or with respect to properties which are insured under individual property insurance policies, whether a reserve was established at closing or during the term of such Mortgage Loan to cover the premium payable thereon.

          (44) "Tenant 1," "Tenant 2" and "Tenant 3" (each, a "TENANT") mean, with respect to Office Properties, Industrial Properties, Mixed Use Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants.

          (45) "U/W LC & TI" means the LC & TI used by the underwriter in calculating the U/W NCF.

          (46) "U/W REPLACEMENT RESERVE" means the Replacement Reserve used by the underwriter in calculating the U/W NCF.

          (47) "UNITS" and "UNIT OF MEASURE" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

          (48) "VALUE" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties. For the Tanglewood Terrace Loan, the value listed includes the value of the related letter of credit.

          (49) "YEAR BUILT" means the year in which the respective Mortgaged Property was built.

          (50) "YEAR RENOVATED" means the year in which the respective Mortgaged Property was most recently renovated.

     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

     The tables included in Exhibit A-2 hereto set forth certain summary information regarding the Mortgage Loans. See the tables included in Exhibit A-1 hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used in this Prospectus Supplement and in the tables included in Exhibit A-1 in this Prospectus Supplement are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. Crossed Loans are treated as one Mortgage Loan in the tables included in Exhibit A-2 and in the tables included in Exhibit A-1 for the purpose of calculating DSCR and LTV. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "CUT-OFF DATE PRINCIPAL BALANCE" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Landmark Loan will be deemed to consist of two portions: the Landmark Pooled Portion and the Landmark Non-Pooled Portion. The term "Mortgage Loan" does not include the Landmark Non-Pooled Portion and the Initial Pool Balance excluded the principal balance of the Landmark Non-Pooled Portion. Accordingly, all numerical and statistical information provided herein with respect to the initial mortgage pool and Initial Pool Balance is presented solely with respect to the Mortgage Loans (excluding the Landmark Non-Pooled Portion). All numerical information provided in this Prospectus Supplement in the tables included in Exhibit A-1 in this Prospectus Supplement with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth in this Prospectus Supplement may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "--Changes in Mortgage Loan Characteristics" below.

CHANGES IN MORTGAGE LOAN CHARACTERISTICS

     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this Prospectus Supplement.

     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed by the depositor, together with the Pooling and Servicing Agreement with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates and the Class LM Participation Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4 will consist of the following classes-

     o the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "SENIOR OFFERED CERTIFICATES");

     o the Class B, Class C and Class D Certificates (collectively, the "MEZZANINE CERTIFICATES" and, together with the Senior Offered Certificates, the "OFFERED CERTIFICATES");

     o the Class A-X and Class A-CP Certificates (the "SENIOR PRIVATE CERTIFICATES" and together with the Senior Offered Certificates, the "SENIOR CERTIFICATES"),

     o the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "SUBORDINATE PRIVATE CERTIFICATES" and, together with the Senior Private Certificates, the "PRIVATE CERTIFICATES" and together with the Offered Certificates, the "REGULAR CERTIFICATES");

     o    the Class LM Participation Certificates;

     o the Class R and Class LR Certificates (together, the "RESIDUAL CERTIFICATES"); and

     o    the Class V Certificates.

     The Mezzanine Certificates together with the Subordinate Private Certificates are referred to in this Prospectus Supplement as the "SUBORDINATE CERTIFICATES").

     Only the Offered Certificates are offered in this Prospectus Supplement. None of the Class A-X, Class A-CP, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R, Class R-LM or Class LR Certificates or the Class LM Participation Certificates have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and no such class is offered by this Prospectus Supplement. References to Certificates, classes of certificates and certificateholders in this Prospectus Supplement include the Class LM Participation Certificates and Class LM Certificateholders unless otherwise noted.

     On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement.

     The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1 in excess thereof. The "PERCENTAGE INTEREST" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Holders of Offered Certificates may hold their Certificates through the book-entry facilities of The Depository Trust Company ("DTC"), or through Clearstream Banking, societe anonyme (formerly Cedelbank, "CLEARSTREAM, LUXEMBOURG") or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (the "DEPOSITORIES"), which in turn will hold such positions in customers' securities accounts in depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS" and, together with Clearstream, Luxembourg and Euroclear participating organizations, the "PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Commission.

     DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately to provide timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC.

     Because of time zone differences, the securities account of a Clearstream, Luxembourg Participant or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Clearstream, Luxembourg or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Clearstream, Luxembourg or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant (other than the Depository for Clearstream, Luxembourg or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex E hereto.

     Transfers between Participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"). Transfers between Clearstream, Luxembourg Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants or Euroclear Participants may not deliver instructions directly to the depositories.

     Clearstream, Luxembourg, as a professional Depository, holds securities for its participating organizations ("CLEARSTREAM, LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. As a professional Depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "CLEARANCE COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Purchases of Certificates under the DTC system which are book-entry certificates must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only holder of the Offered Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Trustee through DTC and its Direct Participants and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement--Reports to Certificateholders; Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct Participants and Indirect Participants.

     Under the Rules, DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the depositor, the Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("DEFINITIVE CERTIFICATES"), rather than to DTC or its nominee, only if-

     o the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the depositor is unable to locate a qualified successor;

     o the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates; or

     o the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form.

     Upon the occurrence of any of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds on each Distribution Date.

     Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer will establish and maintain, or cause to be established and maintained, one or more accounts, a "COLLECTION ACCOUNT" and collectively, the "COLLECTION ACCOUNTS," as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Collection Account on a daily basis all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee will establish and maintain one or more accounts (the "DISTRIBUTION ACCOUNT") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the Collection Account plus, among other things, any P&I Advances remitted to the Trustee by the Servicer, less applicable fees as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the available distribution amount to the holders of Certificates as described in this Prospectus Supplement. Each of the Collection Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The aggregate amount available from the Mortgage Loans for distribution to the holders of Offered Certificates on each Distribution Date will, in general, equal the sum of the following amounts--

     o the total amount of all cash received on the Mortgage Loans and any related REO Properties (other than amounts relating to the Landmark Non-Pooled Portion) that is on deposit in the Collection Accounts as of the Business Day preceding the Servicer Remittance Date, exclusive of:

          (1) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period,

          (2) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date,

          (3) all amounts that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V Certificates,

          (4)  all Yield Maintenance Charges,

          (5) all net investment income on the funds in the Collection Accounts and certain other accounts,

          (6) all Withheld Amounts relating to a subsequent Distribution Date, and

          (7)  all amounts deposited in any Collection Account in error;

     o the portion of Cure Payments made by the holders of the Class LM Participation Certificates attributable to principal and interest on the Landmark Pooled Portion (as described herein under "Certain Characteristics of the Mortgage Loans--The Landmark Pooled and Non-Pooled Portions");

     o all P&I Advances made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans; and

     o all funds released from the Interest Reserve Account for distribution on such Distribution Date. See "Description of the Trust Assets--Accounts" in the accompanying prospectus.

     Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates for each Interest Accrual Period is shown on page S-3. Interest will accrue for each Class of Certificates during the related Interest Accrual Period.

     The Pass-Through Rate for the Class A-X Certificates (the "CLASS A-X PASS-THROUGH RATE") will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which the Class A-X Certificates accrue interest on the respective Components of their total Notional Balance. Those interest strip rates, which are referred to in this Prospectus Supplement as "CLASS A-X STRIP RATES," are as follows:

          1. for purposes of accruing interest on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class A-1, A-2, A-3, G, H, J, K, L, M, N and O Certificates, the applicable Class A-X Strip Rate for each such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the corresponding Class of Certificates;

          2. for purposes of accruing interest during the period from and including the August 2001 Interest Accrual Period through and including the Interest Accrual Period preceding the Distribution Date in September 2007 on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class B, C, D, E and F Certificates, the applicable Class A-X Strip Rate for each such component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over 7.35% per annum;

          3. for purposes of accruing interest during the period after the Interest Accrual Period preceding the Distribution Date in September 2007 on those Components of the related total Notional Balance consisting of the respective total Principal Balances of the Class B, C, D, E and F Certificates, the applicable Class A-X Strip Rate for each such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the corresponding Class of Certificates.

          4. for purposes of accruing interest during the period from and including the August 2001 Interest Accrual Period through and including the Interest Accrual Period preceding the Distribution Date in September 2007 on the Component of the related total Notional Balance consisting of an amount equal to the lesser of $504,840,000 and the total Principal Balance of the Class A-4 Certificates, the applicable Class A-X Strip Rate for that Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over 7.35% per annum;

          5. for purposes of accruing interest during the period from and including the August 2001 Interest Accrual Period through and including the Interest Accrual Period preceding the Distribution Date in September 2007 on the Component of the related total Notional Balance consisting of an amount equal to the excess, if any, of the total Principal Balance of the Class A-4 Certificates over $504,840,000, the applicable Class A-X Strip Rate for that Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Class A-4 Certificates; and

          6. for purposes of accruing interest during the period after the Interest Accrual Period preceding the Distribution Date in September 2007 on the Component of the related total Notional Balance consisting of the total Principal Balance of the Class A-4 Certificates, the applicable Class A-X Strip Rate for such Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate for the Class A-4 Certificates.

     The Pass-Through Rate for the Class A-CP Certificates (the "CLASS A-CP PASS-THROUGH RATE") will be a variable rate equal to the weighted average from time to time of the various interest strip rates at which those certificates accrue interest on the respective Components of their total Notional Balance. Those interest strip rates, which are referred to in this Prospectus Supplement as "CLASS A-CP STRIP RATES," are, for purposes of accruing interest during the period from and including the August 2001 Interest Accrual Period through and including the Interest Accrual Period preceding the Distribution Date in September 2007, are as follows--

          (1) for purposes of accruing interest on those Components of the total Notional Balance of the Class A-CP Certificates consisting of the total Principal Balances of the Class B, C, D, E and F Certificates, the applicable Class A-CP Strip Rate for each such Component will equal the excess, if any, of--

               (A) the lesser of (i) 7.35% per annum and (ii) the Weighted Average Net Mortgage Rate, over

               (B) the Pass-Through Rate for the corresponding Class of Certificates; and

          (2) for purposes of accruing interest on the Component of the total Notional Balance of the Class A-CP Certificates consisting of an amount equal to the lesser of $504,840,000 and the total Principal Balance of the Class A-4 Certificates, the applicable Class A-CP Strip Rate for that Component will equal the excess, if any, of--

               (A) the lesser of (i) 7.35% per annum and (ii) the Weighted Average Net Mortgage Rate, over

               (B)  the Pass-Through Rate for the Class A-4 Certificates.

     The Class A-CP Certificates will cease accruing interest after the Interest Accrual Period preceding the Distribution Date in September 2007 and will have a Notional Balance of zero following the Distribution Date related to such Interest Accrual Period.

     Interest Distributions. On each Distribution Date, to the extent of the available distribution amount and subject to the distribution priorities described below under "--Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distribution Amount with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     Principal Distributions. On each Distribution Date, to the extent of the available distribution amount remaining after all prior distributions on such Distribution Date made in accordance with the distribution priorities described below under "--Priority of Distributions," the Classes of Offered Certificates will be entitled to distributions of principal sequentially as described below (until the Certificate Balance of each such Class of Offered Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount for such Distribution Date.

     Priority of Distributions. On each Distribution Date, unless the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero by the allocation of Collateral Support Deficits, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the available distribution amount for such Distribution Date, in the following order of priority:

          (i) concurrently, to Class A-1, Class A-2, Class A-3, Class A-4, Class A-X and Class A-CP Certificates, pro rata, up to the Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

          (ii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

               first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

               second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

               third, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero; and

               fourth, to the Class A-4 Certificates, until the Certificate Balance thereof has been reduced to zero;

         (iii) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

          (iv) to the Mezzanine Certificates and Private Certificates, in the following order of priority:

               (A) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (D) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (G) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (J) to the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (M) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (P) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (S) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (V) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (W) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (X) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (Y) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (Z) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (AA) to the Class K Certificates, until all amounts of Collateral
                    Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (BB) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (CC) to the Class L Certificates, in reduction of the Certificate
                    Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (DD) to the Class L Certificates, until all amounts of Collateral
                    Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (EE) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (FF) to the Class M Certificates, in reduction of the Certificate
                    Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (GG) to the Class M Certificates, until all amounts of Collateral
                    Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (HH) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

               (II) to the Class N Certificates, in reduction of the Certificate
                    Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (JJ) to the Class N Certificates, until all amounts of Collateral
                    Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

               (KK) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class on such Distribution Date;

               (LL) to the Class O Certificates, in reduction of the Certificate
                    Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (MM) to the Class O Certificates, until all amounts of Collateral
                    Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full; and

               (NN) to the Class R Certificates, any remaining amounts in the
                    Upper-Tier REMIC, to the Class LR Certificates, any remaining amounts in the Lower-Tier REMIC or the Loan REMICs.

     Distributions with respect to the Class LM Participation Certificates will be made in the amounts paid on the Landmark Non-Pooled Portion. See "Certain Characteristics of the Mortgage Loans--Landmark Loan" in this Prospectus Supplement.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Subordinate Private Certificates have been reduced to zero by the application of Collateral Support Deficits thereto, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority--

     o concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X and Class A-CP Certificates, pro rata, in respect of interest;

     o to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and

     o to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which any such reimbursement is made.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Legal Aspects of the Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee, Primary Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding Mortgage Loan (an "REO LOAN"), and all references to "Mortgage Loan" and "Mortgage Loans" in this Prospectus Supplement and in the accompanying prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Yield Maintenance Charges. On each Distribution Date, each Yield Maintenance Charge collected during the related Due Period will be distributed by the Trustee to the following Classes of Certificates: to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) the Base Interest Fraction (as defined herein) for the related principal prepayment and such Class of Certificates, and (c) the amount of the Yield Maintenance Charge collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "BASE INTEREST FRACTION" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Yield Maintenance Charges will be distributed to holders of the Class A-CP, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class LM Participation Certificates or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Default Interest Prepayment Charges and Prepayment" in the accompanying Prospectus regarding the enforceability of Yield Maintenance Charges.

     Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period in respect of the Column Mortgage Loans will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V Certificates will have the right to purchase Mortgage Loans that are ARD Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans." The Class V Certificates are not entitled to any other distributions of interest, principal or Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Assumed Final Distribution Date will in each case be as follows:

                             ASSUMED FINAL
   CLASS DESIGNATION       DISTRIBUTION DATE
-----------------------  --------------------
Class A-1                 December 2007
Class A-2                 December 2007
Class A-3                 October 2010
Class A-4                 May 2011
Class B                   June 2011
Class C                   July 2011
Class D                   July 2011

     The above Assumed Final Distribution Dates were calculated based on the Modeling Assumptions, including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the above Assumed Final Distribution Dates were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that (i) there would not be an early termination of the Trust Fund,
(ii) that all ARD Loans paid off on their respective anticipated repayment date and (iii) that there are no prepayments with respect to the Additional Collateral Loans.

     The Rated Final Distribution Date for each Class of Offered Certificates will be the Distribution Date in December 2035, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS

     The rights of the holders of the Subordinate Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine Certificates and the holders of the Subordinate Private Certificates with an earlier alphabetical designation, and the rights of the holders of any Class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each Class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls. The rights of the holders of the Class LM Participation Certificates to receive distributions of amounts collected in respect of the Landmark Non-Pooled Portion will be subordinated to the rights of the holders of the Regular Certificates to receive amounts due on the Landmark Pooled Portion. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X and Class A-CP Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C and Class D Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates.

     The protection afforded to the holders of any Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the available distribution amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each Class of Offered Certificates, in order of declining seniority for so long as such Class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each Class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such Class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those Classes of Offered Certificates subordinate to the Class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the Collateral Support Deficit. The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all Subordinate Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1,

Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     On each Distribution Date, immediately following the distributions to be made to the Class LM Participation Certificateholders on such date, the Servicer is required to calculate the Landmark Collateral Support Deficit. The Servicer will be required to allocate any Landmark Collateral Support Deficit as follows: first, to the Class LM Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; and then to the Landmark Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero.

     In general, Collateral Support Deficits could result from the occurrence of-

     o losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses," the payment of interest on Advances (to the extent not covered by Penalty Charges collected on the related Mortgage Loans during the period in which Advances remain outstanding) and certain servicing expenses; and

     o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described in this Prospectus Supplement under "The Pooling and Servicing Agreement."

     Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

     Shortfalls in the available distribution amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all Classes of the Regular Certificates, as well as to the Class LM Participation Certificates, in reverse sequential order, in the event such shortfalls occur with respect to the Landmark Loan in reverse sequential order.


                       PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of the Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of the Certificate Balance may result from repurchases by the applicable Mortgage Loan Seller due to missing or defective documentation or by the applicable Mortgage Loan Seller for breaches of representations and warranties with respect to the Mortgage Loans as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class, reducing the maximum amount distributable to such Class in respect of principal, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described under "Description of the Offered Certificates--Subordination; Allocation of Collateral Support Deficits" above.

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to repay fully an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved.

     Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either actually received or covered by an Advance. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the maturity date of the related Mortgage Loan has been effected. The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout and/or Defeasance Periods ranging from 29 months to 179 months following the Cut-off Date. The weighted average Lockout and/or Defeasance Period for the Mortgage Loans is approximately 108 months. Voluntary prepayments on the Mortgage Loans are generally prohibited until no earlier than one to six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     As described in this Prospectus Supplement, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Defeasance Periods or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. Additional Collateral Loans may require principal prepayments during the related Lockout Periods or Defeasance Periods without payment of a Yield Maintenance Charge.

     An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. There can be no assurance that the distribution of Yield Maintenance Charges, if any, distributed to the Certificateholders in connection with the mandatory prepayment of an Additional Collateral Loan will be sufficient to offset any negative effect on yield.

     Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement, if the portion of the available distribution amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

MODELING ASSUMPTIONS

     Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate or CPR model. As used in the following tables, (a) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the Anticipated Repayment Date or maturity date, as applicable, and (b) the columns headed "0% CPR," "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period, Defeasance Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to as the "PREPAYMENT ASSUMPTIONS."

     For purposes of this Prospectus Supplement, the "MODELING ASSUMPTIONS" are, among other things, the following: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date; (ii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iii) distributions on the Certificates are made on the fifteenth day (each assumed to be a Business Day) of each month, commencing in September 2001; (iv) neither Mortgage Loan Seller, nor any other party repurchases any Mortgage Loan as described under "The Pooling and Servicing Agreement--Representations and Warranties; Repurchase"; (v) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (vi) there are no Collateral Support Deficits or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund; (vii) neither of the Controlling Class or the Servicer exercise the right to cause the early termination of the Trust Fund; (viii) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (ix) the date of determination of weighted average life is the assumed settlement date of August 2001.

RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in December 2035, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the assumed settlement date of August , 2001, to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement-- Representations and Warranties; Repurchase," "--Realization Upon Mortgage Loans" and "--Optional Termination" in this Prospectus Supplement. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Yield Maintenance Charges are made in respect thereof.

     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Modeling Assumptions. The Modeling Assumptions made in preparing the following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

     Based on the Modeling Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                             CLASS A-1 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                             CLASS A-2 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                             CLASS A-3 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                             CLASS A-4 CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                              CLASS B CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                              CLASS C CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)

                              CLASS D CERTIFICATES
                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW


    DISTRIBUTION DATE      0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------  --------  ---------  ---------  ---------  -----------
Initial Percent


Weighted Average Life (in years)


                       THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 2001 (the "POOLING AND SERVICING AGREEMENT"), by and among the depositor, the Servicer, the Special Servicer and the Trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its website, at the address set forth under "--Reports to Certificateholders; Available Information." The Pooling and Servicing Agreement will also be filed with the Commission by the depositor by means of the EDGAR System and should be available on the Commission's website, the address of which is "www.sec.gov."

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the depositor will deliver to the Trustee, with a copy to the Servicer, with respect to each Mortgage Loan other than the Crystal Pavilion/Petry Building Loan, a mortgage file ("MORTGAGE FILE") containing certain documents and instruments, including, among other things, the following--

     o the original Mortgage Note endorsed without recourse to the order of the Trustee, or a lost note affidavit;

     o the original mortgage or counterpart thereof (or, in either case, a certified copy thereof);

     o the assignment of the mortgage in recordable form in favor of the Trustee;

     o if applicable, preceding assignments of mortgages (or certified copies thereof);

     o    the related security agreement, if any;

     o the original assignment of leases and rents or counterpart thereof (or, in either case, a certified copy thereof);

     o the assignment of the assignment of leases and rents in recordable form in favor of the Trustee;

     o if applicable, preceding assignments of assignments of leases and rents (or certified copies thereof);

     o a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments;

     o    if applicable, the original loan agreements or counterparts thereof;

     o the originals of letters of credit, if any, and amendments thereto which entitle the Trust Fund to draw thereon;

     o    the original environmental indemnity agreement, if any;

     o    any environmental insurance policies;

     o    if applicable, the ground lease or a certified copy thereof; and

     o the original lender's title insurance policy (or binding commitments to insure).

     With respect to the Crystal Pavilion/Petry Building, the Mortgage File will consist of the original notes and copies of all other documents.

     The Trustee will hold such documents for the benefit of the holders of the Certificates. The Trustee is obligated to review certain documents described above for each Mortgage Loan and report any missing documents or certain types of defects therein (in each such case, a "DEFECT" in the related Mortgage File) within 90 days after the Closing Date to the depositor, the Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller as set forth in and subject to the terms of the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the depositor will assign to the Trustee for the benefit of the Certificateholders the representations and warranties made by each Mortgage Loan Seller to the depositor in the Mortgage Loan Purchase Agreement. Subject to certain specified exceptions, the representations and warranties of the Mortgage Loan Seller generally include the following-

     1. the information set forth in the schedule of the Mortgage Loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects;

     2. such seller is transferring the Mortgage Loan free and clear of any and all pledges, liens and/or other security interests;

     3. no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     4. the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

     5. the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

     6. the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

     7. the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

     10. the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;

     11. the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the depositor and such seller has no knowledge of any material noncompliance with environmental laws affecting such Mortgaged Property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each Mortgage Note, Mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

     14. the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage;

     15. there are no delinquent or unpaid taxes or assessments affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. for any Mortgage Loan where all or a material portion of the interest of the Borrower is a leasehold estate, and the related Mortgage does not also encumber the related lessor's fee interest in the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the seller and its assigns upon notice to, but without the consent of, the lessor thereunder; (c) such ground lease is in full force and effect and, to the knowledge of the seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor); (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the Mortgage Loan;

     18. the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

     19. except as disclosed herein with respect to crossed loans and multi-property loans, no Mortgage requires the holder thereof to release any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the Mortgage Loan; and

     20. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

     If a Mortgage Loan Seller has been notified of a Defect in any Mortgage File or if a Mortgage Loan Seller has been notified of a breach of any of its representations and warranties (a "BREACH") which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if such Mortgage Loan Seller does not cure such Defect or such Mortgage Loan Seller does not cure such Breach, in each case within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then such Mortgage Loan Seller, in the case of a Defect or of a Breach, will be obligated to repurchase the affected Mortgage Loan (and interests in the related Loan REMIC, if applicable) or substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (and the Loan REMIC interests, if applicable) (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) within such 90-day period. The price (the "PURCHASE PRICE") will be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees, Primary Servicing Fees and Special Servicing Fees), (iii) all related unreimbursed Servicing Advances plus, in general, accrued and unpaid interest on related Advances at the Reimbursement Rate (as defined herein), (iv) all expenses incurred or to be incurred by the Servicer, the Special Servicer, the depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, (v) if such Mortgage Loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below) the amount of the Liquidation Fee payable to the Special Servicer and
(vi) if the Landmark Loan is being purchased by the Class LM Directing Certificateholder, if such Mortgage Loan is repurchased more than 90 days after such Mortgage Loan became a Specially Serviced Mortgage Loan, the amount of any Liquidation Fee payable to the Special Servicer; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P, Fitch and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period.

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated above, (y) such Mortgage Loan is a Crossed Loan and (z) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any related Crossed Loan (without regard to this paragraph), then the applicable Defect or Breach (as the case may be) will be deemed to constitute a Defect or Breach (as the case may be) as to any related Crossed Loan for purposes of the above provisions, and the Mortgage Loan Seller which sold the loan to the depositor will be required to repurchase or substitute for any related Crossed Loan in accordance with the provisions above unless, in the case of a Breach, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Loans as to which a Breach had occurred without regard to this paragraph: (i) the Debt Service Coverage Ratio for any related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for the Crossed Loans set forth in the tables in Exhibit A-1 hereto and (ii) the Loan-to-Value Ratio for any related Crossed Loans is not greater than the loan-to-value ratio for the Crossed Loans set forth in the tables in Exhibit A-1 hereto. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the Defect or Breach exists or to repurchase or substitute for the aggregate Crossed Loans. To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the depositor have agreed in the Mortgage Loan Purchase Agreement to forebear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies.

     Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Defect deemed to materially and adversely affect the interest of the Certificateholders: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed mortgage, that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the recorded mortgage; (c) the absence from the Mortgage File of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Mortgage Loan; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust Fund, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; or
(e) the absence from the Mortgage File of any original letter of credit.

     The foregoing obligation to cure, repurchase or provide a substitute mortgage loan or loans will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of the Mortgage Loan Sellers' representations or warranties regarding the Mortgage Loans.

     Any Defect or any Breach that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the related Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund within 90 days following the earlier of its receipt of notice or its discovery of the Defect or Breach at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and in accordance with the Servicing Standard (subject to the servicing of the Crystal Pavilion/Petry Building Loan by the servicer of the Crystal Pavilion/Petry Building Whole Loan, as described below). With respect to the ARD Loans, the Servicer and Special Servicer will not be able to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, until the date on which principal and accrued interest (other than Excess Interest) has been paid in full. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described in this Prospectus Supplement) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

     On the Business Day immediately preceding each Distribution Date (the "SERVICER REMITTANCE DATE"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I ADVANCE") with respect to the Mortgage Loans (including any REO Loan) and the Landmark Non-Pooled Portion out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing

Agreement, certain funds held in the Collection Account that are not required to be part of the available distribution amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of--

     o the related Monthly Payments (in each case net of any related Servicing Fees, Primary Servicing Fees and Workout Fees), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by the related sub-servicer) as of the Business Day preceding such Servicer Remittance Date; and

     o in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period, including any REO Loan as to which the Balloon Payment would have been past due, an Assumed Scheduled Payment equal to the sum of--

          (1) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan; and

          (2) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (i.e., net of the Servicing Fee Rate, the Primary Servicing Fee Rate and the Trustee Fee Rate).

     The Servicer's obligations to make P&I Advances in respect of a Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be, subject to the Servicer's determination of nonrecoverability. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement, but in any event no later than on the related Distribution Date.

     Notwithstanding the foregoing, with respect to any Distribution Date, the amount required to be advanced in respect of the interest portion of delinquent Monthly Payments or the interest portion of Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of--

     o the amount of the interest portion of the advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

     Neither the Servicer nor the Trustee will be required or permitted to make an advance in respect of any delinquent:

     o    Penalty Charges;

     o    Yield Maintenance Charges;

     o    Excess Interest; or

     o    Balloon Payments.

     If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the scheduled monthly payment in effect prior to such modifications, then the Servicer shall, as to such Mortgage Loan, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing
Fees) in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described in this Prospectus Supplement) to make advances ("SERVICING ADVANCES") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums (to the extent that insurance coverage is available at commercially reasonable rates and, with respect to Mortgaged Properties, the Trustee as mortgagee has an insurable interest therein), environmental inspections and to cover other similar costs and expenses that are or may become a lien thereon. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee will make such Servicing Advance pursuant to the Pooling and Servicing Agreement no later than one Business Day following notice to the Trustee of the Servicer's failure to make such Servicing Advance.

     The Servicer or the Trustee, as the case may be, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including the Landmark Non-Pooled Portion) as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("RELATED PROCEEDS"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance or portion thereof that it determines in its reasonable judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "NONRECOVERABLE ADVANCE") and the Servicer or the Trustee will be entitled to recover any Advance or portion thereof that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances made by the Servicer or the Trustee will represent a portion of the losses to be borne by the Certificateholders.

     The servicer of any of the Crystal Pavilion/Petry Building Other Notes, CapMark Services, L.P., will be required to make all servicing advances with respect to the Crystal Pavilion/Petry Building Whole Loan and will be entitled to reimbursement on demand from the Servicer for its allocable share of such servicing advance. Such reimbursement by the Servicer will be treated as a Servicing Advance under the Pooling and Servicing Agreement. The Servicer will be required to make P&I Advances with respect to the amounts due on the Crystal Pavilion/Petry Building Trust Fund Notes. See "The Pooling and Servicing Agreement--Advances" in this Prospectus Supplement.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Collection Account, interest at the Prime Rate (the "REIMBURSEMENT RATE") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. In the event that the Servicer makes a P&I Advance in respect of any such Mortgage Loan, no interest will accrue on such P&I Advance until after the applicable grace period expires.

     The "PRIME RATE" will be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Statement to Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Available Information" below.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an "Appraisal Reduction Amount" will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of-

     o 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a Mortgage Loan;

     o the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan; or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity for a period of six months or less) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer;

     o 60 days after a receiver has been appointed for the borrower of the related Mortgaged Property;

     o    30 days after a borrower declares bankruptcy;

     o 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     o immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero.

     The Special Servicer must obtain an MAI appraisal (or, with respect to Mortgage Loans with Stated Principal Balances of $2,000,000 or less, perform an internal valuation) within 60 days of the occurrence of such Appraisal Reduction Event (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event). If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any Mortgage Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related Mortgage Loan will be 25% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal or the completion of such internal valuation, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction Amount taking into account such appraisal or internal valuation.

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of any P&I Advance for such Mortgage Loan for the Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes; provided, that with respect to any Appraisal Reduction Amounts with respect to the Landmark Loan, the Class LM Participation Certificates will bear the loss resulting from the reduction in the amount of interest available for distribution prior to the Subordinate Certificates. See "--Advances" above.

     With respect to the Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred, unless such Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer is required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) and, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund.

     Based upon such appraisal or internal valuation or, as the case may be, the Special Servicer shall redetermine and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction Amount with respect to such Mortgage Loan, and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12 month period immediately prior to the occurrence of such Appraisal Reduction Event, except where the Special Servicer has reason to believe there has been a material adverse change in the value of the property securing such Mortgage Loan. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction Amount with respect to such Mortgage Loan.

ACCOUNTS

     Lockbox Accounts. With respect to 48 Mortgage Loans, which represent in the aggregate 68.4% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts. For all ARD Loans for which a Lockbox Account has not already been established, such loans require the related lender to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more cash collateral accounts in the name of the Servicer will be established into which funds in the related Lockbox Accounts will be swept on a regular basis (each, a "CASH COLLATERAL ACCOUNT"). Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided that no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans--Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to--

     o    operating and capital expenses;

     o the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full; and

     o    Excess Interest, in that order.

     The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Collection Account. The Servicer will establish and maintain a segregated account (the "COLLECTION ACCOUNT") pursuant to the Pooling and Servicing Agreement, and on each Due Date (or as soon thereafter as sufficient funds are on deposit) withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment, net of related Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account. The Servicer will also deposit into the Collection Account daily all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of related Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Primary Servicer and not required to be deposited into the Collection Account. The Collection Account will contain sub-accounts which provide for segregation of the amounts received with respect to the Landmark Non-Pooled Portion.

     Distribution Account. The Trustee will establish and maintain one or more accounts or subaccounts (collectively, the "DISTRIBUTION ACCOUNT") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account on the Servicer Remittance Date, the available distribution amount. The Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee is required to deposit any required P&I Advances into the Distribution Account on the related Distribution Date as described in this Prospectus Supplement and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. Subaccounts of the Distribution Account may be maintained for the Loan REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC.

     Interest Reserve Account. The Trustee will establish on or before the Closing Date and will maintain one or more accounts or subaccounts (collectively, the "INTEREST RESERVE ACCOUNT") in the name of the Trustee for the benefit of the holders of the Certificates, which may be a subaccount of the Distribution Account. On the Servicer

Remittance Date in each February and on the Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Trustee will be required to deposit, in respect of the related Mortgage Loans that accrue on an Actual/360 basis (other than the Landmark Non-Pooled Portion), into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs, to the extent a full Monthly Payment or P&I Advance is made in respect thereof ("WITHHELD AMOUNTS"). On the Determination Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account.

     Excess Interest Distribution Account. The Trustee also will establish and maintain one or more accounts or subaccounts (collectively, the "EXCESS INTEREST DISTRIBUTION ACCOUNT"), each in the name of the Trustee for the benefit of the holders of the Class V Certificates, which may be a subaccount of the Distribution Account.

     Account Requirements. The Cash Collateral Accounts, Collection Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account, the Escrow Accounts and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be-

     o an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P and "F-1+" by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by S&P (or "A-" if the short term obligations are rated at least "A-1") and "AA-" by Fitch (if rated by Fitch) or (b) with respect to any such rating requirement, as to which the Trustee has received written confirmation from the related Rating Agency that holding funds in such account would not, in and of itself, cause such Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates; or

     o a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority.

     Amounts on deposit in the Collection Account, cash collateral account and any REO Account may be invested in certain Permitted Investments. Interest or other income earned on funds in the Collection Account, any Escrow Accounts and cash collateral accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Amounts on deposit in the Excess Interest Distribution Account, the Interest Reserve Account and the Distribution Account will remain uninvested.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Servicer may make withdrawals from its Collection Account for the following purposes, to the extent permitted and in the manner provided in the Pooling and Servicing Agreement-

     (1) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted or that may be applied to make P&I Advances;

     (2) to pay the Trustee any unpaid Trustee Fees and pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and to pay the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees;

     (3) to reimburse itself or the Trustee for unreimbursed Advances (to the extent not previously reimbursed in the form of a Cure Payment) from funds on deposit therein collected on the Mortgage Loan on which such Advance was made;

     (4)  to reimburse itself or the Trustee, for Nonrecoverable Advances;

     (5) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances;

     (6) to reimburse itself, the Special Servicer, the depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any Breach or Defect giving rise to a repurchase obligation of either Mortgage Loan Seller, or the enforcement of such obligation, under the related Mortgage Loan Purchase Agreement;

     (7) to pay itself, as additional servicing compensation, any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans) to the extent not used to offset interest on Advances, but only to the extent collected from the related borrower; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans to the extent not used to offset interest on Advances, but only to the extent collected from the related borrower;

     (8)  to recoup any amounts deposited in the Collection Account in error;

     (9) to pay itself, the Special Servicer, the Trustee, the depositor and their respective directors, officers, employees and agents, any amounts payable pursuant to the indemnification provisions of the Pooling and Servicing Agreement;

     (10) to pay for-

          o the cost of the opinions of counsel for purposes of REMIC administration or amending the Pooling and Servicing Agreement to the extent payable out of the Trust Fund; and

          o the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Loan;

     (11) to pay out of general collections for any and all federal, state and local taxes imposed on any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or their assets or transactions together with incidental expenses;

     (12) to reimburse itself and the Special Servicer out of general collections for expenses incurred by and reimbursable to each of them by the Trust Fund;

     (13) to pay itself, the Special Servicer, the applicable Mortgage Loan Seller, with respect to each Mortgage Loan, if any, it previously purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase;

     (14) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment;

     (15) to reimburse itself for any prior Advance, including any interest accrued and payable thereon, made for which a Cure Payment has been received, from such Cure Payment; and

     (16) to clear and terminate the Collection Account at termination of the Pooling and Servicing Agreement; provided, that in the case of clauses
          (2), (3), (4), (5) and (9), the Trustee will have priority with respect to any such reimbursement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the Mortgage Loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may be assumed with, among other conditions, the consent of the Special Servicer, in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the Special Servicer determines, in accordance with the Servicing Standard, that--

     o    not declaring an event of default under the related Mortgage; or

     o    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent.

     If the Special Servicer, determines that-

     o    not declaring an event of default under the related Mortgage; or

     o    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that-

          (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related Mortgage; and

          (2) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate, (a) represents 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time or (b) is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time, the Special Servicer has received, as written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The Special Servicer must use reasonable efforts to require the Borrower to pay the cost of any such confirmation. Any such costs not paid by the Borrower shall be an expense of the Trust Fund.

     Mortgage Loans described in (2) are referred to as "SIGNIFICANT MORTGAGE LOANS."

     The Special Servicer is required to provide notice to the Rating Agencies of the assumption of any Mortgage Loan or transfer of a direct or indirect controlling interest in the borrower under a Mortgage Loan to the extent the Special Servicer is aware of such transfer which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications" below. The Special Servicer will provide notice to the Rating Agencies of any waiver of any due-on-sale clause in the event that Rating Agency confirmation is not required for such waiver.

     The consent of the Special Servicer and, except as described in this Prospectus Supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a Mortgage Loan forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which provide-

     o that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

     o require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related Mortgaged Property.

     The Special Servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus. The Special Servicer must use reasonable efforts to require the Borrower to pay the cost of any such confirmation. Any such costs not paid by the Borrower shall be an expense of the Trust Fund.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note
(a) with a Stated Principal Balance that is $2,000,000 or more, at least once every 12 months and (b) with a Stated Principal Balance that is less than $2,000,000, at least once every 24 months, in each case commencing in April 2002 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates); provided, however, that if the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as the case may be, is required to prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and substantially all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer will use its reasonable efforts to cause each borrower to maintain, and if the borrower does not so maintain, is required to itself maintain (to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard)), any insurance policy coverage determined to be applicable by the Servicer in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan but in any case, such amount so as to avoid the application of any co-insurance clause and with no deduction for physical depreciation.

     Under the terms of the related Mortgage Loan documents, each borrower is required to maintain business interruption insurance which covers a period of not less than six months or more as required at the origination of the Mortgage Loan.

     During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (if such flood insurance has been made available), the Servicer will use its reasonable efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, is required to itself maintain, to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard) and to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property, a Federal flood insurance policy in an amount equal to at least the lower of-

     o    the outstanding principal balance of the related Mortgage Loan;

     o the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended; or

     o    any amount required by the related Mortgage Loan.

     The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount (to the extent available at commercially reasonable rates) that is not less than the amount that was previously required of the borrower under the related Mortgage or as is consistent with the Servicing Standard. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause the related borrower to maintain a hazard insurance policy by maintaining a blanket policy or master force-placed policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer, as applicable, in maintaining any such insurance policy if the borrower defaults on its obligation to do so is required to be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower and if the related Borrower does not pay such cost and such Advance becomes nonrecoverable, the Servicer may withdraw an amount to cover such cost from the Collection Account.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2002 a statement to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or a portion thereof) and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "AUDIT PROGRAM"), such firm confirms that the Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported. If the same entity acts as Servicer and Special Servicer, the foregoing may be delivered as a single report.

     The Pooling and Servicing Agreement also requires the Servicer and the Special Servicer to deliver to the Trustee, who shall upon request deliver a copy to the depositor and the Rating Agencies on or before April 15 of each year, beginning April 15, 2002, an officer's certificate of the Servicer stating that, among other things, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto. If the same entity acts as Servicer and Special Servicer, the foregoing may be delivered as a single certificate.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The accompanying prospectus describes the circumstances and procedures whereby a Servicer and/or Special Servicer may resign from their respective obligations. The accompanying prospectus also sets forth the appointment procedure for a successor Servicer and/or Special Servicer. See "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, the depositor or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund, the other parties thereto or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee, the depositor and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee, or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, and the depositor will be permitted, in the exercise of its discretion, to undertake any such action, proceeding, hearing or examination as it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee or the depositor, as the case may be, will be entitled to reimbursement from amounts attributable to the Mortgage Loans on deposit in the Collection Account.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and the Special Servicer will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond and errors and omissions policy so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person with or into which the Servicer, the Special Servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the depositor, will be the successor of the Servicer, the Special Servicer or the depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, in and of itself, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the depositor or the depositor's affiliates.

     The Servicer and the Special Servicer may assign all of their rights and delegate all of their duties and obligations under the Pooling and Servicing Agreement; provided that the person accepting such assignment or delegation is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the depositor, is willing to service the Mortgage Loans and executes and delivers to the depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the depositor and the

Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement; provided further that the Rating Agencies have confirmed in writing that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates that have been rated. In the case of any such assignment and delegation, the Servicer or the Special Servicer, as the case may be, will be released from its obligations under the Pooling and Servicing Agreement, except that the Servicer or the Special Servicer, as the case may be, will remain liable for all liabilities and obligations incurred by it, or arising from its conduct, prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, each of the Servicer and the Special Servicer may, in its sole discretion, appoint sub-servicers and independent contractors or agents to perform select duties, provided that the Servicer or the Special Servicer will not be relieved from such duties solely by virtue of such appointment.

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation--

     o (a) any failure by the Servicer to make any remittance required to be made by the Servicer (including any P&I Advances) by 5:00 p.m. on the Servicer Remittance Date, which is not cured by 11:00 a.m. on the Distribution Date, provided, however, that if the Servicer fails to make any remittance so required, including any P&I Advance, to be made by the Servicer on the Servicer Remittance Date (without regard to any grace period), the Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Prime Rate from and including the Servicer Remittance Date to but excluding the Distribution Date and (b) any failure by the Servicer to make any required Servicing Advance within the time specified in the Pooling and Servicing Agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related Mortgaged Property);

     o any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Collection Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement, which failure continues unremedied for one Business Day;

     o any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or 60 days so long as the Servicer or Special Servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

     o any breach by the Servicer or the Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificateholders and continues unremedied for thirty days after the date on which notice of such breach shall have been given; provided, however, if such breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such thirty-day period shall be extended for an additional thirty days;

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Servicer or the Special Servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;

     o the Trustee receives written notice from Fitch that the continuation of the Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

     o the Servicer or the Special Servicer is removed from S&P's approved servicer list or special servicer list, as the case may be, and any of the Certificates' ratings by S&P are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights (except for any rights related to the Excess Servicing Strip, except to the extent needed to compensate such entity for assuming the duties of the Servicer, unpaid servicing compensation (including any Workout Fees owed to the Special Servicer) or unreimbursed Advances and interest thereon) and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer, with respect to the Mortgage Loans, or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to the same compensation arrangements as the terminated party (other than the Excess Servicing Strip, except to the extent needed to compensate such entity for assuming the duties of the Servicer). If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or the Special Servicer, as the case may be, any established Mortgage Loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding on behalf of the Trustee and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The accompanying prospectus describes several circumstances where the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the holders of Certificates. See "Description of the Governing Documents--Amendment" in the accompanying prospectus. The parties may also amend the Pooling and Servicing Agreement without the consent of any of the holders of Certificates to--

     o change the timing and/or nature of deposits in the Collection Account, the Distribution Account or the REO Account, provided that-

          (1) the Servicer Remittance Date shall not be later than the related Distribution Date;

          (2) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment); and

          (3) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency;

     o    modify, eliminate or add to any of its provisions-

          (1) to such extent as shall be necessary to maintain the qualification of any of the Loan REMICs, Lower-Tier REMIC or Upper-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that-

               (i) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk; and

               (ii) such action will not adversely affect in any material respect the interests of any holder of the Certificates; or

          (2) to restrict the transfer of the Residual Certificates, provided that the depositor has determined that the then current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the accompanying prospectus) as evidenced by an opinion of counsel (at the expense of the requesting party);

     o make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; or

     o amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may--

     o reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a certificate of any Class without the consent of the holder of such certificate.

     o reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding;

     o adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding; or

     o change the Servicing Standard without the consent of the holders of all Certificates then outstanding.

See "Description of the Governing Documents--Amendment" in the accompanying prospectus.

     Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense and upon which the trustee can conclusively rely) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on any of the Loan REMICs, Lower-Tier REMIC or Upper-Tier REMIC or cause any of the Loan REMICs, Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "VOTING RIGHTS") will be allocated among the respective Classes of Certificateholders as follows--

     o    1% in the case of the Class A-X and Class A-CP Certificates, and

     o in the case of any other Class of Certificates (other than the Class V and Residual Certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class LM Participation, Class V or Residual Certificates will be entitled to any Voting Rights.

     For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class, but not by any Appraisal Reduction Amounts allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for the purposes of the taking of any action under the Pooling and Servicing Agreement with respect to an event of default of the Servicer, the Special Servicer or the Trustee, the taking of any vote pursuant to the Pooling and Servicing Agreement with respect to the rights, obligations or liabilities of the Servicer, the Trustee or the Special Servicer, or the giving of any consent or waiver with respect to the rights, obligations or liabilities of the Servicer, the Trustee or the Special Servicer pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Servicer, the Trustee or the Special Servicer, as the case may be, or any affiliate thereof, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to take any such action or vote or effect any such consent or waiver has been obtained; provided, however, that the foregoing will not apply if the Servicer, the Trustee or the Special Servicer, as the case may be, and/or their affiliates, owns the entire Class of each Class affected by such action, vote, consent or waiver.

REALIZATION UPON MORTGAGE LOANS

     The Pooling and Servicing Agreement grants the Directing Certificateholder with respect to the Regular Certificates (i.e., excluding the Controlling Class Certificateholders of the Class LM Participation Certificates) and the Special Servicer an assignable option (a "PURCHASE OPTION") to purchase Defaulted Loans from the Trust Fund in the manner and at the price described below. The Purchase Option held or assigned by a Certificateholder or the Special Servicer (if not earlier exercised or declined) will expire at such time as the related Class of Certificates is no longer the Controlling Class with respect to the applicable Defaulted Loan.

     Promptly after the determination that a Mortgage Loan or a Specially Serviced Mortgaged Loan has become a Defaulted Loan, the Special Servicer will be required to notify the Trustee and the Servicer of such determination. The Trustee will then be required, within five days after receipt of that notice, to provide a copy of the notice to the Directing Certificateholder with respect to the Regular Certificates.

     Within 60 days after a Mortgage Loan becomes a Defaulted Loan, the Special Servicer will be required to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard and consistent with the guidelines contained in the Pooling and Servicing Agreement. The Special Servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the Special Servicer or a Controlling Class Certificateholder that is an affiliate of the Special Servicer proposes to purchase a Defaulted Loan, the Servicer is required pursuant to the Pooling and Servicing Agreement to determine whether the Special Servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The Servicer shall be entitled to a fee of $2,600 in connection with each such fair value determination. All reasonable costs and expenses of the Special Servicer and Servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as Servicing Advances. The Special Servicer must give prompt written notice of its fair value determination to the Trustee and the Servicer. Within five days after receipt of such notice, the Trustee must provide a copy of such notice to the same persons who received the initial notice regarding the subject Defaulted Loan.

     Each holder of the Purchase Option may, at its option, purchase the Defaulted Loan from the Trust Fund at a price (the "OPTION PRICE") equal to (i) if the Special Servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances together with any unpaid interest on any Advance owing to the party or parties that made them, and all accrued Special Servicing Fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or (ii) if the Special Servicer has made such fair market value determination, the fair market value of the Defaulted Loan as determined by the Special Servicer. If the most recent fair market value calculation was made more than 180 days prior to the exercise date of the Purchase Option, then the Special Servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults that caused such Mortgage Loan to be a Defaulted Mortgage Loan,
(ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout.

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Servicer's or Special Servicer's, as applicable, judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a Servicing Advance) and either-

     o such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report (taking into account the existence of any environmental insurance), determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     Tax Considerations. If title to any REO Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless -

     o the Internal Revenue Service grants an extension of time to sell such property; or

     o the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for such longer period will not result in the imposition of taxes on "prohibited transactions" on any of the Loan REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC or cause any of the Loan

          REMICs, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Certificate is outstanding.

     The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund by the Special Servicer is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the Trust Fund of any "income from nonpermitted assets" as described in Section 860F(a)(2)(B) of the Code. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Trust Fund REMICs will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(d) of the Code and Treasury Regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the Trust Fund, based on the charges for any non-customary services, or all of such income if such charges are not separately stated or such non-customary services are not performed by an independent contractor, would not constitute "rents from real property."

     Any of the foregoing types of income and any income from the operation of a trade or business, such as a hotel, may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC or, if applicable, the related Loan REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences" in this prospectus supplement.

     Liquidation Proceeds. To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of--

     o    the outstanding principal balance of such Mortgage Loan;

     o    interest accrued thereon;

     o interest accrued on any P&I Advances made with respect to such Mortgage Loan; and

     o the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall.

     The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on a Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless--

     o the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer, the Servicer or the Trustee, as the case may be, for its expenses; and

     o the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     Specially Serviced Mortgage Loans. With respect to any Mortgage Loan--

     o as to which a payment default has occurred at its maturity date, or if the Servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, 60 days (unless, with respect to the Landmark Loan, such default is cured by the Directing Certificateholder of the Class LM Participation Certificates);

     o as to which any Monthly Payment is more than 60 or more days delinquent (unless, with respect to the Landmark Loan, such default is cured by the Directing Certificateholder of the Class LM Participation Certificates);

     o    as to which such borrower has-

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     o as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

     o as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days (unless, with respect to the Landmark, such default is cured by the Directing Certificateholder of the Class LM Participation Certificates);

     o as to which any other default has occurred under the Mortgage Loan documents that, in the judgment of the Servicer, has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Note) (unless, with respect to the Landmark Loan, such default is cured by the Directing Certificateholder of the Class LM Participation Certificates);

     o with respect to the Landmark Loan, the election by the Directing Certificateholder of the Class LM Participation Certificates, as applicable, not to cure a monetary or non-monetary default, which default would otherwise result in a Mortgage Loan becoming a Specially Serviced Mortgage Loan; or

     o with respect to the Landmark Loan, the election by the Directing Certificateholder of the Class LM Participation Certificates, as applicable, not to exercise its purchase option with respect to such Mortgage Loan if the event giving rise to such purchase option would otherwise result in such Loan becoming a Specially Serviced Mortgage Loan;

the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan.

     The Special Servicer will continue to be responsible for the operation and management of an REO Property. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     The Special Servicer will return the full servicing of a Corrected Mortgage Loan to the Servicer.

     A "CONTROLLING CLASS CERTIFICATEHOLDER" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

     The Controlling Class as of the Closing Date will be the Class N Certificates.

     The "DIRECTING CERTIFICATEHOLDER " is the Controlling Class Certificateholder selected by the holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     The Special Servicer is required to consult with the Directing Certificateholder prior to the taking by the Special Servicer of the following actions--

     o any proposed modification of a monetary term of a Mortgage Loan other than an extension of the original maturity date for two years or less;

     o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

     o any proposed sale of a Specially Serviced Mortgage Loan or REO Property, other than in connection with the termination of the Trust Fund as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a Mortgage
          Loan;

     o    any acceptance of a discounted payoff;

     o    any waiver of a "due on sale" or "due on encumbrance" clause;

     o any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan; and

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan).

     The Special Servicer shall provide to the Directing Certificateholder all information which the Special Servicer considers to be material in connection with evaluating such action. Notwithstanding the foregoing, no such advice, direction or objection contemplated by the foregoing may (i) require or cause the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Special Servicer to violate the provisions of the Pooling and Servicing Agreement relating to the status of the Trust Fund REMICs as REMICs, (iv) require or cause the Special Servicer to violate any other provisions of the Pooling and Servicing Agreement, (v) require or cause the Special Servicer to violate the terms of a Mortgage Loan, (vi) expose the Servicer, the Special Servicer, the depositor, either Mortgage Loan Seller, the Trust Fund, the Trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Servicer's or Special Servicer's responsibilities under the Pooling and Servicing Agreement; and the Special Servicer will neither follow any such direction if given by the Directing Certificateholder nor initiate any such actions.

MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Servicer or the Special Servicer, as applicable, to modify, waive or amend any term of the related Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not--

     o affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the Mortgage Loan;

     o affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;

     o except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment; or

     o in the judgment of the Servicer or Special Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the Mortgage Loan is in default or default is reasonably foreseeable, the Servicer or Special Servicer, as applicable, has determined (and may rely upon an Opinion of Counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may--

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     o reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

     o forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

     o waive Excess Interest if such waiver conforms to the Servicing Standard; and/or

     o    accept a principal prepayment during any Lockout Period;

provided that the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

     However, in no event will the Special Servicer be permitted to--

          (1) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

          (2) extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease if the Mortgage Loan is secured by a ground lease.

     With respect to clause (2) above, the Special Servicer is required to give due consideration to the term of the ground lease before extending the Maturity Date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless, among other things, the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan

Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     The Special Servicer with respect to a Specially Serviced Mortgage Loan will notify the Servicer, who will notify the Trustee, and the Servicer with respect to a non-Specially Serviced Mortgage Loan will notify the Trustee of any modification, waiver or amendment of any term of a Mortgage Loan and must deliver to the Trustee (with a copy to the Servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 Business Days). The Special Servicer with respect to a Specially Serviced Mortgage Loan will notify the Servicer, who will notify the Rating Agencies and the Servicer with respect to a non-Specially Serviced Mortgage Loan will notify the Rating Agencies of any modification, waiver or amendment of any term of any Non-Specially Serviced Mortgage Loan the principal balance of which is $20,000,000 or more or that is a Mortgage Loan which is part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the Special Servicer.

OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of -

     o the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto; or

     o the purchase of all of the assets of the Trust Fund by the Special Servicer, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, the holder of a majority of the Percentage Interests in the Controlling Class will have the option to purchase all of the assets of the Trust Fund. If the holder of a majority of the Percentage Interests in the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Special Servicer may notify the holder of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option, and if the holder of a majority of the Percentage Interests in the Controlling Class does not exercise such option within ten Business Days, the Special Servicer will be entitled to exercise such option. If the Special Servicer does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the holder of the Controlling Class, the Special Servicer and the Trustee of its intention to exercise such option, and if neither of the holders of the Controlling Class nor the Special Servicer exercises such option within ten business days, the Servicer will be entitled to exercise such option.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of -

     o the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) included in the Trust Fund; and

     o the aggregate fair market value of all REO Properties, if any, included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO
          Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee.

     Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer, the holder of the Controlling Class or the Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 1.0% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer, the holder of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders will be applied generally as described above under "Description of the Offered Certificates--Distributions--Priority of Distributions."

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "TRUSTEE"). The corporate trust office of the Trustee responsible for administration of the Trust Fund is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562 Attention: Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4. For Certificate transfer and payment purposes, the office of the Trustee is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services, Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4.

     As compensation for its services, the Trustee will receive the Trustee Fee (as defined below).

     The information concerning the Trustee in this section has been provided by the Trustee, and none of the Mortgage Loan Sellers, the Servicer, the Special Servicer, the depositor or the Underwriters makes any representation or warranty as to the accuracy hereof.

TRUSTEE FEE AND PAYMENT OF EXPENSES

     As compensation for the performance of its duties, the Trustee will be paid a fee (the "TRUSTEE FEE") from the Distribution Account. The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "TRUSTEE FEE RATE") equal to 0.00175% per annum on the Stated Principal Balance of the subject Mortgage Loan outstanding from time to time, and will be computed based on the same interest accrual basis, which is either an Actual/360 basis or a 30/360 basis, as the subject Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee is required to make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee will be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE SERVICER

     Midland Loan Services, Inc. ("MIDLAND"), a Delaware corporation, in its capacity as Servicer under the Pooling and Servicing Agreement, will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans and REO Properties).

     Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, Kansas City, Missouri 64105.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest ranking as a master, primary and special servicer form both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     As of June 30, 2001, Midland was servicing approximately 14,797 commercial and multifamily loans with an aggregate principal balance of approximately $62.2 billion. The collateral for these loans is located in all 50 states the District of Columbia, Puerto Rico and Canada. Approximately 10,625 of the loans, with a total principal balance of approximately $44.8 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities.

     The Servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insightsm, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insightsm through the Servicer's website, www.midlandls.com. The Servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insightsm. Specific questions about portfolio, loans and property performance may be sent to the Servicer via e-mail at askmidland@midlandls.com.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "SERVICING FEE") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate of 0.05% per annum (exclusive of any Primary Servicing Fee) (the "SERVICING FEE RATE"), and will be computed on the same interest accrual basis as that Mortgage Loan, which will be an Actual/360 basis or a 30/360 basis, as applicable, on the Stated Principal Balance of the subject Mortgage Loan (including any related REO Loans and Specially Serviced Mortgage Loans).

     In the event that Midland is terminated as Servicer, it will be entitled to retain a portion of the Servicing Fee and with respect to those Mortgage Loans on which it is primary servicer, the related Primary Servicing Fee (collectively, the "EXCESS SERVICING STRIP") except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement Servicer for assuming the duties of Midland under the Pooling and Servicing Agreement. The Excess Servicing Strip for each Mortgage Loan will be as set forth in the tables included on Exhibit A-1 of this prospectus supplement.

     The principal compensation to be paid to the Special Servicer in respect of their special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "SPECIAL SERVICING FEE" will accrue with respect to the Specially Serviced Mortgage Loan (including any REO Loan) at a rate equal to 0.25% per annum (the "SPECIAL SERVICING FEE RATE") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund.

     A "WORKOUT FEE" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "WORKOUT FEE RATE" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Mortgage Loan) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, it will retain

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the right to receive any and all Workout Fees payable with respect to Mortgage
Loans that became Corrected Mortgage Loans during the period that it acted as the Special Servicer and were still such at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     A "LIQUIDATION FEE" will be payable with respect to the Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts (net of expenses) in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise "LIQUIDATION PROCEEDS."

     As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "LIQUIDATION FEE RATE" of 1.0% to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan.

     Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) so long as such Mortgage Loan is repurchased within the applicable cure period (as it may be extended), the repurchase of any Mortgage Loan by the applicable Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, (ii) the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer, (iii) the purchase by the holders of the Class V Certificates of any ARD Loan, (iv) so long as the Landmark Loan is purchased within 90 days after the date such Mortgage Loan became a Specially Serviced Mortgage Loan, the purchase by the Class LM Directing Certificateholder, of such Mortgage Loan or
(v) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will be entitled to additional servicing compensation in the form of--

     o    all assumption fees on all Specially Serviced Mortgage Loans;

     o 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans; and

     o 50% of all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans other than Specially Serviced Mortgage Loans to the extent already collected and to the extent the Special Servicer's approval was required and 100% of all such fees with respect to any Specially Serviced Mortgage Loan. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     The Servicer will be entitled to additional servicing compensation in the form of--

     o 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans; and

     o 50% of all commercially reasonable extension fees and modification fees received on or with respect to any Mortgage Loans other than Specially Serviced Mortgage Loans to the extent already collected and 100% of such fees to the extent the Special Servicer's approval was not required. The Servicer will also be entitled to Penalty Charges collected by the Servicer on any Mortgage Loans other than any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Crystal Pavilion/Petry Building Loan. Notwithstanding the foregoing, the Special Servicer (in such capacity) will not be entitled to any special servicing fees, workout fees or liquidation fees with respect to the Crystal Pavilion/Petry Building Loan or any related REO Property. However, similar type fees will be payable to the Crystal Pavilion/Petry Building Lead Lender or its servicing agent.

     Although the Servicer and the Special Servicer are each required to service and administer the related Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described in this Prospectus Supplement under "--Advances," the Servicer will be entitled to receive interest on its related Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicer and the Special Servicer will be responsible for all fees of any sub-special servicer.

     Any Prepayment Interest Shortfalls for any Due Period (other than Prepayment Interest Shortfalls with respect to any Specially Serviced Mortgage Loan, as a result of the payment of insurance proceeds or condemnation proceeds, subsequent to a default under the related Mortgage Loan documents (provided that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), pursuant to applicable law or a court order, or at the request of or with the consent of the Directing Certificateholder) in excess of the sum of (i) the Servicing Fee (net of any related primary servicing fee) attributable to such Mortgage Loan for the related Due Period; (ii) any investment income earned on the related principal prepayment for the related Due Period and (iii) any Prepayment Interest Excesses for such Due Period (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on the Monthly Interest Distribution Amounts thereof (calculated without regard to any Uncovered Prepayment Interest Shortfall Amounts). Any Prepayment Interest Excess on a Mortgage Loan will be paid to the Servicer.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans, other than the Crystal Pavilion/Petry Building Loan, of which it will be the special servicer pursuant to the pooling and servicing agreement for another securitization (in such capacity, the "SPECIAL SERVICER").

     The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number if (305) 584-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engaged principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments.

     The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of March 2001, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 12,800 assets in most states with an original face value of over $59 billion, most of which are commercial real estate assets. Included in this managed portfolio are $55 billion of commercial real estate assets representing 73 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

THE SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or the Special Servicer could cause a conflict relating to the Servicer's or the Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Pursuant to the Pooling and Servicing Agreement, the Servicer or the Special Servicer are required to administer the related Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or the Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer (which may be published on the Servicer's website), and delivered to the Trustee, the Trustee will make available and, upon request, forward on each Distribution Date to each Certificateholder, the depositor, the Servicer, the Special Servicer, the Underwriters, each Rating Agency and, if requested in writing, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's website:

     o    A "STATEMENT TO CERTIFICATEHOLDERS" setting forth, among other things:

          (1) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof;

          (2) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (a) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (b) Yield Maintenance Charges;

          (3) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date;

          (4) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 or more (d) that are Specially Serviced Mortgage Loans and are not delinquent, or (e) as to which foreclosure proceedings have been commenced;

          (5) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan including the aggregate amount of unreimbursed Advances;

          (6) as to any Mortgage Loan repurchased by either Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the available distribution amount for such Distribution Date;

          (7) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and;

          (8) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a final recovery determination has been made, (a) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the available distribution amount for such Distribution Date, (b) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable, (c) the amount of any

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               Liquidation Proceeds received, (d) the amount of any liquidation expenses and (e) the amount of any realized losses;

          (9) the aggregate Certificate Balance or Notional Balance of each Class of Regular Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance or Notional Balance, as applicable, of each such Class due to any Collateral Support Deficit;

          (10) the amount of principal prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Net Prepayment Interest Shortfalls for such Distribution Date;

          (11) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date;

          (12) the aggregate amount of the Servicing Fee, Primary Servicing Fee and Special Servicing Fee retained by or paid to the Servicer and the Special Servicer during the related Due Period;

          (13) the Collateral Support Deficit, if any, for such Distribution
               Date;

          (14) certain Trust Fund expenses incurred as of three Business Days prior to the end of the related Due Period as described in the Pooling and Servicing Agreement;

          (15) the amount of Servicing Advances and P&I Advances (net of reimbursed Advances) outstanding which have been made by the Servicer or the Trustee during the related Due Period; and

          (16) the Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis.

In the case of information furnished pursuant to subclauses (1), (2) and (9) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1000 of original Certificate Balance or Notional Balance, as the case may be.

     Servicer Reports. The Servicer is required to deliver or make available to the Trustee on the Business Day prior to each Distribution Date (commencing in November 2001 (except for certain limited reports which will commence in September 2001)), and the Trustee is required to make available, or, upon request, forward to each Certificateholder, the depositor, the Trustee, the Underwriters, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following eight reports, in the form of the Commercial Mortgage Securities Association standard information package and as periodically updated, all of which will be made available electronically via the Trustee's website:

          (1) A comparative financial status report in the form set forth in Exhibit C.

          (2)  A delinquent loan status report in the form set forth in Exhibit
               C.

          (3) An historical loan modification report in the form set forth in Exhibit C.

          (4) An historical loss estimate report in the form set forth in Exhibit C.

          (5)  An REO status report in the form set forth in Exhibit C.

          (6)  A Servicer watch list in the form set forth in Exhibit C.

          (7) In accordance with the Pooling and Servicing Agreement, commencing August 31, 2002, with respect to each Mortgage Loan and REO Loan, an "Operating Statement Analysis Report," on a monthly basis, and an "NOI Adjustment Worksheet," on an annual basis, together with copies of the operating statements and rent rolls (but only to the extent the related borrower delivers such information to the Servicer or Special Servicer), as applicable, for the related Mortgaged Property or

               REO Property as of the end of the preceding fiscal year. To the extent delivery is required in the related Mortgage Loan, the Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

          (8) On a monthly basis, commencing six months following the Closing Date, with respect to each Mortgage Loan and REO Loan, a "Financial File," which will be updated monthly and will include operating statements received from the related Borrower without any adjustments (except for each Mortgage Loan's annual review in connection with the NOI Adjustment Worksheet).

     The reports described in clauses (1), (6), (7), (8) and (9) above are collectively referred to as the "RESTRICTED REPORTS." The reports described in clauses (2), (3), (4) and (5) above are collectively referred as the "UNRESTRICTED REPORTS." The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer (in electronic format) to the Servicer the fourth Business Day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable. Upon written request, the Trustee will make hard copies of such reports available to the Certificateholders at the expense of the requesting party.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to make available and, upon request, to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Statement to Certificateholders and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable reporting provisions of the Internal Revenue Code of 1986. Such information is to include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee (except with respect to items (4) and (5) below which will be made available by the Servicer or Special Servicer, as applicable) make available at its offices, during normal business hours for review by any Certificateholder, the depositor, the Trustee, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other person to whom the depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents)--

          (1)  the Pooling and Servicing Agreement and any amendments thereto;

          (2) all Statements to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements;

          (4) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property delivered to the Trustee;

          (5) the most recent annual operating statements, rent rolls (to the extent such operating statements or rent rolls have been made available by the related borrower, or are required under the related loan documents) and/or lease summaries and retail "sales information," if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property;

          (6) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer delivered to the Trustee; and

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          (7)  any and all officers' certificates and other evidence delivered to the Trustee to support the Servicer's determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee or Servicer, as applicable, upon written request; however, the Trustee and Servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     The Trustee will make available each month, to any interested party, the Pooling and Servicing Agreement, the Prospectus Supplement, the Statement to Certificateholders, the Unrestricted Reports, the CMSA Bond File and the CMSA Collateral Summary File and certain Mortgage Loan information as presented in the CMSA100 format via the Trustee's website.

     The Trustee will also make available each month the Restricted Reports, via its website on a restricted basis, accessible only to each Certificateholder, each of the parties to the Pooling and Servicing Agreement, each of the Rating Agencies, the Underwriters, any party that identifies itself to the Trustee as a beneficial owner or prospective purchaser of a Certificate by delivering an investor certification (the form of which is available on the Trustee's website and also attached as an exhibit to the Pooling and Servicing Agreement) and any other person upon the direction of the depositor.

     None of the Servicer, the Special Servicer or Trustee will make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on their websites and will assume no responsibility therefor. In addition, the Trustee, the Special Servicer and the Servicer may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's website, the Trustee may require registration and the acceptance of a disclaimer. None of the Trustee, the Servicer or the Special Servicer will be liable for the dissemination of information in accordance herewith and with the Pooling and Servicing Agreement.


        CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
               LOCATED IN CALIFORNIA, TEXAS, FLORIDA AND NEW YORK

     The following discussion contains summaries of certain legal aspects of the Mortgage Loans or portions of Mortgage Loans secured by parcels in California (approximately 24.7% of the Initial Pool Balance), Texas (approximately 11.5% of the Initial Pool Balance), Florida (approximately 10.7% of the Initial Pool Balance) and New York (approximately 7.7% of the Initial Pool Balance), which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

     Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

TEXAS

     Texas law does not require a lender to bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the fair market value of the property at the time of foreclosure must be greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of their generally non-recourse nature.

FLORIDA

     Mortgage Loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than twenty (20) (but not more than thirty-five (35)) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstances, the lender may have a receiver appointed.

NEW YORK

     Mortgage Loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus Supplement. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in Treasury regulations issued under the original issue discount provisions of the Internal Revenue Code of 1986 (the "OID REGULATIONS"), and the Treasury regulations issued under the provisions of the Internal Revenue Code of 1986 relating to REMICs (the "REMIC REGULATIONS"). Purchasers of the Offered Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest (such portion of the Trust Fund, the "TRUST FUND REMICS"), as four separate REMICs within the meaning of Section 860D of the Code. Two REMICs will be comprised of an individual Mortgage Loan, the Landmark Loan and the Crystal Pavilion/Petry Building Loan, and related assets (each, a "LOAN REMIC") and the other two REMICs will be the "UPPER-TIER REMIC" and the "LOWER-TIER REMIC." The reserve accounts, the Lockbox Accounts and the cash collateral accounts will be treated as beneficially owned for federal income tax purposes by the respective borrowers. Each Loan REMIC will hold a single Mortgage Loan (exclusive of Excess Interest), proceeds therefrom held in the Collection Account and the Distribution Account and any related REO Property, and will issue certain uncertificated classes of regular interests (each, a "LOAN REMIC REGULAR INTEREST") to the Lower-Tier REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and the Mortgage Loans held in the Loan REMICs), the Loan REMIC Regular Interests, proceeds therefrom, the Collection Account, the Distribution Account, the Interest Reserve Account and any REO Property, and will issue (i) certain uncertificated Classes of regular interests (the "LOWER-TIER REGULAR INTERESTS"), (ii) the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC and the Loan REMICs. The Upper-Tier REMIC will hold regular interests of the Lower-Tier REMIC and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the regular interests represented by the Regular Certificates and the Class LM Participation Certificates as Classes of regular interests and the Class R Certificates as representing the sole Class of residual interests in the Upper-Tier REMIC. The Excess Servicing Strip will not be an asset of any REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions.

     Assuming-

     o    the making of appropriate elections;

     o    compliance with the Pooling and Servicing Agreement; and

     o compliance with any changes in the law, including any amendments to the Code or applicable temporary or final Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft, each Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a separate REMIC and the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes.

     The Class V Certificates will represent an undivided beneficial interest in the portion of the Trust Fund consisting of Excess Interest with respect to the Column Mortgage Loans and PNC Bank Mortgage Loans, respectively. In addition, the Offered Certificates are qualifying assets under Section 7701(a)(19)(C) of the Code only to the extent of the percentage of the aggregate pool balance from time to time represented by the Mortgage Loans secured by multifamily properties, manufactured housing community properties and assisted living facilities.

     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices of the Offered Certificates, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will be issued [at a premium] for federal income tax purposes. Yield Maintenance Charges received by Certificateholders generally will be treated as additional ordinary income in respect of their corresponding Class of regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective Certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges for federal income tax purposes.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations" in this Prospectus Supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus for a discussion of the timing of income and the timing and character of losses on the Offered Certificates as a result of unadvanced delinquencies or losses on the Mortgage Loans and the subordination features of the Certificates.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, a State or the District of Columbia, or is a foreign estate or trust, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" in the accompanying prospectus.

     See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS


SENIOR CERTIFICATES

     The purchase by or transfer to a retirement plan or other employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "PLAN"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates is subject to the requirements imposed by ERISA, Section 4975 of the Code or any Similar Law, as described in the accompanying prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DEPARTMENT") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted CSFBC an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, PNC Capital Markets, Inc. ("PNC CAPITAL") an individual prohibited transaction exemption, PTE ("PTE") 98-08, Lehman Brothers Inc. ("LEHMAN") an individual prohibited transaction exemption, PTE 91-14 and Salomon Smith Barney Inc. ("SALOMON") an individual prohibited transaction exemption, PTE 89-89, each as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997) (except for PTE 98-08, which was issued after PTE 97-34 and incorporates the amendments effected thereby) and PTE 2000-58, 65 Fed. Reg. 67765 (November 13,
2000) (collectively, the "EXEMPTION"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by CSFBC, PNC Capital, Lehman or Salomon, respectively. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by CSFBC, PNC Capital, Lehman or Salomon, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following--

     o The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody's Investors Service, Inc. ("MOODY'S"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Fitch, Inc. ("FITCH");

     o The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     o The sum of all payments made to and retained by CSFBC, PNC Capital, Lehman or Salomon in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The Trust Fund must also meet the following requirements-

     o the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates in such other investment pools must have been rated in one of the four highest rating categories of Moody's, S&P or Fitch prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

     o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any Class does not exceed 25% of all of the certificates of that Class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The Underwriters believe that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriters or which they cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing an

Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the Rating Agencies or another nationally recognized statistical rating organization. None of the other Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.


                                 USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the depositor to pay part of the purchase price of the Mortgage Loans and the expenses of this offering.


                                  UNDERWRITING

     Under the terms and conditions set forth in the underwriting agreement dated August , 2001 among the depositor and Credit Suisse First Boston Corporation ("CSFBC"), an affiliate of the depositor, PNC Capital, an affiliate of one of the Mortgage Loan Sellers and of the Servicer, Lehman Brothers Inc. and Salomon Smith Barney Inc. (collectively the "UNDERWRITERS"), the depositor has agreed to sell to the Underwriters the following respective principal amounts of the Offered Certificates:


                        PRINCIPAL       PRINCIPAL      PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL
                        AMOUNT OF       AMOUNT OF      AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF
                        CLASS A-1       CLASS A-2      CLASS A-3      CLASS A-4        CLASS B        CLASS C         CLASS D
     UNDERWRITER       CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES   CERTIFICATES    CERTIFICATES   CERTIFICATES
--------------------  -------------- --------------  -------------- -------------- --------------  -------------- --------------
Credit Suisse First
Boston Corporation
PNC Capital Markets,
Inc.
Lehman Brothers Inc.
Salomon Smith
Barney Inc.
Total

     The Underwriting Agreement will provide that the Underwriters are obligated to purchase all of the Offered Certificates if any are purchased. The Underwriting Agreement further provides that if an Underwriter defaults, the purchase commitments of the non-defaulting Underwriters may be increased or the offering may be terminated.

     Proceeds to the depositor from the sale of the Offered Certificates will be approximately % of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from August 1, 2001, before deducting expenses payable by the depositor. The depositor estimates that its
out-of-pocket expenses for this offering will be approximately $    .

     The Underwriters have advised the depositor that they propose to offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and/or the purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts, and the Underwriters may also receive commissions from the purchasers of the Offered Certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be Underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates; however, the Underwriters do not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Lack of a Secondary Market for the Certificates May Make It Difficult for You To Resell Your Certificates" in this Prospectus Supplement.

     The depositor has agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. The Mortgage Loan Sellers have agreed to indemnify the depositor with respect to liabilities under the Securities Act relating to the disclosures in this Prospectus Supplement relating to the Mortgage Loans.

     We expect that delivery of the Offered Certificates will be made against payment therefor on or about August , 2001, which will be more than three business days following the date of pricing of the Offered Certificates, this settlement cycle being referred to as ":T+[__]." Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), trades in the secondary market generally are required to settle in three business days (this settlement cycle being referred to as "T+3"), unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates on the date of pricing or on any date prior to August , 2001 will be required, by virtue of the fact that the Offered Certificates will not initially settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor, Credit Suisse First Boston Corporation and Column by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for PNC Bank, PNC Capital Markets, Inc., Lehman Brothers Inc. and Salomon Smith Barney Inc. by Morrison & Hecker, L.L.P., Kansas City, Missouri.

                                     RATING

     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from S&P and Fitch:

                    S&P      FITCH
-------------       ---      -----
Class A-1           AAA       AAA
Class A-2           AAA       AAA
Class A-3           AAA       AAA
Class A-4           AAA       AAA
Class B             AA        AA
Class C             A         A
Class D             A-        A-

     The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on the Offered Certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on the Offered Certificates do not address the likelihood of receipt of Yield Maintenance Charges or default interest or the timing or frequency of the receipt thereof.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this Prospectus Supplement, including in any of the annexes to this Prospectus Supplement.

     "% OF TOTAL SF" as defined on page S-79.

     "% OF TOTAL SQUARE FEET" as defined on page S-79.

     "30/360" means the Mortgage Loans that accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360" means the Mortgage Loans that accrue interest on the basis of the actual number of days elapsed in a 360-day year.

     "ADDITIONAL COLLATERAL LOANS" as defined on page S-79.

     "ADVANCES" means collectively, any P&I Advance and any Servicing Advance.

     "ALLOCATED LOAN AMOUNT" as defined on page S-79.

     "ANCHOR TENANT" as defined on page S-80.

     "ANNUAL DEBT SERVICE" as defined on page S-80.

     "ANTICIPATED REMAINING TERM" as defined on page S-80.

     "ANTICIPATED REPAYMENT DATE" means the date on which Mortgage Loans that accrue Excess Interest begin accruing Excess Interest and as defined on pages S-71 and S-80.

     "APPRAISAL REDUCTION AMOUNT" means, for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) (A) 90% of the appraised value of the related Mortgaged Property as determined (x) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Special Servicer as a Servicing Advance) or (y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the Servicer which may be applied to payments on the Mortgage Loan over (ii) the sum of (a) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (b) all unreimbursed Advances in respect of such Mortgage Loan and interest thereon at the Reimbursement Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed).

     "ARD" as defined on page S-71.

     "ARD LOANS" means any Mortgage Loan in the trust fund having the characteristics described in the first paragraph under "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

     "ASSUMED FINAL DISTRIBUTION DATE" means, with respect to any class of Offered Certificates, the date of distribution on which the aggregate Certificate Balance of such class of certificates would be reduced to zero based on the assumptions set forth in this Prospectus Supplement under the second paragraph of "Description of the Offered Certificates--Assumed Final Distribution Date; Rated Final Distribution Date."

     "ASSUMED MATURITY DATE" means (a) for any mortgage loan that is not a Balloon Loan or ARD Loan the maturity date of such mortgage loan and (b) for any Balloon Loan or ARD Loan the date on which such Balloon Loan or ARD Loan would fully amortize based on its amortization schedule.

     "ASSUMED SCHEDULED PAYMENT" means an amount equal to--

     o the principal portion of the monthly payment that would have been due on a mortgage loan (including any REO Loan as to which the balloon payment would have been past due) on the related due date based on the constant payment required by the related mortgage note or the original amortization schedule thereof (as calculated with interest at the related mortgage rate), if applicable, assuming the related balloon payment had not become due, after giving effect to any modification of a mortgage loan; and

     o interest on the Stated Principal Balance of the mortgage at the applicable net mortgage rate, net of interest at the servicing fee rate plus the primary servicing fee rate.

     "AUDIT PROGRAM" as defined on page S-116.

     "BASE INTEREST FRACTION" as defined on page S-96.

     "BREACH" as defined on page S-106.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or any day in which banking institutions in the states where the Collection Account, Distribution Account, the Trustee, the Servicer or the Special Servicer are located or obligated by law, executive order or governmental decree to close.

     "CASH COLLATERAL ACCOUNT" as defined on page S-111.

     "CERTIFICATE BALANCE" for any class of Certificates, other than the Class A-X and Class A-CP Certificates, outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class A-X and Class A-CP Certificates will not have Certificate Balances and no distributions of principal will be made with respect to such Classes.

     "CERTIFICATEHOLDER" means the nominee of The Depository Trust Company that will be recognized as the only holder of the Offered Certificates.

     "CERTIFICATES" means the certificates comprising the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4.

     "CERTIFICATE OWNER" means the actual purchaser of a book-entry certificate.

      "CLASS" means each individual class of certificates comprising the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4.

     "CLASS A-1 PASS-THROUGH RATE" means [____].

     "CLASS A-2 PASS-THROUGH RATE" means [____].

     "CLASS A-3 PASS-THROUGH RATE" means [____].

     "CLASS A-4 PASS-THROUGH RATE" means [____].

     "CLASS A-CP PASS-THROUGH RATE" as defined on page S-91.

     "CLASS A-CP STRIP RATES" as defined on page S-91.

     "CLASS A-X PASS-THROUGH RATE" as defined on page S-90.

     "CLASS A-X STRIP RATES" as defined on page S-90.

     "CLASS B PASS-THROUGH RATE" means [____].

     "CLASS C PASS-THROUGH RATE" means [____].

     "CLASS D PASS-THROUGH RATE" means [____].

     "CLASS E PASS-THROUGH RATE" means [____].

     "CLASS F PASS-THROUGH RATE" means [____].

     "CLASS G PASS-THROUGH RATE" means [____].

     "CLASS H PASS-THROUGH RATE" means [____].

     "CLASS J PASS-THROUGH RATE" means [____].

     "CLASS K PASS-THROUGH RATE" means [____].

     "CLASS L PASS-THROUGH RATE" means [____].

     "CLASS LM DIRECTING CERTIFICATEHOLDER" as defined on page S-46.

     "CLASS LM PASS-THROUGH RATE" means the Net Mortgage Pass-Through Rate of the Landmark Non-Pooled Portion.

     "CLASS M PASS-THROUGH RATE" means [____].

     "CLASS N PASS-THROUGH RATE" means [____].

     "CLASS O PASS-THROUGH RATE" means [____].

     "CLEARANCE COOPERATIVE" as defined on page S-87.

     "CLEARSTREAM, LUXEMBOURG" as defined on page S-86.

     "CLEARSTREAM, LUXEMBOURG PARTICIPANTS" as defined on page S-87.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" as defined on pages S-89 and S-111.

     "COLLECTION ACCOUNTS" as defined on page S-89.

     "CLOSING DATE" means the date upon which the Certificates are issued.

     "COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

     o the aggregate Stated Principal Balance of the Mortgage Loans (excluding the Landmark Non-Pooled Portion) expected to be outstanding immediately following such Distribution Date is less than

     o the aggregate Certificate Balance of the Certificates (other than the Class LM Participation Certificates) after giving effect to distributions of principal on such Distribution Date.

     "COMMISSION" means the Securities and Exchange Commission.

     "COLUMN" as defined on page S-40.

     "CONTRACTUAL RECURRING LC & TI" as defined on page S-80.

     "CONTRACTUAL RECURRING REPLACEMENT RESERVE" as defined on page S-80.

     "CONTROLLING CLASS" means (a) with respect to the Regular Certificates, as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding) and (b) with respect to the Class LM Participation Certificates as of any time of determination the LM Participation Certificates, so long as such Certificates have at least 25% of their initial Certificate Balance then outstanding. If the Class LM Participation Certificates do not have 25% of their initial Certificate Balance outstanding, the Controlling Class with respect to the Landmark Loan shall be the Controlling Class for the Regular Certificates.

     "CONTROLLING CLASS CERTIFICATEHOLDER" means each holder, or Certificate Owner, if applicable, of a Certificate of the Controlling Class as certified by the certificate registrar to the trustee from time to time by the related holder or Certificate Owner and as defined on page S-125.

     "CORRECTED MORTGAGE LOAN" means any Specially Serviced Mortgage Loan that has become a performing Mortgage Loan, in accordance with its original term or as modified in accordance with the Pooling and Servicing Agreement, for three consecutive Monthly Payments; provided, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer.

     "CPR" means an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans.

     "CRYSTAL PAVILION/PETRY BUILDING LOAN" as defined on pages S-45 and S-53.

     "CRYSTAL PAVILION/PETRY BUILDING OTHER NOTES" as defined on pages S-45 and S-53.

     "CRYSTAL PAVILION/PETRY BUILDING TRUST FUND NOTES" as defined on page S-45.

     "CRYSTAL PAVILION/PETRY BUILDING WHOLE LOAN" as defined on pages S-45 and S-53.

     "CSFB 2000-C1 SECURITIZATION" as defined on page S-45.

     "CSFBC" means Credit Suisse First Boston Corporation, one of the Underwriters.

     "CSFBMC" as defined on page S-41.

     "CURE EVENT" means the exercise by the Class LM Directing Certificateholder of the cure rights described herein, whether for one month, or for consecutive months in the aggregate.

     "CURE PAYMENT" means a payment made by the Class LM Directing Certificateholder, which payment shall consist (without duplication) of (i) all amounts that would be allocable to the Landmark Pooled Portion with respect to the Distribution Date related to the most recent Due Date on the Landmark Loan as if no default existed under the Landmark Loan, (ii) the full amount of all unreimbursed P&I Advances and Servicing Advances with respect to the Landmark Loan, together with interest thereon, and any other Trust Fund expenses related to the Landmark Loan and (iii) with respect to any default consisting of the failure by the related borrower to observe a covenant under the Landmark Loan (other than the covenant to pay principal and interest and any other amounts due to the lender thereunder) which failure can be cured by the payment of money (including but not limited to the covenant of the borrower to pay property taxes and to maintain insurance), to the extent that a Servicing Advance has not yet been made in respect of such default, the amount necessary to allow the Servicer or Special Servicer to cure such default.

     "CURE PERIOD" as defined on page S-48.

     "CUT-OFF DATE" means the respective Due Dates for the underlying Mortgage Loans in August 2001; all payments and collections received on each of the underlying Mortgage Loans after its due date in August 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the Trust Fund.

     "CUT-OFF DATE LTV" as defined on page S-81.

     "CUT-OFF DATE PRINCIPAL BALANCE" as defined on pages S-80 and S-84.

     "CUT-OFF DATE PRINCIPAL BALANCE/UNIT" as defined on page S-80.

     "DEBT SERVICE COVERAGE RATIO" as defined on page S-80.

     "DEFAULTED LOAN" means any Mortgage Loan that is at least 60 days delinquent in respect of its Monthly Payments, delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or if any non-monetary event of default occurs that results in the Mortgage Loan becoming a Specially Serviced Loan.

     "DEFEASANCE OPTION" as defined on page S-80.

     "DEFEASANCE PERIOD" as defined on page S-72.

     "DEFECT" as defined on page S-104.

     "DEFINITIVE CERTIFICATES" as defined on page S-88.

     "DEPARTMENT" as defined on page S-138.

     "DEPOSITORIES" as defined on page S-86.

     "DETERMINATION DATE" means the 11th day of the month or, if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

     "DIRECT PARTICIPANTS" as defined on page S-86.

     "DIRECTING CERTIFICATEHOLDER" as defined on page S-125.

     "DISTRIBUTION ACCOUNT" as defined on pages S-89 and S-111.

     "DISTRIBUTION DATE" means the date upon which distributions on the Certificates will be made by the trustee, to the extent of available funds, on the later of the 15th calendar day of the month and the 4th Business Day after the Determination Date in each month commencing in September 2001.

     "DSCR" as defined on page S-80.

     "DTC" as defined on page S-86.

     "DTC PARTICIPANTS" as defined on page S-82.

     "DUE DATE" means the date of each month that the Mortgage Loans provide for scheduled payments of principal and interest to be due.

     "DUE PERIOD" means the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR" as defined on page S-86.

     "EUROCLEAR OPERATOR" as defined on page S-87.

     "EUROCLEAR PARTICIPANTS" as defined on page S-87.

     "EVENTS OF DEFAULT" as defined on page S-118.

     "EXCESS CASH FLOW" as defined on page S-71.

     "EXCESS INTEREST DISTRIBUTION ACCOUNT" as defined on page S-112.

     "EXCESS RATE" means, with respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof.

     "EXCESS SERVICING STRIP" as defined on page S-129.

     "EXCHANGE ACT" as defined on page S-141.

     "EXEMPTION" as defined on page S-138.

     "FITCH" as defined on page S-139.

     "HARD LOCKBOX" means a lockbox in which income is paid to a lockbox account controlled by the Servicer on behalf of the Trust Fund, except that with respect to Multifamily Properties, income is collected and deposited in the lockbox account by the manager of the Mortgaged Property and, with respect to Hospitality Properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account and as defined on page S-75.

     "HOSPITALITY LOAN" as defined on page S-39.

     "HOSPITALITY PROPERTY" as defined on page S-39.

     "INDIRECT PARTICIPANTS" as defined on page S-86.

     "INDUSTRIAL LOAN" as defined on page S-39.

     "INDUSTRIAL PROPERTY" as defined on page S-39.

     "INITIAL INTEREST ONLY PERIOD" as defined on page S-80.

     "INITIAL POOL BALANCE" as defined on page S-38.

     "INTEREST ACCRUAL PERIOD" means, as to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

     "INTEREST CALCULATION" as defined on page S-80.

     "INTEREST RESERVE ACCOUNT" as defined on page S-111.

     "INTEREST SHORTFALL AMOUNT" means, as to any Distribution Date and any Class of Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "LANDMARK BORROWER" as defined on page S-50.

     "LANDMARK COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which:

     o the Stated Principal Balance of the Landmark Loan expected to be outstanding immediately following such Distribution Date is less than

     o the Stated Principal Balance of the Landmark Pooled Portion and the Certificate Balances of the Class LM Participation Certificates, after giving effect to distributions of principal on such Distribution Date.

     "LANDMARK LOAN" as defined on page S-50.

     "LANDMARK MANAGER" as defined on page S-50.

     "LANDMARK NON-POOLED PORTION" as defined on page S-38.

     "LANDMARK POOLED PORTION" as defined on page S-38.

     "LANDMARK PROPERTY" as defined on page S-50.

     "LC & TI RESERVE AT ORIGINATION" as defined on page S-80.

     "LEASE EXP" as defined on page S-81.

     "LEASE EXPIRATION DATE" as defined on page S-81.

     "LEHMAN BROTHERS" means Lehman Brothers Inc., one of the Underwriters.

     "LENDER" means the Trust Fund, the rights of which will be exercised by the Servicer, the Special Servicer or the Trustee, or any agent thereof.

     "LIQUIDATION FEE" as defined on page S-130.

     "LIQUIDATION FEE RATE" as defined on page S-130.

     "LIQUIDATION PROCEEDS" as defined on page S-130.

     "LNR" as defined on page S-131.

     "LOAN REMIC" as defined on pages S-7 and S-137.

     "LOAN REMIC REGULAR INTEREST" as defined on page S-137.

     "LOAN TO VALUE RATIO" as defined on page S-81.

     "LOCKBOX ACCOUNT" as defined on page S-75.

     "LOCKOUT PERIOD" as defined on page S-72.

     "LODGING LOAN" as defined on page S-39.

     "LODGING PROPERTY" as defined on page S-39.

     "LOWER-TIER REGULAR INTERESTS" as defined on page S-137.

     "LOWER-TIER REMIC" as defined on pages S-7 and S-137.

     "LTV" as defined on page S-81.

     "MAJOR TENANT" as defined on page S-81.

     "MANAGER" as defined on page S-81.

     "MATURITY DATE" as defined on page S-81.

     "MATURITY DATE LTV" as defined on page S-81.

     "MEZZANINE CERTIFICATES" as defined on page S-85.

     "MIDLAND" as defined on page S-128.

     "MIXED USE LOAN" as defined on page S-39.

     "MIXED USE PROPERTY" as defined on page S-39.

     "MODELING ASSUMPTIONS" as defined on page S-100.

     "MODIFIED LOCKBOX" means a lockbox in which income is paid to the manager of a Mortgaged Property, other than a Multifamily Property, who is responsible for depositing all sums collected into a lockbox account on a regular basis and as defined on page S-75.

     "MONTHLY INTEREST DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Certificates other than the Residual Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance or Notional Amount of such Class as of such Distribution Date.

     "MONTHLY PAYMENT" means the constant monthly payment of principal and interest required to be paid by the borrower under the related Mortgage Loan and as defined on page S-81.

     "MOODY'S" as defined on page S-139.

     "MORTGAGE" as defined on page S-38.

     "MORTGAGE FILE" as defined on page S-103.

     "MORTGAGE INTEREST ACCRUAL PERIOD" means, with respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.

     "MORTGAGE LOAN" means 130 fixed rate loans, secured by 139 multifamily and commercial properties that comprise the Trust Fund.

     "MORTGAGE LOAN SELLERS" as defined on page S-40.

     "MORTGAGE NOTE" as defined on page S-38.

     "MORTGAGE RATE" means the fixed rate at which interest accrues on a Mortgage Loan prior to its Maturity Date or on an ARD Loan prior to its Anticipated Repayment Date.

     "MORTGAGED PROPERTIES" as defined on page S-38.

     "MOST RECENT DSCR" as defined on page S-81.

     "MOST RECENT EXPENSES" as defined on page S-81.

     "MOST RECENT NOI" as defined on page S-81.

     "MOST RECENT OPERATING STATEMENT DATE" as defined on page S-81.

     "MOST RECENT REVENUE" as defined on page S-81.

     "MULTIFAMILY LOAN" as defined on page S-39.

     "MULTIFAMILY PROPERTY" as defined on page S-39.

     "MULTI-PROPERTY LOANS" as defined on page S-78.

     "NAP" as defined on page S-81.

     "NET CASH FLOW" as defined on page S-81.

     "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     o in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the Net Mortgage Rate; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject (other than with respect to the Landmark Non-Pooled Portion) to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Net Mortgage Rate; and

          2. the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that Distribution Date.

     Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any withheld amounts with respect to the subject Mortgage Loan that is transferred from the Trustee's Distribution Account to the Trustee's Interest Reserve Account during that month. Furthermore, if the subject Distribution Date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any withheld amounts with respect to the subject Mortgage Loan that are transferred from the Trustee's Interest Reserve Account to the Trustee's Distribution account during that month.

     The Net Mortgage Rate for purposes of calculating Net Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Net Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a modification as described in this prospectus supplement under "The Pooling and Servicing Agreement--Modifications."

     "NET MORTGAGE RATE" means, with respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, Servicing Fee Rate and Trustee Fee Rate.

     "NET OPERATING INCOME" as defined on page S-82.

     "NOI" as defined on page S-82.

     "NONRECOVERABLE ADVANCE" as defined on page S-109.

     "NOTIONAL BALANCE" means with respect to any date of determination and the Class A-X and Class A-CP Certificates, an amount equal to the following:

          1. the Class A-X Certificates will have a total Notional Balance equal to the total Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates outstanding from time to time;

          2. prior to the Distribution Date occurring in September 2007, the Class A-CP Certificates will have a total Notional Balance equal to the sum of--

               (a) the lesser of $504,840,000 and the total Principal Balance of the Class A-4 Certificates outstanding from time to time; and

               (b) the total Principal Balance of the Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time.

     After the Distribution Date occurring in September 2007, the notional balance for the Class A-CP Certificates will be zero.

     "NRA" means for any Mortgaged Property, the net rentable area.

     "NRSF" means for any Mortgaged Property, the net rentable square feet.

     "OCCUPANCY" as defined on page S-82.

     "OCCUPANCY RATE AT U/W" as defined on page S-82.

     "OFFERED CERTIFICATES" as defined on page S-85.

     "OFFICE LOAN" as defined on page S-39.

     "OFFICE PROPERTY" as defined on page S-39.

     "OID REGULATIONS" as defined on page S-137.

     "OPTIMAL INTEREST DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "OPTION PRICE" as defined on page S-122.

     "ORIGINAL AMORTIZATION TERM" as defined on page S-82.

     "ORIGINAL PREPAYMENT PENALTY TERMS" as defined on page S-83.

     "ORIGINAL PRINCIPAL BALANCE" as defined on page S-83.

     "OTHER LOAN" as defined on page S-39.

     "OTHER PROPERTY" as defined on page S-39.

     "OWNER MANAGED" as defined on page S-81.

     "OWNERSHIP INTEREST" as defined on page S-83.

     "P&I ADVANCE" as defined on page S-107.

     "PARTICIPANTS" as defined on page S-86.

     "PASS-THROUGH RATE" means, as to each Class of Regular Certificates, the rate set forth below:

Class A-1:         Class A-1 Pass-Through Rate
Class A-2:         Class A-2 Pass-Through Rate
Class A-3:         Class A-3 Pass-Through Rate
Class A-4:         Class A-4 Pass-Through Rate
Class A-X:         Class A-X Pass-Through Rate
Class A-CP:        Class A-CP Pass-Through Rate
Class B:           Class B Pass-Through Rate
Class C:           Class C Pass-Through Rate
Class D:           Class D Pass-Through Rate
Class E:           Class E Pass-Through Rate
Class F:           Class F Pass-Through Rate
Class G:           Class G Pass-Through Rate
Class H:           Class H Pass-Through Rate
Class J:           Class J Pass-Through Rate
Class K:           Class K Pass-Through Rate
Class L:           Class L Pass-Through Rate
Class M:           Class M Pass-Through Rate
Class N:           Class N Pass-Through Rate
Class O:           Class O Pass-Through Rate
Class LM:          Class LM Pass-Through Rate

     "PENALTY CHARGES" means the sum of default interest and late payment charges.

     "PERCENTAGE INTEREST" means the interest evidenced by any Regular Certificate equal to the initial denomination of the Regular Certificates as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs and as defined on page S-85.

     "PERMITTED INVESTMENTS" means United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement.

     "PLAN" as defined on page S-138.

     "PML" as defined on page S-45.

     "PNC BANK" as defined on page S-41.

     "PNC CAPITAL" means PNC Capital Markets, Inc., one of the Underwriters.

     "PNC FINANCIAL" as defined on page S-41.

     "POOLING AND SERVICING AGREEMENT" as defined on page S-103.

     "PREPAYMENT ASSUMPTIONS" as defined on page S-100.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such Principal Prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such Principal Prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

     "PRIMARY COLLATERAL" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "PRIMARY SERVICING FEE" means, with respect to any Mortgage Loan, the fee payable to the related Primary Servicer at the Primary Servicing Fee Rate.

     "PRIMARY SERVICING FEE RATE" means the per annum rate payable to any primary servicer as set forth in the tables included in Exhibit A-1 to this Prospectus Supplement.

     "PRIME RATE" as defined on page S-109.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date, the sum of-

     o the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period including Unscheduled Payments of Principal and balloon payments; and

     o that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

     "PRIVATE CERTIFICATES" as defined on page S-85.

     "PROBABLE MAXIMUM LOSS" as defined on page S-45.

     "PROPERTY RELEASE AMOUNT" as defined on page S-83.

     "PTE" as defined on page S-138.

     "PURCHASE OPTION" as defined on page S-121.

     "PURCHASE PRICE" as defined on page S-106.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same Due Date as the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by either of S&P or Fitch to any class of Certificates then rated by S&P or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) have been approved by the Controlling Class Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the Closing Date; and (o) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     "RATED FINAL DISTRIBUTION DATE" means for each Class of Offered Certificates the Distribution Date in December 2035, which is the Distribution Date in the first month following the date that is two years after the latest Assumed Maturity Date.

     "RATING AGENCIES" means each of S&P and Fitch.

     "REAL ESTATE TAXES ESCROWED" as defined on page S-83.

     "RECORD DATE" means the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "REGULAR CERTIFICATES" means the Class A-1, Class A-2, Class A-3, Class A-4, Class A-X, Class A-CP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and as defined on page S-85.

     "REIMBURSEMENT RATE" as defined on page S-109.

     "RELATED PROCEEDS" as defined on page S-109.

     "REMAINING AMORTIZATION TERM" as defined on page S-83.

     "REMAINING LOCKOUT" as defined on page S-83.

     "REMAINING LOCKOUT AND YM" as defined on page S-83.

     "REMAINING PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Class of Mezzanine Certificates or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

     "REMAINING TERM TO MATURITY" as defined on page S-83.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "REMIC REGULATIONS" as defined on page S-137.

     "REO LOAN" as defined on page S-95.

     "REO PROPERTY" means any Mortgaged Property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan.

     "REQUIRED PREPAYMENT" as defined on page S-79.

     "RESIDUAL CERTIFICATES" as defined on page S-85.

     "RESTRICTED GROUP" as defined on page S-139.

     "RESTRICTED REPORTS" as defined on page S-134.

     "RETAIL LOAN" as defined on page S-39.

     "RETAIL PROPERTY" as defined on page S-39.

     "REVISED RATE" means commencing on its Anticipated Repayment Date, the fixed rate per annum, at which an ARD Loan will bear interest, which is equal to the Mortgage Rate plus a specified percentage, generally, no more than 2.0%, so long as the Mortgage Loan is included in the Trust Fund and as defined on page S-71.

     "RULES" as defined on page S-86.

     "S&P" as defined on page S-139.

     "SALOMON SMITH BARNEY" means Salomon Smith Barney, Inc., one of the Underwriters.

     "SEASONING" as defined on page S-83.

     "SECURITIES ACT" as defined on page S-85.

     "SELF STORAGE LOAN" as defined on page S-39.

     "SELF STORAGE PROPERTY" as defined on page S-39.

     "SENIOR OFFERED CERTIFICATES" as defined on page S-85.

     "SENIOR PRIVATE CERTIFICATES" as defined on page S-85.

     "SERVICER REMITTANCE DATE" as defined on page S-107.

     "SERVICING ADVANCES" as defined on page S-109.

     "SERVICING FEE" as defined on page S-129.

     "SERVICING FEE RATE" as defined on page S-129.

     "SERVICING STANDARD" means the standard by which the Servicer and Special Servicer will service and administer the Mortgage Loans that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, further as follows--

     o (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing their own mortgage loans for third parties, and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the Special Servicer, as the case may be;

     o with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment; and

     o    without regard to--

     o any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement,

     o the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or by any affiliate thereof,

     o    the Servicer's obligation to make Advances,

     o the Special Servicer's obligation to request that the Servicer make Servicing Advances,

     o the right of the Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

     o the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable,

     o any obligation of the Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

     o any debt that the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable, has extended to any borrower.

     "SIGNIFICANT MORTGAGE LOANS" means Mortgage Loan(s) that represent(s)--

     o 5% or more of the aggregate outstanding principal balance of all of the Mortgage Loans at such time, or

     o is one of the ten largest Mortgage Loans by outstanding principal balance of all of the Mortgage Loans at such time and as defined on page S-114.

     "SIMILAR LAW" as defined on page S-138.

     "SMALL BALANCE LOANS" as defined on page S-43.

     "SMMEA" as defined on page S-140.

     "SPECIALLY SERVICED MORTGAGE LOANS" means the Mortgage Loans serviced by the Special Servicer or that have become REO Properties.

     "SPECIAL SERVICER" as defined on page S-131.

     "SPECIAL SERVICING FEE" as defined on page S-129.

     "SPECIAL SERVICING FEE RATE" as defined on page S-129.

     "SPRINGING HARD LOCKBOX" means a lockbox in which income is collected by the borrower until the occurrence of a triggering event, following which a Hard Lockbox is put in place and as defined on page S-75.

     "SPRINGING MODIFIED LOCKBOX" means a lockbox in which income is collected by the borrower until the occurrence of a triggering event, following which a Modified Lockbox is put in place and as defined on page S-76.

     "STATED PRINCIPAL BALANCE" means initially the Cut-Off Date Principal Balance of each Mortgage Loan, and on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for the related Distribution Date that is attributable to the related Mortgage Loan.

     "STATEMENT TO CERTIFICATEHOLDERS" as defined on page S-132.

     "SUBORDINATE CERTIFICATES" as defined on page S-85.

     "SUBORDINATE PRIVATE CERTIFICATES" as defined on page S-85.

     "TAX AND INSURANCE ESCROWS" as defined on page S-83.

     "TENANT" as defined on page S-83.

     "TERMS AND CONDITIONS" as defined on page S-87.

     "TRUST FUND REMICS" as defined on pages S-7 and S-137.

     "TRUSTEE" as defined on page S-128.

     "TRUSTEE FEE" as defined on page S-128.

     "TRUSTEE FEE RATE" as defined on page S-128.

     "TRUST FUND" means the entire beneficial ownership interest in the collateral underlying the Certificates consisting of-

     o the Mortgage Loans and all payments under and proceeds of the Mortgage Loans (including the Landmark Non-Pooled Portion) received after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date);

     o any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure;

     o such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Escrow Account, the Excess Interest Distribution Account, the Interest Reserve Account and, if established, the REO Account;

     o the rights of the Lender under all insurance policies with respect to the Mortgage Loans; and

     o certain rights of the depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the applicable Mortgage Loan Seller regarding the Mortgage Loans.

     "U/W LC & TI" as defined on page S-84.

     "U/W NCF" as defined on page S-81.

     "U/W NET CASH FLOW" as defined on page S-81.

     "U/W NET OPERATING INCOME" as defined on page S-82.

     "U/W NOI" as defined on page S-82.

     "U/W REPLACEMENT RESERVE" as defined on page S-84.

     "UNCOVERED PREPAYMENT INTEREST SHORTFALL" as defined on page S-131.

     "UNCOVERED PREPAYMENT INTEREST SHORTFALL AMOUNT" means, as to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined in this Prospectus Supplement under "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses"), if any, for such Distribution Date.

     "UNPAID INTEREST SHORTFALL AMOUNT" means, as to the first Distribution Date and any Class of Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

     "UNDERWRITERS" as defined on page S-140.

     "UNIT OF MEASURE" as defined on page S-84.

     "UNITS" as defined on page S-84.

     "UNRESTRICTED REPORTS" as defined on page S-134.

     "UNSCHEDULED PAYMENTS OF PRINCIPAL" means Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds and any other unscheduled recoveries of principal.

     "UPPER-TIER REMIC" as defined on pages S-7 and S-137.

     "USAP" as defined on page S-116.

     "VALUE" as defined on page S-84.

     "VOTING RIGHTS" as defined on page S-121.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, as to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances thereof.

     "WITHHELD AMOUNTS" as defined on page S-112.

     "WORKOUT FEE" as defined on page S-129.

     "WORKOUT FEE RATE" as defined on page S-129.

     "YEAR BUILT" as defined on page S-84.

     "YEAR RENOVATED" as defined on page S-84.

     "YIELD MAINTENANCE CHARGE" as defined on page S-73.

     "YIELD MAINTENANCE PERIOD" as defined on page S-72.

     "YIELD RATE" as defined on page S-73.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                   MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

                       See this Exhibit for tables titled:

               Managers and Locations of the Mortgaged Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule





















                                     A-1-1

          MANAGERS AND LOCATIONS OF THE MORTGAGED PROPERTIES

                                                             CUT-OFF DATE
                                                               PRINCIPAL
#     PROPERTY NAME                                             BALANCE          MANAGER
-     -------------                                             -------          -------
  1   Landmark                                                 $91,600,000       TMG Partners, formally The Martin Group
 2A   Crystal Pavilion                                         36,410,547        Cohen Brothers Realty Corp.
 2B   Petry Building                                           21,846,328        Cohen Brothers Realty Corp.
  3   Parfinco Office Buildings - East Annex & West Annex      54,900,377        Dacam Management Corporation
  4   Port Charlotte                                           53,250,000        Simon Property Group
 5A   Knollwood                                                22,135,842        Alliance Residential Management, L.L.C.
 5B   Crossroads                                               15,749,027        Alliance Residential Management, L.L.C.
 5C   Pinnacle West                                             5,416,984        Alliance Residential Management, L.L.C.
 5D   Wellston Ridge                                            3,637,060        Alliance Residential Management, L.L.C.
  6   Glendale Fashion Center                                  44,499,514        Vestar Property Management
  7   Somerset Park                                            15,472,157        Pinellas Corporation
  8   Somerset Center & Somerset Place                         15,472,157        Pinellas Corporation
  9   SBC Communications Building                              29,628,591        Century Park Partners, LLC
 10   Northeast Corporate Center and Plaza                     28,482,663        Grubb & Ellis
 11   Golf Terrace Apartments                                  26,186,014        KRB Management, Inc.
 12   River Works                                              26,000,000        RN Realty L.P.
 13   Oceangate Commerce Center                                23,696,279        The Arba Group
14A   Oasis Topaz                                              10,260,458        Alliance Residential Management, L.L.C.
14B   Cheasapeake                                               5,609,343        Alliance Residential Management, L.L.C.
14C   Cambridge Court                                           5,432,255        Alliance Residential Management, L.L.C.
 15   The Adagio Apartments                                    20,737,551        Herman Ahlers Investments
 16   Novi Research Park                                       19,223,525        Talon Development Group
 17   Forum Shopping Center                                    18,649,442        Cornerstone Realty Services, LLC
 18   Saxon Woods                                              18,500,000        Antares Real Estate Services
 19   Reservoir Corporate Center                               17,950,727        Gibbons Associates, LLC
 20   11601 Roosevelt Boulevard                                17,945,271        Self managed
 21   Northlake Terrace & Northwest Terrace Apartments         17,333,720         Bishop Management Partners, LP
22A   Windsor at Rockborough                                    8,559,295        Dermot Realty Management Co., Inc.
22B   Windsor at Cedarbrooke                                    5,166,422        Dermot Realty Management Co., Inc.
22C   Windsor at Kingsborough                                   3,392,874        Dermot Realty Management Co., Inc.
 23   Byron Hall Apartments                                    14,050,000        Comprehensive Management Services, Inc.
 24   West-X Office Building                                   13,475,884        Cassidy & Pinkard, Inc.
 25   Princeton Park Corporate Center                          13,278,372        Wilchard Management
 26   Tanglewood Terrace Apartments                            12,000,000        Westminster Management, LP
 27   Whispering Oaks Apartments                               11,592,248        Internacional Realty Inc.
 28   Rivers Center Office Park                                11,229,024        Manekin, LLC
 29   The Lakes Apartments                                     11,195,975        Case & Associates
 30   The Villages Apartments                                  11,040,000        BNP Residential Properties, LP
 31   Chevy Chase Bank                                         10,800,000        Franklin Property Company
 32   Sharp Rees-Stealy Building                               10,316,000        Pacific Medical Buildings
 33   Island at Carlsbad                                        9,983,691        Stepstone Real Estate Services
 34   Corporate Pointe Four at Westfields                       9,893,881        Republic Properties
 35   Post Pointe Apartments                                    9,456,681        Case & Associates Properties, Inc.
 36   Citizens Building                                         9,131,437        Russell Wahl and Associates
 37   Idun Pharmaceuticals Building                             8,972,021        Nexus Properties, Inc
 38   Easton Terrace I & II Apartments                          8,868,995        Bishop Management Partners, L.P.
 39   The FDA Building                                          8,326,630        TrizecHahn
 40   Town Place Shopping Center                                8,235,455        Zagara Management
 41   Aliso Viejo Town Center                                   7,878,160        Armour Companies
 42   Canfield Green Apartments                                 7,850,000        The Lipton Group
43A   Mission Road Studios                                      3,960,000        Westco Investments, Inc.
43B   Prospect Studios                                          3,700,000        Westco Investments, Inc.
 44   IRT - Pine Ridge Square                                   7,524,379        IRT Management Company
 45   Metro Town Square                                         7,463,750        Spruce Grove, Inc
 46   IRT - Heritage Walk Shopping Center                       7,185,964        IRT Management Company, LP
 47   Hampton Inn Gateway                                       7,120,518        Commonwealth Hotels, Inc.
 48   The Indian Run Apartments                                 6,985,985        MBS Management Services, Inc.
 49   King Gate Apartment                                       6,790,402        Lindbergh Properties Management
 50   Cimarron Crossing                                         6,688,721        REM Group, Inc.
 51   Courtyard by Marriott-Bridgeton                           6,642,391        Courtyard Management Corporation
 52   Qwest Communications Building                             6,583,072        Self Managed
 53   Homewood Suites - Vancouver                               6,475,768        Northwest Hospitality Group, LLC
 54   Canyon Creek Apartments                                   6,463,239        Horizon Utex Management Company, Inc.
 55   Stone Glenn Apartments                                    6,112,444        Professional Real Property Management
 56   IRT - Macland Pointe Shopping Center                      5,988,303        IRT Management Company, LP
 57   Summertree Park Apartments                                5,601,712        MBS Management Services, Inc.
 58   Sunset Boulevard Apartments                               5,600,939        Malik Corporation
 59   Holley Garden Apartments                                  5,445,790        H&H Realty Inc.
 60   edcor Data Services                                       5,200,000        Etkin Equities, Inc.
 61   1057 Lexington Avenue                                     5,167,581        ABC Management Corporation
 62   The Centennial Shopping Center                            5,089,891        United Realty Trust Management
 63   U.S. Home Building                                        4,997,260        US Home Corporation
 64   Hampton Inn                                               4,730,000        Stonebridge Companies
 65   Hampton Inn Eastgate                                      4,653,105        BriLyn, Inc.
 66   Hilton Garden Inn                                         4,515,772        Torgerson Properties, Inc.
 67   The Dovetree Apartments                                   4,493,601        MBS Management Services, Inc.
 68   Comfort Suites                                            4,425,000        Cree Development Corporation
 69   Navigant International                                    4,394,791        Metro Creekside Colorado, LLC
 70   Willowbrook Point Apartments                              4,222,141        MBS Management Services, Inc.
 71   Canyon Walk Apartments                                    3,793,511        Picerne Management Company
 72   Bremerton Gardens Apartments                              3,787,524        Epic Asset Management, Inc.
 73   Magellan Centre                                           3,640,399        Channel Partners
 74   2-12 Sickles Street                                       3,593,623        Self Managed
 75   The Airport Landing Apartments                            3,588,599        L&L Management
 76   Dauphine Apartments                                       3,495,597        Self managed
 77   The LaPlaza at Park Place Office Building                 3,495,263        Park Avenue Properties II LLC
 78   Mayfair Apartments                                        3,417,867        Unity Construction & Property Management
 79   Fairfield Inn - Clearwater                                3,391,106        LBAM-Investor Group LLC
 80   Food-4-Less Grocery Store                                 3,385,724        Associated Wholesale Grocers, Inc.
 81   Taylor Street (Grand Apts.)                               3,227,990        Davis Realty Co.
 82   Jefferson Plaza                                           3,216,000        Paul Garrett
 83   Big O Tire Distribution Center                            3,148,263        Thorton Oliver Keller Commercial Real Estate
 84   500-508 North Clark                                       2,991,768        Friedman Properties Ltd.
 85   Edgewood Isle Shopping Center                             2,991,043        Quest Company
 86   Greentree Village Apartments                              2,894,762        Freeman Webb Co., Realtors
 87   Three Lakes Apartments                                    2,889,942        Hickok-Dibble Company
 88   The Villages Phase 5                                      2,864,000        BNP Residential Properties LP
 89   Walgreens                                                 2,754,734        Walgreens
 90   Legacy Business Park Buildings 5, 9 & 10                  2,738,615        Priority One Commercial
 91   Villas of Loiret                                          2,732,007        Goehausen & Company
 92   Ontario Plaza Apartments                                  2,704,636        Stratus Real Estate
 93   Riverview Apartments                                      2,454,690        Keystone Management Company
 94   Park Forest Apartments                                    2,433,501        Hanover Group, Inc.
 95   Robscott Building                                         2,343,588        Commonwealth Real Estate Services
 96   Laguna Hills Medical Arts Center                          2,280,521        Tidelands, Inc.
 97   Gault Street Apartments                                   2,243,826        The Landlord's Rental Service
 98   Richfield Terrace Apartments                              2,231,209        Pama Management
 99   Southgate Apartments                                      2,129,422        Styles Holdings II
100   Frontier Mobile Home Park                                 1,976,909        Good Business Consulting
101   306 West 78th Street                                      1,896,783        306 W 78th St. LLC
102   Parkview Terrace Mobile Home                              1,795,095        Self managed
103   Landover Metro Industrial                                 1,794,000        Asset Capital Management LLC
104   Yorkshire Downs Shopping Center                           1,747,413        Bieri Family Limited Partnership
105   Learfield Communications Building                         1,700,000        Clyde G. Lear and Mary Sue Lear
106   75th Avenue Storage                                       1,667,033        Fidelity Surety & Investments, Inc.
107   Heatherwood Valley Apartments                             1,659,166        First Management Company
108   The Oaks Apartments                                       1,648,165        Self managed
109   Reedy Plaza                                               1,496,175        VN Property Management, LLC
110   4 Cornwall Drive                                          1,396,615        Self managed
111   Salomon Smith Barney Building                             1,396,437        The Renken Company
112   CVS - Cornelia, GA                                        1,291,064        Glenridge Development, LLC
113   The In Place Apartments                                   1,274,903        Self managed
114   Old Navy Property                                         1,250,000        Benderson Development Company Inc.
115   Bego Apartments                                           1,146,607        Self managed
116   Thunderbird Plaza                                         1,097,829        Self managed
117   Winchester Meadows                                        1,065,693        Schultz & Associates, LLC
118   Beechnut Chateau Apartments                               1,037,162        Self managed
119   Airy Trails Apartments                                     923,967         Self managed
120   918 & 922 Mar Walt Drive                                   916,623         Self managed
121   Coral Gables Industrial                                    748,833         Self managed
122   Coachlamp Village MHP                                      748,302         Self managed
123   Glen Oaks Professional Center                              713,149         Self managed
124   260-270 Nesmith Street                                     670,942         Self managed
125   663 East Broadway                                          649,486         Self managed
126   Larkfield Center                                           647,699         Brooks, Torrey & Scott, Inc.
127   Twin Pines Apartments                                      646,206         Self managed
128   Williamsburg Manor Apartments                              523,466         Self managed
129   Parker House                                               508,281         Self managed
130   Arbor Glen Townhomes                                       486,222         RAB Management

               MANAGERS AND LOCATIONS OF THE MORTGAGED PROPERTIES

#    ADDRESS                                                   CITY                         COUNTY              STATE    ZIP CODE
-    -------                                                   ----                         ------              -----    --------
  1  One Market Street                                         San Francisco                San Francisco       CA       94105
 2A  805 Third Avenue                                          New York                     New York            NY       10022
 2B  3 East 54th Street                                        New York                     New York            NY       10022
  3  75 N Fair Oaks & 74 N Pasadena                            Pasadena                     Los Angeles         CA       91103
  4  SWC Tamiami Trial and Veterans                            Port Charlotte               Charlotte           FL       33948
 5A  5370 Knoll Creek Drive                                    St. Louis                    St. Louis           MO       63042
 5B  716 Zimalcrest Drive                                      Columbia                     Columbia            SC       29210
 5C  509 N. Westover Blvd                                      Albany                       Dougherty           GA       31707
 5D  200 Olympia Drive                                         Warner Robins                Houston             GA       31093
  6  209-255 Glendale Ave.                                     Glendale                     Los Angeles         CA       91206
  7  4401-4407 Bland Road                                      Raleigh                      Wake                NC       27609
  8  4505 & 4515 Falls of Neuse                                Raleigh                      Wake                NC       27609
  9  One Telecom, 2510 N. Central Expressway                   Richardson                   Collin              TX       75080
 10  2350, 2500, and 2600 Green Road                           Ann Arbor                    Washtenaw           MI       48105
 11  1 Laurel Oaks Drive                                       Winter Springs               Orlando             FL       32708
 12  910 North Halsted Street & 900 North Branch Street        Chicago                      Cook                IL       60622
 13  405 Freeway & Rosecrans Avenue                            Hawthorne                    Los Angeles         CA       90250
14A  4775 South Topaz Street                                   Las Vegas                    Clark               NV       89121
14B  11620 Audelia Road                                        Dallas                       Dallas              TX       75243
14C  6500 S. Gessner                                           Houston                      Harris              TX       77036
 15  7709 West Vegas Drive                                     Las Vegas                    Clark               NV       89128
 16  27175 & 27275 Haggerty Road                               Novi                         Oakland             MI       48377
 17  2620 North East Highway 20                                Bend                         Deschutes           OR       97701
 18  550 and 600 Mamaroneck Ave.                               Harrison                     Westchester         NY       10528
 19  4 Research  Drive                                         Shelton                      Fairfield           CT       06484
 20  11601 Roosevelt Blvd.                                     Philadelphia                 Philadelphia        PA       19107
 21  8501 & 8502 Lullwater Drive                               Dallas                       Dallas              TX       75238
22A  202 North Rock Road                                       Wichita                      Wichita             KS       67206
22B  8406 East Harry Street                                    Wichita                      Wichita             KS       67207
22C  2720 South Seneca                                         Wichita                      Wichita             KS       67217
 23  401 69th Street                                           Miami Beach                  Dade                FL       33141
 24  1375 Piccard Dr                                           Rockville                    Montgomery          MD       20850
 25  2000 Cornwall Road                                        South Brunswick              Middlesex           NJ       08852
 26  50 Old New Brunswick Road                                 Piscataway                   Middlesex           NJ       08854
 27  2370 NW Military Highway                                  San Antonio                  Bexar               TX       78231
 28  10200,10220,10240, & 10260 Old Columbia Road              Columbia                     Howard              MD       21046
 29  8028 South Wheeling Avenue                                Tulsa                        Tulsa               OK       74136
 30  1000 Smith Level Road                                     Carrboro                     Orange              NC       27510
 31  14601 Sweitzer Lane                                       Laurel                       Prince George's     MD       20707
 32  1400 East Palomar Street                                  Chula Vista                  San Diego           CA       91913
 33  5802-5814 Van Allen Way                                   Carlsbad                     San Diego           CA       92008
 34  14111 Park Meadow Drive                                   Chantilly                    Fairfax             VA       20151
 35  831 Rice Road                                             Ridgeland                    Madison             MS       39157
 36  975 Oak Street                                            Eugene                       Lane                OR       97401
 37  Nexus Center Drive and Judicial Drive                     San Diego                    San Diego           CA       92121
 38  10249 Lone Tree Lane                                      Dallas                       Dallas              TX       75218
 39  5630 Fishers Lane                                         Rockville                    Montgomery          MD       20852
 40  501 Route 73 South                                        Marlton                      Burlington          NJ       08053
 41  26775, 26779, and 26781 Aliso Creek Road                  Aliso Viejo                  Orange              CA       92656
 42  2974 Coppercreek Road                                     Ferguson                     St. Louis           MO       63136
43A  4326 Mission Road                                         Kansas City                  Wyandotte           KS       66103
43B  2440 NE 68th Street                                       Gladstone                    Clay                MO       64118
 44  4601-4695 North University Dr                             Coral Springs                Broward             FL       33065
 45  3600-3798 S. Bristol St & 3701-3795 S. Plaza Drive        Santa Ana                    Orange              CA       92704
 46  1948-1970 North Columbia Stree                            Milledgeville                Baldwin             GA       31061
 47  200 Crescent Avenue                                       Covington                    Cincinnati          KY       41011
 48  3500 Cedar Run Road                                       Abilene                      Taylor              TX       79606
 49  907 Carriage Circle Lane                                  Kirkwood                     St.Louis            MO       63122
 50  2014 Remington Drive                                      Arlington                    Tarrant             TX       76010
 51  3101 Rider Trail South                                    Bridgeton                    St.Louis            MO       63044
 52  901 Jupiter Road                                          Plano                        Collin              TX       75074
 53  701 SE Columbia Shores Blvd                               Vancouver                    Clark               WA       97233
 54  3130 Lombardy Lane                                        Dallas                       Dallas              TX       75220
 55  1730 Bristol Avenue                                       State College                Centre              PA       16801
 56  1750 Powder Springs Road                                  Marietta                     Cobb                GA       30064
 57  7100 Smiling Wood Lane                                    Houston                      Harris              TX       77086
 58  16101-16109 Sunset Boulevard                              Pacific Palisades            Los Angeles         CA       90272
 59  3435 South Orange Avenue                                  Orlando                      Orlando             FL       32806
 60  888 Enterprise Drive                                      Pontiac                      Oakland             MI       48341
 61  105-759 Lexington Ave.                                    New York                     New York            NY       10021
 62  7301 Burnet Road                                          Austin                       Travis              TX       78757
 63  10707 Clay Road                                           Houston                      Harris              TX       77041
 64  27102 Towne Centre Drive                                  Foothill Ranch               Orange              CA       92610
 65  858 Eastgate North Drive                                  Cincinnati                   Clermont            OH       45245
 66  1050 Gramsie Road                                         Shoreview                    Ramsey              MN       55126
 67  1600 Rice Road                                            Tyler                        Smith               TX       75703
 68  2620 South Dirksen Drive                                  Springfield                  Sangamon            IL       62703
 69  84 Inverness Circle East                                  Englewood                    Arapahoe            CO       80112
 70  14150 Tomball Parkway                                     Houston                      Harris              TX       77086
 71  2795 Desert Foothills Boulevard                           Bullhead City                Mohave              AZ       86429
 72  1014 Parkside Drive                                       Bremerton                    Kitsap              WA       98310
 73  46850 Magellan Drive                                      Novi                         Oakland             MI       48377
 74  2-12 Sickles Street                                       New York                     New York            NY       10040
 75  12211 Fondren Road                                        Houston                      Harris              TX       77035
 76  2525 West Frierson Avenue                                 Tampa                        Hillsborough        FL       33614
 77  1701 Park Center Drive                                    Orlando                      Orange              FL       32835
 78  1300 N. Harrison Street                                   Wilmington                   New Castle          DE       19806
 79  3211 Executive Drive                                      Clearwater                   Clearwater          FL       33762
 80  2210 N. Tyler Street                                      Topeka                       Shawnee             KS       66608
 81  39-67 Taylor Street, 101-105 Turk Street                  San Francisco                San Francisco       CA       94102
 82  27720 Jefferson Avenue                                    Temecula                     Riverside           CA       92590
 83  3511 South TK Avenue                                      Boise                        Ada                 ID       83705
 84  500-508 N. Clark                                          Chicago                      Chicago             IL       60610
 85  5601 S. Orange Avenue                                     Orlando                      Orange              FL       32809
 86  4831 East Summit Circle                                   Knoxville                    Knox                TN       37919
 87  11697 East 83rd Street North                              Owasso                       Tulsa               OK       74055
 88  1000 Smith Level Road                                     Carrboro                     Orange              NC       27510
 89  550 South Riverside Avenue                                Rialto                       San Bernardino      CA       92376
 90  1701 Green Valley Parkway                                 Henderson                    Clark               NV       89014
 91  9134-9234 Boehm Drive                                     Lenexa                       Johnson             KS       66219
 92  607 W Vesta Street                                        Ontario                      San Bernardino      CA       91762
 93  78 Pheasant Rd                                            Peterborough                 Hillsborough        NH       03458
 94  4521 Forest Court                                         Indianapolis                 Marion              IN       46226
 95  153 East Chestnut Hill Road                               Newark                       New Castle          DE       19711
 96  24953 Paseo De Valencia, Building C                       Laguna Hills                 Orange              CA       92653
 97  13225 Gault Street                                        North Hollywood              Los Angeles         CA       91605
 98  7227 Richfield Street                                     Paramount                    Los Angeles         CA       90723
 99  7150 Southgate Boulevard                                  Tamarac                      Broward             FL       33319
100  330  Broadway                                             Amityville                   Nassau              NY       11701
101  306 West 78th Street                                      New York                     New York            NY       10024
102  2215 So. Maple Avenue                                     Marshfield                   Wood                WI       54449
103  3133-3137 Pennsy Drive                                    Landover                     Prince George's     MD       20794
104  3301 Hampton Highway                                      Yorktown                     York                VA       23693
105  505 Hobbs Road                                            Jefferson City               Cole                MO       65109
106  16110 North 75th Avenue                                   Peoria                       Maricopa            AZ       85382
107  1940 Heatherwood Drive                                    Lawrence                     Douglas             KS       66044
108  2333, 2345, 2357 Ridge Court                              Lawrence                     Douglas             KS       66046
109  10376 East Colonial Drive                                 Orlando                      Orange              FL       32817
110  4 Cornwall Drive                                          East Brunswick               Middlesex           NJ       08816
111  456 W. Foothill Boulevard                                 Claremont                    Los Angeles         CA       91711
112  549 North Main Street                                     Cornelia                     Habersham           GA       30531
113  2920 Kendale Drive                                        Dallas                       Dallas              TX       75220
114  831 County Route 64                                       Big Flats                    Chemung             NY       14845
115  657-671 Eldron Drive                                      Miami Springs                Dade                FL       33166
116  13802 North 32nd Street                                   Phoenix                      Maricopa            AZ       85032
117  40405Winchester road                                      Temecula                     Riverside           CA       92591
118  9003, 9023 and 9043 Beechnut Street                       Houston                      Harris              TX       77036
119  4510 Colerain Avenue                                      Cincinnati                   Hamilton            OH       45223
120  918 & 922 Mar Walt Drive                                  Fort Walton Beach            Okaloosa            FL       32548
121  1170 NW 163 Drive                                         Miami                        Dade                FL       33169
122  1200 East 11th Street                                     Hutchinson                   Reno                KS       67501
123  1405 Chews Landing Road                                   Gloucester                   Camden              NJ       08021
124  260270 Nesmith Avenue                                     Lowell                       Middlesex           MA       01852
125  663 East Broadway                                         South Boston                 Suffolk             MA       02127
126  246250 Larkfield Road                                     East Northport               Suffolk             NY       11731
127  1015 Old Colony Road                                      Meriden                      New Haven           CT       06450
128  111, 113, 118, & 120 Concord Drive                        Greenville                   Pitt                NC       27834
129  666 Parker                                                Detroit                      Wayne               MI       48214
130  501 Arbor Creek Drive                                     Euless                       Tarrant             TX       76039

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                 CUT-OFF DATE
                                                                  PRINCIPAL                                       PROPERTY
#    PROPERTY NAME                                                 BALANCE            PROPERTY TYPE               SUB-TYPE
-    -------------                                                 -------            -------------               --------
  1  Landmark                                                    $91,600,000          Office
 2A  Crystal Pavilion                                             36,410,547          Office
 2B  Petry Building                                               21,846,328          Office
  3  Parfinco Office Buildings - East Annex & West Annex          54,900,377          Office
  4  Port Charlotte                                               53,250,000          Retail                     Anchored
 5A  Knollwood                                                    22,135,842          Multifamily
 5B  Crossroads                                                   15,749,027          Multifamily
 5C  Pinnacle West                                                 5,416,984          Multifamily
 5D  Wellston Ridge                                                3,637,060          Multifamily
  6  Glendale Fashion Center                                      44,499,514          Retail                     Anchored
  7  Somerset Park                                                15,472,157          Office
  8  Somerset Center & Somerset Place                             15,472,157          Office
  9  SBC Communications Building                                  29,628,591          Office
 10  Northeast Corporate Center and Plaza                         28,482,663          Office
 11  Golf Terrace Apartments                                      26,186,014          Multifamily
 12  River Works                                                  26,000,000          Office
 13  Oceangate Commerce Center                                    23,696,279          Retail                     Anchored
14A  Oasis Topaz                                                  10,260,458          Multifamily
14B  Cheasapeake                                                   5,609,343          Multifamily
14C  Cambridge Court                                               5,432,255          Multifamily
 15  The Adagio Apartments                                        20,737,551          Multifamily
 16  Novi Research Park                                           19,223,525          Office
 17  Forum Shopping Center                                        18,649,442          Retail                     Anchored
 18  Saxon Woods                                                  18,500,000          Office
 19  Reservoir Corporate Center                                   17,950,727          Office
 20  11601 Roosevelt Boulevard                                    17,945,271          Office
 21  Northlake Terrace & Northwest Terrace Apartments             17,333,720          Multifamily
22A  Windsor at Rockborough                                        8,559,295          Multifamily
22B  Windsor at Cedarbrooke                                        5,166,422          Multifamily
22C  Windsor at Kingsborough                                       3,392,874          Multifamily
 23  Byron Hall Apartments                                        14,050,000          Multifamily
 24  West-X Office Building                                       13,475,884          Office
 25  Princeton Park Corporate Center                              13,278,372          Office
 26  Tanglewood Terrace Apartments                                12,000,000          Multifamily
 27  Whispering Oaks Apartments                                   11,592,248          Multifamily
 28  Rivers Center Office Park                                    11,229,024          Office
 29  The Lakes Apartments                                         11,195,975          Multifamily
 30  The Villages Apartments                                      11,040,000          Multifamily
 31  Chevy Chase Bank                                             10,800,000          Office
 32  Sharp Rees-Stealy Building                                   10,316,000          Office
 33  Island at Carlsbad                                            9,983,691          Retail                     Unanchored
 34  Corporate Pointe Four at Westfields                           9,893,881          Office
 35  Post Pointe Apartments                                        9,456,681          Multifamily
 36  Citizens Building                                             9,131,437          Office
 37  Idun Pharmaceuticals Building                                 8,972,021          Industrial
 38  Easton Terrace I & II Apartments                              8,868,995          Multifamily
 39  The FDA Building                                              8,326,630          Office
 40  Town Place Shopping Center                                    8,235,455          Retail                     Anchored
 41  Aliso Viejo Town Center                                       7,878,160          Retail                     Anchored
 42  Canfield Green Apartments                                     7,850,000          Multifamily
43A  Mission Road Studios                                          3,960,000          Multifamily
43B  Prospect Studios                                              3,700,000          Multifamily
 44  IRT - Pine Ridge Square                                       7,524,379          Retail                     Anchored
 45  Metro Town Square                                             7,463,750          Retail                     Anchored
 46  IRT - Heritage Walk Shopping Center                           7,185,964          Retail                     Anchored
 47  Hampton Inn Gateway                                           7,120,518          Hotel                      Limited Service
 48  The Indian Run Apartments                                     6,985,985          Multifamily
 49  King Gate Apartment                                           6,790,402          Multifamily
 50  Cimarron Crossing                                             6,688,721          Multifamily
 51  Courtyard by MarriottBridgeton                                6,642,391          Hotel                      Limited Service
 52  Qwest Communications Building                                 6,583,072          Office
 53  Homewood Suites - Vancouver                                   6,475,768          Hotel                      Full Service
 54  Canyon Creek Apartments                                       6,463,239          Multifamily
 55  Stone Glenn Apartments                                        6,112,444          Multifamily
 56  IRT - Macland Pointe Shopping Center                          5,988,303          Retail                     Anchored
 57  Summertree Park Apartments                                    5,601,712          Multifamily
 58  Sunset Boulevard Apartments                                   5,600,939          Multifamily
 59  Holley Garden Apartments                                      5,445,790          Multifamily
 60  edcor Data Services                                           5,200,000          Office
 61  1057 Lexington Avenue                                         5,167,581          Mixed Use                  Retail/Multi
 62  The Centennial Shopping Center                                5,089,891          Retail                     Unanchored
 63  U.S. Home Building                                            4,997,260          Office
 64  Hampton Inn                                                   4,730,000          Hotel                      Limited Service
 65  Hampton Inn Eastgate                                          4,653,105          Hotel                      Limited Service
 66  Hilton Garden Inn                                             4,515,772          Hotel                      Limited Service
 67  The Dovetree Apartments                                       4,493,601          Multifamily
 68  Comfort Suites                                                4,425,000          Hotel                      Limited Service
 69  Navigant International                                        4,394,791          Office
 70  Willowbrook Point Apartments                                  4,222,141          Multifamily
 71  Canyon Walk Apartments                                        3,793,511          Multifamily
 72  Bremerton Gardens Apartments                                  3,787,524          Multifamily
 73  Magellan Centre                                               3,640,399          Office
 74  212 Sickles Street                                            3,593,623          Multifamily
 75  The Airport Landing Apartments                                3,588,599          Multifamily
 76  Dauphine Apartments                                           3,495,597          Multifamily
 77  The LaPlaza at Park Place Office Building                     3,495,263          Office
 78  Mayfair Apartments                                            3,417,867          Multifamily
 79  Fairfield Inn - Clearwater                                    3,391,106          Hotel                      Limited Service
 80  Food-4-Less Grocery Store                                     3,385,724          Retail                     Anchored
 81  Taylor Street (Grand Apts.)                                   3,227,990          Multifamily
 82  Jefferson Plaza                                               3,216,000          Office
 83  Big O Tire Distribution Center                                3,148,263          Industrial
 84  500-508 North Clark                                           2,991,768          Office
 85  Edgewood Isle Shopping Center                                 2,991,043          Retail                     Unanchored
 86  Greentree Village Apartments                                  2,894,762          Multifamily
 87  Three Lakes Apartments                                        2,889,942          Multifamily
 88  The Villages Phase 5                                          2,864,000          Multifamily
 89  Walgreens                                                     2,754,734          Retail                     Anchored
 90  Legacy Business Park Buildings 5, 9 & 10                      2,738,615          Office
 91  Villas of Loiret                                              2,732,007          Multifamily
 92  Ontario Plaza Apartments                                      2,704,636          Multifamily
 93  Riverview Apartments                                          2,454,690          Multifamily
 94  Park Forest Apartments                                        2,433,501          Multifamily
 95  Robscott Building                                             2,343,588          Office
 96  Laguna Hills Medical Arts Center                              2,280,521          Office
 97  Gault Street Apartments                                       2,243,826          Multifamily
 98  Richfield Terrace Apartments                                  2,231,209          Multifamily
 99  Southgate Apartments                                          2,129,422          Multifamily
100  Frontier Mobile Home Park                                     1,976,909          Manufactured Housing
101  306 West 78th Street                                          1,896,783          Multifamily
102  Parkview Terrace Mobile Home                                  1,795,095          Manufactured Housing
103  Landover Metro Industrial                                     1,794,000          Industrial
104  Yorkshire Downs Shopping Center                               1,747,413          Retail                     Unanchored
105  Learfield Communications Building                             1,700,000          Office
106  75th Avenue Storage                                           1,667,033          Self Storage
107  Heatherwood Valley Apartments                                 1,659,166          Multifamily
108  The Oaks Apartments                                           1,648,165          Multifamily
109  Reedy Plaza                                                   1,496,175          Retail                     Unanchored
110  4 Cornwall Drive                                              1,396,615          Office
111  Salomon Smith Barney Building                                 1,396,437          Office
112  CVS - Cornelia, GA                                            1,291,064          Retail                     Anchored
113  The In Place Apartments                                       1,274,903          Multifamily
114  Old Navy Property                                             1,250,000          Retail                     Anchored
115  Bego Apartments                                               1,146,607          Multifamily
116  Thunderbird Plaza                                             1,097,829          Retail                     Unanchored
117  Winchester Meadows                                            1,065,693          Retail                     Unanchored
118  Beechnut Chateau Apartments                                   1,037,162          Multifamily
119  Airy Trails Apartments                                          923,967          Multifamily
120  918 & 922 Mar Walt Drive                                        916,623          Office
121  Coral Gables Industrial                                         748,833          Industrial
122  Coachlamp Village MHP                                           748,302          Manufactured Housing
123  Glen Oaks Professional Center                                   713,149          Office
124  260270 Nesmith Street                                           670,942          Multifamily
125  663 East Broadway                                               649,486          Mixed Use                  Retail/Residential
126  Larkfield Center                                                647,699          Retail                     Unanchored
127  Twin Pines Apartments                                           646,206          Multifamily
128  Williamsburg Manor Apartments                                   523,466          Multifamily
129  Parker House                                                    508,281          Multifamily
130  Arbor Glen Townhomes                                            486,222          Multifamily

                                                           -----------------
TOTAL/WEIGHTED AVERAGE:                                    $   1,178,321,351
                                                           =================

MAXIMUM:
MINIMUM:

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

         HOTEL                      FEE/                     YEAR     OCCUPANCY      DATE OF
#      FRANCHISE      UNITS       LEASEHOLD    YEAR BUILT  RENOVATED RATE AT U/W  OCCUPANCY RATE           VALUE
-      ---------      -----       ---------    ----------  --------- -----------  --------------           ------
  1       N/A        438,677    Fee/Leasehold     1917       2000        99%         6/1/2001           $167,000,000
 2A       N/A        593,293         Fee          1983       1995        98%         1/1/2001            195,000,000
 2B       N/A        283,332         Fee          1959       1986        100%        1/1/2001             75,000,000
  3       N/A        510,550         Fee          1982        N/A        100%        6/30/2001            98,500,000
  4       N/A        782,895         Fee          1989        N/A        91%         3/31/2001            76,900,000
 5A       N/A            608         Fee          1985       2001        87%         5/21/2001            28,400,000
 5B       N/A            621         Fee          1979       1999        92%         5/21/2001            21,600,000
 5C       N/A            252         Fee          1993       2000        94%         5/21/2001             7,600,000
 5D       N/A            120         Fee          1984       2000        98%         5/21/2001             4,750,000
  6       N/A        264,474    Fee/Leasehold     2000        N/A        100%        2/1/2001             59,500,000
  7       N/A        205,287         Fee          1987        N/A        100%        3/1/2001             19,800,000
  8       N/A        166,594         Fee          1998        N/A        91%         3/1/2001             20,400,000
  9       N/A        226,448         Fee          1999        N/A        100%        1/15/2001            38,000,000
 10       N/A        223,114         Fee          1988        N/A        100%        4/9/2001             37,000,000
 11       N/A            552         Fee          1986       2000        95%         5/17/2001            33,400,000
 12       N/A        165,982         Fee          1998       1999        100%        6/30/2000            32,700,000
 13       N/A        182,570         Fee          1996        N/A        99%         4/1/2001             30,600,000
14A       N/A            270         Fee          1976       1998        89%         5/21/2001            13,400,000
14B       N/A            128         Fee          1982       2001        94%         5/21/2001             7,200,000
14C       N/A            226         Fee          1979       1997        94%         5/21/2001             6,950,000
 15       N/A            282         Fee          1996        N/A        88%         3/5/2001             26,240,000
 16       N/A        173,171         Fee          2000        N/A        96%         4/27/2001            24,300,000
 17       N/A        181,782         Fee          1995        N/A        98%        12/31/2000            28,700,000
 18       N/A        235,257      Leasehold       1971       1989        96%         3/1/2001             26,700,000
 19       N/A        156,776         Fee          1999        N/A        100%        5/1/2001             22,500,000
 20       N/A        430,000         Fee          1963        N/A        100%        1/0/2000             36,000,000
 21       N/A            472         Fee          1966       2000        96%         7/11/2001            23,500,000
22A       N/A            244         Fee          1969        N/A        96%         6/20/2001            11,100,000
22B       N/A            220         Fee          1971        N/A        96%         6/20/2001             6,700,000
22C       N/A            196         Fee          1972        N/A        94%         6/20/2001             4,400,000
 23       N/A            206         Fee          1970       2000        95%         5/16/2001            18,500,000
 24       N/A        121,409         Fee          1984        N/A        100%        5/1/2001             19,000,000
 25       N/A         86,265         Fee          1986        N/A        100%       10/18/2000            16,900,000
 26       N/A            214         Fee          1966        N/A        99%         7/1/2001             14,250,000
 27       N/A            346         Fee          1981       1998        93%         2/15/2001            14,520,000
 28       N/A        133,894         Fee          1982        N/A        100%        1/1/2001             14,400,000
 29       N/A            352         Fee          1985        N/A        95%        12/21/2000            14,200,000
 30       N/A            264         Fee          1973       1998        94%         5/16/2001            13,800,000
 31       N/A        150,000         Fee          1995        N/A        100%        4/1/2001             13,500,000
 32       N/A         67,372    Fee/Leasehold     2001        N/A        100%        6/1/2001             13,800,000
 33       N/A         47,458         Fee          2000        N/A        94%         4/23/2001            14,250,000
 34       N/A         80,118         Fee          1998        N/A        100%        1/1/2001             12,600,000
 35       N/A            241         Fee          1997        N/A        93%         5/22/2001            12,250,000
 36       N/A        129,884         Fee          1974        N/A        91%         4/2/2001             14,000,000
 37       N/A         43,023         Fee          2000        N/A        100%        3/31/2001            12,800,000
 38       N/A            282         Fee          1969        N/A        95%         6/6/2001             11,430,000
 39       N/A         54,583         Fee          1965       1997        100%        2/28/2001            10,650,000
 40       N/A         48,310         Fee          1988        N/A        100%        6/6/2001             10,400,000
 41       N/A         55,799         Fee          1999        N/A        100%        5/1/2001             10,500,000
 42       N/A            414         Fee          1971       1998        94%         4/2/2001             10,500,000
43A       N/A            200         Fee          1987        N/A        100%        4/17/2001             4,950,000
43B       N/A            180         Fee          1985       1997        100%        4/17/2001             4,775,000
 44       N/A        117,399         Fee          1986       1998        100%        6/11/2001            12,975,000
 45       N/A        409,582      Leasehold       1972       1984        93%         1/1/2001             18,315,000
 46       N/A        159,991         Fee          1992        N/A        94%         3/26/2001             9,375,000
 47   Hampton Inn        151         Fee          1996        N/A        62%         2/28/2001            10,200,000
 48       N/A            256         Fee          1982        N/A        95%         5/3/2001              8,800,000
 49       N/A            112         Fee          2000        N/A        98%         4/23/2001             8,775,000
 50       N/A            248         Fee          1984        N/A        93%         6/25/2001             9,350,000
 51     Marriott         121         Fee          1997        N/A        79%         4/30/2001             9,200,000
 52       N/A        143,817         Fee          1986       1999        100%        3/28/2001             8,700,000
 53     Homewood         104         Fee          1997        N/A        80%         1/8/2001             10,415,000
 54       N/A            229         Fee          1979       2000        95%         3/30/2001             8,600,000
 55       N/A             96         Fee          1996        N/A        96%         4/26/2001             8,000,000
 56       N/A         79,699         Fee          1993        N/A        96%         3/26/2001             8,000,000
 57       N/A            228         Fee          1983       1998        94%         5/2/2001              7,050,000
 58       N/A             23         Fee          2000        N/A        100%        4/26/2001             7,900,000
 59       N/A            247         Fee          1969       1992        99%         3/31/2001             6,820,000
 60       N/A         59,190         Fee          2000        N/A        100%        3/31/2001             6,700,000
 61       N/A         18,651         Fee          1910       2000        100%        6/21/2001             6,900,000
 62       N/A         77,568         Fee          1970       1984        100%        3/21/2001             7,000,000
 63       N/A         52,144         Fee          1999        N/A        100%        6/1/2001              7,300,000
 64   Hampton Inn         84         Fee          1998        N/A        71%        12/31/2000             7,000,000
 65   Hampton Inn        120         Fee          1999        N/A        63%         2/6/2001              6,900,000
 66    Hilton Inn        100    Fee/Leasehold     1999        N/A        72%         2/28/2001             8,625,000
 67       N/A            200         Fee          1979        N/A        91%         3/30/2001             5,690,000
 68  Comfort Suites       91         Fee          1995        N/A        77%         4/30/2001             5,900,000
 69       N/A           47,569       Fee          1980        N/A        100%        5/1/2001              5,500,000
 70       N/A            151         Fee          1978        N/A        95%        12/18/2000             5,335,000
 71       N/A            156         Fee          1997        N/A        92%         3/31/2001             4,700,000
 72       N/A            181         Fee          1941       1973        96%         4/23/2001             5,450,000
 73       N/A         43,200         Fee          2000        N/A        100%        1/31/2001             4,700,000
 74       N/A             67         Fee          1927       2000        99%         3/22/2001             4,500,000
 75       N/A            240         Fee          1983       1998        93%         4/9/2001              6,000,000
 76       N/A            133         Fee          1970        N/A        97%         3/11/2001             4,600,000
 77       N/A         36,200         Fee          2000        N/A        100%        4/25/2001             5,450,000
 78       N/A            108         Fee          1941        N/A        94%         2/23/2001             4,400,000
 79       N/A             83         Fee          1998        N/A        73%         1/31/2001             4,700,000
 80       N/A         64,848         Fee          1975       2000        100%        4/12/2001             4,250,000
 81       N/A            111         Fee          1909       1998        98%         5/1/2001              5,050,000
 82       N/A         38,865         Fee          1985       1997        100%        5/23/2001             4,425,000
 83       N/A        101,564         Fee          1989        N/A        100%        6/14/2001             4,200,000
 84       N/A         31,383         Fee          1920       2000        82%         6/28/2001             4,460,000
 85       N/A         77,344         Fee          1964       1989        89%         6/27/2001             4,100,000
 86       N/A            146         Fee          1974        N/A        94%         2/20/2001             3,630,000
 87       N/A             96         Fee          1996        N/A        93%         4/1/2001              3,400,000
 88       N/A             57         Fee          1985       1996        93%         5/16/2001             3,580,000
 89       N/A         15,120         Fee          1999        N/A        100%        2/13/2001             3,685,000
 90       N/A         20,862         Fee          1999        N/A        100%        1/29/2001             3,670,000
 91       N/A             24         Fee          1999        N/A        96%         2/28/2001             3,425,000
 92       N/A             58         Fee          1988        N/A        98%         3/1/2001              3,800,000
 93       N/A             91         Fee          1973       1999        98%         2/26/2001             3,075,000
 94       N/A            112         Fee          1961       2000        97%         1/10/2001             3,050,000
 95       N/A         29,433         Fee          1966       2000        100%        1/10/2001             3,150,000
 96       N/A         21,067         Fee          1976        N/A        88%         10/1/2000             3,225,000
 97       N/A             40         Fee          1971        N/A        100%        1/24/2001             2,850,000
 98       N/A             43         Fee          1989        N/A        100%        3/29/2001             2,795,000
 99       N/A             62         Fee          1984        N/A        98%         3/31/2001             3,050,000
100       N/A            355         Fee          1959        N/A        98%         7/17/2001             7,000,000
101       N/A              8         Fee          1910       1999        100%        1/18/2001             2,400,000
102       N/A            191         Fee          1961        N/A        85%         7/12/2001             2,300,000
103       N/A         65,707         Fee          1966       1985        95%         5/25/2001             2,600,000
104       N/A         23,900         Fee          1998        N/A        90%         2/15/2001             2,400,000
105       N/A         29,957         Fee          1989       2000        100%        7/18/2001             2,900,000
106       N/A         57,685         Fee          1996        N/A        86%        10/19/2000             2,770,000
107       N/A             71         Fee          1978        N/A        97%         2/26/2001             2,250,000
108       N/A             71         Fee          1964       1998        97%         4/18/2001             2,150,000
109       N/A         31,500         Fee          1984        N/A        91%         3/1/2001              2,000,000
110       N/A         20,401         Fee          1981       1995        100%        6/26/2001             1,950,000
111       N/A         11,750         Fee          1986       2000        100%        1/9/2001              2,100,000
112       N/A         10,125         Fee          2000        N/A        100%        3/8/2001              2,250,000
113       N/A             80         Fee          1973       2000        99%         6/30/2001             1,600,000
114       N/A         25,000         Fee          1999        N/A        100%        9/22/2000             2,540,000
115       N/A             40         Fee          1962        N/A        92%         2/21/2001             1,450,000
116       N/A         18,084         Fee          1985        N/A        100%        7/1/2001              1,640,000
117       N/A          7,055         Fee          2000        N/A        100%        1/25/2001             1,600,000
118       N/A             68         Fee          1970       1997        100%        12/1/2001             1,300,000
119       N/A             40         Fee          1971        N/A        100%       10/31/2000             1,160,000
120       N/A         12,632         Fee          1986        N/A        84%         2/28/2001             1,550,000
121       N/A         29,000         Fee          1978        N/A        100%        3/22/2001             1,200,000
122       N/A             66         Fee          1975        N/A        100%        2/28/2001               940,000
123       N/A         16,400         Fee          1974        N/A        97%         6/30/2001             1,300,000
124       N/A             22         Fee          1960        N/A        95%         3/1/2001                840,000
125       N/A          6,380         Fee          1930       1996        100%        2/1/2001                920,000
126       N/A         13,075         Fee          1956        N/A        94%         5/22/2001             1,000,000
127       N/A             20         Fee          1989        N/A        100%        3/16/2001               810,000
128       N/A             20         Fee          1986       1988        95%         2/14/2001               771,000
129       N/A             36         Fee          1961        N/A        94%         7/1/2001                637,000
130       N/A             15         Fee          1985        N/A        100%        3/26/2001               625,000

                                                                                                     ---------------
TOTAL/WEIGHTED AVERAGE:                                                                              $ 1,865,463,000
                                                                                                     ===============

MAXIMUM:                                                                                             $   195,000,000
Minimum:                                                                                             $       625,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

               MOST RECENT          MOST           MOST             MOST
           OPERATING STATEMENT     RECENT         RECENT           RECENT
 #                 DATE            REVENUE       EXPENSES            NOI             U/W NOI            U/W NCF
 -                 ----            -------       --------            ---             -------            -------
  1                    N/A              N/A           N/A              N/A        $15,910,044        $15,129,450
 2A              9/30/2000       20,576,331     8,722,287       11,854,044         12,215,201         11,821,254
 2B              9/30/2000        8,990,667     3,404,136        5,586,531          6,795,198          6,276,882
  3             12/31/2000       10,204,145     3,496,346        6,707,799          9,465,168          8,493,615
  4             12/31/2000        9,036,574     3,746,699        5,289,875          6,344,556          6,105,246
 5A              5/31/2001        3,514,441     1,122,205        2,392,236          2,655,151          2,503,151
 5B              5/31/2001        2,912,527     1,339,086        1,573,441          2,013,229          1,857,979
 5C              5/31/2001        1,190,927       655,644          535,283            611,613            548,613
 5D              5/31/2001          794,744       372,304          422,440            478,702            448,702
  6                    N/A              N/A           N/A              N/A          5,145,239          4,986,357
  7              2/28/2001        3,114,603     1,232,923        1,881,680          2,006,430          1,806,278
  8              2/28/2001        2,681,779       987,273        1,694,506          1,845,412          1,761,132
  9                    N/A              N/A           N/A              N/A          3,470,157          3,200,601
 10              3/31/2001        4,970,016     1,737,864        3,232,152          3,139,281          2,909,506
 11                    N/A              N/A           N/A              N/A          2,881,963          2,743,963
 12                    N/A              N/A           N/A              N/A          3,128,016          3,064,098
 13                    N/A              N/A           N/A              N/A          2,698,090          2,572,921
14A              5/31/2001        1,826,868       688,236        1,138,632          1,275,708          1,208,208
14B              5/31/2001        1,039,529       457,215          582,314            676,599            644,599
14C              5/31/2001        1,384,821       762,741          622,080            676,752            620,252
 15             12/31/2000        3,288,495     1,111,519        2,176,976          2,224,071          2,153,571
 16                    N/A              N/A           N/A              N/A          2,226,471          1,993,318
 17             12/31/2000        2,201,709       374,769        1,826,940          2,196,830          2,094,199
 18                    N/A              N/A           N/A              N/A          2,414,401          1,990,610
 19                    N/A              N/A           N/A              N/A          2,373,842          2,106,545
 20                    N/A              N/A           N/A              N/A          3,321,141          2,999,322
 21              4/30/2001        3,438,609     1,554,804        1,883,805          2,281,152          2,163,152
22A             12/31/2000        1,775,689       861,745          913,944          1,046,971            985,971
22B             12/31/2000        1,265,321       644,038          621,283            664,679            609,679
22C             12/31/2000          948,445       555,329          393,116            449,859            400,859
 23                    N/A              N/A           N/A              N/A          1,480,212          1,433,637
 24             12/31/2000        2,523,973       787,598        1,736,375          1,632,024          1,432,369
 25             10/31/2000        2,486,791       371,187        2,115,604          1,657,262          1,550,728
 26                    N/A              N/A           N/A              N/A          1,312,884          1,259,384
 27              1/31/2001        2,069,869       878,851        1,191,018          1,281,069          1,194,569
 28             12/15/2000        1,681,458       367,978        1,313,480          1,433,176          1,279,586
 29              3/31/2001        2,055,562       842,470        1,213,092          1,208,771          1,120,771
 30             12/31/2000        2,069,126       841,916        1,227,210          1,288,263          1,209,063
 31                    N/A              N/A           N/A              N/A          1,384,548          1,291,963
 32                    N/A              N/A           N/A              N/A          1,189,986          1,072,455
 33                    N/A              N/A           N/A              N/A          1,241,733          1,186,795
 34             12/31/2000        1,106,095       253,051          853,044          1,208,756          1,094,931
 35              3/31/2001        1,647,509       658,543          988,966          1,072,639          1,012,389
 36             12/31/2000        1,723,388       861,403          861,985          1,184,843          1,011,126
 37                    N/A              N/A           N/A              N/A          1,138,837          1,064,371
 38              4/30/2001        1,859,418       807,939        1,051,479          1,140,245          1,070,245
 39             12/31/2000        1,447,707       350,635        1,097,072          1,009,911            924,122
 40             12/31/2000        1,402,644       341,990        1,060,654          1,006,950            947,322
 41              9/30/2000        1,023,000       107,112          915,888            829,087            814,241
 42              2/28/2001        2,046,924       996,404        1,050,520          1,042,869            939,369
43A              3/31/2001          824,187       289,652          534,535            452,791            402,790
43B              3/31/2001          765,521       245,766          519,755            421,411            376,410
 44                    N/A              N/A           N/A              N/A          1,268,154          1,142,569
 45             12/31/2000        2,885,903     1,265,416        1,620,487          1,660,532          1,559,179
 46             12/31/2000        1,084,729       144,185          940,544            968,663            912,606
 47               2/1/2001        2,968,546     1,793,663        1,174,883          1,163,201          1,044,464
 48             12/31/2000        1,355,580       621,487          734,093            767,842            703,842
 49             12/31/2000          941,419       228,237          713,182            697,692            669,692
 50             12/31/2000        1,480,756       611,972          868,784            850,850            788,850
 51              4/30/2001        3,346,130     2,090,413        1,255,717          1,052,668            899,293
 52                    N/A              N/A           N/A              N/A            771,590            709,980
 53             12/31/2000        2,949,838     1,960,149          989,689            990,341            873,028
 54              2/28/2001        1,591,593       700,790          890,803            902,666            845,416
 55              2/28/2001          966,745       340,377          626,368            619,462            595,462
 56             12/31/2000          906,993       188,768          718,225            719,333            683,687
 57             12/31/2000        1,256,400       641,778          614,622            644,951            587,951
 58              3/31/2001          803,400        75,196          728,204            567,229            561,480
 59             12/31/2000        1,335,184       655,845          679,339            712,602            646,554
 60                    N/A              N/A           N/A              N/A            644,630            590,459
 61                    N/A              N/A           N/A              N/A            651,046            624,885
 62             12/31/2000          629,659       268,588          361,071            623,515            565,678
 63                    N/A              N/A           N/A              N/A            637,080            588,998
 64              4/30/2001        2,093,391     1,329,284          764,107            735,369            634,944
 65                    N/A              N/A           N/A              N/A            739,648            660,821
 66              2/28/2001        3,025,982     1,914,757        1,111,225            895,730            750,501
 67              2/28/2001          953,736       454,567          499,169            485,514            435,300
 68              4/30/2001        1,723,648       913,560          810,088            672,556            588,635
 69                    N/A              N/A           N/A              N/A            513,422            469,680
 70              3/31/2001          884,031       417,321          466,710            491,694            453,944
 71             12/31/2000          916,875       499,867          417,008            460,549            421,549
 72             12/31/2000        1,008,944       559,060          449,884            474,228            428,978
 73                    N/A              N/A           N/A              N/A            460,566            410,507
 74             12/31/2000          684,412       221,040          463,372            402,533            367,660
 75             12/31/2000        1,137,361       600,056          537,305            557,383            497,383
 76              3/31/2001          766,558       302,998          463,560            439,379            394,367
 77                    N/A              N/A           N/A              N/A            418,751            383,426
 78             12/31/2000          834,814       501,017          333,797            370,317            343,317
 79              1/31/2001        1,463,881       856,835          607,046            561,117            502,731
 80                    N/A              N/A           N/A              N/A            385,441            359,793
 81              4/30/2001          917,637       215,069          702,568            566,194            536,850
 82              4/30/2001          604,411       166,269          438,142            412,547            349,964
 83                    N/A              N/A           N/A              N/A            346,796            330,554
 84                    N/A              N/A           N/A              N/A            396,858            353,616
 85             12/31/2000          615,041       183,872          431,169            462,606            385,930
 86                    N/A              N/A           N/A              N/A            362,881            321,417
 87             10/31/2000          578,694       249,441          329,253            306,741            282,741
 88             12/31/2000          504,855       199,006          305,849            312,853            295,753
 89                    N/A              N/A           N/A              N/A            316,645            314,377
 90                    N/A              N/A           N/A              N/A            343,381            311,664
 91                    N/A              N/A           N/A              N/A            303,737            297,737
 92              3/31/2001          482,072       174,328          307,744            293,489            276,491
 93              2/28/2001          540,689       229,886          310,803            329,779            306,529
 94                    N/A              N/A           N/A              N/A            301,780            273,780
 95             12/31/2000          242,179        88,994          153,185            319,243            281,353
 96             12/31/2000          392,107       111,156          280,951            299,426            265,298
 97             12/31/2000          451,522       143,257          308,265            242,776            232,776
 98             12/31/2000          383,327       112,565          270,762            243,570            232,820
 99             12/31/2000          472,335       203,837          268,498            271,086            255,586
100             12/31/2000        2,038,927     1,403,074          635,853            712,524            694,624
101             12/31/2000          281,866        36,270          245,596            205,957            203,957
102              6/30/2001          398,610       176,412          222,198            199,092            189,592
103             12/31/2000          342,175        62,754          279,421            235,082            204,646
104             12/31/2000          280,552        67,376          213,176            219,266            197,756
105             12/31/2000          252,600        47,972          204,628            246,607            210,342
106              4/30/2001          352,068       143,137          208,931            189,687            180,992
107              1/31/2001          416,302       218,321          197,981            188,933            167,633
108              3/31/2001          395,497       169,877          225,620            217,863            199,863
109             12/31/2000          339,135       106,933          232,202            213,068            186,293
110             12/31/2000          305,654       106,706          198,948            175,826            151,031
111             12/31/2000          199,933        78,589          121,344            184,917            170,069
112                    N/A              N/A           N/A              N/A            191,777            190,258
113              6/30/2001          389,304       210,202          179,102            160,263            140,263
114                    N/A              N/A           N/A              N/A            207,337            188,078
115             12/31/2000          224,187        75,732          148,455            135,269            125,269
116             12/31/2000          158,989        78,920           80,069            166,706            145,909
117                    N/A              N/A           N/A              N/A            149,574            143,709
118             12/31/2000          311,770       139,566          172,204            144,613            127,613
119              9/30/2000          223,000        79,281          143,719            117,868            103,050
120             12/31/2000          213,162        49,791          163,371            124,891            109,735
121             12/31/2000          146,469        35,968          110,501            100,623             87,573
122             12/31/2000          116,250        18,412           97,838             93,901             90,029
123              6/30/2001          236,732        89,338          147,394            120,344             99,983
124              3/31/2001          146,572        31,911          114,661             89,302             83,802
125             12/31/2000           78,550         6,831           71,719             79,625             76,095
126                    N/A              N/A           N/A              N/A            106,791             93,978
127             12/31/2000          139,080        44,793           94,287             81,467             76,467
128             12/31/2000           93,914        28,746           65,168             69,830             62,730
129              3/31/2001          149,360        78,895           70,465             83,108             74,108
130              3/31/2001          117,441        66,563           50,878             58,146             54,396

                             --------------  ------------    -------------     --------------     --------------
TOTAL/WEIGHTED AVERAGE       $  166,418,888  $ 68,716,934    $  97,701,954     $  165,931,082     $  154,321,357
                             ==============  ============    =============     ==============     ==============

MAXIMUM:                     $   20,576,331  $  8,722,287    $  11,854,044     $   15,910,044     $   15,129,450
Minimum:                     $       78,550  $      6,831    $      50,878     $       58,146     $       54,396

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                             ORIGINAL            CUT-OFF DATE    PERCENTAGE OF
                                                                            PRINCIPAL             PRINCIPAL        MORTGAGE
#        LOAN NAME                                                           BALANCE               BALANCE       POOL BALANCE
-        ---------                                                           -------               -------       ------------
1        Landmark                                                           $92,024,919           $91,600,000        7.8%
2        Crystal Pavilion/Petry Building                                     59,120,085            58,256,876        4.9%
3        Parfinco Office Buildings - East Annex & West Annex                 55,000,000            54,900,377        4.7%
4        Port Charlotte                                                      53,250,000            53,250,000        4.5%
5        Belcrest Realty GT7  Portfolio                                      46,957,667            46,938,913        4.0%
6        Glendale Fashion Center                                             44,521,050            44,499,514        3.8%
7        Somerset Park                                                       15,500,000            15,472,157        1.3%
8        Somerset Center & Somerset Place                                    15,500,000            15,472,157        1.3%
9        SBC Communications Building                                         29,720,000            29,628,591        2.5%
10       Northeast Corporate Center and Plaza                                28,500,000            28,482,663        2.4%
11       Golf Terrace Apartments                                             26,200,000            26,186,014        2.2%
12       River Works                                                         26,000,000            26,000,000        2.2%
13       Oceangate Commerce Center                                           23,710,000            23,696,279        2.0%
14       Belcrest Realty GT1  Portfolio                                      21,310,474            21,302,057        1.8%
15       The Adagio Apartments                                               20,800,000            20,737,551        1.8%
16       Novi Research Park                                                  19,249,000            19,223,525        1.6%
17       Forum Shopping Center                                               18,700,000            18,649,442        1.6%
18       Saxon Woods                                                         18,500,000            18,500,000        1.6%
19       Reservoir Corporate Center                                          18,000,000            17,950,727        1.5%
20       11601 Roosevelt Boulevard                                           18,000,000            17,945,271        1.5%
21       Northlake Terrace & Northwest Terrace Apartments                    17,365,000            17,333,720        1.5%
22       Windsor Wichita Portfolio                                           17,150,000            17,118,591        1.5%
23       Byron Hall Apartments                                               14,050,000            14,050,000        1.2%
24       West-X Office Building                                              13,500,000            13,475,884        1.1%
25       Princeton Park Corporate Center                                     13,300,000            13,278,372        1.1%
26       Tanglewood Terrace Apartments                                       12,000,000            12,000,000        1.0%
27       Whispering Oaks Apartments                                          11,616,000            11,592,248        1.0%
28       Rivers Center Office Park                                           11,260,000            11,229,024        1.0%
29       The Lakes Apartments                                                11,250,000            11,195,975        1.0%
30       The Villages Apartments                                             11,040,000            11,040,000        0.9%
31       Chevy Chase Bank                                                    10,800,000            10,800,000        0.9%
32       Sharp Rees-Stealy Building                                          10,316,000            10,316,000        0.9%
33       Island at Carlsbad                                                  10,000,000             9,983,691        0.8%
34       Corporate Pointe Four at Westfields                                  9,913,000             9,893,881        0.8%
35       Post Pointe Apartments                                               9,515,000             9,456,681        0.8%
36       Citizens Building                                                    9,150,000             9,131,437        0.8%
37       Idun Pharmaceuticals Building                                        9,000,000             8,972,021        0.8%
38       Easton Terrace I & II Apartments                                     8,885,000             8,868,995        0.8%
39       The FDA Building                                                     8,350,000             8,326,630        0.7%
40       Town Place Shopping Center                                           8,240,000             8,235,455        0.7%
41       Aliso Viejo Town Center                                              7,900,000             7,878,160        0.7%
42       Canfield Green Apartments                                            7,850,000             7,850,000        0.7%
43       Prospect Studios/Mission Road                                        7,660,000             7,660,000        0.7%
44       IRT - Pine Ridge Square                                              7,540,000             7,524,379        0.6%
45       Metro Town SquareNote A                                              6,000,000             5,779,725        0.5%
45       Metro Town SquareNote B                                              2,000,000             1,684,025        0.1%
46       IRT - Heritage Walk Shopping Center                                  7,200,000             7,185,964        0.6%
47       Hampton Inn Gateway                                                  7,140,000             7,120,518        0.6%
48       The Indian Run Apartments                                            7,000,000             6,985,985        0.6%
49       King Gate Apartment                                                  6,800,000             6,790,402        0.6%
50       Cimarron Crossing                                                    6,700,000             6,688,721        0.6%
51       Courtyard by MarriottBridgeton                                       6,650,000             6,642,391        0.6%
52       Qwest Communications Building                                        6,600,000             6,583,072        0.6%
53       Homewood Suites - Vancouver                                          6,500,000             6,475,768        0.5%
54       Canyon Creek Apartments                                              6,475,000             6,463,239        0.5%
55       Stone Glenn Apartments                                               6,121,000             6,112,444        0.5%
56       IRT - Macland Pointe Shopping Center                                 6,000,000             5,988,303        0.5%
57       Summertree Park Apartments                                           5,625,000             5,601,712        0.5%
58       Sunset Boulevard Apartments                                          5,604,000             5,600,939        0.5%
59       Holley Garden Apartments                                             5,455,000             5,445,790        0.5%
60       edcor Data Services                                                  5,200,000             5,200,000        0.4%
61       1057 Lexington Avenue                                                5,175,000             5,167,581        0.4%
62       The Centennial Shopping Center                                       5,099,000             5,089,891        0.4%
63       U.S. Home Building                                                   5,000,000             4,997,260        0.4%
64       Hampton Inn                                                          4,730,000             4,730,000        0.4%
65       Hampton Inn Eastgate                                                 4,665,000             4,653,105        0.4%
66       Hilton Garden Inn                                                    4,520,000             4,515,772        0.4%
67       The Dovetree Apartments                                              4,500,000             4,493,601        0.4%
68       Comfort Suites                                                       4,425,000             4,425,000        0.4%
69       Navigant International                                               4,397,000             4,394,791        0.4%
70       Willowbrook Point Apartments                                         4,240,000             4,222,141        0.4%
71       Canyon Walk Apartments                                               3,800,000             3,793,511        0.3%
72       Bremerton Gardens Apartments                                         3,800,000             3,787,524        0.3%
73       Magellan Centre                                                      3,650,000             3,640,399        0.3%
74       2-12 Sickles Street                                                  3,600,000             3,593,623        0.3%
75       The Airport Landing Apartments                                       3,600,000             3,588,599        0.3%
76       Dauphine Apartments                                                  3,500,000             3,495,597        0.3%
77       The LaPlaza at Park Place Office Building                            3,500,000             3,495,263        0.3%
78       Mayfair Apartments                                                   3,425,000             3,417,867        0.3%
79       Fairfield Inn - Clearwater                                           3,400,000             3,391,106        0.3%
80       Food-4-Less Grocery Store                                            3,390,000             3,385,724        0.3%
81       Taylor Street (Grand Apts.)                                          3,250,000             3,227,990        0.3%
82       Jefferson Plaza                                                      3,216,000             3,216,000        0.3%
83       Big O Tire Distribution Center                                       3,150,000             3,148,263        0.3%
84       500-508 North Clark                                                  3,000,000             2,991,768        0.3%
85       Edgewood Isle Shopping Center                                        3,000,000             2,991,043        0.3%
86       Greentree Village Apartments                                         2,900,000             2,894,762        0.2%
87       Three Lakes Apartments                                               2,900,000             2,889,942        0.2%
88       The Villages Phase 5                                                 2,864,000             2,864,000        0.2%
89       Walgreens                                                            2,760,000             2,754,734        0.2%
90       Legacy Business Park Buildings 5, 9 & 10                             2,750,000             2,738,615        0.2%
91       Villas of Loiret                                                     2,740,000             2,732,007        0.2%
92       Ontario Plaza Apartments                                             2,708,000             2,704,636        0.2%
93       Riverview Apartments                                                 2,460,000             2,454,690        0.2%
94       Park Forest Apartments                                               2,440,000             2,433,501        0.2%
95       Robscott Building                                                    2,350,000             2,343,588        0.2%
96       Laguna Hills Medical Arts Center                                     2,287,500             2,280,521        0.2%
97       Gault Street Apartments                                              2,250,000             2,243,826        0.2%
98       Richfield Terrace Apartments                                         2,236,000             2,231,209        0.2%
99       Southgate Apartments                                                 2,150,000             2,129,422        0.2%
100      Frontier Mobile Home Park                                            2,000,000             1,976,909        0.2%
101      306 West 78th Street                                                 1,900,000             1,896,783        0.2%
102      Parkview Terrace Mobile Home                                         1,800,000             1,795,095        0.2%
103      Landover Metro Industrial                                            1,794,000             1,794,000        0.2%
104      Yorkshire Downs Shopping Center                                      1,750,000             1,747,413        0.1%
105      Learfield Communications Building                                    1,700,000             1,700,000        0.1%
106      75th Avenue Storage                                                  1,750,000             1,667,033        0.1%
107      Heatherwood Valley Apartments                                        1,665,000             1,659,166        0.1%
108      The Oaks Apartments                                                  1,650,000             1,648,165        0.1%
109      Reedy Plaza                                                          1,500,000             1,496,175        0.1%
110      4 Cornwall Drive                                                     1,400,000             1,396,615        0.1%
111      Salomon Smith Barney Building                                        1,400,000             1,396,437        0.1%
112      CVS - Cornelia, GA                                                   1,300,000             1,291,064        0.1%
113      The In Place Apartments                                              1,280,000             1,274,903        0.1%
114      Old Navy Property                                                    1,250,000             1,250,000        0.1%
115      Bego Apartments                                                      1,150,000             1,146,607        0.1%
116      Thunderbird Plaza                                                    1,100,000             1,097,829        0.1%
117      Winchester Meadows                                                   1,070,000             1,065,693        0.1%
118      Beechnut Chateau Apartments                                          1,040,000             1,037,162        0.1%
119      Airy Trails Apartments                                                 928,000               923,967        0.1%
120      918 & 922 Mar Walt Drive                                               920,000               916,623        0.1%
121      Coral Gables Industrial                                                750,000               748,833        0.1%
122      Coachlamp Village MHP                                                  750,000               748,302        0.1%
123      Glen Oaks Professional Center                                          715,000               713,149        0.1%
124      260270 Nesmith Street                                                  672,000               670,942        0.1%
125      663 East Broadway                                                      651,000               649,486        0.1%
126      Larkfield Center                                                       650,000               647,699        0.1%
127      Twin Pines Apartments                                                  648,000               646,206        0.1%
128      Williamsburg Manor Apartments                                          525,000               523,466        0.0%
129      Parker House                                                           509,600               508,281        0.0%
130      Arbor Glen Townhomes                                                   487,000               486,222        0.0%

                                                                         --------------        --------------       -----
TOTAL/WEIGHTED AVERAGE:                                                  $1,181,815,295        $1,178,321,351       100.0%
                                                                         ==============        ==============       =====

        CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                       INITIAL
                         ORIGINATION        REMAINING       ORIGINAL     REMAINING     INTEREST
                         AMORTIZATION      AMORTIZATION     TERM TO       TERM TO        ONLY        MORTGAGE
                             TERM              TERM         MATURITY      MATURITY      PERIOD       INTEREST
#                          (MONTHS)          (MONTHS)       (MONTHS)     (MONTHS)      (MONTHS)        RATE
-                          --------          --------       --------     --------      --------        ----
1                            360               352             84            76            0          8.1700%
2                            328               312             99            83            0          7.3250%
3                            360               357            120           117            0          7.5200%
4                            360               360            120           112           36          7.9800%
5                            353               352            111           110            0          8.5500%
6                            360               359            120           119            0          7.7900%
7                            360               357            120           117            0          7.5500%
8                            360               357            120           117            0          7.5500%
9                            360               355            120           115            0          7.5600%
10                           360               359            120           119            0          7.0900%
11                           360               359            120           119            0          7.5000%
12                           360               360            120           117           23          7.7700%
13                           360               359            120           116            3          7.2500%
14                           353               352            111           110            0          8.5800%
15                           360               356            120           116            0          6.8800%
16                           360               358            120           118            0          7.3700%
17                           360               356            120           116            0          7.3100%
18                           360               360            120           120            0          7.5400%
19                           360               356            120           116            0          7.2600%
20                           300               297            120           117            0          7.4700%
21                           360               357            120           117            0          7.5400%
22                           360               357            120           117            0          7.4800%
23                           360               360             60            60            0          7.3200%
24                           360               357            120           117            0          7.5700%
25                           360               357            120           117            0          7.9000%
26                           299               299            120           118           36          7.3200%
27                           360               357            120           117            0          7.0700%
28                           360               356            120           116            0          7.2400%
29                           360               354            120           114            0          7.0000%
30                           360               360            120           119           24          7.2900%
31                           300               300            180           180            0          7.9800%
32                           360               360            120           120            0          7.4100%
33                           360               357            120           117            0          7.8900%
34                           360               357            120           117            0          7.2900%
35                           360               350            120           110            0          7.9150%
36                           360               357            120           117            0          7.1000%
37                           360               355            120           115            0          7.5200%
38                           360               357            120           117            0          7.5400%
39                           360               356            120           116            0          7.1700%
40                           360               359            120           119            0          7.4000%
41                           360               356            120           116            0          7.2200%
42                           360               360            120           117           24          7.2800%
43                           360               360            120           120            0          7.1900%
44                           360               357            120           117            0          7.0200%
45                           168               157            168           157            0          8.8100%
45                            60                49             60            49            0         10.8100%
46                           360               357            120           117            0          7.2500%
47                           300               297            120           117            0          8.0000%
48                           360               357            120           117            0          7.1500%
49                           360               358            120           118            0          7.1100%
50                           360               357             60            57            0          7.7800%
51                           264               263            120           119            0          8.1300%
52                           360               356            120           116            0          7.5200%
53                           300               296            120           116            0          8.1000%
54                           360               357            120           117            0          7.5100%
55                           360               358            120           118            0          7.1500%
56                           360               357            120           117            0          7.2500%
57                           360               354            120           114            0          7.7000%
58                           360               359            120           119            0          7.4300%
59                           360               357            120           117            0          7.7700%
60                           360               360            120           120            0          7.5300%
61                           360               357            120           117            0          8.3200%
62                           360               357            120           117            0          7.5700%
63                           360               359            120           119            0          7.4200%
64                           300               300            120           120            0          8.0600%
65                           300               297            120           117            0          8.3200%
66                           276               275            180           179            0          8.5300%
67                           360               358            120           118            0          7.0800%
68                           300               300            120           120            0          8.2100%
69                           360               359            120           119            0          7.6800%
70                           360               354            120           114            0          7.6200%
71                           360               357            180           177            0          7.7300%
72                           300               297            120           117            0          7.0800%
73                           360               356            120           116            0          7.4200%
74                           360               357            120           117            0          7.6000%
75                           240               238            240           238            0          8.0400%
76                           360               358            120           118            0          7.5700%
77                           360               358            120           118            0          7.2800%
78                           360               357            120           117            0          7.0000%
79                           300               297            120           117            0          8.2000%
80                           360               358            120           118            0          7.5600%
81                           360               347            120           107            0          8.4800%
82                           360               360            120           120            0          7.7400%
83                           360               359            120           119            0          7.4000%
84                           360               356            120           116            0          7.2500%
85                           360               355            120           115            0          7.6700%
86                           360               357            120           117            0          7.5300%
87                           360               355            128           123            0          7.1000%
88                           360               360            120           119           24          7.2900%
89                           360               357            120           117            0          7.3300%
90                           360               354            120           114            0          7.7000%
91                           360               356            120           116            0          7.0000%
92                           360               358            120           118            0          7.6200%
93                           300               298            120           118            0          7.3000%
94                           360               356            120           116            0          7.3700%
95                           300               297            120           117            0          8.0000%
96                           360               355            120           115            0          7.5900%
97                           360               356            120           116            0          7.2500%
98                           360               357            120           117            0          6.8900%
99                           360               345            120           105            0          7.7200%
100                          180               176            180           176            0          7.7100%
101                          360               357            120           117            0          7.7600%
102                          360               355            120           115            0          8.0000%
103                          300               300            120           120            0          7.7600%
104                          360               357            120           117            0          8.2200%
105                          300               300            120           120            0          7.5900%
106                          300               266             60            26            0          6.4200%
107                          360               355            120           115            0          7.0600%
108                          360               358            119           117            0          8.0400%
109                          300               297            120           117            0          8.3200%
110                          360               356            120           116            0          7.7500%
111                          360               356            120           116            0          7.5500%
112                          240               236            120           116            0          7.5000%
113                          360               354            120           114            0          7.8800%
114                          180               180            137           137            0          7.6000%
115                          300               297            120           117            0          7.6200%
116                          360               356            120           116            0          8.5000%
117                          360               354            120           114            0          7.8300%
118                          300               297            120           117            0          8.0000%
119                          360               353            120           113            0          8.0000%
120                          360               354            120           114            0          8.2500%
121                          360               357            120           117            0          8.0500%
122                          360               356            120           116            0          8.0000%
123                          300               297            120           117            0          8.2500%
124                          360               357            120           117            0          8.0100%
125                          360               355            120           115            0          8.5400%
126                          300               296            120           116            0          8.3600%
127                          300               297            120           117            0          7.9300%
128                          360               355            120           115            0          7.7500%
129                          300               297            120           117            0          8.2500%
130                          360               357            120           117            0          7.9600%

                             ---               ---            ---           ---                       ------
TOTAL/WEIGHTED AVERAGE:      350               347            116           112                       7.6376%
                             ===               ===            ===           ===                       ======

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                 FIRST
                                MONTHLY         PAYMENT          MATURITY                 PREPAYMENT PROVISION        DEFEASANCE
#                               PAYMENT          DATE              DATE            ARD     AS OF ORIGINATION            OPTION
-                               -------          ----              ----            ---     -----------------            ------
1                              686,184.08      1/11/2001        12/11/2030      12/11/2007   Lock/80_0%/4                  Yes
2                              417,642.89      5/11/2000         7/11/2028       7/11/2008   Lock/93_0%/6                  Yes
3                              385,321.49      6/11/2001         5/11/2031       5/11/2011   Lock/117_0%/3                 Yes
4                              389,987.46      1/11/2001        12/11/2033      12/11/2010   Lock/117_0%/3                 Yes
5                              364,479.90       8/1/2001         10/1/2010                   Lock/105_0%/6                 Yes
6                              320,185.76      8/11/2001         7/11/2011                   Lock/114_0%/6                 Yes
7                              108,909.43      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
8                              108,909.43      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
9                              209,028.96      4/11/2001         3/11/2031       3/11/2011   Lock/114_0%/6                 Yes
10                             191,336.97       8/1/2001          7/1/2011                   Lock/113_0%/7                 Yes
11                             183,194.20      8/11/2001         7/11/2011                   Lock/117_0%/3                 Yes
12                             186,626.65      6/11/2001         5/11/2031       5/11/2011   Lock/114_0%/6                 Yes
13                             161,744.00      5/11/2001         4/11/2031       4/11/2011   Lock/118_0%/2                 Yes
14                             165,865.60       8/1/2001         10/1/2010                   Lock/105_0%/6                 Yes
15                             136,710.69       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
16                             132,882.47       7/1/2001          6/1/2011                   Lock/116_0%/4                 Yes
17                             128,328.87      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
18                             129,861.78      9/11/2001         8/11/2011                   Lock/114_0%/6                 Yes
19                             122,913.84      5/11/2001         4/11/2031       4/11/2011   Lock/114_0%/6                 Yes
20                             132,667.36      6/11/2001         4/11/2031       5/11/2011   Lock/119_0%/1                 Yes
21                             121,894.58      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
22                             119,680.51      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
23                              96,513.75      9/11/2001         8/11/2006                   Lock/57_0%/3                  Yes
24                              95,041.89      6/11/2001         5/11/2031       5/11/2011   Lock/114_0%/6                 Yes
25                              96,665.12      6/11/2001         5/11/2031       5/11/2011   Lock/117_0%/3                 Yes
26                              87,442.94      7/11/2001         5/11/2031       6/11/2011   Lock/114_0%/6                 Yes
27                              77,828.40       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
28                              76,736.69       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
29                              74,846.53       3/1/2001          2/1/2011                   Lock/59_YM1/57_0%/4
30                              75,612.02      8/11/2001         7/11/2011                   Lock/117_0%/3                 Yes
31                              83,213.11       9/1/2001          8/1/2016                   Lock/176_0%/4                 Yes
32                              71,496.29       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
33                              72,611.08      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
34                              67,893.29       6/1/2001          5/1/2011                   Lock/115_0%/5                 Yes
35                              69,254.71      11/1/2000         10/1/2010                   Lock/59_YM1/57_0%/4
36                              61,490.92       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
37                              63,052.61       4/1/2001          3/1/2011                   Lock/116_0%/4                 Yes
38                              62,368.75      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
39                              56,509.34       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
40                              57,052.10       8/1/2001          7/1/2011                   Lock/116_0%/4                 Yes
41                              53,731.27       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
42                              53,710.66      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
43                              51,943.33       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
44                              50,265.13      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
45                              62,271.69     10/11/2000         9/11/2014                   Lock/168                      Yes
45                              43,295.58     10/11/2000         9/11/2005                   Lock/60                       Yes
46                              49,116.69      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
47                              55,107.68      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
48                              47,278.47       6/1/2001          5/1/2011                   Lock/35_YM1/81_0%/4
49                              45,744.03       7/1/2001          6/1/2011                   Lock/116_0%/4                 Yes
50                              48,138.59      6/11/2001         5/11/2006                   Lock/54_0%/6                  Yes
51                              54,164.53       8/1/2001          7/1/2011                   Lock/116_0%/4                 Yes
52                              46,238.58      5/11/2001         4/11/2031       4/11/2011   Lock/117_0%/3                 Yes
53                              50,599.41      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
54                              45,318.49      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
55                              41,341.65       7/1/2001          6/1/2011                   Lock/116_0%/4                 Yes
56                              40,930.58      6/11/2001         5/11/2011                   Lock/117_0%/3                 Yes
57                              40,104.01       3/1/2001          2/1/2011                   Lock/35_YM1/81_0%/4
58                              38,915.72       8/1/2001          7/1/2011                   Lock/116_0%/4                 Yes
59                              39,155.71      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
60                              36,466.04       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
61                              39,133.01      6/11/2001         5/11/2031       5/11/2011   Lock/117_0%/3                 Yes
62                              35,897.67       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
63                              34,687.23       8/1/2001          7/1/2011                   Lock/116_0%/4                 Yes
64                              36,695.11       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
65                              36,999.67      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
66                              37,428.41       8/1/2001          7/1/2016                   Lock/176_0%/4                 Yes
67                              30,180.78       7/1/2001          6/1/2011                   Lock/35_YM1/81_0%/4
68                              34,770.72       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
69                              31,288.22       8/1/2001          7/1/2011                   Lock/115_0%/5                 Yes
70                              29,995.87       3/1/2001          2/1/2011                   Lock/35_YM1/81_0%/4
71                              27,171.17       6/1/2001          5/1/2016                   Lock/176_0%/4                 Yes
72                              27,051.85       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
73                              25,321.68       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
74                              25,418.69      6/11/2001         5/11/2031       5/11/2011   Lock/114_0%/6                 Yes
75                              30,201.52       7/1/2001          6/1/2021                   Lock/35_YM1/201_0%/4
76                              24,640.49      7/11/2001         6/11/2011                   Lock/114_0%/6                 Yes
77                              23,947.43       7/1/2001          6/1/2011                   Lock/116_0%/4                 Yes
78                              22,786.61       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
79                              26,693.80      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
80                              23,842.81       7/1/2001          6/1/2011                   Lock/35_YM1/81_0%/4
81                              24,943.64      8/11/2000         7/11/2030       7/11/2010   Lock/119_0%/1                 Yes
82                              23,017.60       9/1/2001          8/1/2011                   Lock/59_YM1/57_0%/4
83                              21,809.96       8/1/2001          7/1/2011                   Lock/116_0%/4                 Yes
84                              20,465.29      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
85                              21,326.76      4/11/2001         3/11/2011                   Lock/114_0%/6                 Yes
86                              20,336.83      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
87                              19,488.93       4/1/2001         11/1/2011                   Lock/124_0%/4                 Yes
88                              19,615.29      8/11/2001         7/11/2011                   Lock/117_0%/3                 Yes
89                              18,978.06       6/1/2001          5/1/2011                   Lock/59_YM1/57_0%/4
90                              19,606.40       3/1/2001          2/1/2011                   Lock/59_YM1/57_0%/4
91                              18,229.29       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
92                              19,157.74       7/1/2001          6/1/2011                   Lock/116_0%/4                 Yes
93                              17,860.37       7/1/2001          6/1/2011                   Lock/113_0%/7                 Yes
94                              16,844.16      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
95                              18,137.68       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
96                              16,135.74       4/1/2001          3/1/2011                   Lock/116_0%/4                 Yes
97                              15,348.97       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
98                              14,711.35       6/1/2001          5/1/2011                   Lock/116_0%/4                 Yes
99                              15,358.32       6/1/2000          5/1/2010                   Lock/113_0%/7                 Yes
100                             18,779.72      5/11/2001         4/11/2016                   Lock/179_0%/1                 Yes
101                             13,624.96      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
102                             13,207.76      4/11/2001         3/11/2011                   Lock/114_0%/6                 Yes
103                             13,562.38       9/1/2001          8/1/2011                   Lock/59_YM1/57_0%/4
104                             13,110.28      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
105                             12,662.54       9/1/2001          8/1/2011                   Lock/116_0%/4                 Yes
106                             11,728.79      11/1/2098         10/1/2003                   Lock/29_YM1/27_0%/4
107                             11,144.46       4/1/2001          3/1/2011                   Lock/116_0%/4                 Yes
108                             12,153.16      7/11/2001         5/11/2011                   Lock/113_0%/6                 Yes
109                             11,897.00      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
110                             10,029.77      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
111                              9,836.98       5/1/2001          4/1/2011                   Lock/116_0%/4                 Yes
112                             10,472.71      5/11/2001         4/11/2011                   Lock/117_0%/3                 Yes
113                              9,285.33      3/11/2001         2/11/2011                   Lock/114_0%/6                 Yes
114                             11,658.80       9/1/2001          1/1/2013                   Lock/133_0%/4                 Yes
115                              8,588.36      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
116                              8,458.05      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
117                              7,724.85      3/11/2001         2/11/2011                   Lock/114_0%/6                 Yes
118                              8,026.89      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
119                              6,809.34      2/11/2001         1/11/2011                   Lock/114_0%/6                 Yes
120                              6,911.65      3/11/2001         2/11/2011                   Lock/114_0%/6                 Yes
121                              5,529.40      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
122                              5,503.23      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
123                              5,637.42      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
124                              4,935.58      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
125                              5,024.09      4/11/2001         3/11/2011                   Lock/114_0%/6                 Yes
126                              5,172.79      5/11/2001         4/11/2011                   Lock/114_0%/6                 Yes
127                              4,971.36      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
128                              3,761.16      4/11/2001         3/11/2011                   Lock/114_0%/6                 Yes
129                              4,017.94      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes
130                              3,559.86      6/11/2001         5/11/2011                   Lock/114_0%/6                 Yes

               ADDITIONAL MORTGAGE LOAN INFORMATION

                                                              CUT-OFF DATE
                                                                PRINCIPAL                           CUT-OFF DATE        MATURITY/ARD
#      LOAN NAME                                                 BALANCE             VALUE            LTV RATIO           BALANCE
-      ---------                                                 -------             -----            ---------           -------

1      Landmark                                                 $91,600,000       $167,000,000          54.9%            86,374,033
2      Crystal Pavilion/Petry Building                           58,256,876        270,000,000          43.2%            52,207,883
3      Parfinco Office Buildings - East Annex & West Annex       54,900,377         98,500,000          55.7%            48,699,345
4      Port Charlotte                                            53,250,000         76,900,000          69.2%            49,858,344
5      Belcrest Realty GT7  Portfolio                            46,938,913         62,350,000          75.3%            42,790,289
6      Glendale Fashion Center                                   44,499,514         59,500,000          74.8%            39,681,092
7      Somerset Park                                             15,472,157         19,800,000          77.0%            13,734,587
8      Somerset Center & Somerset Place                          15,472,157         20,400,000          77.0%            13,734,587
9      SBC Communications Building                               29,628,591         38,000,000          78.0%            26,353,463
10     Northeast Corporate Center and Plaza                      28,482,663         37,000,000          77.0%            24,959,714
11     Golf Terrace Apartments                                   26,186,014         33,400,000          78.4%            23,186,195
12     River Works                                               26,000,000         32,700,000          79.5%            23,896,577
13     Oceangate Commerce Center                                 23,696,279         30,600,000          77.4%            20,948,322
14     Belcrest Realty GT1  Portfolio                            21,302,057         27,550,000          77.3%            19,430,432
15     The Adagio Apartments                                     20,737,551         26,240,000          79.0%            18,111,021
16     Novi Research Park                                        19,223,525         24,300,000          79.1%            16,973,770
17     Forum Shopping Center                                     18,649,442         28,700,000          65.0%            16,465,246
18     Saxon Woods                                               18,500,000         26,700,000          69.3%            16,357,712
19     Reservoir Corporate Center                                17,950,727         22,500,000          79.8%            15,828,758
20     11601 Roosevelt Boulevard                                 17,945,271         36,000,000          49.8%            14,650,646
21     Northlake Terrace & Northwest Terrace Apartments          17,333,720         23,500,000          73.8%            15,383,353
22     Windsor Wichita Portfolio                                 17,118,591         22,200,000          77.1%            15,170,210
23     Byron Hall Apartments                                     14,050,000         18,500,000          75.9%            13,369,577
24     West-X Office Building                                    13,475,884         19,000,000          70.9%            11,968,309
25     Princeton Park Corporate Center                           13,278,372         16,900,000          78.6%            11,885,983
26     Tanglewood Terrace Apartments                             12,000,000         14,250,000          84.2%            10,573,223
27     Whispering Oaks Apartments                                11,592,248         14,520,000          79.8%            10,168,090
28     Rivers Center Office Park                                 11,229,024         14,400,000          78.0%             9,896,713
29     The Lakes Apartments                                      11,195,975         14,200,000          78.8%             9,821,991
30     The Villages Apartments                                   11,040,000         13,800,000          80.0%            10,069,865
31     Chevy Chase Bank                                          10,800,000         13,500,000          80.0%             7,223,040
32     Sharp Rees-Stealy Building                                10,316,000         13,800,000          74.8%             9,105,473
33     Island at Carlsbad                                         9,983,691         14,250,000          70.1%             8,934,694
34     Corporate Pointe Four at Westfields                        9,893,881         12,600,000          78.5%             8,726,720
35     Post Pointe Apartments                                     9,456,681         12,250,000          77.2%             8,503,611
36     Citizens Building                                          9,131,437         14,000,000          65.2%             8,015,733
37     Idun Pharmaceuticals Building                              8,972,021         12,800,000          70.1%             7,972,585
38     Easton Terrace I & II Apartments                           8,868,995         11,430,000          77.6%             7,871,068
39     The FDA Building                                           8,326,630         10,650,000          78.2%             7,325,870
40     Town Place Shopping Center                                 8,235,455         10,400,000          79.2%             7,273,906
41     Aliso Viejo Town Center                                    7,878,160         10,500,000          75.0%             6,939,968
42     Canfield Green Apartments                                  7,850,000         10,500,000          74.8%             7,158,962
43     Prospect Studios/Mission Road                              7,660,000          9,725,000          78.8%             6,723,500
44     IRT - Pine Ridge Square                                    7,524,379         12,975,000          58.0%             6,591,531
45     Metro Town Square                                          7,463,750         18,315,000          40.8%               217,743
46     IRT - Heritage Walk Shopping Center                        7,185,964          9,375,000          76.7%             6,331,912
47     Hampton Inn Gateway                                        7,120,518         10,200,000          69.8%             5,901,928
48     The Indian Run Apartments                                  6,985,985          8,800,000          79.4%             6,140,210
49     King Gate Apartment                                        6,790,402          8,775,000          77.4%             5,956,543
50     Cimarron Crossing                                          6,688,721          9,350,000          71.5%             6,408,769
51     Courtyard by Marriott-Bridgeton                            6,642,391          9,200,000          72.3%             5,102,011
52     Qwest Communications Building                              6,583,072          8,700,000          75.7%             5,841,958
53     Homewood Suites - Vancouver                                6,475,768         10,415,000          62.2%             5,386,088
54     Canyon Creek Apartments                                    6,463,239          8,600,000          75.2%             5,731,814
55     Stone Glenn Apartments                                     6,112,444          8,000,000          76.4%             5,367,310
56     IRT - Macland Pointe Shopping Center                       5,988,303          8,000,000          74.9%             5,276,592
57     Summertree Park Apartments                                 5,601,712          7,050,000          79.5%             4,998,137
58     Sunset Boulevard Apartments                                5,600,939          7,900,000          70.9%             4,950,695
59     Holley Garden Apartments                                   5,445,790          6,820,000          79.9%             4,859,818
60     edcor Data Services                                        5,200,000          6,700,000          77.6%             4,603,554
61     1057 Lexington Avenue                                      5,167,581          6,900,000          74.9%             4,670,434
62     The Centennial Shopping Center                             5,089,891          7,000,000          72.7%             4,520,475
63     U.S. Home Building                                         4,997,260          7,300,000          68.5%             4,416,000
64     Hampton Inn                                                4,730,000          7,000,000          67.6%             3,914,603
65     Hampton Inn Eastgate                                       4,653,105          6,900,000          67.4%             3,891,039
66     Hilton Garden Inn                                          4,515,772          8,625,000          52.4%             2,767,815
67     The Dovetree Apartments                                    4,493,601          5,690,000          79.0%             3,938,762
68     Comfort Suites                                             4,425,000          5,900,000          75.0%             3,677,682
69     Navigant International                                     4,394,791          5,500,000          79.9%             3,908,533
70     Willowbrook Point Apartments                               4,222,141          5,335,000          79.1%             3,760,169
71     Canyon Walk Apartments                                     3,793,511          4,700,000          80.7%             3,012,087
72     Bremerton Gardens Apartments                               3,787,524          5,450,000          69.5%             3,056,653
73     Magellan Centre                                            3,640,399          4,700,000          77.5%             3,222,733
74     2-12 Sickles Street                                        3,593,623          4,500,000          79.9%             3,193,915
75     The Airport Landing Apartments                             3,588,599          6,000,000          59.8%               187,644
76     Dauphine Apartments                                        3,495,597          4,600,000          76.0%             3,101,728
77     The LaPlaza at Park Place Office Building                  3,495,263          5,450,000          64.1%             3,079,276
78     Mayfair Apartments                                         3,417,867          4,400,000          77.7%             2,992,593
79     Fairfield Inn - Clearwater                                 3,391,106          4,700,000          72.2%             2,826,410
80     Food-4-Less Grocery Store                                  3,385,724          4,250,000          79.7%             3,003,503
81     Taylor Street (Grand Apts.)                                3,227,990          5,050,000          63.9%             2,943,431
82     Jefferson Plaza                                            3,216,000          4,425,000          72.7%             2,861,801
83     Big O Tire Distribution Center                             3,148,263          4,200,000          75.0%             2,780,681
84     500-508 North Clark                                        2,991,768          4,460,000          67.1%             2,637,453
85     Edgewood Isle Shopping Center                              2,991,043          4,100,000          73.0%             2,667,407
86     Greentree Village Apartments                               2,894,762          3,630,000          79.7%             2,568,422
87     Three Lakes Apartments                                     2,889,942          3,400,000          85.0%             2,506,214
88     The Villages Phase 5                                       2,864,000          3,580,000          80.0%             2,612,327
89     Walgreens                                                  2,754,734          3,685,000          74.8%             2,432,185
90     Legacy Business Park Buildings 5, 9 & 10                   2,738,615          3,670,000          74.6%             2,443,534
91     Villas of Loiret                                           2,732,007          3,425,000          79.8%             2,393,344
92     Ontario Plaza Apartments                                   2,704,636          3,800,000          71.2%             2,402,805
93     Riverview Apartments                                       2,454,690          3,075,000          79.8%             1,991,319
94     Park Forest Apartments                                     2,433,501          3,050,000          79.8%             2,151,668
95     Robscott Building                                          2,343,588          3,150,000          74.4%             1,942,512
96     Laguna Hills Medical Arts Center                           2,280,521          3,225,000          70.7%             2,029,892
97     Gault Street Apartments                                    2,243,826          2,850,000          78.7%             1,978,089
98     Richfield Terrace Apartments                               2,231,209          2,795,000          79.8%             1,948,032
99     Southgate Apartments                                       2,129,422          3,050,000          69.8%             1,912,979
100    Frontier Mobile Home Park                                  1,976,909          7,000,000          28.2%                62,557
101    306 West 78th Street                                       1,896,783          2,400,000          79.0%             1,692,286
102    Parkview Terrace Mobile Home                               1,795,095          2,300,000          78.0%             1,613,236
103    Landover Metro Industrial                                  1,794,000          2,600,000          69.0%             1,472,021
104    Yorkshire Downs Shopping Center                            1,747,413          2,400,000          72.8%             1,575,747
105    Learfield Communications Building                          1,700,000          2,900,000          58.6%             1,387,982
106    75th Avenue Storage                                        1,667,033          2,770,000          60.2%             1,595,489
107    Heatherwood Valley Apartments                              1,659,166          2,250,000          73.7%             1,457,697
108    The Oaks Apartments                                        1,648,165          2,150,000          76.7%             1,481,104
109    Reedy Plaza                                                1,496,175          2,000,000          74.8%             1,251,138
110    4 Cornwall Drive                                           1,396,615          1,950,000          71.6%             1,246,209
111    Salomon Smith Barney Building                              1,396,437          2,100,000          66.5%             1,240,125
112    CVS - Cornelia, GA                                         1,291,064          2,250,000          57.4%               905,557
113    The In Place Apartments                                    1,274,903          1,600,000          79.7%             1,142,269
114    Old Navy Property                                          1,250,000          2,540,000          49.2%               465,781
115    Bego Apartments                                            1,146,607          1,450,000          79.1%               940,179
116    Thunderbird Plaza                                          1,097,829          1,640,000          66.9%               996,407
117    Winchester Meadows                                         1,065,693          1,600,000          66.6%               953,730
118    Beechnut Chateau Apartments                                1,037,162          1,300,000          79.8%               859,664
119    Airy Trails Apartments                                       923,967          1,160,000          79.6%               829,562
120    918 & 922 Mar Walt Drive                                     916,623          1,550,000          59.1%               828,103
121    Coral Gables Industrial                                      748,833          1,200,000          62.4%               672,650
122    Coachlamp Village MHP                                        748,302            940,000          79.6%               671,612
123    Glen Oaks Professional Center                                713,149          1,300,000          54.9%               595,211
124    260-270 Nesmith Street                                       670,942            840,000          79.9%               602,127
125    663 East Broadway                                            649,486            920,000          70.6%               590,763
126    Larkfield Center                                             647,699          1,000,000          64.8%               542,541
127    Twin Pines Apartments                                        646,206            810,000          79.8%               534,564
128    Williamsburg Manor Apartments                                523,466            771,000          67.9%               466,769
129    Parker House                                                 508,281            637,000          79.8%               424,224
130    Arbor Glen Townhomes                                         486,222            625,000          77.8%               435,847

                                                            ---------------    ---------------          ----        ---------------
TOTAL/WEIGHTED AVERAGE :                                    $ 1,178,321,351    $ 1,865,463,000          70.3%       $ 1,035,870,370
                                                            ===============    ===============          ====        ===============

                                                                                                          SERVICER         PRIMARY
               MATURITY/ARD   MOST RECENT    MOST RECENT        U/W                U/W          U/W      AND TRUSTEE       SERVICING
#               LTV RATIO         NOI           DSCR            NOI                NCF         DSCR          FEES            FEES
-               ---------         ---           -----           ---                ---         ----          ----            ----
1                 51.7%               N/A         N/A        $15,910,044        $15,129,450    1.84x        0.10175%        0.0500%
2                 38.7%        17,440,575        1.90        $19,010,399        $18,098,136    1.81x        0.12175%        0.0700%
3                 49.4%         6,707,799        1.45         $9,465,168         $8,493,615    1.84x        0.10175%        0.0500%
4                 64.8%         5,289,875        1.13         $6,344,556         $6,105,246    1.30x        0.10175%        0.0500%
5                 68.6%         4,923,400        1.13         $5,758,695         $5,358,445    1.23x        0.10175%        0.0500%
6                 66.7%               N/A         N/A         $5,145,239         $4,986,357    1.30x        0.10175%        0.0500%
7                 68.3%         1,881,680        1.37         $2,006,430         $1,806,278    1.36x        0.10175%        0.0500%
8                 68.3%         1,694,506        1.37         $1,845,412         $1,761,132    1.36x        0.10175%        0.0500%
9                 69.4%               N/A         N/A         $3,470,157         $3,200,601    1.28x        0.10175%        0.0500%
10                67.5%         3,232,152        1.41         $3,139,281         $2,909,506    1.27x        0.10175%        0.0500%
11                69.4%               N/A         N/A         $2,881,963         $2,743,963    1.25x        0.10175%        0.0500%
12                73.1%               N/A         N/A         $3,128,016         $3,064,098    1.37x        0.10175%        0.0500%
13                68.5%               N/A         N/A         $2,698,090         $2,572,921    1.33x        0.10175%        0.0500%
14                70.5%         2,343,026        1.18         $2,629,059         $2,473,059    1.24x        0.10175%        0.0500%
15                69.0%         2,176,976        1.33         $2,224,071         $2,153,571    1.31x        0.10175%        0.0500%
16                69.9%               N/A         N/A         $2,226,471         $1,993,318    1.25x        0.10175%        0.0500%
17                57.4%         1,826,940        1.19         $2,196,830         $2,094,199    1.36x        0.10175%        0.0500%
18                61.4%               N/A         N/A         $2,414,401         $1,990,610    1.28x        0.10175%        0.0500%
19                70.4%               N/A         N/A         $2,373,842         $2,106,545    1.43x        0.10175%        0.0500%
20                40.7%               N/A         N/A         $3,321,141         $2,999,322    1.88x        0.15175%        0.1000%
21                65.5%         1,883,805        1.29         $2,281,152         $2,163,152    1.48x        0.10175%        0.0500%
22                68.3%         1,928,343        1.34         $2,161,509         $1,996,509    1.39x        0.10175%        0.0500%
23                72.3%               N/A         N/A         $1,480,212         $1,433,637    1.24x        0.10175%        0.0500%
24                63.0%         1,736,375        1.52         $1,632,024         $1,432,369    1.26x        0.10175%        0.0500%
25                70.3%         2,115,604        1.82         $1,657,262         $1,550,728    1.34x        0.10175%        0.0500%
26                74.2%               N/A         N/A         $1,312,884         $1,259,384    1.20x        0.10175%        0.0500%
27                70.0%         1,191,018        1.28         $1,281,069         $1,194,569    1.28x        0.10175%        0.0500%
28                68.7%         1,313,480        1.43         $1,433,176         $1,279,586    1.39x        0.10175%        0.0500%
29                69.2%         1,213,092        1.35         $1,208,771         $1,120,771    1.25x        0.10175%        0.0500%
30                73.0%         1,227,210        1.35         $1,288,263         $1,209,063    1.33x        0.10175%        0.0500%
31                53.5%               N/A         N/A         $1,384,548         $1,291,963    1.29x        0.10175%        0.0500%
32                66.0%               N/A         N/A         $1,189,986         $1,072,455    1.25x        0.10175%        0.0500%
33                62.7%               N/A         N/A         $1,241,733         $1,186,795    1.36x        0.10175%        0.0500%
34                69.3%           853,044        1.05         $1,208,756         $1,094,931    1.34x        0.10175%        0.0500%
35                69.4%           988,966        1.19         $1,072,639         $1,012,389    1.22x        0.10175%        0.0500%
36                57.3%           861,985        1.17         $1,184,843         $1,011,126    1.37x        0.10175%        0.0500%
37                62.3%               N/A         N/A         $1,138,837         $1,064,371    1.41x        0.10175%        0.0500%
38                68.9%         1,051,479        1.40         $1,140,245         $1,070,245    1.43x        0.10175%        0.0500%
39                68.8%         1,097,072        1.62         $1,009,911           $924,122    1.36x        0.10175%        0.0500%
40                69.9%         1,060,654        1.55         $1,006,950           $947,322    1.38x        0.10175%        0.0500%
41                66.1%           915,888        1.42           $829,087           $814,241    1.26x        0.10175%        0.0500%
42                68.2%         1,050,520        1.63         $1,042,869           $939,369    1.46x        0.12175%        0.0700%
43                69.1%         1,054,290        1.69           $874,202           $779,200    1.25x        0.10175%        0.0500%
44                50.8%               N/A         N/A         $1,268,154         $1,142,569    1.89x        0.10175%        0.0500%
45                 1.1%         1,620,487        1.28         $1,660,532         $1,559,179    1.23x        0.10175%        0.0500%
46                67.5%           940,544        1.60           $968,663           $912,606    1.55x        0.10175%        0.0500%
47                57.9%         1,174,883        1.78         $1,163,201         $1,044,464    1.58x        0.10175%        0.0500%
48                69.8%           734,093        1.29           $767,842           $703,842    1.24x        0.10175%        0.0500%
49                67.9%           713,182        1.30           $697,692           $669,692    1.22x        0.10175%        0.0500%
50                68.5%           868,784        1.50           $850,850           $788,850    1.37x        0.10175%        0.0500%
51                55.5%         1,255,717        1.93         $1,052,668           $899,293    1.38x        0.10175%        0.0500%
52                67.1%               N/A         N/A           $771,590           $709,980    1.28x        0.10175%        0.0500%
53                51.7%           989,689        1.63           $990,341           $873,028    1.44x        0.10175%        0.0500%
54                66.6%           890,803        1.64           $902,666           $845,416    1.55x        0.10175%        0.0500%
55                67.1%           626,368        1.26           $619,462           $595,462    1.20x        0.10175%        0.0500%
56                66.0%           718,225        1.46           $719,333           $683,687    1.39x        0.10175%        0.0500%
57                70.9%           614,622        1.28           $644,951           $587,951    1.22x        0.10175%        0.0500%
58                62.7%           728,204        1.56           $567,229           $561,480    1.20x        0.10175%        0.0500%
59                71.3%           679,339        1.45           $712,602           $646,554    1.38x        0.10175%        0.0500%
60                68.7%               N/A         N/A           $644,630           $590,459    1.35x        0.10175%        0.0500%
61                67.7%               N/A         N/A           $651,046           $624,885    1.33x        0.10175%        0.0500%
62                64.6%           361,071        0.84           $623,515           $565,678    1.31x        0.10175%        0.0500%
63                60.5%               N/A         N/A           $637,080           $588,998    1.42x        0.10175%        0.0500%
64                55.9%           764,107        1.74           $735,369           $634,944    1.44x        0.10175%        0.0500%
65                56.4%               N/A         N/A           $739,648           $660,821    1.49x        0.10175%        0.0500%
66                32.1%         1,111,225        2.47           $895,730           $750,501    1.67x        0.10175%        0.0500%
67                69.2%           499,169        1.38           $485,514           $435,300    1.20x        0.10175%        0.0500%
68                62.3%           810,088        1.94           $672,556           $588,635    1.41x        0.10175%        0.0500%
69                71.1%               N/A         N/A           $513,422           $469,680    1.25x        0.10175%        0.0500%
70                70.5%           466,710        1.30           $491,694           $453,944    1.26x        0.10175%        0.0500%
71                64.1%           417,008        1.28           $460,549           $421,549    1.29x        0.10175%        0.0500%
72                56.1%           449,884        1.39           $474,228           $428,978    1.32x        0.10175%        0.0500%
73                68.6%               N/A         N/A           $460,566           $410,507    1.35x        0.10175%        0.0500%
74                71.0%           463,372        1.52           $402,533           $367,660    1.21x        0.10175%        0.0500%
75                 3.1%           537,305        1.48           $557,383           $497,383    1.37x        0.10175%        0.0500%
76                67.4%           463,560        1.57           $439,379           $394,367    1.33x        0.10175%        0.0500%
77                56.5%               N/A         N/A           $418,751           $383,426    1.33x        0.10175%        0.0500%
78                68.0%           333,797        1.22           $370,317           $343,317    1.26x        0.10175%        0.0500%
79                60.1%           607,046        1.90           $561,117           $502,731    1.57x        0.10175%        0.0500%
80                70.7%               N/A         N/A           $385,441           $359,793    1.26x        0.10175%        0.0500%
81                58.3%           702,568        2.35           $566,194           $536,850    1.79x        0.10175%        0.0500%
82                64.7%           438,142        1.59           $412,547           $349,964    1.27x        0.10175%        0.0500%
83                66.2%               N/A         N/A           $346,796           $330,554    1.26x        0.10175%        0.0500%
84                59.1%               N/A         N/A           $396,858           $353,616    1.44x        0.10175%        0.0500%
85                65.1%           431,169        1.68           $462,606           $385,930    1.51x        0.10175%        0.0500%
86                70.8%               N/A         N/A           $362,881           $321,417    1.32x        0.10175%        0.0500%
87                73.7%           329,253        1.41           $306,741           $282,741    1.21x        0.10175%        0.0500%
88                73.0%           305,849        1.30           $312,853           $295,753    1.26x        0.10175%        0.0500%
89                66.0%               N/A         N/A           $316,645           $314,377    1.38x        0.10175%        0.0500%
90                66.6%               N/A         N/A           $343,381           $311,664    1.32x        0.10175%        0.0500%
91                69.9%               N/A         N/A           $303,737           $297,737    1.36x        0.10175%        0.0500%
92                63.2%           307,744        1.34           $293,489           $276,491    1.20x        0.10175%        0.0500%
93                64.8%           310,803        1.45           $329,779           $306,529    1.43x        0.10175%        0.0500%
94                70.5%               N/A         N/A           $301,780           $273,780    1.35x        0.10175%        0.0500%
95                61.7%           153,185        0.70           $319,243           $281,353    1.29x        0.10175%        0.0500%
96                62.9%           280,951        1.45           $299,426           $265,298    1.37x        0.10175%        0.0500%
97                69.4%           308,265        1.67           $242,776           $232,776    1.26x        0.10175%        0.0500%
98                69.7%           270,762        1.53           $243,570           $232,820    1.32x        0.10175%        0.0500%
99                62.7%           268,498        1.46           $271,086           $255,586    1.39x        0.10175%        0.0500%
100                0.9%           635,853        2.82           $712,524           $694,624    3.08x        0.10175%        0.0500%
101               70.5%           245,596        1.50           $205,957           $203,957    1.25x        0.10175%        0.0500%
102               70.1%           222,198        1.40           $199,092           $189,592    1.20x        0.10175%        0.0500%
103               56.6%           279,421        1.72           $235,082           $204,646    1.26x        0.10175%        0.0500%
104               65.7%           213,176        1.36           $219,266           $197,756    1.26x        0.10175%        0.0500%
105               47.9%           204,628        1.35           $246,607           $210,342    1.38x        0.10175%        0.0500%
106               57.6%           208,931        1.48           $189,687           $180,992    1.29x        0.10175%        0.0500%
107               64.8%           197,981        1.48           $188,933           $167,633    1.25x        0.10175%        0.0500%
108               68.9%           225,620        1.55           $217,863           $199,863    1.37x        0.10175%        0.0500%
109               62.6%           232,202        1.63           $213,068           $186,293    1.30x        0.10175%        0.0500%
110               63.9%           198,948        1.65           $175,826           $151,031    1.25x        0.10175%        0.0500%
111               59.1%           121,344        1.03           $184,917           $170,069    1.44x        0.10175%        0.0500%
112               40.2%               N/A         N/A           $191,777           $190,258    1.51x        0.10175%        0.0500%
113               71.4%           179,102        1.61           $160,263           $140,263    1.26x        0.10175%        0.0500%
114               18.3%               N/A         N/A           $207,337           $188,078    1.34x        0.10175%        0.0500%
115               64.8%           148,455        1.44           $135,269           $125,269    1.22x        0.10175%        0.0500%
116               60.8%            80,069        0.79           $166,706           $145,909    1.44x        0.10175%        0.0500%
117               59.6%               N/A         N/A           $149,574           $143,709    1.55x        0.10175%        0.0500%
118               66.1%           172,204        1.79           $144,613           $127,613    1.32x        0.10175%        0.0500%
119               71.5%           143,719        1.76           $117,868           $103,050    1.26x        0.10175%        0.0500%
120               53.4%           163,371        1.97           $124,891           $109,735    1.32x        0.10175%        0.0500%
121               56.1%           110,501        1.67           $100,623            $87,573    1.32x        0.10175%        0.0500%
122               71.4%            97,838        1.48            $93,901            $90,029    1.36x        0.10175%        0.0500%
123               45.8%           147,394        2.18           $120,344            $99,983    1.48x        0.10175%        0.0500%
124               71.7%           114,661        1.94            $89,302            $83,802    1.41x        0.10175%        0.0500%
125               64.2%            71,719        1.19            $79,625            $76,095    1.26x        0.10175%        0.0500%
126               54.3%               N/A         N/A           $106,791            $93,978    1.51x        0.10175%        0.0500%
127               66.0%            94,287        1.58            $81,467            $76,467    1.28x        0.10175%        0.0500%
128               60.5%            65,168        1.44            $69,830            $62,730    1.39x        0.10175%        0.0500%
129               66.6%            70,465        1.46            $83,108            $74,108    1.54x        0.10175%        0.0500%
130               69.7%            50,878        1.19            $58,146            $54,396    1.27x        0.10175%        0.0500%

                  ----       ------------        ----      -------------      -------------    ----
TOTAL/WEIGHTED
   AVERAGE:       62.0%      $ 97,701,954        1.43      $ 165,931,082      $ 154,321,357    1.43x
                  ====       ============        ====      =============      =============    ====

          ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                                                      CONTRACTUAL
                                                                                      CUT-OFF DATE    ENGINEERING      RECURRING
                                                                                        PRINCIPAL       RESERVE AT     REPLACEMENT
  #    LOAN NAME                                                                         BALANCE       ORIGINATION       RESERVE
  -    ---------                                                                         -------       -----------       -------
  1    Landmark                                                                        $91,600,000     $2,067,983       $98,614
  2    Crystal Pavilion/Petry Building                                                  58,256,876        135,063       175,044
  3    Parfinco Office Buildings - East Annex & West Annex                              54,900,377         76,520       102,200
  4    Port Charlotte                                                                   53,250,000            N/A        96,000
  5    Belcrest Realty GT7  Portfolio                                                   46,938,913      1,071,792       400,500
  6    Glendale Fashion Center                                                          44,499,514        100,000           N/A
  7    Somerset Park                                                                    15,472,157            N/A        18,000
  8    Somerset Center & Somerset Place                                                 15,472,157            N/A        18,000
  9    SBC Communications Building                                                      29,628,591            N/A           N/A
  10   Northeast Corporate Center and Plaza                                             28,482,663            N/A        33,467
  11   Golf Terrace Apartments                                                          26,186,014        399,625       121,170
  12   River Works                                                                      26,000,000            N/A        24,996
  13   Oceangate Commerce Center                                                        23,696,279            N/A        27,384
  14   Belcrest Realty GT1  Portfolio                                                   21,302,057        577,825       156,000
  15   The Adagio Apartments                                                            20,737,551            N/A        56,400
  16   Novi Research Park                                                               19,223,525            N/A        34,591
  17   Forum Shopping Center                                                            18,649,442            N/A           N/A
  18   Saxon Woods                                                                      18,500,000         83,188        77,508
  19   Reservoir Corporate Center                                                       17,950,727            N/A           N/A
  20   11601 Roosevelt Boulevard                                                        17,945,271      1,282,569        78,654
  21   Northlake Terrace & Northwest Terrace Apartments                                 17,333,720         77,500       118,000
  22   Windsor Wichita Portfolio                                                        17,118,591        353,050       165,000
  23   Byron Hall Apartments                                                            14,050,000            N/A        46,575
  24   West-X Office Building                                                           13,475,884            N/A        30,228
  25   Princeton Park Corporate Center                                                  13,278,372        285,189       169,008
  26   Tanglewood Terrace Apartments                                                    12,000,000            N/A        42,573
  27   Whispering Oaks Apartments                                                       11,592,248        177,000        86,500
  28   Rivers Center Office Park                                                        11,229,024            N/A        26,779
  29   The Lakes Apartments                                                             11,195,975         76,450           N/A
  30   The Villages Apartments                                                          11,040,000         15,000        66,000
  31   Chevy Chase Bank                                                                 10,800,000            N/A        22,503
  32   Sharp Rees-Stealy Building                                                       10,316,000            N/A        13,400
  33   Island at Carlsbad                                                                9,983,691            N/A           N/A
  34   Corporate Pointe Four at Westfields                                               9,893,881            N/A        16,024
  35   Post Pointe Apartments                                                            9,456,681            N/A           N/A
  36   Citizens Building                                                                 9,131,437            N/A        26,029
  37   Idun Pharmaceuticals Building                                                     8,972,021            N/A         8,605
  38   Easton Terrace I & II Apartments                                                  8,868,995         77,500        70,000
  39   The FDA Building                                                                  8,326,630            N/A        10,572
  40   Town Place Shopping Center                                                        8,235,455            N/A         7,247
  41   Aliso Viejo Town Center                                                           7,878,160            N/A           N/A
  42   Canfield Green Apartments                                                         7,850,000        124,375       103,500
  43   Prospect Studios/Mission Road                                                     7,660,000            N/A       190,000
  44   IRT - Pine Ridge Square                                                           7,524,379            N/A           N/A
  45   Metro Town Square                                                                 7,463,750            N/A        64,932
  46   IRT - Heritage Walk Shopping Center                                               7,185,964            N/A           N/A
  47   Hampton Inn Gateway                                                               7,120,518            N/A           N/A
  48   The Indian Run Apartments                                                         6,985,985        105,313        64,000
  49   King Gate Apartment                                                               6,790,402            N/A        28,000
  50   Cimarron Crossing                                                                 6,688,721        300,000        62,000
  51   Courtyard by Marriott-Bridgeton                                                   6,642,391            N/A           N/A
  52   Qwest Communications Building                                                     6,583,072            N/A           N/A
  53   Homewood Suites - Vancouver                                                       6,475,768            N/A           N/A
  54   Canyon Creek Apartments                                                           6,463,239         28,260        57,250
  55   Stone Glenn Apartments                                                            6,112,444            N/A        19,200
  56   IRT - Macland Pointe Shopping Center                                              5,988,303            N/A           N/A
  57   Summertree Park Apartments                                                        5,601,712        250,000        57,000
  58   Sunset Boulevard Apartments                                                       5,600,939            N/A         5,750
  59   Holley Garden Apartments                                                          5,445,790        300,000        66,048
  60   edcor Data Services                                                               5,200,000            N/A        11,800
  61   1057 Lexington Avenue                                                             5,167,581         20,000         3,730
  62   The Centennial Shopping Center                                                    5,089,891        164,188        15,754
  63   U.S. Home Building                                                                4,997,260            N/A        10,420
  64   Hampton Inn                                                                       4,730,000            N/A           N/A
  65   Hampton Inn Eastgate                                                              4,653,105            N/A           N/A
  66   Hilton Garden Inn                                                                 4,515,772            N/A           N/A
  67   The Dovetree Apartments                                                           4,493,601        450,000        50,000
  68   Comfort Suites                                                                    4,425,000        642,209           N/A
  69   Navigant International                                                            4,394,791        198,275           N/A
  70   Willowbrook Point Apartments                                                      4,222,141            N/A        37,750
  71   Canyon Walk Apartments                                                            3,793,511            N/A        31,200
  72   Bremerton Gardens Apartments                                                      3,787,524        192,500        45,250
  73   Magellan Centre                                                                   3,640,399        360,467         4,320
  74   2-12 Sickles Street                                                               3,593,623            N/A        17,280
  75   The Airport Landing Apartments                                                    3,588,599            N/A        60,000
  76   Dauphine Apartments                                                               3,495,597         48,094        45,012
  77   The LaPlaza at Park Place Office Building                                         3,495,263            N/A         7,200
  78   Mayfair Apartments                                                                3,417,867            N/A        27,000
  79   Fairfield Inn - Clearwater                                                        3,391,106            N/A           N/A
  80   Food-4-Less Grocery Store                                                         3,385,724            N/A           N/A
  81   Taylor Street (Grand Apts.)                                                       3,227,990         67,813           N/A
  82   Jefferson Plaza                                                                   3,216,000            N/A        14,769
  83   Big O Tire Distribution Center                                                    3,148,263            N/A         9,878
  84   500-508 North Clark                                                               2,991,768         11,250           N/A
  85   Edgewood Isle Shopping Center                                                     2,991,043         27,500           N/A
  86   Greentree Village Apartments                                                      2,894,762        202,600        41,463
  87   Three Lakes Apartments                                                            2,889,942         21,313        24,000
  88   The Villages Phase 5                                                              2,864,000         14,650        14,250
  89   Walgreens                                                                         2,754,734            N/A         2,268
  90   Legacy Business Park Buildings 5, 9 & 10                                          2,738,615            N/A         4,172
  91   Villas of Loiret                                                                  2,732,007            N/A         6,000
  92   Ontario Plaza Apartments                                                          2,704,636         63,031        14,500
  93   Riverview Apartments                                                              2,454,690            N/A        22,750
  94   Park Forest Apartments                                                            2,433,501        151,312        28,000
  95   Robscott Building                                                                 2,343,588        120,750         6,475
  96   Laguna Hills Medical Arts Center                                                  2,280,521            N/A         4,196
  97   Gault Street Apartments                                                           2,243,826          7,750        10,000
  98   Richfield Terrace Apartments                                                      2,231,209            N/A        10,750
  99   Southgate Apartments                                                              2,129,422        155,938        15,500
 100   Frontier Mobile Home Park                                                         1,976,909         36,875         9,900
 101   306 West 78th Street                                                              1,896,783            N/A         2,000
 102   Parkview Terrace Mobile Home                                                      1,795,095         61,025         9,500
 103   Landover Metro Industrial                                                         1,794,000            N/A         9,135
 104   Yorkshire Downs Shopping Center                                                   1,747,413            500           N/A
 105   Learfield Communications Building                                                 1,700,000            N/A         6,018
 106   75th Avenue Storage                                                               1,667,033            N/A         8,640
 107   Heatherwood Valley Apartments                                                     1,659,166         19,982        21,300
 108   The Oaks Apartments                                                               1,648,165         19,811        18,000
 109   Reedy Plaza                                                                       1,496,175          9,625           N/A
 110   4 Cornwall Drive                                                                  1,396,615            625           N/A
 111   Salomon Smith Barney Building                                                     1,396,437            N/A         2,350
 112   CVS - Cornelia, GA                                                                1,291,064            N/A         1,519
 113   The In Place Apartments                                                           1,274,903         18,750        20,000
 114   Old Navy Property                                                                 1,250,000            N/A         3,750
 115   Bego Apartments                                                                   1,146,607          8,000        10,000
 116   Thunderbird Plaza                                                                 1,097,829            N/A           N/A
 117   Winchester Meadows                                                                1,065,693            N/A           N/A
 118   Beechnut Chateau Apartments                                                       1,037,162          3,750        17,000
 119   Airy Trails Apartments                                                              923,967         16,906        14,818
 120   918 & 922 Mar Walt Drive                                                            916,623          6,663           N/A
 121   Coral Gables Industrial                                                             748,833          4,250           N/A
 122   Coachlamp Village MHP                                                               748,302         12,813         3,872
 123   Glen Oaks Professional Center                                                       713,149          1,250           N/A
 124   260-270 Nesmith Street                                                              670,942         32,669         5,500
 125   663 East Broadway                                                                   649,486          2,063         1,330
 126   Larkfield Center                                                                    647,699         16,241           N/A
 127   Twin Pines Apartments                                                               646,206            625         5,000
 128   Williamsburg Manor Apartments                                                       523,466          3,750         7,100
 129   Parker House                                                                        508,281         12,125         9,000
 130   Arbor Glen Townhomes                                                                486,222         13,313         3,750

       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                    U/W
                 RECURRING             LC & TI            CONTRACTUAL                                 TAX &
                REPLACEMENT           RESERVE AT           RECURRING              U/W               INSURANCE
  #               RESERVE            ORIGINATION            LC & TI             LC & TI              ESCROWS
  -               -------            -----------            -------             -------              -------
  1                  $109,457         $15,014,020             $250,000           $671,137              Both
  2                   219,156                 N/A            2,324,893            693,107              Both
  3                   102,015             250,000                  N/A            869,538              Both
  4                    99,310                 N/A              249,996            140,000              Both
  5                   400,250                 N/A                  N/A                N/A              Both
  6                    39,671                 N/A       180000 in Yr 5            119,211              Both
  7                    54,175             900,000                  N/A            145,977              Both
  8                    24,989             900,000                  N/A             59,291              Both
  9                    22,645                 N/A                  N/A            246,911              Both
  10                   33,467                 N/A              200,004            196,308              Both
  11                  138,000                 N/A                  N/A                N/A              Both
  12                   24,897                 N/A               21,000             39,021              Both
  13                   27,386                 N/A                  N/A             97,783              Both
  14                  156,000                 N/A                  N/A                N/A              Both
  15                   70,500                 N/A                  N/A                N/A              Both
  16                   25,976                 N/A              175,000            207,177              Both
  17                   27,267                 N/A                  N/A             75,364              Both
  18                   35,289             150,000              282,636            446,455              Both
  19                   23,516              96,000                  N/A            243,781              Both
  20                   86,000                 N/A                  N/A            235,819              Both
  21                  118,000                 N/A                  N/A                N/A              Both
  22                  165,000                 N/A                  N/A                N/A              Both
  23                   46,575                 N/A                  N/A                N/A              Both
  24                   22,585                 N/A              168,871            177,070              Both
  25                   14,084                 N/A               92,450             92,450              Both
  26                   53,500                 N/A                  N/A                N/A              None
  27                   86,500                 N/A                  N/A                N/A              Both
  28                   20,084                 N/A               75,000            133,506              Both
  29                   88,000                 N/A                  N/A                N/A              Both
  30                   79,200                 N/A                  N/A                N/A              Both
  31                   33,468                 N/A                  N/A             59,117              Tax
  32                   13,400                 N/A                  N/A            104,131              Both
  33                    7,494             399,824               24,000             47,444              Both
  34                   16,024                 N/A               50,000             97,801              Both
  35                   60,250                 N/A                  N/A                N/A              Both
  36                   25,977                 N/A              100,000            147,740              Both
  37                    8,605                 N/A               75,000             65,861              Both
  38                   70,000                 N/A                  N/A                N/A              Both
  39                   10,917                 N/A               80,000             74,872              Both
  40                   12,550                 N/A                  N/A             47,078              Both
  41                    8,370                 N/A                  N/A              6,476              None
  42                  103,500                 N/A                  N/A                N/A              Both
  43                   95,000                 N/A                  N/A                N/A              Both
  44                   17,610                 N/A                  N/A            107,975              Both
  45                   42,116                 N/A              111,933             59,237              Both
  46                   28,798                 N/A                  N/A             27,259              Both
  47                      N/A                 N/A                  N/A                N/A              Both
  48                   64,000                 N/A                  N/A                N/A              Both
  49                   28,000                 N/A                  N/A                N/A              Both
  50                   62,000                 N/A                  N/A                N/A              Both
  51                      N/A                 N/A                  N/A                N/A              Tax
  52                   14,382               8,019               24,056             47,228              Both
  53                      N/A                 N/A                  N/A                N/A              Both
  54                   57,250                 N/A                  N/A                N/A              Both
  55                   24,000                 N/A                  N/A                N/A              Both
  56                   11,955                 N/A                  N/A             23,691              Both
  57                   57,000                 N/A                  N/A                N/A              Both
  58                    5,750                 N/A                  N/A                N/A              Both
  59                   66,048                 N/A                  N/A                N/A              Both
  60                   11,800                 N/A               42,000             42,371              Both
  61                    4,609                 N/A               21,552             21,552              Both
  62                   15,754                 N/A               30,000             42,083              Both
  63                   10,429                 N/A               45,600             37,653              Both
  64                      N/A                 N/A                  N/A                N/A              Both
  65                      N/A                 N/A                  N/A                N/A              Both
  66                      N/A                 N/A                  N/A                N/A              Both
  67                   50,214                 N/A                  N/A                N/A              Both
  68                      N/A                 N/A                  N/A                N/A              Both
  69                    9,114              34,788               30,000             34,629              Both
  70                   37,750                 N/A                  N/A                N/A              Both
  71                   39,000                 N/A                  N/A                N/A              Both
  72                   45,250                 N/A                  N/A                N/A              Both
  73                    6,967                 N/A               50,000             43,092              Both
  74                   34,873                 N/A                7,248                N/A              Both
  75                   60,000                 N/A                  N/A                N/A              Both
  76                   45,012                 N/A                  N/A                N/A              Both
  77                    7,200                 N/A               26,000             28,125              Both
  78                   27,000                 N/A                  N/A                N/A              Both
  79                      N/A                 N/A                  N/A                N/A              Both
  80                    9,727                 N/A                  N/A             15,921              None
  81                   29,344                 N/A                  N/A                N/A              Both
  82                   14,769                 N/A               45,000             47,813              Both
  83                   10,156                 N/A                  N/A             16,242              Both
  84                    5,021                 N/A                  N/A             38,221              Both
  85                   11,676              25,000                  N/A             65,000              Both
  86                   41,464                 N/A                  N/A                N/A              Both
  87                   24,000                 N/A                  N/A                N/A              Both
  88                   17,100                 N/A                  N/A                N/A              Both
  89                    2,268                 N/A                  N/A                N/A              None
  90                    4,172                 N/A               20,000             27,545              Both
  91                    6,000                 N/A                  N/A                N/A              Both
  92                   16,998                 N/A                  N/A                N/A              Both
  93                   23,250                 N/A                  N/A                N/A              Both
  94                   28,000                 N/A                  N/A                N/A              Both
  95                    6,475                 N/A               18,000             31,415              Both
  96                    5,267                 N/A               24,000             28,861              Both
  97                   10,000                 N/A                  N/A                N/A              Both
  98                   10,750                 N/A                  N/A                N/A              Both
  99                   15,500                 N/A                  N/A                N/A              Both
 100                   17,900                 N/A                  N/A                N/A              Both
 101                    2,000                 N/A                  N/A                N/A              Both
 102                    9,500                 N/A                  N/A                N/A              Both
 103                    9,135                 N/A               12,000             21,301              Both
 104                    3,585                 N/A                  N/A             17,925              Both
 105                    5,875                 N/A               10,000             30,390              Both
 106                    8,696                 N/A                  N/A                N/A              Both
 107                   21,300                 N/A                  N/A                N/A              Both
 108                   18,000                 N/A                  N/A                N/A              Both
 109                    4,725              50,000                  N/A             22,050              Both
 110                    4,393                 N/A                  N/A             20,402              Both
 111                    2,703                 N/A               12,000             12,145              Both
 112                    1,519                 N/A                  N/A                N/A              None
 113                   20,000                 N/A                  N/A                N/A              Both
 114                    3,750                 N/A               25,008             15,509              None
 115                   10,000                 N/A                  N/A                N/A              Both
 116                    2,713                 N/A                  N/A             18,084              Both
 117                    1,058                 N/A                  N/A              4,807              Both
 118                   17,000                 N/A                  N/A                N/A              Both
 119                   14,818                 N/A                  N/A                N/A              Both
 120                    2,526                 N/A                  N/A             12,630              Both
 121                    4,350                 N/A                  N/A              8,700              Both
 122                    3,872                 N/A                  N/A                N/A              Both
 123                    3,961                 N/A                  N/A             16,400              Both
 124                    5,500                 N/A                  N/A                N/A              Both
 125                    1,330                 N/A                  N/A              2,200              None
 126                    3,007                 N/A                  N/A              9,806              Both
 127                    5,000                 N/A                  N/A                N/A              Both
 128                    7,100                 N/A                  N/A                N/A              None
 129                    9,000                 N/A                  N/A                N/A              Both
 130                    3,750                 N/A                  N/A                N/A              Both

               MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                       CUT-OFF DATE
                                                                         PRINCIPAL
      #    PROPERTY NAME                                                  BALANCE       PROPERTY TYPE            UNITS
      -    -------------                                                  -------       -------------            -----
       1   Landmark                                                     $91,600,000        Office               438,677
      2A   Crystal Pavilion                                              36,410,547        Office               593,293
      2B   Petry Building                                                21,846,328        Office               283,332
       3   Parfinco Office Buildings - East Annex & West Annex           54,900,377        Office               510,550
       4   Port Charlotte                                                53,250,000        Retail               782,895
       6   Glendale Fashion Center                                       44,499,514        Retail               264,474
       7   Somerset Park                                                 15,472,157        Office               205,287
       8   Somerset Center & Somerset Place                              15,472,157        Office               166,594
       9   SBC Communications Building                                   29,628,591        Office               226,448
      10   Northeast Corporate Center and Plaza                          28,482,663        Office               223,114
      12   River Works                                                   26,000,000        Office               165,982
      13   Oceangate Commerce Center                                     23,696,279        Retail               182,570
      16   Novi Research Park                                            19,223,525        Office               173,171
      17   Forum Shopping Center                                         18,649,442        Retail               181,782
      18   Saxon Woods                                                   18,500,000        Office               235,257
      19   Reservoir Corporate Center                                    17,950,727        Office               156,776
      20   11601 Roosevelt Boulevard                                     17,945,271        Office               430,000
      24   West-X Office Building                                        13,475,884        Office               121,409
      25   Princeton Park Corporate Center                               13,278,372        Office                86,265
      28   Rivers Center Office Park                                     11,229,024        Office               133,894
      31   Chevy Chase Bank                                              10,800,000        Office               150,000
      32   Sharp Rees-Stealy Building                                    10,316,000        Office                67,372
      33   Island at Carlsbad                                             9,983,691        Retail                47,458
      34   Corporate Pointe Four at Westfields                            9,893,881        Office                80,118
      37   Idun Pharmaceuticals Building                                  8,972,021        Industrial            43,023
      39   The FDA Building                                               8,326,630        Office                54,583
      40   Town Place Shopping Center                                     8,235,455        Retail                48,310
      41   Aliso Viejo Town Center                                        7,878,160        Retail                55,799
      44   IRT - Pine Ridge Square                                        7,524,379        Retail               117,399
      45   Metro Town Square                                              7,463,750        Retail               409,582
      46   IRT - Heritage Walk Shopping Center                            7,185,964        Retail               159,991
      52   Qwest Communications Building                                  6,583,072        Office               143,817
      56   IRT - Macland Pointe Shopping Center                           5,988,303        Retail                79,699
      60   edcor Data Services                                            5,200,000        Office                59,190
      61   1057 Lexington Avenue                                          5,167,581        Mixed Use             18,651
      62   The Centennial Shopping Center                                 5,089,891        Retail                77,568
      63   U.S. Home Building                                             4,997,260        Office                52,144
      69   Navigant International                                         4,394,791        Office                47,569
      73   Magellan Centre                                                3,640,399        Office                43,200
      77   The LaPlaza at Park Place Office Building                      3,495,263        Office                36,200
      80   Food-4-Less Grocery Store                                      3,385,724        Retail                64,848
      82   Jefferson Plaza                                                3,216,000        Office                38,865
      83   Big O Tire Distribution Center                                 3,148,263        Industrial           101,564
      84   500-508 North Clark                                            2,991,768        Office                31,383
      85   Edgewood Isle Shopping Center                                  2,991,043        Retail                77,344
      89   Walgreens                                                      2,754,734        Retail                15,120
      90   Legacy Business Park Buildings 5, 9 & 10                       2,738,615        Office                20,862
      95   Robscott Building                                              2,343,588        Office                29,433
     103   Landover Metro Industrial                                      1,794,000        Industrial            65,707
     104   Yorkshire Downs Shopping Center                                1,747,413        Retail                23,900
     105   Learfield Communications Building                              1,700,000        Office                29,957
     109   Reedy Plaza                                                    1,496,175        Retail                31,500
     110   4 Cornwall Drive                                               1,396,615        Office                20,401
     111   Salomon Smith Barney Building                                  1,396,437        Office                11,750
     112   CVS - Cornelia, GA                                             1,291,064        Retail                10,125
     114   Old Navy Property                                              1,250,000        Retail                25,000
     116   Thunderbird Plaza                                              1,097,829        Retail                18,084
     117   Winchester Meadows                                             1,065,693        Retail                 7,055
     120   918 & 922 Mar Walt Drive                                         916,623        Office                12,632
     121   Coral Gables Industrial                                          748,833        Industrial            29,000
     123   Glen Oaks Professional Center                                    713,149        Office                16,400
     125   663 East Broadway                                                649,486        Mixed Use              6,380
     126   Larkfield Center                                                 647,699        Retail                13,075

           MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                             MAJOR TENANT # 1                      MAJOR TENANT # 1        MAJOR TENANT # 1
      #                            NAME                                SQ. FT.           LEASE EXPIRATION DATE
      -                            ----                                -------           ----------------------
       1                   Del Monte Corporation                       104,729                 12/31/10
      2A                       Bozell, Inc.                            235,021                 6/30/2007
      2B                         Petry TV                                89,761               12/31/2015
       3            Kaiser Foundation Health Plan, Inc.                276,339                  9/30/06
       4                         Dillard's                             105,650                 8/2/2024
       6                          Ralph's                                50,000                2/28/2025
       7              General Service Administration                     97,067                 6/30/03
       8                  Productivity Pt. Intl.                         28,317                 4/30/06
       9                 SBC Asset Management Inc.                     226,448                 5/31/2010
      10                   Parke-Davis & Company                         51,200                10/31/04
      12                         Sara Lee                              150,000                 9/30/2004
      13                       Food for Less                             52,031                11/30/12
      16                   Tower Automotive Inc.                         86,560                 2/28/06
      17                          Safeway                                57,000                 11/1/20
      18                       S&P Comstock                              38,360                 9/30/02
      19                       Staples Comm                              50,000                 3/31/07
      20                 United States of America                      430,000                 10/15/10
      24                        Keane, Inc.                              29,307                3/31/2004
      25                    Pharmacopeia, Inc.                           86,265                4/30/2006
      28            Mid Atlantic Medical Services, Inc.                  35,500                12/31/05
      31                     Chevy Chase Bank                          150,000                 11/30/20
      32              Sharp Rees-Stealy Medical Group                    67,372                 5/31/16
      33                  CJ Delong's Sports Pub                           6,053                1/14/11
      34                        CACI, Inc.                               80,118                11/20/09
      37                   Idun Pharmaceuticals                          43,023                11/30/10
      39                  GSA (Food & Drug Admin)                        54,583                 2/28/07
      40                Zagara's Store - Genuardi's                      19,200                 4/30/07
      41                      TJ Maxx n More                             47,000                 8/22/14
      44                     Bed Bath & Beyond                           30,571                1/31/2011
      45                         JC Penny                              199,600                 10/17/25
      46                           Kmart                                 86,479                 6/30/16
      52                 Qwest Communications Corp                     143,817                 9/10/2010
      56                        Publix #122                              65,999               12/29/2012
      60                 Edcor Limited Partnership                       59,190                10/31/10
      61                     Orsay Restaurant                            10,776                 6/11/16
      62                     Austin By Design                            30,987                 2/28/11
      63                   U.S. Home Corporation                         52,144                 7/31/15
      69                  Navigant International                         47,569                 5/31/11
      73                          Gleason                                19,200                 8/28/05
      77                    Soundelux Showorks                           36,200                 1/10/11
      80            Associated Wholesale Grocers, Inc.                   64,848                 2/28/21
      82                 Inland Valley Medical Ctr                         9,392                1/31/08
      83                        Big O Tires                              98,780                 2/1/16
      84                        Nahabeedean                                9,418                7/31/10
      85                        Save-A-Lot                               16,621                6/30/2007
      89                        Walgreen's                               15,120                 4/30/20
      90          Ross Austin Inc. The Inside Corporation                  4,708                7/31/05
      95                     STATE OF DELAWARE                           17,395                 6/30/10
     103                  John Wagner Associates                         22,182                 6/30/06
     104                    New Vision Wellness                            3,650                5/31/03
     105                 Learfield Communications                        15,000                 3/31/16
     109              Helping Kids Thrift & Gift, Inc                      4,500              11/30/2003
     110                      Range of Motion                              3,300                7/31/02
     111                Salomon Smith Barney, Inc.                       11,750                10/31/10
     112                            CVS                                  10,125                1/31/2020
     114                      Old Navy, Inc.                             25,000                10/31/04
     116                   Arizona Health Foods                            6,491                9/1/05
     117                      Jacques Gormet                               2,250                7/30/10
     120      Emerald Coast Oncology & Hematology Associates               3,800              12/31/2002
     121                     Halsey & Griffith                           10,875                1/31/2006
     123                   Sicklerville Medical                            3,384              10/31/2004
     125                      Foley Furniture                              1,700               1/31/2005
     126                        Nail Salon                                 1,730               5/31/2006

                MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                  MAJOR TENANT # 2                            MAJOR TENANT # 2        MAJOR TENANT # 2
      #                                 NAME                                      SQ. FT.           LEASE EXPIRATION DATE
      -                                 ----                                      -------           ---------------------
       1                         Scient Corporation                                96,338                 12/31/10
      2A                          Baker & McKenzie                                 77,700                 6/30/2008
      2B                            The Gap, Inc                                   65,896                12/31/2006
       3                                FEMA                                       61,434                 12/31/03
       4                           Montgomery Ward                                 96,314                 8/2/2024
       6                           Nordstrom Rack                                  37,140                  5/31/10
       7                       Carolina Holdings Inc.                              52,845                 12/31/05
       8                      Medical Mutual Insurance                             19,026                  4/30/02
       9                                 N/A                                          N/A                    N/A
      10                AT&T Resource Management Corporation                       28,180                 12/31/04
      12                                 N/A                                          N/A                    N/A
      13                              Sportmart                                    42,480                  1/31/08
      16                           Vector SCM LLC                                  28,753                 12/31/05
      17                              Wild Oats                                    24,380                  12/1/20
      18                         Allstate Insurance                                29,384                  2/1/07
      19                            Global Logis                                   25,758                  10/1/07
      20                                 N/A                                          N/A                    N/A
      24                     Early, Cassidy & Schilling                            12,648                 8/31/2008
      25                                 N/A                                          N/A                    N/A
      28                           Optical Capital                                 15,395                 10/31/05
      31                                 N/A                                          N/A                    N/A
      32                                 N/A                                          N/A                    N/A
      33                     Readicare, Inc./Health South                           4,979                11/30/2006
      34                                 N/A                                          N/A                    N/A
      37                                 N/A                                          N/A                    N/A
      39                                 N/A                                          N/A                    N/A
      40                                 N/A                                          N/A                    N/A
      41                           Aaron Brothers                                   7,499                  8/29/09
      44                         Fresh Market, Inc.                                17,441                 6/30/2009
      45                                Von's                                      47,208                 12/31/25
      46                                Bi-Lo                                      46,676                  3/31/20
      52                                 N/A                                          N/A                    N/A
      56                                 N/A                                          N/A                    N/A
      60                                 N/A                                          N/A                    N/A
      61                                 N/A                                          N/A                    N/A
      62                           Tuesday Morning                                 23,493                 12/31/04
      63                                 N/A                                          N/A                    N/A
      69                                 N/A                                          N/A                    N/A
      73                               Mactec                                      12,398                  1/9/06
      77                                 N/A                                          N/A                    N/A
      80                                 N/A                                          N/A                    N/A
      82                     Morgan Stanley Dean Witter                             6,996                  10/1/05
      83                                 N/A                                          N/A                    N/A
      84                        Steve Ford Music, Inc                               6,600                  6/30/07
      85                           SWS Partnership                                 15,080                  5/31/05
      89                                 N/A                                          N/A                    N/A
      90                    Cardiovascular Surgery Assoc.                           3,350                  4/1/09
      95                          KCI TECHNOLOGIES                                  4,215                 10/31/05
     103                  Cort Furniture Rental Corporation                        18,131                  6/30/04
     104                          Coco's Restaurant                                 2,400                  3/31/03
     105                          State of Missouri                                14,957                  6/30/03
     109                        Skytel Communications                               4,500                  4/1/03
     110                           Brunswick Hills                                  2,833                  7/31/06
     111                                 N/A                                          N/A                    N/A
     112                                 N/A                                          N/A                    N/A
     114                                 N/A                                          N/A                    N/A
     116                    Marguerite & Robert Lee Junge                           2,880                 7/14/2002
     117                          NBO Distributors                                  2,245                  6/30/03
     120                   Legal Services of North Florida                          2,495                  3/31/04
     121                             ET Perfumes                                    3,625                  5/31/02
     123                           Matteo Equities                                  1,667                  9/30/05
     125                           SB Info Center                                     500                  10/1/01
     126                              Cleaners                                      1,480                  3/31/05

         MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                            MAJOR TENANT # 3                   MAJOR TENANT # 3          MAJOR TENANT # 3
      #                           NAME                              SQ. FT.           LEASE EXPIRATION DATE
      -                           ----                              -------           ----------------------
       1                     Epicantric Inc                          74,716                  6/30/06
      2A                Informix Software, Inc.                      23,500                 9/30/2001
      2B                      Square Alpha                           61,200                 6/30/2008
       3                          ARCO                               60,427                  9/14/03
       4                         Sears                               89,712                  8/1/2004
       6                          Ross                               32,580                 1/31/2011
       7                    Deere & Company                          51,353                  10/31/01
       8         Southwest Trust Bank of North Carolina              17,263                 11/30/2001
       9                          N/A                                   N/A                    N/A
      10          AT&T Resource Management Corporation               27,896                  12/31/04
      12                          N/A                                   N/A                    N/A
      13                          Ross                               25,382                  5/31/03
      16                  Citation Corporation                       23,276                  11/30/05
      17                       Office Max                            23,500                   5/1/12
      18                   Icon Capital Corp                         29,040                  11/30/04
      19                          N/A                                   N/A                    N/A
      20                          N/A                                   N/A                    N/A
      24                          N/A                                   N/A                    N/A
      25                          N/A                                   N/A                    N/A
      28                      Electro Rent                           14,967                  4/30/04
      31                          N/A                                   N/A                    N/A
      32                          N/A                                   N/A                    N/A
      33                          N/A                                   N/A                    N/A
      34                          N/A                                   N/A                    N/A
      37                          N/A                                   N/A                    N/A
      39                          N/A                                   N/A                    N/A
      40                          N/A                                   N/A                    N/A
      41                          N/A                                   N/A                    N/A
      44                          N/A                                   N/A                    N/A
      45                          N/A                                   N/A                    N/A
      46                          N/A                                   N/A                    N/A
      52                          N/A                                   N/A                    N/A
      56                          N/A                                   N/A                    N/A
      60                          N/A                                   N/A                    N/A
      61                          N/A                                   N/A                    N/A
      62                          N/A                                   N/A                    N/A
      63                          N/A                                   N/A                    N/A
      69                          N/A                                   N/A                    N/A
      73                      Battenfield                             6,020                  5/31/06
      77                          N/A                                   N/A                    N/A
      80                          N/A                                   N/A                    N/A
      82                          N/A                                   N/A                    N/A
      83                          N/A                                   N/A                    N/A
      84              Schindle Communication, Inc                     3,575                  4/30/04
      85                  Loyal Order of Moose                        6,500                  6/30/06
      89                          N/A                                   N/A                    N/A
      90                 Howard J. Mason, MD PC                       2,400                   3/1/06
      95                          N/A                                   N/A                    N/A
     103                   James L Smith Inc                         12,155                  6/30/06
     104                     Silver Shears                            2,400                   6/1/04
     105                          N/A                                   N/A                    N/A
     109                     Reedy Carpets                            4,200                   3/1/02
     110                          N/A                                   N/A                    N/A
     111                          N/A                                   N/A                    N/A
     112                          N/A                                   N/A                    N/A
     114                          N/A                                   N/A                    N/A
     116                          N/A                                   N/A                    N/A
     117                         B Tan                                1,360                  6/30/05
     120                 Sacred Heart Hospital                        1,874                  8/1/2002
     121                     Jadan Leasing                            3,625                  6/30/03
     123                          N/A                                   N/A                    N/A
     125                          N/A                                   N/A                    N/A
     126                         Karate                               1,400                 6/30/2005

                         MULTIFAMILY SCHEDULE

                                                             CUT-OFF DATE                  UTILITIES
                                                               PRINCIPAL                    TENANT                  #
  #        PROPERTY NAME                                        BALANCE                      PAYS               ELEVATORS
  -        -------------                                        -------                      ----               ---------
  5A  Knollwood                                               $22,135,842                   Electric                 0
  5B  Crossroads                                               15,749,027                   Electric                 0
  5C  Pinnacle West                                             5,416,984                   Electric                 0
  5D  Wellston Ridge                                            3,637,060                   Electric                 0
  11  Golf Terrace Apartments                                  26,186,014                   Electric                 0
 14A  Oasis Topaz                                              10,260,458                   Electric                 0
 14B  Cheasapeake                                               5,609,343                   Electric                 0
 14C  Cambridge Court                                           5,432,255                   Electric                 0
  15  The Adagio Apartments                                    20,737,551                   Electric                 0
  21  Northlake Terrace & Northwest Terrace Apartments         17,333,720                   Electric                 0
 22A  Windsor at Rockborough                                    8,559,295                   Electric                 0
 22B  Windsor at Cedarbrooke                                    5,166,422                   Electric                 0
 22C  Windsor at Kingsborough                                   3,392,874                   Electric                 0
  23  Byron Hall Apartments                                    14,050,000          Electric/ Telephone/ Cable        3
  26  Tanglewood Terrace Apartments                            12,000,000                   Electric                 0
  27  Whispering Oaks Apartments                               11,592,248                      N/A                   0
  29  The Lakes Apartments                                     11,195,975                 Electric/Gas               0
  30  The Villages Apartments                                  11,040,000                   Electric                 0
  35  Post Pointe Apartments                                    9,456,681                   Electric                 0
  38  Easton Terrace I & II Apartments                          8,868,995                   Electric                 0
  42  Canfield Green Apartments                                 7,850,000                   Electric                 0
 43A  Mission Road Studios                                      3,960,000                Electric/Water              0
 43B  Prospect Studios                                          3,700,000                Electric/Water              0
  48  The Indian Run Apartments                                 6,985,985                   Electric                 0
  49  King Gate Apartment                                       6,790,402                   Electric                 0
  50  Cimarron Crossing                                         6,688,721                   Electric                 0
  54  Canyon Creek Apartments                                   6,463,239          Electric/ heating & cooling       0
  55  Stone Glenn Apartments                                    6,112,444                 Electric/Gas               0
  57  Summertree Park Apartments                                5,601,712                   Electric                 0
  58  Sunset Boulevard Apartments                               5,600,939                 Electric/Gas               0
  59  Holley Garden Apartments                                  5,445,790                   Electric                 0
  67  The Dovetree Apartments                                   4,493,601                      N/A                   0
  70  Willowbrook Point Apartments                              4,222,141                 Electric/Gas               0
  71  Canyon Walk Apartments                                    3,793,511                      N/A                   0
  72  Bremerton Gardens Apartments                              3,787,524                   Electric                 0
  74  212 Sickles Street                                        3,593,623           Directly billed utilities        0
  75  The Airport Landing Apartments                            3,588,599                   Electric                 0
  76  Dauphine Apartments                                       3,495,597                   Electric                 0
  78  Mayfair Apartments                                        3,417,867                      N/A                   3
  81  Taylor Street (Grand Apts.)                               3,227,990                   Electric                 0
  86  Greentree Village Apartments                              2,894,762                Electric/ Hvac              0
  87  Three Lakes Apartments                                    2,889,942                   Electric                 0
  88  The Villages Phase 5                                      2,864,000                   Electric                 0
  91  Villas of Loiret                                          2,732,007                      N/A                   0
  92  Ontario Plaza Apartments                                  2,704,636                 Electric/Gas               0
  93  Riverview Apartments                                      2,454,690                   Electric                 0
  94  Park Forest Apartments                                    2,433,501                   Electric                 0
  97  Gault Street Apartments                                   2,243,826                 Electric/Gas               0
  98  Richfield Terrace Apartments                              2,231,209                 Electric/Gas               0
  99  Southgate Apartments                                      2,129,422                Electric/Water              0
 101  306 West 78th Street                                      1,896,783                 Electric/ Gas              0
 107  Heatherwood Valley Apartments                             1,659,166                 Electric/Gas               0
 108  The Oaks Apartments                                       1,648,165                   Electric                 0
 113  The In Place Apartments                                   1,274,903                   Electric                 0
 115  Bego Apartments                                           1,146,607                   Electric                 0
 118  Beechnut Chateau Apartments                               1,037,162                   Electric                 0
 119  Airy Trails Apartments                                     923,967                    Electric                 0
 124  260270 Nesmith Street                                      670,942                    Electric                 0
 127  Twin Pines Apartments                                      646,206                    Electric                 0
 128  Williamsburg Manor Apartments                              523,466                    Electric                 0
 129  Parker House                                               508,281                    Electric                 0
 130  Arbor Glen Townhomes                                       486,222                    Electric                 0

                              MULTIFAMILY SCHEDULE

       SUBJECT       SUBJECT       SUBJECT       SUBJECT       SUBJECT       SUBJECT        SUBJECT       SUBJECT
       STUDIO         STUDIO        STUDIO         1 BR          1 BR          1 BR          2 BR           2 BR
 #      UNITS       AVG. RENT     MAX. RENT       UNITS       AVG. RENT     MAX. RENT        UNITS       AVG. RENT
 -      -----       ---------     ---------       -----       ---------     ---------        -----       ---------
 5A      N/A           N/A           N/A           346           499           725            262           601
 5B      66            404           450           315           442           545            240           529
 5C      N/A           N/A           N/A           140           429           510            112           506
 5D      N/A           N/A           N/A            48           531           550            60            643
 11      N/A           N/A           N/A           231           586           799            273           736
14A      N/A           N/A           N/A           121           540           555            104           641
14B      N/A           N/A           N/A            64           666           735            64            830
14C      N/A           N/A           N/A           132           499           800            94            636
 15      N/A           N/A           N/A            40           773           960            146           1039
 21      N/A           N/A           N/A           112           597           625            226           683
22A      N/A           N/A           N/A            60           412           515            144           633
22B      N/A           N/A           N/A           100           416           510            120           514
22C      N/A           N/A           N/A            88           368           514            108           431
 23      28            782           840           117           963           1140           61            1210
 26      N/A           N/A           N/A           160           716           990            54            857
 27      N/A           N/A           N/A           166           432           530            156           634
 29      N/A           N/A           N/A           176           420           499            176           571
 30      N/A           N/A           N/A           139           660           835            125           728
 35       1            539           539           170           545           675            60            744
 38      N/A           N/A           N/A            40           494           550            189           620
 42      N/A           N/A           N/A           216           396           485            198           480
43A      200           350           350           N/A           N/A           N/A            N/A           N/A
43B      180           345           345           N/A           N/A           N/A            N/A           N/A
 48      N/A           N/A           N/A           176           434           545            80            557
 49      N/A           N/A           N/A           N/A           N/A           N/A            112           810
 50      64            411           445            72           467           495            112           604
 54      58            486           490           114           570           575            57            724
 55      N/A           N/A           N/A           N/A           N/A           N/A            96            871
 57      N/A           N/A           N/A           140           441           496            88            575
 58      N/A           N/A           N/A           N/A           N/A           N/A            23            2915
 59      N/A           N/A           N/A           247           456           515            N/A           N/A
 67      48            335           370            80           393           525            72            509
 70      N/A           N/A           N/A            65           452           504            86            582
 71      N/A           N/A           N/A            36           449           460            72            535
 72      N/A           N/A           N/A           113           448           525            63            567
 74      N/A           N/A           N/A            46           525           727            17            608
 75      N/A           N/A           N/A           164           391           475            76            535
 76      24            385           400            53           570           510            56            570
 78      N/A           N/A           N/A            88           671           840            16            830
 81      110           548           1200           1            N/A           N/A            N/A           N/A
 86      N/A           N/A           N/A            50           438           450            80            511
 87      N/A           N/A           N/A           N/A           N/A           N/A            48            470
 88      N/A           N/A           N/A            25           688           774            25            804
 91      N/A           N/A           N/A           N/A           N/A           N/A            N/A           N/A
 92      N/A           N/A           N/A            22           665           675            36            776
 93      N/A           N/A           N/A            42           405           510            34            572
 94      N/A           N/A           N/A           N/A           N/A           N/A            112           482
 97      N/A           N/A           N/A            2            590           595            11            665
 98      N/A           N/A           N/A            5            675           700            38            819
 99      N/A           N/A           N/A            48           617           625            14            683
101      N/A           N/A           N/A            6            2263          2625            1            2800
107       1            400           400            14           421           425            32            495
108       2            375           375            45           448           510            24            563
113      28            340           340            48           430           460             4            550
115      N/A           N/A           N/A            34           491           590             6            609
118      N/A           N/A           N/A            40           363           395            28            428
119      N/A           N/A           N/A           N/A           N/A           N/A            40            456
124      N/A           N/A           N/A            11           568           650            11            615
127      N/A           N/A           N/A            10           515           550            10            606
128      N/A           N/A           N/A           N/A           N/A           N/A            20            456
129      24            359           375            12           476           500            N/A           N/A
130      N/A           N/A           N/A            14           668           729             1            739

                              MULTIFAMILY SCHEDULE

        SUBJECT       SUBJECT       SUBJECT        SUBJECT      SUBJECT       SUBJECT       SUBJECT
         2 BR           3 BR          3 BR          3 BR          4 BR         4 BR          4 BR
 #     MAX. RENT       UNITS       AVG. RENT      MAX. RENT      UNITS       AVG. RENT     MAX. RENT
 -     ---------       -----       ---------      ---------      -----       ---------     ---------
 5A       790           N/A           N/A            N/A          N/A           N/A           N/A
 5B       605           N/A           N/A            N/A          N/A           N/A           N/A
 5C       550           N/A           N/A            N/A          N/A           N/A           N/A
 5D       725            12           748            775          N/A           N/A           N/A
 11       809            48           939            949          N/A           N/A           N/A
14A       675            45           852            925          N/A           N/A           N/A
14B       870           N/A           N/A            N/A          N/A           N/A           N/A
14C       725           N/A           N/A            N/A          N/A           N/A           N/A
 15      1210            96           1159          1255          N/A           N/A           N/A
 21       775           134           852            945          N/A           N/A           N/A
22A       795            40           859            960          N/A           N/A           N/A
22B       597           N/A           N/A            N/A          N/A           N/A           N/A
22C       575           N/A           N/A            N/A          N/A           N/A           N/A
 23      1440           N/A           N/A            N/A          N/A           N/A           N/A
 26      1125           N/A           N/A            N/A          N/A           N/A           N/A
 27       965            24           810            933          N/A           N/A           N/A
 29       629           N/A           N/A            N/A          N/A           N/A           N/A
 30       890           N/A           N/A            N/A          N/A           N/A           N/A
 35       789            10           833            845          N/A           N/A           N/A
 38       675            53           702            820          N/A           N/A           N/A
 42       535           N/A           N/A            N/A          N/A           N/A           N/A
43A       N/A           N/A           N/A            N/A          N/A           N/A           N/A
43B       N/A           N/A           N/A            N/A          N/A           N/A           N/A
 48       755           N/A           N/A            N/A          N/A           N/A           N/A
 49       915           N/A           N/A            N/A          N/A           N/A           N/A
 50       700           N/A           N/A            N/A          N/A           N/A           N/A
 54       745           N/A           N/A            N/A          N/A           N/A           N/A
 55       980           N/A           N/A            N/A          N/A           N/A           N/A
 57       665           N/A           N/A            N/A          N/A           N/A           N/A
 58      3050           N/A           N/A            N/A          N/A           N/A           N/A
 59       N/A           N/A           N/A            N/A          N/A           N/A           N/A
 67       595           N/A           N/A            N/A          N/A           N/A           N/A
 70       639           N/A           N/A            N/A          N/A           N/A           N/A
 71       550            48           582            675          N/A           N/A           N/A
 72       635            5            661            670          N/A           N/A           N/A
 74       863            4            710           1045          N/A           N/A           N/A
 75       580           N/A           N/A            N/A          N/A           N/A           N/A
 76       590           N/A           N/A            N/A          N/A           N/A           N/A
 78       890            4            1030          1040          N/A           N/A           N/A
 81       N/A           N/A           N/A            N/A          N/A           N/A           N/A
 86       550            16           638            670          N/A           N/A           N/A
 87       470            48           540            540          N/A           N/A           N/A
 88      1107            7            1025          1113          N/A           N/A           N/A
 91       N/A            24           1392          1500          N/A           N/A           N/A
 92       825           N/A           N/A            N/A          N/A           N/A           N/A
 93       595            15           735            735          N/A           N/A           N/A
 94       530           N/A           N/A            N/A          N/A           N/A           N/A
 97       686            27           970           1095          N/A           N/A           N/A
 98       850           N/A           N/A            N/A          N/A           N/A           N/A
 99       795           N/A           N/A            N/A          N/A           N/A           N/A
101      2800            1            7500          7500          N/A           N/A           N/A
107       500            24           595            600          N/A           N/A           N/A
108       610           N/A           N/A            N/A          N/A           N/A           N/A
113       550           N/A           N/A            N/A          N/A           N/A           N/A
115       650           N/A           N/A            N/A          N/A           N/A           N/A
118       550           N/A           N/A            N/A          N/A           N/A           N/A
119       485           N/A           N/A            N/A          N/A           N/A           N/A
124       660           N/A           N/A            N/A          N/A           N/A           N/A
127       650           N/A           N/A            N/A          N/A           N/A           N/A
128       500           N/A           N/A            N/A          N/A           N/A           N/A
129       N/A           N/A           N/A            N/A          N/A           N/A           N/A
130       739           N/A           N/A            N/A          N/A           N/A           N/A

                                    EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                           SEE THIS EXHIBIT FOR TABLES
                                    TITLED:

                             MORTGAGE INTEREST RATES

                         CUT-OFF DATE PRINCIPAL BALANCES

                           ORIGINAL AMORTIZATION TERMS

                        ORIGINAL TERMS TO STATED MATURITY

                          REMAINING AMORTIZATION TERMS

                       REMAINING TERMS TO STATED MATURITY

                           YEARS BUILT/YEAR RENOVATED

                         OCCUPANCY RATES AT UNDERWRITING

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                       MORTGAGED REAL PROPERTIES BY STATE

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                    MORTGAGED PROPERTIES BY PROPERTY SUB-TYPE

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                PREPAYMENT OPTION

                        MORTGAGE POOL PREPAYMENT PROFILE


-----------------------------------------------------------------------------------------------------------------------
                                         MORTGAGE INTEREST RATES

                                                                          WEIGHTED
                          NUMBER OF   CUT-OFF DATE      PERCENTAGE OF     AVERAGE        WEIGHTED          WEIGHTED
    RANGE OF              MORTGAGE     PRINCIPAL         INITIAL POOL     MORTGAGE        AVERAGE           AVERAGE
 MORTGAGE RATES             LOANS       BALANCE             BALANCE         RATE         LTV RATIO         U/W DSCR
-----------------------------------------------------------------------------------------------------------------------
6.4200% - 7.0000%             6      $ 41,981,642           3.6%          6.9118%          78.2%            1.29x
7.0001% - 7.5000%            44       448,045,639          38.0%          7.2872%          70.7%            1.41
7.5001% - 8.0000%            55       463,327,445          39.3%          7.7004%          72.1%            1.40
8.0001% - 8.5000%            20       144,096,647          12.2%          8.1811%          60.0%            1.69
8.5001% - 9.0000%             4        73,406,228           6.2%          8.5574%          74.4%            1.26
9.0001% - 9.3100%             1         7,463,750           0.6%          9.3100%          40.8%            1.23
                       ------------------------------------------------------------------------------------------------

TOTAL/WEIGHTED AVERAGE:     130    $1,178,321,351         100.0%          7.6376%          70.3%            1.43X
                       ================================================================================================
MAXIMUM MORTGAGE RATE:   9.3100%
MINIMUM MORTGAGE RATE:   6.4200%
WTD. AVG. MORTGAGE RATE: 7.6376%








-----------------------------------------------------------------------------------------------------------------------------------
                                          CUT-OFF DATE PRINCIPAL BALANCES
                                                                                       WEIGHTED
                                  NUMBER OF      CUT-OFF DATE      PERCENTAGE OF        AVERAGE           WEIGHTED     WEIGHTED
          RANGE OF                MORTGAGE         PRINCIPAL       INITIAL POOL         MORTGAGE          AVERAGE       AVERAGE
CUT-OFF DATE PRINCIPAL BALANCES     LOANS           BALANCE          BALANCE             RATE            LTV RATIO     U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
   $   486,222 -     999,999          12          $ 8,183,175          0.7%             8.1182%            70.9%         1.36x
     1,000,000 -   2,999,999          35           70,015,311          5.9%             7.5378%            72.5%         1.38
     3,000,000 -   4,999,999          21           81,613,135          6.9%             7.7269%            72.1%         1.37
     5,000,000 -   9,999,999          30          216,387,801         18.4%             7.5590%            72.9%         1.37
    10,000,000 -  19,999,999          19          276,643,093         23.5%             7.4340%            74.5%         1.36
    20,000,000 -  29,999,999           7          176,033,155         14.9%             7.5076%            78.1%         1.29
    30,000,000 -  49,999,999           2           91,438,427          7.8%             8.1801%            75.1%         1.26
    50,000,000 -  59,999,999           3          166,407,253         14.1%             7.5989%            55.6%         1.66
    60,000,000 - $91,600,000           1           91,600,000          7.8%             8.1700%            54.9%         1.84
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              130       $1,178,321,351        100.0%             7.6376%            70.3%         1.43X
                                 ==================================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE: $91,600,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:    $486,222
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE:  $9,064,010



-----------------------------------------------------------------------------------------------------------------------------------
                                               ORIGINAL AMORTIZATION TERMS
                                                                                 WEIGHTED
         RANGE OF              NUMBER OF      CUT-OFF DATE    PERCENTAGE OF      AVERAGE        WEIGHTED        WEIGHTED
ORIGINAL AMORTIZATION TERMS     MORTGAGE        PRINCIPAL     INITIAL POOL       MORTGAGE        AVERAGE          AVERAGE
   TO MATURITY (MONTHS)          LOANS          BALANCE         BALANCE            RATE         LTV RATIO        U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
       141   -  239                3         $ 10,690,659         0.9%           8.8142%          39.5%            1.58x
       240   -  299                5           28,037,826         2.4%           7.8072%          71.9%            1.35
       300   -  359               24          205,980,727        17.5%           7.9258%          63.0%            1.50
       360   -  360               98          933,612,139        79.2%           7.5554%          72.2%            1.41
                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          130       $1,178,321,351       100.0%           7.6376%          70.3%            1.43x
                            =======================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM TO MATURITY:       360
MINIMUM ORIGINAL AMORTIZATION TERM TO MATURITY:       141
WTD. AVG. ORIGINAL AMORTIZATION TERM TO MATURITY:     350







-----------------------------------------------------------------------------------------------------------------------------------
                                             ORIGINAL TERMS TO STATED MATURITY (1)
                                                                              WEIGHTED
      RANGE OF           NUMBER OF       CUT-OFF DATE       PERCENTAGE OF      AVERAGE       WEIGHTED          WEIGHTED
   ORIGINAL TERMS        MORTGAGE         PRINCIPAL         INITIAL POOL      MORTGAGE        AVERAGE          AVERAGE
TO MATURITY (MONTHS)       LOANS           BALANCE             BALANCE          RATE         LTV RATIO         U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
    60   -  119              8          $ 242,151,763           20.6%          8.0034%          59.9%            1.61x
   120   -  239            121            932,580,989           79.1%          7.5410%          73.0%            1.38
   240   -  240              1              3,588,599            0.3%          8.0400%          59.8%            1.37
                         ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    130         $1,178,321,351          100.0%          7.6376%          70.3%            1.43x
                         ==========================================================================================================

MAXIMUM ORIGINAL TERM TO MATURITY:                240
MINIMUM ORIGINAL TERM TO MATURITY:                 60
WTD. AVG. ORIGINAL TERM TO MATURITY:              116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING
TABLE.



-----------------------------------------------------------------------------------------------------------------------------------
                                                 REMAINING AMORTIZATION TERMS
                                                                                 WEIGHTED
        RANGE OF              NUMBER OF     CUT-OFF DATE     PERCENTAGE OF        AVERAGE        WEIGHTED      WEIGHTED
REMAINING AMORTIZATION TERMS  MORTGAGE        PRINCIPAL       INITIAL POOL       MORTGAGE         AVERAGE       AVERAGE
   TO MATURITY (MONTHS)         LOANS         BALANCE            BALANCE           RATE          LTV RATIO     U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
      130   -   239               5        $ 15,570,321           1.3%            8.5268%           45.6%        1.53x
      240   -   299              19          79,192,045           6.7%            7.7613%           66.6%        1.51
      300   -   359              95         923,612,984          78.4%            7.6101%           70.4%        1.44
      360   -   360              11         159,946,000          13.6%            7.6486%           73.9%        1.31
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         130     $ 1,178,321,351         100.0%            7.6376%           70.3%        1.43x
                          =========================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM TO MATURITY:    360
MINIMUM REMAINING AMORTIZATION TERM TO MATURITY:    130
WTD. AVG. REMAINING AMORTIZATION TERM TO MATURITY:  347

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING
TABLE.








-----------------------------------------------------------------------------------------------------------------------------------
                                            REMAINING TERM TO STATED MATURITY (1)
                                                                                 WEIGHTED
      RANGE OF           NUMBER OF       CUT-OFF DATE         PERCENTAGE OF       AVERAGE          WEIGHTED           WEIGHTED
   REMAINING TERMS        MORTGAGE         PRINCIPAL          INITIAL POOL        MORTGAGE         AVERAGE             AVERAGE
TO MATURITY (MONTHS)        LOANS           BALANCE              BALANCE            RATE          LTV RATIO           U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
     26  -  119              113       $ 1,084,501,868            92.0%            7.6215%           70.4%              1.43x
    120  -  239               17            93,819,483             8.0%            7.8231%           68.8%              1.35
                         ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      130       $ 1,178,321,351           100.0%            7.6376%           70.3%              1.43x
                         ==========================================================================================================

MAXIMUM REMAINING TERM TO MATURITY:    238
MINIMUM REMAINING TERM TO MATURITY:     26
WTD. AVG. REMAINING TERM TO MATURITY:  112


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING
TABLE.



-----------------------------------------------------------------------------------------------------------------------------------
                                                 YEAR BUILT/YEAR RENOVATED
                                                                                  WEIGHTED
                        NUMBER OF         CUT-OFF DATE       PERCENTAGE OF         AVERAGE         WEIGHTED           WEIGHTED
 RANGE OF YEARS          MORTGAGE           PRINCIPAL         INITIAL POOL         MORTGAGE         AVERAGE           AVERAGE
BUILT/RENOVATED         PROPERTIES           BALANCE            BALANCE              RATE          LTV RATIO          U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
 1941  -  1970              12           $ 61,032,558            5.2%             7.4795%           68.9%              1.54x
 1971  -  1980              15             46,801,316            4.0%             7.3885%           74.1%              1.32
 1981  -  1990              28            300,219,678           25.5%             7.5846%           67.4%              1.44
 1991  -  2001              84            770,267,800           65.4%             7.6859%           71.3%              1.42
                        -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    139         $1,178,321,351          100.0%             7.6376%           70.3%              1.43x
                        ===========================================================================================================

MOST RECENT YEAR BUILT/RENOVATED:  2001
OLDEST YEAR BUILT/RENOVATED:       1941
WTD. AVG. YEAR BUILT/RENOVATED:    1993












-----------------------------------------------------------------------------------------------------------------------------------
                                             OCCUPANCY RATES AT UNDERWRITING (1)
                                                                                         WEIGHTED
                           NUMBER OF         CUT-OFF DATE          PERCENTAGE OF         AVERAGE         WEIGHTED        WEIGHTED
     RANGE OF               MORTGAGE           PRINCIPAL            INITIAL POOL         MORTGAGE         AVERAGE        AVERAGE
OCCUPANCY RATE AT U/W      PROPERTIES           BALANCE               BALANCE              RATE          LTV RATIO       U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
  81.9%   -   90.0%            10            $ 67,523,345               5.9%             7.8329%           75.5%           1.29x
  90.1%   -   95.0%            34             256,829,455              22.6%             7.7361%           73.6%           1.30
  95.1%   -   97.5%            20             161,828,511              14.2%             7.4612%           74.5%           1.34
  97.6%   -  100.0%            67             650,186,380              57.2%             7.5877%           67.5%           1.51
                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       131         $ 1,136,367,691             100.0%             7.6178%           70.4%           1.42x
                           ========================================================================================================
MAXIMUM OCCUPANCY RATE AT U/W:    00.0%
MINIMUM OCCUPANCY RATE AT U/W:    81.9%
WTD. AVG. OCCUPANCY RATE AT U/W:  96.9%

(1) DOES NOT INCLUDE HOTEL PROPERTIES.



-----------------------------------------------------------------------------------------------------------------------------------
                                       UNDERWRITING DEBT SERVICE COVERAGE RATIOS
                                                                                 WEIGHTED
                      NUMBER OF        CUT-OFF DATE          PERCENTAGE OF        AVERAGE         WEIGHTED         WEIGHTED
    RANGE OF          MORTGAGE           PRINCIPAL            INITIAL POOL       MORTGAGE         AVERAGE          AVERAGE
   U/W DSCRS            LOANS             BALANCE               BALANCE            RATE           LTV RATIO        U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
1.20x   -  1.29           51          $ 407,620,024              34.6%            7.6448%           76.2%             1.25x
1.30    -  1.39           46            404,507,737              34.3%            7.5783%           74.5%             1.34
1.40    -  1.49           16             95,581,411               8.1%            7.5951%           73.0%             1.44
1.50    -  1.59            9             30,664,605               2.6%            7.6957%           72.6%             1.55
1.60    -  3.08x           8            239,947,574              20.4%            7.7349%           51.8%             1.84
                        -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  130        $ 1,178,321,351             100.0%            7.6376%           70.3%             1.43x
                        ===========================================================================================================

MAXIMUM UNDERWRITING DSCR:                                   3.08X
MINIMUM UNDERWRITING DSCR:                                   1.20X
WTD. AVG. UNDERWRITING DSCR:                                 1.43X










-----------------------------------------------------------------------------------------------------------------------------------
                                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                                                         WEIGHTED
                           NUMBER OF           CUT-OFF DATE         PERCENTAGE OF        AVERAGE        WEIGHTED         WEIGHTED
RANGE OF CUT-OFF DATE      MORTGAGE              PRINCIPAL          INITIAL POOL         MORTGAGE       AVERAGE           AVERAGE
LOAN-TO-VALUE RATIOS         LOANS                BALANCE              BALANCE             RATE        LTV RATIO         U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
  28.2%  -  60.0%              14             $ 253,642,769             21.5%            7.7765%         51.5%             1.81x
  60.1%  -  70.0%              22               152,080,485             12.9%            7.7264%         67.6%             1.36
  70.1%  -  75.0%              29               192,429,176             16.3%            7.6744%         73.3%             1.34
  75.1%  -  80.0%              62               561,485,468             47.7%            7.5471%         78.0%             1.31
  80.1%  -  85.0%               3                18,683,453              1.6%            7.3692%         83.6%             1.22
                           --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       130           $ 1,178,321,351            100.0%            7.6376%         70.3%             1.43x
                           ========================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:    85.0%
MINIMUM CUT-OFF DATE LTV RATIO:    28.2%
WTD. AVG. CUT-OFF DATE LTV RATIO:  70.3%



-----------------------------------------------------------------------------------------------------------------------------------
                                                         MORTGAGE PROPERTIES BY STATE
                                                                                           WEIGHTED
                                   NUMBER OF        CUT-OFF DATE      PERCENTAGE OF        AVERAGE         WEIGHTED      WEIGHTED
                                    MORTGAGE          PRINCIPAL        INITIAL POOL        MORTGAGE         AVERAGE       AVERAGE
            STATE                  PROPERTIES          BALANCE           BALANCE            RATE           LTV RATIO     U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
California (1)                        20           $ 290,761,777           24.7%           7.8049%           63.6%         1.58x
          Southern California         18             195,933,786           16.6%           7.6231%           67.6%         1.46
          Northern California          2              94,827,990            8.0%           8.1806%           55.2%         1.84
Texas                                 19             135,977,662           11.5%           7.5901%           76.2%         1.33
Florida                               14             126,266,852           10.7%           7.7073%           71.9%         1.34
New York                               9              91,289,469            7.7%           7.4642%           52.4%         1.66
Michigan                               5              57,054,868            4.8%           7.2558%           77.8%         1.28
Missouri                               6              48,818,634            4.1%           7.9518%           74.8%         1.29
Maryland                               5              45,625,539            3.9%           7.5203%           76.1%         1.32
North Carolina                         5              45,371,781            3.9%           7.4726%           77.8%         1.35
New Jersey                             5              35,623,591            3.0%           7.5902%           79.9%         1.30
Nevada                                 3              33,736,624            2.9%           7.4636%           78.1%         1.29
Illinois                               3              33,416,768            2.8%           7.7817%           77.8%         1.38
Kansas                                 9              31,251,955            2.7%           7.4296%           77.7%         1.35
Oregon                                 2              27,780,879            2.4%           7.2410%           65.1%         1.36
Pennsylvania                           2              24,057,715            2.0%           7.3887%           56.6%         1.71
Georgia                                5              23,519,374            2.0%           7.7642%           74.6%         1.38
Connecticut                            2              18,596,933            1.6%           7.2833%           79.8%         1.42
South Carolina                         1              15,749,027            1.3%           8.5500%           75.3%         1.23
Oklahoma                               2              14,085,918            1.2%           7.0205%           80.1%         1.24
Virginia                               2              11,641,294            1.0%           7.4296%           77.6%         1.33
Washington                             2              10,263,292            0.9%           7.7236%           64.9%         1.40
Mississippi                            1               9,456,681            0.8%           7.9150%           77.2%         1.22
Kentucky                               1               7,120,518            0.6%           8.0000%           69.8%         1.58
Arizona                                3               6,558,372            0.6%           7.5259%           73.2%         1.32
Delaware                               2               5,761,455            0.5%           7.4068%           76.4%         1.27
Ohio                                   2               5,577,072            0.5%           8.2670%           69.4%         1.45
Minnesota                              1               4,515,772            0.4%           8.5300%           52.4%         1.67
Colorado                               1               4,394,791            0.4%           7.6800%           79.9%         1.25
Idaho                                  1               3,148,263            0.3%           7.4000%           75.0%         1.26
Tennessee                              1               2,894,762            0.2%           7.5300%           79.7%         1.32
New Hampshire                          1               2,454,690            0.2%           7.3000%           79.8%         1.43
Indiana                                1               2,433,501            0.2%           7.3700%           79.8%         1.35
Wisconsin                              1               1,795,095            0.2%           8.0000%           78.0%         1.20
Massachusetts                          2               1,320,428            0.1%           8.2707%           75.3%         1.34
                                   ------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGE:   139        $ 1,178,321,351           100.0%           7.6376%           70.3%         1.43x
                                   ================================================================================================

(1) Southern California consists of mortgaged properties in California Zip Codes less than or equal to 93600.

 Northern California consists of mortgaged properties in California Zip Codes greater than 93600.














-----------------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE
                                                                                       WEIGHTED
                                   NUMBER OF      CUT-OFF DATE      PERCENTAGE OF      AVERAGE        WEIGHTED         WEIGHTED
                                   MORTGAGE        PRINCIPAL        INITIAL POOL       MORTGAGE        AVERAGE         AVERAGE
       LOAN TYPE                     LOANS          BALANCE            BALANCE           RATE         LTV RATIO        U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
                    BALLOON           111        $ 734,737,450          62.4%           7.5795%         74.9%           1.33x
                      ARD              16          430,554,643          36.5%           7.7040%         63.2%           1.59
                 FULLY AMORTIZING       3           13,029,258           1.1%           8.7174%         44.1%           1.55
                                  -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               130      $ 1,178,321,351         100.0%           7.6376%         70.3%           1.43x
                                  =================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------
                                               MORTGAGE PROPERTIES BY PROPERTY TYPE
                                                                                     WEIGHTED
                              NUMBER OF      CUT-OFF DATE         PERCENTAGE OF      AVERAGE         WEIGHTED          WEIGHTED
                              MORTGAGE         PRINCIPAL          INITIAL POOL       MORTGAGE         AVERAGE           AVERAGE
PROPERTY TYPE                PROPERTIES         BALANCE              BALANCE           RATE          LTV RATIO         U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Office                           37         $ 527,887,673            44.8%            7.5887%           65.7%            1.54x
Multifamily                      62           364,640,297            30.9%            7.6092%           77.1%            1.30
Retail                           22           217,172,200            18.4%            7.6919%           70.8%            1.35
Hotel                             8            41,953,660             3.6%            8.1736%           67.4%            1.49
Industrial                        4            14,663,117             1.2%            7.5507%           70.6%            1.35
Mixed Use                         2             5,817,066             0.5%            8.3446%           74.4%            1.32
Manufactured Housing              3             4,520,306             0.4%            7.8732%           56.5%            2.05
Self Storage                      1             1,667,033             0.1%            6.4200%           60.2%            1.29
                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         139       $ 1,178,321,351             100%            7.6376%           70.3%            1.43x
                             ======================================================================================================








-----------------------------------------------------------------------------------------------------------------------------------
                                    MORTGAGED PROPERTIES BY PROPERTY SUB-TYPE
                                                                                 WEIGHTED
                              NUMBER OF       CUT-OFF DATE    PERCENTAGE OF      AVERAGE          WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL       INITIAL POOL      MORTGAGE         AVERAGE        AVERAGE
PROPERTY TYPE    SUB-TYPE     PROPERTIES        BALANCE          BALANCE           RATE          LTV RATIO       U/W DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Retail
                 Anchore          14        $ 193,052,767         16.4%           7.6680%          70.7%            1.35x
               Unanchore           8           24,119,433          2.0%           7.8835%          71.1%            1.37
                              -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           22        $ 217,172,200         18.4%           7.6919%          70.8%            1.35x
                              =====================================================================================================

Hotel
            Full Service           1        $   6,475,768          0.5%           8.1000%          62.2%            1.44x
         Limited Service           7           35,477,892          3.0%           8.1871%          68.3%            1.50
                              -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            8        $  41,953,660          3.6%           8.1736%          67.4%            1.49x
                              =====================================================================================================


-----------------------------------------------------------------------------------------------------------------------------------
                                           PREPAYMENT PROVISION AS OF CUT-OFF DATE
                                                                                WEIGHTED         WEIGHTED
                                                                                AVERAGE          AVERAGE
                                                               PERCENTAGE OF   REMAINING        REMAINING           WEIGHTED
       RANGE OF              NUMBER OF      CUT-OFF DATE          INITIAL       LOCKOUT          LOCKOUT            AVERAGE
  REMAINING TERMS TO         MORTGAGE        PRINCIPAL         MORTGAGE POOL    PERIOD       PLUS YM PERIOD         MATURITY
STATED MATURITY (YEARS)      NOTES (2)        BALANCE             BALANCE       (YEARS)          (YEARS)          (YEARS) (1)
-----------------------------------------------------------------------------------------------------------------------------------
    2.00  -   4.99                3         $ 10,039,779            0.9%          3.5              3.8                4.2
    5.00  -   6.99                3          163,906,876           13.9%          6.0              6.0                6.4
    8.00  -   8.99                2            5,357,413            0.5%          8.6              8.6                8.9
    9.00  -   9.49                5          131,871,617           11.2%          8.5              8.8                9.2
    9.50  -   9.99              101          775,010,209           65.8%          9.1              9.4                9.8
   10.00  -  10.99               10           60,430,942            5.1%          9.2              9.6               10.0
   11.00  -  11.99                1            1,250,000            0.1%         11.1             11.1               11.4
   12.00  -  20.00                6           30,454,515            2.6%         12.9             14.9               15.1
                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         131       $1,178,321,351          100.0%          8.6              9.0                9.3
                            =======================================================================================================

(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES
OF THE INDICATED COLUMN.

(2) THE METRO TOWN SQUARE LOAN HAS TWO NOTES WITH DIFFERENT TERMS.










-----------------------------------------------------------------------------------------------------------------------------------
                                                            PREPAYMENT OPTION
                                                                                     WEIGHTED          WEIGHTED
                                                                                      AVERAGE           AVERAGE
                                                                  PERCENTAGE OF      REMAINING         REMAINING         WEIGHTED
                                  NUMBER OF       CUT-OFF DATE      INITIAL          LOCKOUT           LOCKOUT          AVERAGE
                                  MORTGAGE         PRINCIPAL      MORTGAGE POOL       PERIOD        PLUS YM PERIOD       MATURITY
PREPAYMENT OPTION                NOTES (2)         BALANCE           BALANCE         (YEARS)           (YEARS)        (YEARS) (1)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 118      $ 1,117,220,551         94.8%             8.9               8.9              9.3
Lockout / Yield Maintenance           13           61,100,800          5.2%             3.5               9.6             10.0
                                ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              131      $ 1,178,321,351        100.0%             8.6               9.0              9.3
                                ===================================================================================================

(1) IN THE CASE OF THE HYPER-AMORTIZATION LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES
OF THE INDICATED COLUMN.

(2) THE METRO TOWN SQUARE LOAN HAS TWO NOTES WITH DIFFERENT TERMS.



-----------------------------------------------------------------------------------------------------------------------------------
                                             MORTGAGE POOL PREPAYMENT PROFILE (1)
                                    NUMBER OF
                   MONTHS SINCE      MORTGAGE      OUTSTANDING      % OF POOL        YIELD        % OF POOL
       DATE        CUT-OFF DATE        NOTES       BALANCE (MM)      LOCKOUT      MAINTENANCE       OPEN             TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
      AUG-01             0       |      131        $ 1,178.3          99.86%         0.14%          0.00%           100.0%
      AUG-02            12       |      131        $ 1,168.3          99.86%         0.14%          0.00%           100.0%
      AUG-03            24       |      131        $ 1,157.3          99.86%         0.00%          0.14%           100.0%
      AUG-04            36       |      130        $ 1,143.6          97.61%         2.39%          0.00%           100.0%
      AUG-05            48       |      130        $ 1,129.9          97.61%         2.39%          0.00%           100.0%
      AUG-06            60       |      127        $ 1,095.9          94.87%         5.13%          0.00%           100.0%
      AUG-07            72       |      127        $ 1,080.8          94.88%         5.12%          0.00%           100.0%
      AUG-08            84       |      125        $   927.2          94.12%         5.88%          0.00%           100.0%
      AUG-09            96       |      125        $   911.9          94.13%         5.87%          0.00%           100.0%
      AUG-10           108       |      123        $   890.6          87.02%         4.94%          8.04%           100.0%
      AUG-11           120       |        8        $    24.5          79.43%        10.29%         10.28%           100.0%
      AUG-12           132       |        7        $    20.4          88.49%        11.51%          0.00%           100.0%
      AUG-13           144       |        6        $    18.4          88.18%        11.82%          0.00%           100.0%
      AUG-14           156       |        6        $    16.8          88.15%        11.85%          0.00%           100.0%
      AUG-15           168       |        5        $    15.6          88.58%        11.42%          0.00%           100.0%
      AUG-16           180       |        1        $     1.6           0.00%       100.00%          0.00%           100.0%
      AUG-17           192       |        1        $     1.3           0.00%       100.00%          0.00%           100.0%
      AUG-18           204       |        1        $     1.0           0.00%       100.00%          0.00%           100.0%
      AUG-19           216       |        1        $     0.8           0.00%       100.00%          0.00%           100.0%
      AUG-20           228       |        1        $     0.4           0.00%       100.00%          0.00%           100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE
HYPER-AMORTIZATION LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON
MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.


                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001





                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


STATEMENT SECTIONS                                                PAGE(s)
------------------                                                -------
Certificate Distribution Detail                                      2
Certificate Factor Detail                                            3
Reconciliation Detail                                                4
Other Required Information                                           5
Ratings Detail                                                       6
Current Mortgage Loan and Property Stratification Tables           7 - 9
Mortgage Loan Detail                                                10
Principal Prepayment Detail                                         11
Historical Detail                                                   12
Delinquency Loan Detail                                             13
Specially Serviced Loan Detail                                    14 - 15
Modified Loan Loan                                                  16
Liquidated Loan Detail                                              17


                  DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:            General Information Number
Phone Number:       (212) 325-2000


                  SERVICER

Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105

Contact:             Brad Hauger
Phone Number:        (816) 292-8629


               SPECIAL SERVICER

Lennar Partners, Inc.
700 N.W. 107th Avenue
Miami, FL 33172

Contact:             Steve Bruha
Phone Number:        (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 1 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001





                    CERTIFICATE DISTRIBUTION DETAIL

                                                                                                                   Realized Loss/
  Class\                 Pass-Through      Original     Beginning     Principal      Interest      Prepayment      Additional Trust
Component     CUSIP          Rate          Balance       Balance    Distribution   Distribution     Premium         Fund Expenses
-----------------------------------------------------------------------------------------------------------------------------------
   A-1                    0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
   A-2                    0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    B                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    C                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    D                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    E                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    F                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    G                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    H                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    J                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    K                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    L                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    M                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    N                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
    R                     0.000000%          0.00          0.00         0.00           0.00          0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
 Totals                                      0.00          0.00         0.00           0.00          0.00                0.00
===================================================================================================================================



                                            Current
               Total       Ending         Subordination
          Distribution     Balance          Level(1)
--------------------------------------------------------
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
             0.00          0.00              0.00
--------------------------------------------------------
Totals       0.00          0.00              0.00
========================================================


                                      Original   Beginning                                                 Ending
                      Pass-Through    Notional   Notional     Interest      Prepayment        Total        Notional
Class      CUSIP           Rate        Amount     Amount    Distribution     Premium       Distribution    Amount
--------------------------------------------------------------------------------------------------------------------
 A-X                    0.000000        0.00       0.00         0.00           0.00           0.00           0.00
====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 2 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001


                           CERTIFICATE FACTOR DETAIL


                                                                                         Realized Loss/
 Class\                 Beginning     Principal         Interest        Prepayment      Additional Trust        Ending
Component     CUSIP      Balance     Distribution     Distribution       Premium        Fund Expenses           Balance
--------------------------------------------------------------------------------------------------------------------------
  A-1                   0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
  A-2                   0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   B                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   C                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   D                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   E                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   F                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   G                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   H                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   J                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   K                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   L                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   M                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   N                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
   R                    0.00000000    0.00000000       0.00000000      0.00000000         0.00000000           0.00000000
  ------------------------------------------------------------------------------------------------------------------------

                     Beginning                                        Ending
                     Notional       Interest          Prepayment     Notional
Class    CUSIP        Amount      Distribution         Premium         Amount
------------------------------------------------------------------------------
 A-X                0.00000000     0.00000000         0.00000000    0.00000000
==============================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 3 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                             RECONCILIATION DETAIL


                     ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY
P & I Advances Outstanding                             0.00           Current Period Accrued Master Servicing Fees            0.00
Services Advances Outstanding                          0.00           Less Master Servicing Fees on Delinquent Payments       0.00
Reimbursements for Interest on P&I                     0.00           Less Reductions to Master Servicing Fees                0.00
Advances paid from general collections                                Plus Master Servicing Fees on Delinquent Payments
Reimbursements for Interest on Servicing               0.00             Received                                              0.00
                                                                      Plus Adjustments for Prior Master
                                                                        Servicing Calculation                                 0.00
Advances paid from general collections                                Total Master Servicing Fees Collection                  0.00


CERTIFICATE INTEREST RECONCILIATION


               Accrued            Uncovered                               Certificate            Unpaid          Optimal Interest
             Certificate          Prepayment         Indemnification    Deferred Interest        Interest          Distribution
Class          Interest        Interest Shortfall        Expenses            Amount           Shortfall Amount         Amount
-----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
-----------------------------------------------------------------------------------------------------------------------------------
Total
===================================================================================================================================



Interest                                          Appraisal
Shortfall                Interest                 Reduction
 Amount                Distribution                Amount
------------------------------------------------------------














-------------------------------------------------------------
Total
=============================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 4 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001




                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00


Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Primary Servicing Fee         0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Stand-by Fee                            0.00
Aggregate Trust Fund Expenses                     0.00



Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00



Appraisal Reduction Amount

               Appraisal      Cumulative          Most Recent
   Loan        Reduction         ASER              App. Red.
  Number       Effected         Amount               Date
--------------------------------------------------------------------















--------------------------------------------------------------------
 Total
====================================================================



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 5 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001


                               RATINGS DETAIL


                            Original Ratings             Current Ratings (1)
  Class      CUSIP     --------------------------   ----------------------------
                       Fitch     Moody's    S&P      Fitch     Moody's     S&P
--------------------------------------------------------------------------------
   A-1
   A-2
   A-X
    B
    C
    D
    E
    F
    G
    H
    J
    K
    L
    M
    N
================================================================================



Fitch, Inc.                        Moody's Investors Service            Standard & Poor's Rating Services
One State Street Plaza             99 Church Street                     55 Water Street
New York, New York 10004           New York, New York 10007             New York, New York 10041
(212) 908-0500                     (212) 553-0300                       (212) 438-2430



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 6 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001




                       CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                            SCHEDULED BALANCE

                                                         % of
             Scheduled          # of      Scheduled      Agg.      WAM       WAC        Weighted
     0.00     Balance          loans       Balance       Bal.      (2)                 Avg DSCR (1)
============------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------
  Totals
==========================================================================================


                                        STATE (3)

                                             % of
     State          # of       Scheduled     Agg.      WAM       WAC        Weighted
                   Props.       Balance      Bal.      (2)                Avg DSCR (1)
------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------
  Totals
==========================================================================================

See footnotes on last page of this section.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 7 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                       CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                    DEBT SERVICE COVERAGE RATIO

                                             % of
 Debt Service       # of      Scheduled      Agg.      WAM       WAC        Weighted
Coverage Ratio     loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------
  Totals
==========================================================================================

                                           NOTE RATE

                                             % of
    Note            # of      Scheduled      Agg.      WAM       WAC        Weighted
    Rate           loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------
  Totals
==========================================================================================


                                 PROPERTY TYPE (3)

                                             % of
 Property Type      # of       Scheduled     Agg.      WAM       WAC        Weighted
                   Props.       Balance      Bal.      (2)                Avg DSCR (1)
------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------
  Totals
==========================================================================================

                                          SEASONING

                                             % of
 Seasoning          # of      Scheduled      Agg.      WAM       WAC        Weighted
                   loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------
  Totals
==========================================================================================

See footnotes on last page of this section.



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 8 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                 CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                    ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

 Anticipated                                 % of
  Remaining         # of      Scheduled      Agg.      WAM       WAC        Weighted
  Term (2)         loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------
  Totals
==========================================================================================


                   REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

   Remaining                                 % of
 Amortization       # of      Scheduled      Agg.      WAM       WAC        Weighted
     Term          loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------
  Totals
==========================================================================================


                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)

   Remaining                                 % of
     Stated         # of      Scheduled      Agg.      WAM       WAC        Weighted
     Term          loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------
  Totals
==========================================================================================


                                   AGE OF MOST RECENT NOI

                                             % of
    Age of Most     # of      Scheduled      Agg.      WAM       WAC        Weighted
    Recent NOI     loans       Balance       Bal.      (2)                 Avg DSCR (1)
------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------
  Totals
==========================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 9 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                              MORTGAGE LOAN DETAIL

                                                                                                    Anticipated
 Loan     ODCR      Property      City            State     Interest       Principal      Gross      Repayment       Maturity
Number              Type (1)                                Payment        Payment        Coupon        Date           Date
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
 Totals
=============================================================================================================================


 Loan      Neg.          Beginning         Ending         Paid         Appraisal          Appraisal        Res.       Mod.
Number    Amort          Scheduled       Scheduled        Thru         Reduction          Reduction       Strat.      Code
          (Y/N)           Balance         Balance         Date            Date              Amount         (2)         (3)
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
 Totals
=============================================================================================================================


                             (1) Property Type Code

            MF  - Multi-Family                      OF  - Office
            RT  - Retail                            MU  - Mixed Use
            HC  - Health Care                       LO  - Lodging
            IN  - Industrial                        SS  - Self Storage
            WH  - Warehouse                         OT  - Other
            MH  - Mobile Home Park



                          (2) Resolution Strategy Code

1  - Modification        6  - DPO                      10  - Deed In Lieu Of
2  - Foreclosure         7  - REO                            Foreclosure
3  - Bankruptcy          8  - Resolved                 11  - Full Payoff
4  - Extension           9  - Pending Return           12  - Reps and Warranties
5  - Note Sale                to Master Servicer       13  - Other or TBD



                             (3) Modification Code

                           1 - Maturity Date Extension
                           2 - Authorization Change
                           3 - Principal Write-Off
                           4 - Combination


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 10 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001




                                                    PRINCIPAL PREPAYMENT DETAIL

                                            Principal Prepayment Amount                          Prepayment Penalties
Loan Number   Offering Document      -----------------------------------------------------------------------------------------------
               Cross-Reference       Payoff Amount        Curtailment Amount       Prepayment Premium       Yield Maintenance Charge
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 11 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                                                      HISTORICAL DETAIL

                                              Delinquencies                                                        Prepayments
------------------------------------------------------------------------------------------------------------------------------------
Distribution   30-59 Days     60-89 Days    90 Days or More    Foreclosure       REO       Modifications    Curtailments    Payoff
    Date        # Balance     # Balance        # Balance        # Balance     # Balance      # Balance        # Balance    # Balance
------------------------------------------------------------------------------------------------------------------------------------
















====================================================================================================================================


                              Rate and Maturities
--------------------------------------------------------------------
Distribution          Next Weighted Avg.
    Date              Coupon       Remit             WAM
--------------------------------------------------------------------
















=====================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 12 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                                                       DELINQUENCY LOAN DETAIL

                  Offering        # of       Paid     Current   Outstanding     Status of    Resolution    Servicing
Loan Number       Document        Months    Through     P&I        P & I        Mortgage      Strategy     Transfer      Foreclosure
               Cross-Reference    Delinq.    Date      Date      Advances**     Loan (1)      Code (2)       Date            Date
------------------------------------------------------------------------------------------------------------------------------------


















------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================


                     Current           Outstanding
Loan Number         Servicing           Servicing      Bankruptcy      REO
                    Advances            Advances          Date         Date
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
 Totals
================================================================================



                          (1) Status of Mortgage Loan

  A - Payments Not Received               2 - Two Months Delinquent
      But Still in Grace Period           3 - Three or More Months Delinquent
  B - Late Payment But Less               4 - Assumed Scheduled Payment
      Than 1 Month Delinquent                 (Performing Matured Loan)
  0 - Current                             7 - Foreclosure
  1 - One Month Delinquent                9 - REO



                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                       10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                            Master Servicer
3 - Bankruptcy           8 - Resolved                     - Full Payoff
4 - Extension            9 - Pending Return               - Reps and Warranties
5 - Note Sale                to Master Servicer        11 - Other or TBD


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 13 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                                              SPECIALLY SERVICED LOAN DETAIL - PART 1
                              Offering        Servicing    Resolution
Distribution     Loan         Document         Transfer     Strategy      Scheduled   Property               Interest     Actual
    Date         Number    Cross-Reference       Date       Code (1)       Balance     Type (2)     State      Rate       Balance
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================


   Net                                                             Remaining
Operating          NOI                  Note       Maturity       Amortization
 Income            Date      DSCR       Date         Date             Term
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------
 Totals
================================================================================

                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                       10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                            Foreclosure
3 - Bankruptcy           8 - Resolved                  11 - Full Payoff
4 - Extension            9 - Pending Return            12 - Reps and Warranties
5 - Note Sale                to Master Servicer        13 - Other or TBD



                             (2) Property Type Code

             MF - Multi-Family                  OF - Office
             RT - Retail                        MU - Mixed Use
             HC - Health Care                   LO - Lodging
             IN - Industrial                    SS - Self Storage
             WH - Warehouse                     OT - Other
             MH - Mobile Home Park



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 14 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001




                                      SPECIALLY SERVICED LOAN DETAIL - PART 2


                               Offering      Resolution       Site                                           Other REO
 Distribution     Loan         Document       Strategy     Inspection     Phase 1   Appraisal   Appraisal      Property     Comment
     Date        Number    Cross-Reference    Code (1)        Date         Date        Date       Value        Revenue
------------------------------------------------------------------------------------------------------------------------------------


















====================================================================================================================================



                          (1) Resolution Strategy Code

1 - Modification         6 - DPO                       10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                            Foreclosure
3 - Bankruptcy           8 - Resolved                  11 - Full Payoff
4 - Extension            9 - Pending Return            12 - Reps and Warranties
5 - Note Sale                to Master Servicer        13 - Other or TBD



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 15 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                                                       MODIFIED LOAN DETAIL

                   Offering
  Loan             Document        Pre-Modification      Modification Date                  Modification Description
 Number        Cross-Reference          Balance
------------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------
 Totals
====================================================================================================================================


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 16 of 17



       [WELLS                                                                             For Additional Information please contact
        FARGO                       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.           CTSLink Customer Service
        LOGO]                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    (301) 815-6600
WELLS FARGO BANK MINNESOTA, N.A.                       SERIES 2001-CP4                     Reports Available on the World Wide web
CORPORATE TRUST SERVICES                                                                            @ www.ctslink.com/cmbs
11000 BROKEN LAND PARKWAY                                                                  PAYMENT DATE:             09/17/2001
COLUMBIA, MD 21044                                                                         RECORD DATE:              08/00/2001



                             LIQUIDATED LOAN DETAIL

            Final Recovery     Offering                                                       Gross Proceeds        Aggregate
    Loan    Determination      Document       Appraisal    Appraisal    Actual      Gross        as a % of         Liquidation
   Number        Date       Cross-Reference      Date        Value      Balance    Proceeds    Actual Balance       Expenses*
------------------------------------------------------------------------------------------------------------------------------------


















------------------------------------------------------------------------------------------------------------------------------------
 Current
  Total
====================================================================================================================================
Cumulative
  Total
====================================================================================================================================

                       Net            Net Proceeds                   Repurchased
    Loan           Liquidation          as a % of       Realized      by Seller
   Number           Proceeds         Actual Balance       Loss          (Y/N)
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
 Current
  Total
================================================================================
Cumulative
  Total
================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                 Page 17 of 17

                                    EXHIBIT C
                            FORM OF SERVICER REPORTS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                         DELINQUENT LOAN STATUS REPORT
                                AS OF__________
                              (LOAN LEVEL REPORT)



Operating Information Reflected As NOI______ or NCF________


S4                    S55         S61          S57   S58   S62 or S63    L8      L7          L37           L39           L38
                                                                                 (a)         (b)           (c)           (d)

Loan                Short Name     Property   City  State   Sq Ft or  Paid Thru Scheduled    Total         Other         Total T&I
Prospectus ID    (When Appropriate) Type                     Units      Date      Loan     P&I Advances Expense Advance  Advances
                                                                                 Balance   Outstanding   Outstanding    Outstanding


LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD -
Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP -
Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod,
BK/Mod, BK/FCL/DPO). **BPO - Broker opinion


                L25         L10          L11       L58 or L73  L54 or L68/L92    L56 or L70/L93        L74        L75
                                                                   or L96           or L97
(e)=a+b+c+d                                                                                                       (f)
 Total       Current        Current     Maturity   LTM NOI/NCF    LTM NOI/NCF  LTM DSCR (NOI/NCF)  Valuation   Appraisal
Exposure    Monthly P&I  Interest Rate   Date         Date                                            Date   BPO or Internal
                                                                                                                 Value**

LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD -
Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP -
Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod,
BK/Mod, BK/FCL/DPO). **BPO - Broker opinion


                    L35             L77              L79               L76

 (.90*f)-e
   Loss            Total           Transfer      Date Asset         Workout     Comments
  using 90%       Appraisal         Date       Expected to be      Strategy
Appr. or BPO(f) Reduction Realized          Resolved or Foreclosed

LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
------------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD -
Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP -
Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod,
BK/Mod, BK/FCL/DPO). **BPO - Broker opinion



              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                               REO STATUS REPORT
                                AS OF__________
                            (PROPERTY LEVEL REPORT)




 Operating Information Reflected As NOI______ or NCF________
 P4         P7           P13          P9        P10    P16 or P17   L8      P21         L37             L39             L38
                                                                            (a)         (b)             (c)             (d)

Property   Short Name    Property     City     State     Sq Ft or   Paid  Allocated   Total P&I     Other Expense  Total T&I
  ID        (When         Type                             Units    Thru    Loan       Advances       Advance        Advance
          Appropriate)                                              Date    Amount    Outstanding   Outstanding   Outstanding


REO' s data reflected at the property level for relationships with more than one
(1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.


                 L25         L11         P53 or P74  P58 or P72/P79    P24                          P25
                                                       or P83
(e)=a+b+c+d                                           (f)                                           (g)            (h)=(.90*g)-e
Total Exposure   Current     Maturity    LTM NOI/NCF  LTM DSCR        Valuation  Appraisal           Appraisal      Loss using 90%
                Monthly P&I   Date          Date      (NOI/NCF)         Date    BPO or Internal    BPO or Internal  Appr. or BPO (f)
                                                                                 Value Source (1)    Value
REO' s data reflected at the property level for relationships with more than one
(1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.


  L35                  L77           P28         P26


 Total Appraisal       Transfer      REO       Date Asset       Comments
 Reduction Realized      Date    Acquisition  Expected to be
                                    Date        Resolved

REO' s data reflected at the property level for relationships with more than one
(1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                      C-2

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                              SERVICER WATCH LIST
                                AS OF__________
                              (LOAN LEVEL REPORT)


Operating Information Reflected As NOI______ or NCF________
 S4          S55             S61             S57  S58        L7         L8        L11        L56/L93      L70/L97
Prospectus  Short Name   Property Type     City  State  Scheduled    Paid Thru  Maturity  Preceding   Most Recent     Comment/Action
Loan ID    (When                                       Loan Balance     Date       Date    Fiscal Yr  DSCR NOI/NCF     to be taken
           Appropriate)                                                                  DSCR NOI/NCF



List all loans on watch list in descending balance order.

Comment section should include reason and other pertinent information.

Should not include loans that are specially serviced.

Total:                                                  $

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                      HISTORICAL LOAN MODIFICATION REPORT



Operating Information Reflected As NOI______ or NCF________
S4              S57          S58           L49                                 L48           L7*          L7*                L50*
Prospectus ID   City         State     Mod/ Extension Flag  Extension per      Effective   Balance When   Balance at the    Old Rate
                                                           Docs or Servicer      Date     Sent to Special Effective Date of
                                                                                            Servicer       Rehabilitation
THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:

*The information in these columns is from a particular point in time and should not change on this report once assigned.

Future modifications done on the same loan are additions to the report.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.


                   L50*          L25*      L25*         L11*         L11*                             L47
 # Mths          New Rate     Old P&I    New P&I   Old Maturity   New Maturity Total # Mths    (1) Realized (2)Est. Future  Comment
 for Rate Change                                                              for Change of Mod    Loss to    Interest Loss
                                                                                                   Trust $     to Trust $
                                                                                                            (Rate Reduction)
THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:

*The information in these columns is from a particular point in time and should not change on this report once assigned.

Future modifications done on the same loan are additions to the report.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4 HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                               AS OF XX/XX/XXXX


                                                              Latest
                                                            Appraisal or   Effect                   Net Amt
  Servicer                                    % Received      Brokers      Date of                  Received    Scheduled
  Loan ID      Property Type   City  State    From Sale       Opinion       Sale     Sales Price   from Sale     Balance


Grand Totals   Total Loans: 0                   #DIV/0!               0                        0            0            0



                                                                       Date                  Date Minor
                                                                       Loss                     Adj        Total Loss     Loss % of
Total P & I     Total    Servicing                   Actual Losses    Passed    Minor Adj      Passed         with        Scheduled
  Advanced     Expenses    Fees       Net Proceeds    Passed thru      thru      to Trust       thru       Adjustment      Balance


        0         0              0                0              0                      0                            0      #DIV/0!



             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                         HISTORICAL LIQUIDATION REPORT
                  (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)


Operating Information Reflected As NOI______ or NCF________
S4          S55           S61      S57      S58                    L75              L29                     L45           L7
                                                     (c)=b/a       (a)                            (b)        (d)          (e)
Prospectus  Short Name   Property  City   State      % Recieved   Latest Appraisal   Effective   Sales     Net Amt     Scheduled
Loan ID      (When        Type                         From         or Brokers        Date of    Price  Recieved from   Balance
          Appropriate)                                Liquidation    Opinion         Liquidation           Sale


THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.


   L37            L39+L38                                            L47
   (f)            (g)               (h)              (i)=d-(f+g+h)   (k)                       (m)
 Total P&I      Total T&I and       Servicing Fees    Net Proceeds  Realized Loss  Date Loss  Minor Adj to  Date of Minor
  Advance    Other Expense Advance   Expense                                      Passed thru   Trust        Adj Passed
Outstanding      Outstanding                                                                                   thru


THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.



 (n)=k+m          (o)=n/e
Total Loss       Loss % of
with Adjustment  Scheduled
                  Balance

THIS REPORT IS HISTORICAL

All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.


                                      C-6

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CP4
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of _______________
                            (Property Level Report)


Operating Information Reflected As NOI____ or NCF______
P4           P9      P10       P52         P21                L8       P57         S72     S69     S70     S83       S84
                                                                                Original Underwriting
                                                                                    Information
                                                                                  Base Year
Property ID  City   State  Last Property Current Allocated  Paid Thru Allocated   Financial % OCC  Total    $ NCF   (1) DSCR
                            Inspect Date    Loan Amount        Date     Debt Service   Info          Revenue
                                                                                  as of Date
                            yyyymmdd                                              yyyymmdd
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and Loan Periodic Update File.

Total:                                   $                             $            **       WA    $        $       WA

(1) DSCR should match to Operating Statement and is normally calculated using
NOI or NCF / Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

* As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.


P60              P66  P61       P63 or P80   P65 or P81

2nd Preceding Annual Operating
       Information

as of_______                     Normalized

Financial       %        Total        $          (1)
Info as of     OCC      Revenue      NCF         DSCR
Date
yyyymmdd

List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and Loan Periodic Update File.

                 WA    $            $           WA

(1) DSCR should match to Operating Statement and is normally calculated using
NOI or NCF / Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

* As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.

 P53              P59      P54    P56 or P78   P58 or P79      P73         P74         P29     P68       P70 or P82  P72 or P83
 Preceding  Annual Operating                                                          Most Recent Financial
     Information                                                                         Information
as of_______                      Normalized                                          *Normalized or Actual
Financial        %OCC   Total          $      (1)DSCR      FS Start Date FS End Date  % OCC  Total Revenue   $ NCF    (1) DSCR
Info as of                Revenue     NCF
Date                                                         yyyymmdd     yyyymmdd
yyyymmdd

List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and Loan Periodic Update File.

                   WA      $         $           WA                         WA                 $           $           WA
(1) DSCR should match to Operating Statement and is normally calculated using
NOI or NCF / Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

* As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.


(2)
Net Change

Preceding & Basis  % Total Revenue  (1)DSCR
%OCC

List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and Loan Periodic Update File.

WA                 $                WA

(1) DSCR should match to Operating Statement and is normally calculated using
NOI or NCF / Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

* As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.


                 COMMERCIAL NOI ADJUSTMENT WORKSHEET (includes
          Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY


 PROPERTY OVERVIEW
      PROSPECTUS ID
      Current Scheduled Loan Balance/Paid to Date                                               Current Allocated Loan Amount %
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable SF/Units/Pads,Beds                                       Use second box to specify sqft.,units...
      Year Built/Year Renovated
      Cap Ex Reserve (annually)/per Unit.etc. (1)                           specify annual/per unit...
      Year of Operations
      Occupancy Rate (physical)
      Occupancy Date
      Average Rental Rate

                                                       (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's



  INCOME:                                                   YYYY
                                                          BORROWER     ADJUSTMENT   NORMALIZED   NOTES
                                                           ACTUAL
      Statement Classification
      Gross Potential Rent (2)
      Less: Vacancy Loss
                 OR
      Base Rent (2)
      Expense Reimbursement
      Percentage Rent
      Parking Income
      Other Income

     EFFECTIVE GROSS INCOME
                                                       (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss
  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      Repairs and Maintenance
      Janitorial
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      General and Administrative
      Other Expenses                                                                            For self-storage include franchise
      Ground Rent                                                                               fees

   TOTAL OPERATING EXPENSES

   OPERATING EXPENSE RATIO

   NET OPERATING INCOME

      Leasing Commissions (3)
      Tenant Improvements (3)
      Capital Expenditures
      Extraordinary Capital Expenditures
   Total Capital Items


                                                      (3) Actual current yr, but normalize for annual if possible via contractual,
                                                          U/W or other data


   Net Cash Flow
   Debt Service (per Servicer)
   Net Cash Flow after debt service

   DSCR: (NOI/Debt Service)

   DSCR: (NCF/Debt Service)

   Source of Financial Data:

                                                      (i.e.. operating statements, financial statements, tax return, other)



Notes and Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

Income: Comments

Expense: Comments

Capital Items: Comments

 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (inclds. Retail/Office/Ind/Whs/Mixed use)
                                 AS OF MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW

PROSPECTUS ID


Current Scheduled Loan Balance/Paid to Date                          Current Allocated Loan Amount %
Property Name
Property Type
Property Address, City, State
Net Rentable SF/Units/Pads,Beds                                   Use second box to specify sqft.,units...
Year Built/Year Renovated
Cap Ex Reserve (annually)/per Unit.etc. (1)                 specify annual/per unit...
Year of Operations                      Underwriting MM/DD/YY MM/DD/YY      MM/DD/YY                          MM/DD/YY
Occupancy Rate (physical)
Occupancy Date
Average Rental Rate

                                              (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:
Number of Mos. Covered                                                                                      (prcdng yr (prcdng yr to
                                                                                                            to base)     2nd prcdng)
Period Ended                            Underwriting 3rd         2nd       Preceding Yr.           TTM/YTD (2)   YYYY-U/W  YYYY-YYYY
                                                     Preceding   Preceding

Statement Classification(yr)            Base Line                          (fm NOI Adj Sheet)      as of / /98     Variance Variance
Gross Potential Rent (3)
Less: Vacancy/collection loss
                    OR
Base Rent (3)
Expense Reimbursement
Percentage Rent
Other Income/Parking Income
*EFFECTIVE GROSS INCOME
                                               (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                               (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss
OPERATING EXPENSES:

Real Estate Taxes
Property Insurance
Utilities
Repairs and Maintenance
Janitorial
Management Fees
Payroll & Benefits
Advertising & Marketing
Professional Fees
General and Administrative
Other Expenses
Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

Leasing Commissions
Tenant Improvements
Capital Expenditures
Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS
*NET CASH FLOW
DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT SERVICE
*DSCR: (NOI/DEBT SERVICE)
*DSCR: (NCF/DEBT SERVICE)
SOURCE OF FINANCIAL DATA:

                                               (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances
(either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital Items.

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:




*Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA
 Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.




  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (INCLDS. MOBILE HOME PARKS)
                           as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW


PROSPECTUS ID

Current Scheduled Loan Balance/Paid to Date                              Current Allocated Loan Amount %

Property Name
Property Type
Property Address, City, State
Net Rentable SF/Units/Pads,Beds                                 Use second box to specify sq ft.,units...
Year Built/Year Renovated
Cap Ex Reserve (annually)/per Unit.etc. (1)                     specify annual/per unit...
Year of Operations                     Underwriting MM/DD/YY     MM/DD/YY MM/DD/YY                   MM/DD/YY
Occupancy Rate (physical)
Occupancy Date
Average Rental Rate
                                                 (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================
====================================================================================================================================

INCOME:
Number of Mos. Covered                                                                                     (prcdng yr (prcdng yr
                                                                                                             to base) to 2nd prcdng)



Period Ended                       Underwriting 3rd Preceding 2nd Preceding Preceding Yr.          TTM/YTD (2) YYYY-U/W   YYYY-YYYY
Statement Classification(yr)       Base Line                                (fm NOI Adj Sheet)     as of / /    Variance   Variance
Gross Potential Rent (3)
Less: Vacancy/collection loss
          OR
Base Rent (3)
Laundry/Vending Income
Parking Income
Other Income

*EFFECTIVE GROSS INCOME


                                                 (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                                 (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents;
                                                     use negative $amt for Vacancy/Collection Loss


OPERATING EXPENSES:
Real Estate Taxes
Property Insurance
Utilities
Repairs and Maintenance
Management Fees
Payroll & Benefits
Advertising & Marketing
Professional Fees
General and Administrative
Other Expenses
Ground Rent
 *TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

Capital Expenditures
Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:


                                                 (ie. operating statements, financial statements, tax return, other)



NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% EGI/Total Operating Expenses or Total Capital
Items.

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:

* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA
Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.


                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY
====================================================================================================================================
PROPERTY OVERVIEW

PROSPECTUS ID
Current Scheduled Loan Balance/Paid to Date                               Current Allocated Loan Amount %
Property Name
Property Type
Property Address, City, State
Net Rentable SF/Units/Pads,Beds                           Use second box to specify sqft., units...
Year Built/Year Renovated
Cap Ex Reserve (annually)/per Unit.etc. (1)               specify annual/per unit...
Year of Operations                     Underwriting MM/DD/YY   MM/DD/YY MM/DD/YY                         MM/DD/YY
Occupancy Rate (physical)
Occupancy Date
Average Daily Rate
Rev per Avg. Room

                                                (1) Total $ amount of Capital Reserves required annually by loan documents
====================================================================================================================================
INCOME:
Number of Mos. Covered                                                                                      (prcdng yr  (prcdng yr
                                                                                                            to base) to  2nd prcdng)
Period Ended                  Underwriting   3rd Preceding   2nd Preceding    Preceding Yr.   TTM/YTD (2)    YYYY-U/W    YYYY-YYYY
Statement Classification (yr)   Base Line                                  (fm NOI Adj Sheet) as of / /      Variance     Variance
Room Revenue
Food & Beverage Revenues
Telephone Revenue
Other Departmental Revenue
Other Income

*DEPARTMENTAL REVENUE
                                                (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
Room
Food & Beverage
Telephone Expenses
Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
Real Estate Taxes
Property Insurance
Utilities
Repairs and Maintenance
Franchise Fee
Management Fees
Payroll & Benefits
Advertising & Marketing
Professional Fees
General and Administrative
Ground Rent
Other Expenses
TOTAL GENERAL/UNALLOCATED

OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  *NET OPERATING INCOME

Capital Expenditures
Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)

*NET CASH FLOW AFTER DEBT SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

   SOURCE OF FINANCIAL DATA:

                                                (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances
(either higher or lower) must be explained and noted for the following: 10% DSCR change, 15% Change in Dept Revenue, Dept Expenses, General Expenses or Total
Capital Items.
INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:
* Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA
Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CP4, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D, will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 ("United States person") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

          o    the Trustee or the U.S. withholding agent receives a statement--

               1. from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor or substitute form) that--

                    (a) is signed by the certificateholder under penalty of perjury,

                    (b) certifies that such owner is not a United States person, and

                    (c) provides the name and address of the certificateholder, or

               2. from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

                    (a) is signed under penalties of perjury by an authorized representative of the financial institution,

                    (b) states that the financial institution has received an IRS Form W-8BEN (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor or substitute form),

                    (c) provides the name and address of the certificateholder, and

                    (d) attaches the IRS Form W-8BEN (or any successor or substitute form) provided by the certificateholder;

          o the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

          o the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor or substitute form) to the Trustee or the U.S. withholding agent; or

          o the holder is a foreign entity that is treated as a partnership for U.S. federal income tax purposes and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service may be subject to different documentation requirements; it is recommended that such holders consult their tax advisors with respect to these certification rules.

         A holder holding book-entry certificates through Clearstream, Luxembourg or Euroclear, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all holders holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

         1. provides a properly executed IRS Form W-8BEN, W-8ECI or W-8IMY (or any successor or substitute form), if that person is a not a United States person;

         2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "U.S. persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

Prospectus


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES



     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

-----------------------------------------------------------------------------------------------------------------------------------


                    THE OFFERED CERTIFICATES:                                              THE TRUST ASSETS:

The offered certificates will be issuable in series. Each series    The assets of each of our trusts will include--
 of offered certificates will--
                                                                    o    mortgage loans secured by first and junior liens on,
 o     have its own series designation;                                  or security interests in, various interests in commercial
                                                                         and multifamily real properties;
 o     consist of one or more classes with various payment
       characteristics;                                             o    mortgage-backed securities that directly or indirectly
                                                                         evidence interests in, or are directly or indirectly
 o     evidence beneficial ownership interests in a trust                secured by, those types of mortgage loans; or
       established by us; and
                                                                    o    some combination of those types of mortgage loans and
 o      be payable solely out of the related trust assets.               mortgage-backed securities.

 No governmental agency or instrumentality will insure or           Trust assets may also include letters of credit, surety bonds,
 guarantee payment on the offered certificates. Neither we          insurance policies, guarantees, credit derivatives, reserve
 nor any of our affiliates are responsible for making payments on   funds, guaranteed investment contracts, interest rate exchange
 the offered certificates if collections on the related trust       agreements, interest rate cap or floor agreements, currency
 assets are insufficient.                                           exchange agreements, or other similar instruments and
                                                                    agreements.
-----------------------------------------------------------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is March 5, 2001.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

Important Notice About The Information Presented In This Prospectus...............................................3

Available Information; Incorporation By Reference.................................................................3

Summary Of Prospectus.............................................................................................4

Risk Factors.....................................................................................................11

Capitalized Terms Used In This Prospectus........................................................................27

Credit Suisse First Boston Mortgage Securities Corp..............................................................27

Use Of Proceeds..................................................................................................28

Description Of The Trust Assets..................................................................................28

Yield And Maturity Considerations................................................................................51

Description Of The Certificates..................................................................................56

Description Of The Governing Documents...........................................................................65

Description Of Credit Support....................................................................................74

Legal Aspects Of Mortgage Loans..................................................................................76

Federal Income Tax Consequences..................................................................................87

State And Other Tax Consequences................................................................................119

ERISA Considerations............................................................................................119

Legal Investment................................................................................................122

Plan Of Distribution............................................................................................124

Legal Matters...................................................................................................125

Financial Information...........................................................................................125

Rating..........................................................................................................125

Glossary........................................................................................................127


       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.


WHO WE ARE................................  Credit Suisse First Boston Mortgage
                                            Securities Corp. Our principal
                                            offices are located at Eleven
                                            Madison Avenue, New York, New York
                                            10010, telephone number (212)
                                            325-2000. We are a wholly-owned
                                            subsidiary of Credit Suisse First
                                            Boston Management Corporation, which
                                            in turn is a wholly-owned subsidiary
                                            of Credit Suisse First Boston, Inc.
                                            See "Credit Suisse First Boston
                                            Mortgage Securities Corp."

THE SECURITIES BEING OFFERED..............  The securities that will be offered by this prospectus and the related
                                            prospectus supplements consist of
                                            commercial/multifamily mortgage
                                            pass-through certificates. These
                                            certificates will be issued in
                                            series, and each series will, in
                                            turn, consist of one or more
                                            classes. Each class of offered
                                            certificates must, at the time of
                                            issuance, be assigned an investment
                                            grade rating by at least one
                                            nationally recognized statistical
                                            rating organization. Typically, the
                                            four highest rating categories,
                                            within which there may be
                                            sub-categories or gradations to
                                            indicate relative standing, signify
                                            investment grade. See "Rating."

                                            Each series of offered certificates
                                            will evidence beneficial ownership
                                            interests in a trust established by
                                            us and containing the assets
                                            described in this prospectus and the
                                            related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
   ISSUED WITH OTHER CERTIFICATES.........  We may not publicly offer all the commercial/multifamily mortgage
                                            pass-through certificates evidencing
                                            interests in one of our trusts. We
                                            may elect to retain some of those
                                            certificates, to place some
                                            privately with institutional
                                            investors or to deliver some to the
                                            applicable seller as partial
                                            consideration for the related
                                            mortgage assets. In addition, some
                                            of those certificates may not
                                            satisfy the rating requirement for
                                            offered certificates described under
                                            "--The Securities Being Offered"
                                            above.

THE GOVERNING DOCUMENTS...................  In general, a pooling and servicing agreement or other similar agreement
                                            or collection of agreements will
                                            govern, among other things--

                                            o   the issuance of each series of
                                                offered certificates;

                                            o   the creation of and transfer of
                                                assets to the related trust; and

                                            o   the servicing and administration
                                                of those assets.

                                            The parties to the governing
                                            document(s) for a series of offered
                                            certificates will always include us
                                            and a trustee. We will be
                                            responsible for establishing the
                                            trust relating to each series of
                                            offered certificates. In addition,
                                            we will transfer or arrange for the
                                            transfer of the initial trust assets
                                            to that trust. In general, the
                                            trustee for a series of offered
                                            certificates will be responsible
                                            for, among other things, making
                                            payments and preparing and
                                            disseminating various reports to the
                                            holders of those offered
                                            certificates.

                                            If the trust assets for a series of
                                            offered certificates include
                                            mortgage loans, the parties to the
                                            governing document(s) will also
                                            include--

                                            o   a master servicer that will
                                                generally be responsible for
                                                performing customary servicing
                                                duties with respect to those
                                                mortgage loans that are not
                                                defaulted or otherwise
                                                problematic in any material
                                                respect; and

                                            o   a special servicer that will
                                                generally be responsible for
                                                servicing and administering
                                                those mortgage loans that are
                                                defaulted or otherwise
                                                problematic in any material
                                                respect and real estate assets
                                                acquired as part of the related
                                                trust with respect to defaulted
                                                mortgage loans.

                                            The same person or entity, or
                                            affiliated entities, may act as both
                                            master servicer and special servicer
                                            for any trust.

                                            If the trust assets for a series of
                                            offered certificates include
                                            mortgage-backed securities, the
                                            parties to the governing document(s)
                                            may also include a manager that will
                                            be responsible for performing
                                            various administrative duties with
                                            respect to those mortgage-backed
                                            securities. If the related trustee
                                            assumes those duties, however, there
                                            will be no manager.

                                            In the related prospectus
                                            supplement, we will identify the
                                            trustee and any master servicer,
                                            special servicer or manager for each
                                            series of offered certificates and
                                            their respective duties. See
                                            "Description of the Governing
                                            Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................  The trust assets with respect to any series of offered certificates will,
                                            in general, include mortgage loans.
                                            Each of those mortgage loans will
                                            constitute the obligation of one or
                                            more persons to repay a debt. The
                                            performance of that obligation will
                                            be secured by a first or junior lien
                                            on, or security interest in, the
                                            ownership, leasehold or other
                                            interest(s) of the related borrower
                                            or another person in or with respect
                                            to one or more commercial or
                                            multifamily real properties. In
                                            particular, those properties may
                                            include--

                                            o   rental or cooperatively-owned
                                                buildings with multiple dwelling
                                                units;

                                            o   retail properties related to the
                                                sale of consumer goods and other
                                                products, or related to
                                                providing entertainment,
                                                recreational or personal
                                                services, to the general public;

                                            o   office buildings;

                                            o   hospitality properties;

                                            o   casino properties;

                                            o   health care-related facilities;

                                            o   industrial facilities;

                                            o   warehouse facilities,
                                                mini-warehouse facilities and
                                                self-storage facilities;

                                            o   restaurants, taverns and other
                                                establishments involved in the
                                                food and beverage industry;

                                            o   manufactured housing
                                                communities, mobile home parks
                                                and recreational vehicle parks

                                            o   recreational and resort
                                                properties;

                                            o   arenas and stadiums;

                                            o   churches and other religious
                                                facilities;

                                            o   parking lots and garages;

                                            o   mixed use properties;

                                            o   other income-producing
                                                properties; and/or

                                            o   unimproved land.

                                            The mortgage loans underlying a
                                            series of offered certificates may
                                            have a variety of payment terms. For
                                            example, any of those mortgage
                                            loans--

                                            o   may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that is fixed over its
                                                term, that resets on one or more
                                                specified dates or that
                                                otherwise adjusts from time to
                                                time;

                                            o   may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that may be converted at
                                                the borrower's election from an
                                                adjustable to a fixed interest
                                                rate or from a fixed to an
                                                adjustable interest rate;

                                            o   may provide for no accrual of
                                                interest;

                                            o   may provide for level payments
                                                to stated maturity, for payments
                                                that reset in amount on one or
                                                more specified dates or for
                                                payments that otherwise adjust
                                                from time to time to accommodate
                                                changes in the mortgage interest
                                                rate or to reflect the
                                                occurrence of specified events;

                                            o   may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing,
                                                with a substantial payment of
                                                principal due on its stated
                                                maturity date;

                                            o   may permit the negative
                                                amortization or deferral of
                                                accrued interest;

                                            o   may prohibit some or all
                                                voluntary prepayments or require
                                                payment of a premium, fee or
                                                charge in connection with those
                                                prepayments;

                                            o   may permit defeasance and the
                                                release of real property
                                                collateral in connection with
                                                that defeasance;

                                            o   may provide for payments of
                                                principal, interest or both, on
                                                due dates that occur monthly,
                                                bi-monthly, quarterly,
                                                semi-annually, annually or at
                                                some other interval; and/or

                                            o   may have two or more component
                                                parts, each having
                                                characteristics that are
                                                otherwise described in this
                                                prospectus as being attributable
                                                to separate and distinct
                                                mortgage loans.

                                            Most, if not all, of the mortgage
                                            loans underlying a series of offered
                                            certificates will be secured by
                                            liens on real properties located in
                                            the United States, its territories
                                            and possessions. However, some of
                                            those mortgage loans may be secured
                                            by liens on real properties located
                                            outside the United States, its
                                            territories and possessions,
                                            provided that foreign mortgage loans
                                            do not represent more than 10% of
                                            the related mortgage asset pool, by
                                            balance.

                                            We do not originate mortgage loans.
                                            However, some or all of the mortgage
                                            loans included in one of our trusts
                                            may be originated by our affiliates.

                                            Neither we nor any of our affiliates
                                            will guarantee or insure repayment
                                            of any of the mortgage loans
                                            underlying a series of offered
                                            certificates. Unless we expressly
                                            state otherwise in the related
                                            prospectus supplement, no
                                            governmental agency or
                                            instrumentality will guarantee or
                                            insure repayment of any of the
                                            mortgage loans underlying a series
                                            of offered certificates. See
                                            "Description of the Trust
                                            Assets--Mortgage Loans."

                                            The trust assets with respect to any
                                            series of offered certificates may
                                            also include mortgage
                                            participations, mortgage
                                            pass-through certificates,
                                            collateralized mortgage obligations
                                            and other mortgage-backed
                                            securities, that evidence an
                                            interest in, or are secured by a
                                            pledge of, one or more mortgage
                                            loans of the type described above.
                                            We will not include a
                                            mortgage-backed security among the
                                            trust assets with respect to any
                                            series of offered certificates
                                            unless--

                                            o   the security has been registered
                                                under the Securities Act of
                                                1933, as amended; or

                                            o   we would be free to publicly
                                                resell the security without
                                                registration.

                                            See "Description of the Trust
                                            Assets--Mortgage-Backed Securities."

                                            We will describe the specific
                                            characteristics of the mortgage
                                            assets underlying a series of
                                            offered certificates in the related
                                            prospectus supplement.

                                            In general, the total outstanding
                                            principal balance of the mortgage
                                            assets transferred by us to any
                                            particular trust will equal or
                                            exceed the initial total outstanding
                                            principal balance of the related
                                            series of certificates. In the event
                                            that the total outstanding principal
                                            balance of the related mortgage
                                            assets initially delivered by us to
                                            the related trustee is less than the
                                            initial total outstanding principal
                                            balance of any series of
                                            certificates, we may deposit or
                                            arrange for the deposit of cash or
                                            liquid investments on an interim
                                            basis with the related trustee to
                                            cover the shortfall. For 90 days
                                            following the date of initial
                                            issuance of that series of
                                            certificates, we will be entitled to
                                            obtain a release of the deposited
                                            cash or investments if we deliver or
                                            arrange for delivery of a
                                            corresponding amount of mortgage
                                            assets. If we fail, however, to
                                            deliver mortgage assets sufficient
                                            to make up the entire shortfall, any
                                            of the cash or, following
                                            liquidation, investments remaining
                                            on deposit with the related trustee
                                            will be used by the related trustee
                                            to pay down the total principal
                                            balance of the related series of
                                            certificates, as described in the
                                            related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or another
                                            specified person or entity may be
                                            permitted, at our or its option, but
                                            subject to the conditions specified
                                            in that prospectus supplement, to
                                            acquire from the related trust
                                            particular mortgage assets
                                            underlying a series of certificates
                                            in exchange for-

                                            o   cash that would be applied to
                                                pay down the principal balances
                                                of certificates of that series;
                                                and/or

                                            o   other mortgage loans or
                                                mortgage-backed securities
                                                that--


                                                1.  conform to the description
                                                    of mortgage assets in this
                                                    prospectus; and

                                                2.  satisfy the criteria set
                                                    forth in the related
                                                    prospectus supplement.

                                            In addition, if so specified in the
                                            related prospectus supplement, the
                                            related trustee may be authorized or
                                            required, to apply collections on
                                            the mortgage assets underlying a
                                            series of offered certificates to
                                            acquire new mortgage loans or
                                            mortgage-backed securities that--

                                            o   conform to the description of
                                                mortgage assets in this
                                                prospectus; and

                                            o   satisfy the criteria set forth
                                                in the related prospectus
                                                supplement.

                                            No replacement of mortgage assets or
                                            acquisition of new mortgage assets
                                            will be permitted if it would result
                                            in a qualification, downgrade or
                                            withdrawal of the then-current
                                            rating assigned by any rating agency
                                            to any class of affected offered
                                            certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............  An offered certificate may entitle the holder to receive-

                                            o   a stated principal amount;

                                            o   interest on a principal balance
                                                or notional amount, at a fixed,
                                                variable or adjustable
                                                pass-through rate;

                                            o   specified, fixed or variable
                                                portions of the interest,
                                                principal or other amounts
                                                received on the related mortgage
                                                assets;

                                            o   payments of principal, with
                                                disproportionate, nominal or no
                                                payments of interest;

                                            o   payments of interest, with
                                                disproportionate, nominal or no
                                                payments of principal;

                                            o   payments of interest or
                                                principal that commence only as
                                                of a specified date or only
                                                after the occurrence of
                                                specified events, such as the
                                                payment in full of the interest
                                                and principal outstanding on one
                                                or more other classes of
                                                certificates of the same series;

                                            o   payments of principal to be
                                                made, from time to time or for
                                                designated periods, at a rate
                                                that is--

                                                1.  faster and, in some cases,
                                                    substantially faster, or

                                                2.  slower and, in some cases,
                                                    substantially slower,

                                            than the rate at which payments or
                                            other collections of principal are
                                            received on the related mortgage
                                            assets;

                                            o   payments of principal to be
                                                made, subject to available
                                                funds, based on a specified
                                                principal payment schedule or
                                                other methodology; or

                                            o   payments of all or part of the
                                                prepayment or repayment
                                                premiums, fees and charges,
                                                equity participations payments
                                                or other similar items received
                                                on the related mortgage assets.

                                            Any class of offered certificates
                                            may be senior or subordinate to one
                                            or more other classes of
                                            certificates of the same series,
                                            including a non-offered class of
                                            certificates of that series, for
                                            purposes of some or all payments
                                            and/or allocations of losses.

                                            A class of offered certificates may
                                            have two or more component parts,
                                            each having characteristics that are
                                            otherwise described in this
                                            prospectus as being attributable to
                                            separate and distinct classes.

                                            We will describe the specific
                                            characteristics of each class of
                                            offered certificates in the related
                                            prospectus supplement. See
                                            "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY
   RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............  Some classes of offered certificates may be protected in full or in part
                                            against defaults and losses, or
                                            select types of defaults and losses,
                                            on the related mortgage assets
                                            through the subordination of one or
                                            more other classes of certificates
                                            of the same series or by other types
                                            of credit support. The other types
                                            of credit support may include a
                                            letter of credit, a surety bond, an
                                            insurance policy, a guarantee, a
                                            credit derivative or a reserve fund.
                                            We will describe the credit support,
                                            if any, for each class of offered
                                            certificates in the related
                                            prospectus supplement.

                                            The trust assets with respect to any
                                            series of offered certificates may
                                            also include any of the following
                                            agreements--

                                            o   guaranteed investment contracts
                                                in accordance with which moneys
                                                held in the funds and accounts
                                                established with respect to
                                                those offered certificates will
                                                be invested at a specified rate;

                                            o   interest rate exchange
                                                agreements, interest rate cap or
                                                floor agreements, or other
                                                agreements and arrangements
                                                designed to reduce the effects
                                                of interest rate fluctuations on
                                                the related mortgage assets or
                                                on one or more classes of those
                                                offered certificates; or

                                            o   currency exchange agreements
                                                or other agreements and
                                                arrangements designed to reduce
                                                the effects of currency exchange
                                                rate fluctuations with respect
                                                to the related mortgage assets
                                                and one or more classes of those
                                                offered certificates.

                                            We will describe the types of
                                            reinvestment, interest rate and
                                            currency related protection, if any,
                                            for each class of offered
                                            certificates in the related
                                            prospectus supplement.

                                            See "Risk Factors," "Description of
                                            the Trust Assets" and "Description
                                            of Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................  If the trust assets for a series of offered certificates include
                                            mortgage loans, then, as and to the
                                            extent described in the related
                                            prospectus supplement, the related
                                            master servicer, the related special
                                            servicer, the related trustee, any
                                            related provider of credit support
                                            and/or any other specified person
                                            may be obligated to make, or may
                                            have the option of making, advances
                                            with respect to those mortgage loans
                                            to cover--

                                            o   delinquent scheduled payments of
                                                principal and/or interest, other
                                                than balloon payments;

                                            o   property protection expenses;

                                            o   other servicing expenses; or

                                            o   any other items specified in the
                                                related prospectus supplement.

                                            Any party making advances will be
                                            entitled to reimbursement from
                                            subsequent recoveries on the related
                                            mortgage loan and as otherwise
                                            described in this prospectus or the
                                            related prospectus supplement. That
                                            party may also be entitled to
                                            receive interest on its advances for
                                            a specified period. See "Description
                                            of the Certificates--Advances."

                                            If the trust assets for a series of
                                            offered certificates include
                                            mortgage-backed securities, we will
                                            describe in the related prospectus
                                            supplement any comparable advancing
                                            obligations with respect to those
                                            mortgage-backed securities or the
                                            underlying mortgage loans.

OPTIONAL TERMINATION......................  We will describe in the related prospectus supplement any
                                            circumstances in which a specified
                                            party is permitted or obligated to
                                            purchase or sell any of the mortgage
                                            assets underlying a series of
                                            offered certificates. In particular,
                                            a master servicer, special servicer
                                            or other designated party may be
                                            permitted or obligated to purchase
                                            or sell--

                                            o   all the mortgage assets in any
                                                particular trust, thereby
                                                resulting in a termination of
                                                the trust; or

                                            o   that portion of the mortgage
                                                assets in any particular trust
                                                as is necessary or sufficient to
                                                retire one or more classes of
                                                offered certificates of the
                                                related series.

                                            See "Description of the
                                            Certificates--Termination."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES.......................  Any class of offered certificates will constitute or evidence
                                            ownership of--

                                            o   regular interests or residual
                                                interests in a real estate
                                                mortgage investment conduit
                                                under Sections 860A through 860G
                                                of the Internal Revenue Code of
                                                1986; or

                                            o   interests in a grantor trust
                                                under Subpart E of Part I of
                                                Subchapter J of the Internal
                                                Revenue Code of 1986.

                                            See "Federal Income Tax
                                            Consequences."

CERTAIN ERISA CONSIDERATIONS..............  If you are a fiduciary of an employee benefit plan or other
                                            retirement plan or arrangement, you
                                            should review with your legal
                                            advisor whether the purchase or
                                            holding of offered certificates
                                            could give rise to a transaction
                                            that is prohibited or is not
                                            otherwise permissible under
                                            applicable law. See "ERISA
                                            Considerations."




LEGAL INVESTMENT..........................  If your investment authority is subject to legal restrictions, you
                                            should consult your legal advisor to
                                            determine whether and to what extent
                                            the offered certificates constitute
                                            a legal investment for you. We will
                                            specify in the related prospectus
                                            supplement which classes of the
                                            offered certificates will constitute
                                            mortgage related securities for
                                            purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as
                                            amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
 ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
 THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including -

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
 INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
 SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
 ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     o   that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o   the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   the characteristics of the neighborhood where the property is located;

     o   the proximity and attractiveness of competing properties;

     o   the existence and construction of competing properties;

     o   the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o   demographic factors;

     o   customer tastes and preferences;

     o   retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o   an increase in vacancy rates;

     o   a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   the rental rates at which leases are renewed or replaced;

     o   the percentage of total property expenses in relation to revenue;

     o   the ratio of fixed operating expenses to those that vary with revenues;
         and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o to pay for maintenance and other operating expenses associated with the property;

     o   to fund repairs, replacements and capital improvements at the property;
         and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o   an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o   a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o   the business operated by the tenants;

     o   the creditworthiness of the tenants; and

     o   the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o   changes in interest rates;

     o   the availability of refinancing sources;

     o   changes in governmental regulations, licensing or fiscal policy;

     o   changes in zoning or tax laws; and

     o   potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o   responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o   maintain or improve occupancy rates, business and cash flow;

     o   reduce operating and repair costs; and

     o   preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o   rental rates;

     o   location;

     o   type of business or services and amenities offered; and

     o   nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o   offers lower rents;

     o   has lower operating costs;

     o   offers a more favorable location; or

     o   offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o   the fair market value and condition of the underlying real property;

     o the level of interest rates; o the borrower's equity in the underlying real property;

     o   the borrower's financial condition;

     o   the operating history of the underlying real property;

     o   changes in zoning and tax laws;

     o   changes in competition in the relevant area;

     o   changes in rental rates in the relevant area;

     o   changes in governmental regulation and fiscal policy;

     o   prevailing general and regional economic conditions;

     o   the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
 DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
 AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
 DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o   changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
 THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
 MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans - Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
 GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
 OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates", "Description of the Certificates" above and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR
 OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o   the bankrupt party--

         1.  was insolvent at the time of granting the lien,

         2.  was rendered insolvent by the granting of the lien,

         3.  was left with inadequate capital, or

         4.  was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o   the related real property; or

     o   a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o   the default is deemed to be immaterial;

     o   the exercise of those remedies would be inequitable or unjust; or

     o   the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-confirming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o   breach of contract involving a tenant, a supplier or other party;

     o   negligence resulting in a personal injury; or

     o   responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
 CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o   war;

     o   revolution;

     o   governmental actions;

     o   floods and other water-related causes;

     o   earth movement, including earthquakes, landslides and mudflows;

     o   wet or dry rot;

     o   vermin; and

     o   domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o   tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o   any condition on the property that causes exposure to lead-based paint;
         and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
 AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o   generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o   individuals;

     o   estates;

     o   trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
 UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
 THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
 ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o   various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o   rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o   office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o   casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o   industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o   arenas and stadiums;

     o   churches and other religious facilities;

     o   parking lots and garages;

     o   mixed use properties;

     o   other income-producing properties; and

     o   unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o   shares in a cooperative corporation which owns the property; or

     o   any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o   the period of the delinquency;

     o   any forbearance arrangement then in effect;

     o   the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o   the types of services offered at the property;

     o   the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o   the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o   the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o   require written leases;

     o   require good cause for eviction;

     o   require disclosure of fees;

     o   prohibit unreasonable rules;

     o   prohibit retaliatory evictions;

     o   prohibit restrictions on a resident's choice of unit vendors;

     o   limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o   fixed percentages;

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


     o   percentages of increases in the consumer price index;

     o   increases set or approved by a governmental agency; or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o   the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o   mortgage loan payments;

     o   real property taxes;

     o   maintenance expenses; and

     o   other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o   maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

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


     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o   shopping centers;

     o   factory outlet centers;

     o   malls;

     o   automotive sales and service centers;

     o   consumer oriented businesses;

     o   department stores;

     o   grocery stores;

     o   convenience stores;

     o   specialty shops;

     o   gas stations;

     o   movie theaters;

     o   fitness centers;

     o   bowling alleys;

     o   salons; and

     o   dry cleaners.


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


     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o   to lower rents;

     o   to grant a potential tenant a free rent or reduced rent period;

     o   to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o   competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o   perceptions regarding the safety of the surrounding area;

     o   demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o   traffic patterns and access to major thoroughfares;

     o   the visibility of the property;

     o   availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o   customer tastes, preferences and spending patterns; and

     o   the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o   an anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o   a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o   factory outlet centers;

     o   discount shopping centers and clubs;

     o   catalogue retailers;

     o   television shopping networks and programs;

     o   internet web sites; and

     o   telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o   the quality and philosophy of building management;

     o   access to mass transportation; and

     o   changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o   rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o   access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     o   the cost and quality of labor;

     o   tax incentives; and

     o   quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

     o   full service hotels;

     o   resort hotels with many amenities;

     o   limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o   other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

     o   the seasonal nature of business at the property;

     o   the level of room rates relative to those charged by competitors;

     o   quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o   the existence or construction of competing hospitality properties;

     o   nature and quality of the services and facilities;

     o   financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o   the continued existence and financial strength of the franchisor;

     o   the public perception of the franchise service mark; and

     o   the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o location, including proximity to or easy access from major population centers;

     o   appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o   the existence or construction of competing casinos;

     o   dependence on tourism; and

     o   local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o   offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties.  Health-care related properties include--

     o   hospitals;

     o   skilled nursing facilities;

     o   nursing homes;

     o   congregate care facilities; and

     o   in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o   statutory and regulatory changes;

     o   retroactive rate adjustments;

     o   administrative rulings;

     o   policy interpretations;

     o   delays by fiscal intermediaries; and

     o   government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o   federal and state licensing requirements;

     o   facility inspections;

     o   rate setting;

     o   reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--


     o location of the property, the desirability of which in a particular instance may depend on--

         1.  availability of labor services,

         2.  proximity to supply sources and customers, and

         3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

         1.  ceiling heights,

         2.  column spacing,

         3.  number and depth of loading bays,

         4.  divisibility,

         5.  floor loading capacities,

         6.  truck turning radius,

         7.  overall functionality, and

         8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o   building design;

     o   location and visibility;

     o   tenant privacy

     o   efficient access to the property

     o proximity to potential users, including apartment complexes or commercial users;

     o   services provided at the property, such as security

     o   age and appearance of the improvements; and

     o   quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o   the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o   changes in demographics, consumer habits and traffic patterns;

     o   the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o   segment;

     o   product;

     o   price;

     o   value;

     o   quality;

     o   service;

     o   convenience;

     o   location; and

     o   the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o   lower operating costs;

     o   more favorable locations;

     o   more effective marketing;

     o   more efficient operations; or

     o   better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     o actions and omissions of any franchisor, including management practices that--

         1.   adversely affect the nature of the business, or

         2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o   the number of comparable competing properties in the local market;

     o   the age, appearance and reputation of the property;

     o   the quality of management; and

     o   the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o   multifamily rental properties;

     o   cooperatively-owned apartment buildings;

     o   condominium complexes; and

     o   single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--


     o   fixed percentages;

     o   percentages of increases in the consumer price index;

     o   increases set or approved by a governmental agency; or

     o   increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     o   the location and appearance of the property;

     o   the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o   geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o   sensitivity to weather and climate changes; and

     o   local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o   the appeal of the particular event;

     o   the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o   the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o   the amount of alternative parking spaces in the area;

     o   the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o   its location;

     o   its size;

     o   the surrounding neighborhood; and

     o   local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o   the successful operation of the property; and

     o   its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o   make the loan payments on the related mortgage loan;

     o   cover operating expenses; and

     o   fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o   some health care-related facilities;

     o   hotels and motels;

     o   recreational vehicle parks; and

     o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o   warehouses;

     o   retail stores;

     o   office buildings; and

     o   industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o   increases in energy costs and labor costs;

     o   increases in interest rates and real estate tax rates; and

     o   changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o   a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o   an original term to maturity of not more than approximately 40 years;
         and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o   provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o   permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o   more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o   will have been registered under the Securities Act of 1933, as amended;

     o   will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o   the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o   a description of the related credit support, if any;

     o   the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o   other mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and
         2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o   conform to the description of mortgage assets in this prospectus; and

     o   satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o the subordination or one or more other classes of certificates of the same series;

     o   a letter of credit;

     o   a surety bond;

     o   an insurance policy;

     o   a guarantee;

     o   a credit derivative; and/or

     o   a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
 PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o   interest rate exchange agreements;

     o   interest rate cap agreements;

     o   interest rate floor agreements;

     o   currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o   the price you paid for your offered certificates;

     o   the pass-through rate on your offered certificates; and

     o   the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o   the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o   the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o   the quality of management of the related real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o   prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o   to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o   realize its equity in the property;

     o   meet cash flow needs; or

     o   make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o   the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o   the overall rate of prepayment on those mortgage loans.


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


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o   scheduled amortization; or

     o   prepayments, including--

         1.   voluntary prepayments by borrowers, and

         2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances; and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o   to refinance the loan; or

     o   to sell the related real property.


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


If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o   the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.


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


     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o   have the same series designation;

     o   were issued under the same Governing Document; and

     o   represent beneficial ownership interests in the same trust.


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


     A class of certificates consists of all those certificates of a particular series that--

     o   have the same class designation; and

     o   have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

         1.   faster and, in some cases, substantially faster, or

         2.   slower and, in some cases, substantially slower,

         than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o   the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o   a 360-day year consisting of 12 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o   any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o   payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o   any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o   by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o   property protection expenses;

     o   other servicing expenses; or

     o   any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o   the recent performance of the mortgage assets.


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


     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o   that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provisio n for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the


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related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg.  DTC is--

     o   a limited-purpose trust company organized under the New York Banking
         Law;

     o   a "banking corporation" within the meaning of the New York Banking Law;

     o   a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg was incorporated in 1970 as "Cedel" (Centrale de Livraison de Valeurs Mobilieres), a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect


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access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "-Book-Entry Registration" section. Euroclear is operated by the 100% market-owned Euroclear Bank. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 1,400 shareholder organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream,


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Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon


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surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     o   in the case of a mortgage loan--

         1.  the address of the related real property,

         2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,


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         3.  the remaining term to maturity,

         4. the remaining amortization term if that mortgage loan is a balance loan, and

         5.  the outstanding principal balance; and


     o   in the case of a mortgage-backed security--

         1.  the outstanding principal balance, and

         2.  the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o   that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The


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master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate (removed mortgage loan not less than, and not more than 1% greater than the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.


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     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     o those procedures are consistent with the terms of the related Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o   ensuring that the related properties are properly insured;

     o   attempting to collect delinquent payments;

     o   supervising foreclosures;

     o   negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o   maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o   mortgage loans as to which there is a material non-monetary default;

     o   mortgage loans as to which the related borrower has--

         1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

         2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and


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     o   real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o   make the initial determination of appropriate action;

     o   evaluate the success of corrective action;

     o   develop additional initiatives;

     o   institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as-- o performing property inspections and collecting; and o evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o   continuing to receive payments on the mortgage loan;

     o   making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.


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     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--


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     o   willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o   reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o   either--

         1. that party is specifically required to bear the expense of the action, or

         2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


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EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

         1.  to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

         3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o   alter the servicing standard set forth in the Governing Document.


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THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated


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trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o   the establishment of one or more reserve funds; or

     o   any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o   the nature and amount of coverage under that credit support;

     o   any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o   the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that


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payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o   the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o   the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o   a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.


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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o   the trustor, who is the equivalent of a mortgagor;

     o   the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o   the express provisions of the related instrument;

     o   the law of the state in which the real property is located;

     o   various federal laws; and

     o   in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


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LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o   without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o   judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

         1.  a failure to adequately maintain the mortgaged property, or

         2.  an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o   upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.


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     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o   record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.  The purposes of a foreclosure action are--

     o   to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the


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foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o   extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o   past due rent;

     o   accelerated rent;

     o   damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o   assume the lease and either retain it or assign it to a third party; or


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     o   reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.


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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.


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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o   second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     o   the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley & Austin, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o   banks;

     o   insurance companies; and

     o   foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o   is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".


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     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

         1.  REMIC "regular interests", or

         2.  REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Date" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfer of Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o   whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of mortgage backed securities;


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     o   regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

         1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

         2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     o   a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o   a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o   one or more classes of regular interests; or


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     o   a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o   a fixed number of basis points;

     o   a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each


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

category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
         Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.


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     The Code requires, in computing the accrual of original issue discount on
REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o   a single fixed rate;

     o   a qualified floating rate;

     o   an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price


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of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o   a fraction--

         1.  the numerator of which is the amount of the payment, and

         2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o   the total amount of the de minimis original issue discount, and

     o   a fraction--

         1.  the numerator of which is the amount of the principal payment, and

         2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o   the sum of--

         1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

         2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.


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The adjusted issue price of a REMIC regular certificate is--

     o   the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.


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     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o   on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


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


     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o   the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o   the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.


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


     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o   unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o   "excess inclusions";

     o   residual interests without "significant value"; and

     o   "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC.  The taxable income of a REMIC will equal--

     o   the income from the mortgage loans and other assets of the REMIC; plus


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     o   any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o   the following items--

         1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

         2. amortization of any premium on the mortgage loans held by the REMIC,

         3. bad debt losses with respect to the mortgage loans held by the REMIC, and

         4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax


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


and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o   the amount paid for that REMIC residual certificate;

     o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o   through distributions;

     o   through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.


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         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o   the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o   regulated investment companies;

     o   common trust funds; and

     o   certain cooperatives.

The Treasury regulations, however, currently do not address this subject.


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


     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o   the present value of the expected future distributions on the interest;
         and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and


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


     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.


     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o   an individual;

     o   an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--


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     o   an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.


     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o   an individual,

     o   an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o   an individual;

     o   an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o   the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any


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gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of
Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount;

     o   pay interest at a fixed or variable rate; and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


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     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o   reacquires that same REMIC residual certificate;

     o   acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o   the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o   the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o   the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--



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     o   the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o   events that have occurred up to the time of the transfer;

     o   the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o   the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o   the United States;

     o   any State or political subdivision thereof;

     o   any foreign government;


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     o   any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o   any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o   regulated investment company;

     o   real estate investment trust;

     o   trust;

     o   partnership; or

     o   certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--


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


     o   income;

     o   deductions;

     o   gains;

     o   losses; and

     o   classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o   corporations;

     o   trusts;

     o   securities dealers; and

     o   certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o   two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o   income;

     o   excess inclusions;

     o   investment expenses; and

     o   relevant information regarding qualification of the REMIC's assets,


will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information


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


required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o   otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o   a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.


     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued


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


original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o   owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o   foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

         1. interest paid on the mortgage loans constituting the related grantor trust, minus

         2.  the sum of--

             o   normal administration fees, and

             o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;


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


     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
         7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.


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


     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o   a master servicer;

     o   a special servicer;

     o   any sub-servicer; or

     o   their respective affiliates.


     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o   the treatment of certain stripped bonds as market discount bonds; and

     o   de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.


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


     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o   the sum of all payments to be made on that certificate;

     o   other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.


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


     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o   0.25% of the stated redemption price; and

     o   the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o   the stated redemption price of the mortgage loans; and

     o   their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section


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1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o   the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.


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     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each


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month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o   the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."


     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o   the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o   its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--


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     o   its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o   any and all--


         1.   previously reported losses,

         2.   amortized premium, and

         3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount;

     o   pay interest at a fixed or variable rate; and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.


     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after


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


the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o   a custodian of a person's account;

     o   a nominee; and

     o   a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     ERISA and the  Code impose various requirements on--


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     o   ERISA Plans; and

     o   persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o   investment prudence and diversification; and

     o   compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include-

     o   sales, exchanges or leases of property;

     o   loans or other extensions of credit; and

     o   the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

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


     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan; or

     o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgages and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o   deemed to be a fiduciary with respect to the investing ERISA Plan; and

     o   subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should--

     o   consider your general fiduciary obligations under ERISA; and

     o   consult with your legal counsel as to--

         1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

         2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o   whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o   federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o   by placements by us with institutional investors through dealers; and

     o   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o   Cadwalader, Wickersham & Taft;

     o   Sidley & Austin; or

     o   Orrick, Herrington & Sutcliffe LLP.


                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o   whether the price paid for those certificates is fair

     o whether those certificates are a suitable investment for any particular investor;

     o   the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-Scheduled term in Supp. principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o   the United States;

     o   any State or political subdivision of the United States;

     o   any foreign government;

     o   any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o   any organization described in Section 1381(a)(2)(C) of the Code.

     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o   regulated investment company;

     o   real estate investment trust;

     o   trust;

     o   partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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-------------------------------------------------------------------------------
         The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB2001CP4.XLS". The spreadsheet file "CSFB2001CP4.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
--------------------------------------------------------------------------------

---------------------

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.